Exhibit 10.1

Execution Version

AMENDMENT NO. 10 TO CREDIT AGREEMENT

This AMENDMENT NO. 10 TO CREDIT AGREEMENT, dated as of May 6, 2025 (this “Amendment”), is among Rental Car Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), The Hertz Corporation, a Delaware corporation (the “Parent Borrower”), the Subsidiary Borrowers (as defined in the Credit Agreement referenced below) party hereto (together with the Parent Borrower, the “Borrowers”), the other Guarantors party hereto, the Revolving Lenders party hereto (each, a “2025 Extending Revolving Lender” and, collectively, the “2025 Extending Revolving Lenders”), the Revolving Issuing Lenders party hereto (each, a “Consenting Revolving Issuing Lender” and, collectively, the “Consenting Revolving Issuing Lenders”), the Swing Line Lender and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”).

W i t n e s s e t h:

WHEREAS, Holdings, the Borrowers and the Administrative Agent are party, inter alios, to that certain Credit Agreement, dated as of June 30, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 3, 2021, that certain Amendment No. 2 to Credit Agreement, dated as of November 23, 2021, that certain Amendment No. 3 to Credit Agreement, dated as of March 31, 2022, that certain Amendment No. 4 to Credit Agreement, dated as of May 13, 2022, that certain Amendment No. 5 to Credit Agreement, dated as of June 23, 2022, that certain Amendment No. 6 to Credit Agreement, dated as of May 3, 2023, that certain Amendment No. 7 to Credit Agreement, dated as of November 17, 2023, that certain Amendment No. 8 to Credit Agreement, dated as of April 16, 2024, that certain Amendment No. 9 to Credit Agreement, dated as of May 3, 2024, and as further amended, restated, amended and restated or otherwise modified or supplemented from time to time prior to, but not including, the Tenth Amendment Effective Date (as defined below), the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used but not defined herein have the meanings set forth in the Amended Credit Agreement);

WHEREAS, the Parent Borrower has (i) pursuant to Section 2.10 of the Credit Agreement, by notice to the Administrative Agent, made an Extension Request to each of the Revolving Lenders under the Credit Agreement to establish an Extended Revolving Tranche pursuant to an Extension Amendment that shall extend the Maturity Date with respect to each Revolving Commitment and each Revolving Loan, in each case, of the 2025 Extending Revolving Lenders, (ii) requested that each Revolving Issuing Lender consent to such extension of the Maturity Date and agree to the Extension Amendment documented hereby and (iii) requested that the Swing Line Lender consent to such extension of the Maturity Date and agree to the Extension Amendment documented hereby;

WHEREAS, (i) each Revolving Lender under the Credit Agreement that executes this Amendment as a “2025 Extending Revolving Lender” has agreed to extend the maturity of all of its Revolving Commitments and Revolving Loans to the 2025 Extended Revolving Maturity Date in accordance with the terms and subject to the conditions set forth herein (such extended Revolving Commitments and Revolving Loans are referred to herein as the “2025 Extended Revolving Commitments” and the “2025 Extended Revolving Loans”, respectively), (ii) each other Revolving Lender under the Credit Agreement that is not a 2025 Extending Revolving Lender will be deemed a “Non-Extending Revolving Lender” (and the Revolving Commitments and Revolving Loans of each such Non-Extending Revolving Lender are referred to herein as the “Non-Extended Revolving Commitments” and the “Non-Extended Revolving Loans”, respectively), (iii) the 2025 Extended Revolving Commitments and 2025 Extended Revolving Loans, on the one hand, and the Non-Extended Revolving Commitments and Non-Extended Revolving Loans, on the other hand, will constitute separate Classes under the Amended Credit Agreement, (iv) each Revolving Issuing Lender under the Credit Agreement who executes this Amendment as a “Consenting Revolving Issuing Lender” has agreed to extend its Revolving L/C Commitment Amount to the 2025 Extended Revolving Maturity Date in accordance with the terms and subject to the conditions set forth herein, (v) each other Revolving Issuing Lender under the Credit Agreement that is not a Consenting Revolving Issuing Lender will be deemed to be a “Non-Consenting Revolving Issuing Lender” and (vi) the Swing Line Lender has agreed to extend its Swing Line Commitment to the 2025 Extended Revolving Maturity Date in accordance with the terms and subject to the conditions set forth herein; and

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WHEREAS, Holdings, the Parent Borrower, the Subsidiary Borrowers, the other Guarantors party hereto, the 2025 Extending Revolving Lenders, the Consenting Revolving Issuing Lenders and the Swing Line Lender have agreed to amend certain other provisions of the Credit Agreement as provided for herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    2025 EXTENDED REVOLVING COMMITMENTS

1.1            On the Tenth Amendment Effective Date (as defined below), each 2025 Extending Revolving Lender shall have its entire Revolving Commitment in the aggregate principal amount outstanding immediately prior to the Tenth Amendment Effective Date (the “2025 Existing Revolving Commitments”), automatically constitute 2025 Extended Revolving Commitments and all of its existing Revolving Loans outstanding immediately prior to the Tenth Amendment Effective Date (the “2025 Existing Revolving Loans”), if any, automatically constitute 2025 Extended Revolving Loans, respectively, for all purposes under the Amended Credit Agreement, and such 2025 Extended Revolving Commitments and 2025 Extended Revolving Loans shall be outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.

1.2            As of the Tenth Amendment Effective Date, the 2025 Extended Revolving Commitment of each 2025 Extending Revolving Lender is set out on Exhibit B hereto under the caption “2025 Extended Revolving Commitments” and the Non-Extended Revolving Commitments of each Non-Extending Revolving Lender is set out on Exhibit B hereto under the caption “Non-Extended Revolving Commitments.”

1.3            Each of the Parent Borrower and the Administrative Agent hereby consents to the election by each 2025 Extending Revolving Lender to amend such Lender’s 2025 Existing Revolving Commitments into 2025 Extended Revolving Commitments and, if any, such Lender’s 2025 Existing Revolving Loans into 2025 Extended Revolving Loans.

1.4            The Administrative Agent and the 2025 Extending Revolving Lenders hereby agree that the notice requirements set forth in Section 2.10 of the Credit Agreement (including with respect to the Extension Request) have been waived or satisfied with respect to the 2025 Extended Revolving Commitments and 2025 Extended Revolving Loans.

Section 2.    AMENDMENTS TO THE CREDIT AGREEMENT

Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 below, effective as of the Tenth Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages of the Amended Credit Agreement attached as Exhibit A hereto.

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Section 3.    CONDITIONS PRECEDENT

 This Amendment shall be effective on the date (the “Tenth Amendment Effective Date”), that each of the following conditions precedent shall have been satisfied or duly waived:

3.1            Executed Agreement. The Administrative Agent shall have received this Amendment, duly executed by Holdings, each Borrower, the other Guarantors, the Administrative Agent, each 2025 Extending Revolving Lender, each Consenting Revolving Issuing Lender and the Swing Line Lender.

3.2            Representations and Warranties. Each of the representations and warranties contained in Section 4 below shall be true and correct.

3.3            Certificates. The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a)            a certificate of each Loan Party, dated the Tenth Amendment Effective Date and executed by its Responsible Officer, which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (ii) identify by name and title and bear the signatures of the Responsible Officers and any other officers of such Loan Party authorized to sign this Amendment and (iii) certify that (A) attached thereto is the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement or (B) the equivalent documents previously provided to the Administrative Agent remain in full force and effect and have not been amended or otherwise modified since such date;

(b)            a good standing certificate for each Loan Party from its jurisdiction of organization; and

(c)            a certificate of the treasurer, controller, vice president (finance) or other responsible financial officer of the Parent Borrower certifying the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis, in form and substance consistent with such certificate delivered on the Closing Date, after giving effect to this Amendment.

3.4            Legal Opinions. The Administrative Agent shall have received the following executed legal opinions in form and substance reasonably satisfactory to the Administrative Agent:

(a)            the executed legal opinion of Davis Polk & Wardwell LLP, special New York counsel to each of Holdings, the Parent Borrower and the other Loan Parties;

(b)            the executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to each certain Loan Parties and

(c)            the executed legal opinion of Frederic Dorwart, Lawyers PLLC, special Oklahoma counsel to certain Loan Parties.

3.5            Fees and Expenses. The Parent Borrower shall have paid (i) to the Administrative Agent, for the account of each 2025 Extending Revolving Lender, a consent fee equal to 25 bps of the aggregate amount of such 2025 Extending Revolving Lender’s 2025 Extended Revolving Commitments on the Tenth Amendment Effective Date, (ii) the fees and expenses required to be paid under any Fee Letter (under and as defined in that certain Engagement Letter, dated as of May 1, 2025, by and among the Lead Arranger (as defined therein) party thereto and the Parent Borrower), (iii) the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP, as counsel to the Administrative Agent and the Lenders, to the extent invoiced 3 Business Days prior to the Tenth Amendment Effective Date and (iv) the costs and expenses required to be paid by Section 5.2 below.

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3.6            Patriot Act; KYC. No later than three (3) Business Days prior to the Tenth Amendment Effective Date, each 2025 Extending Revolving Lender, to the extent reasonably requested by such 2025 Extending Revolving Lender, shall have received (i) all documentation and other information about the Borrowers and the Guarantors that such 2025 Extending Revolving Lender has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, that any such 2025 Extending Revolving Lender has reasonably requested in writing at least ten (10) Business Days prior to the Tenth Amendment Effective Date.

For purposes of determining whether the conditions specified in this Section 3 have been satisfied on the Tenth Amendment Effective Date, by executing a counterpart to this Amendment, the Administrative Agent, each 2025 Extending Revolving Lender, each Consenting Revolving Issuing Lender and the Swing Line Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such 2025 Extending Revolving Lender, Consenting Revolving Issuing Lender and the Swing Line Lender, as the case may be.

Section 4.    REPRESENTATIONS AND WARRANTIES

The Parent Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Administrative Agent, the 2025 Extending Revolving Lenders and the Consenting Revolving Issuing Lenders as follows:

4.1            Incorporation of Representations and Warranties from Loan Documents. Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on the Tenth Amendment Effective Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date).

4.2            Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for (a) consents, authorizations, notices and filings described in Schedule 5.4 of the Credit Agreement, all of which have been obtained or made prior to the Tenth Amendment Effective Date, (b) filings to perfect the Liens created by the Security Documents (other than during any Collateral Suspension Period), (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Parent Borrower and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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4.3            No Legal Bar. The execution, delivery and performance of this Amendment (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.4            Absence of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 5.    MISCELLANEOUS

5.1            Reference to and Effect on the Loan Documents.

(a)            As of the Tenth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)            Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

5.2            Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable and documented costs and expenses in connection with this Amendment as provided in Section 11.5 of the Credit Agreement.

5.3            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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5.4            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.5            Loan Document and Integration. This Amendment shall constitute a Loan Document, and together with the other Loan Documents represents the entire agreement of each of the Loan Parties party hereto and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto or the Administrative Agent relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

5.6            Reaffirmation. Each Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

5.7            Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

5.8            No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

5.9            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.10            Existing Revolving Letters of Credit. It is understood and agreed that each Revolving Letter of Credit that has been issued and is outstanding as of the Tenth Amendment Effective Date constitutes a “Revolving Letter of Credit” and “Letter of Credit” for all purposes under the Amended Credit Agreement and the other Loan Documents notwithstanding Section 3.1(b) of the Amended Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

RENTAL CAR INTERMEDIATE HOLDINGS, LLC, as Holdings

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Vice President and Treasurer

THE HERTZ CORPORATION, as Parent Borrower

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Senior Vice President and Treasurer

DOLLAR RENT A CAR, INC.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

DTG OPERATIONS, INC.

DTG SUPPLY, LLC

FIREFLY RENT A CAR LLC

HERTZ CAR SALES LLC

HERTZ GLOBAL SERVICES CORPORATION

HERTZ LOCAL EDITION CORP.

HERTZ LOCAL EDITION TRANSPORTING, INC.

HERTZ SYSTEM, INC.

HERTZ TECHNOLOGIES, INC.

HERTZ TRANSPORTING, INC.

SMARTZ VEHICLE RENTAL CORPORATION

RENTAL CAR GROUP COMPANY, LLC

THIFTY CAR SALES, INC.

THRIFTY RENT-A-CAR SYSTEM, LLC

THRIFTY, LLC

TRAC ASIA PACIFIC, INC.,

as Guarantors

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Vice President and Treasurer

[Signature Page to Hertz Amendment No. 10]

HERTZ FHV #1, LLC

HERTZ FHV #2, LLC

HERTZ FHV #3, LLC

HERTZ FHV #4, LLC

HERTZ FHV #5, LLC

HERTZ FHV #6, LLC

HERTZ FHV #7, LLC

HERTZ FHV #8, LLC

HERTZ FHV #9, LLC

HERTZ FHV #10, LLC

HERTZ FHV #11, LLC

HERTZ FHV #12, LLC

HERTZ FHV #13, LLC

HERTZ FHV #14, LLC

HERTZ FHV #15, LLC

FLEET MOBILITY SOLUTIONS, LLC

HERTZ MOBILITY HOLDINGS, LLC

as Guarantors

By:	/s/ Matthew C. Potalivo
Name:	Matthew C. Potalivo
Title:	Vice President and Secretary

HERTZ GLOBAL HOLDINGS, INC. as Guarantor

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Senior Vice President and Treasurer

[Signature Page to Hertz Amendment No. 10]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Director

[Signature Page to Hertz Amendment No. 10]

BARCLAYS BANK PLC, as a Revolving Lender, Revolving Issuing Lender and Swing Line Lender

By:	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Director

[Signature Page to Hertz Amendment No. 10]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

By:	/s/ Alison Lugo
	Name:	Alison Lugo
	Title:	Vice President

[Signature Page to Hertz Amendment No. 10]

BNP PARIBAS, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Cody Flanzer
	Name:	Cody Flanzer
	Title:	Vice President

By:	/s/ Brock Harris
	Name:	Brock Harris
	Title:	Managing Director

[Signature Page to Hertz Amendment No. 10]

Royal Bank of Canada, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Scott Umbs
	Name:	Scott Umbs
	Title:	Authorized Signatory

[Signature Page to Hertz Amendment No. 10]

CITIZENS BANK, N.A., as a Revolving Lender and Revolving Issuing Lender

By:	/s/ David W. Stack
	Name:	David W. Stack
	Title:	Senior Vice President

[Signature Page to Hertz Amendment No. 10]

Bank of Montreal, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Travis Gehrke
	Name:	Travis Gehrke
	Title:	Vice President

[Signature Page to Hertz Amendment No. 10]

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Robert P Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

[Signature Page to Hertz Amendment No. 10]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Jarrod Kaplan
	Name:	Jarrod Kaplan
	Title:	Managing Director

By:	/s/ Paul Arens
	Name:	Paul Arens
	Title:	Director

[Signature Page to Hertz Amendment No. 10]

BANK OF AMERICA, N.A., as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Eric Hill
	Name:	Eric Hill
	Title:	Director

[Signature Page to Hertz Amendment No. 10]

MORGAN STANLEY BANK, N.A., as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Hertz Amendment No. 10]

GOLDMAN SACHS BANK USA, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Hertz Amendment No. 10]

Truist Bank, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ John L. Saylor
	Name:	John L. Saylor
	Title:	Senior Vice President

[Signature Page to Hertz Amendment No. 10]

Canadian Imperial Bank of Commerce, New York Branch, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Bernadette Murphy
	Name:	Bernadette Murphy
	Title:	Managing Director & Authorized Signatory

[Signature Page to Hertz Amendment No. 10]

Regions Bank, as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Mike Zingraf
	Name:	Mike Zingraf
	Title:	Senior Vice President

[Signature Page to Hertz Amendment No. 10]

CITIBANK, N.A., as a Revolving Lender and Revolving Issuing Lender

By:	/s/ Jyothi Narayanan
	Name:	Jyothi Narayanan
Title: Vice President

[Signature Page to Hertz Amendment No. 10]

Exhibit A

(See attached.)

Execution Version

EXHIBIT A – AMENDMENT NO. ~~9~~10 TO CREDIT AGREEMENT

CREDIT AGREEMENT

among

THE HERTZ CORPORATION,

THE SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,

THE SEVERAL LENDERS AND ISSUING LENDERS
FROM TIME TO TIME PARTIES HERETO

and

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent

Dated as of June 30, 2021

BARCLAYS BANK PLC, BMO CAPITAL MARKETS CORP., BNP PARIBAS SECURITIES CORP., BOFA SECURITIES, INC., CITIZENS BANK, N.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., NATIXIS, NEW YORK BRANCH, RBC CAPITAL MARKETS1 and TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners,

and

BOFA SECURITIES, INC., CIBC WORLD MARKETS CORP., CITIBANK, N.A., LLOYDS BANK CORPORATE MARKETS PLC, NATWEST MARKETS PLC and REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK
as Senior Co-Managers

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

Table of Contents

Page

Section 1.	DEFINITIONS	2
1.1	Defined Terms	2
1.2	Other Definitional Provisions	~~98~~95
1.3	Appointment of Borrower Representative	~~102~~99
1.4	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~102~~100
1.5	Interest Rates	~~103~~100
1.6	Cashless Rollover	~~104~~101
1.7	Calculation of Baskets	~~104~~101

Section 2.	AMOUNT AND TERMS OF COMMITMENTS	~~104~~101
2.1	Loans	~~104~~101
2.2	Reserved	~~107~~104
2.3	Reserved	~~107~~104
2.4	Notes	~~107~~104
2.5	Reserved	~~108~~105
2.6	Procedure for Borrowing	~~108~~105
2.7	Swing Line Commitments	~~110~~107
2.8	Record of Loans	~~112~~109
2.9	Incremental Facility	~~113~~110
2.10	Extension Amendments	~~117~~113
2.11	Specified Refinancing Facilities	~~121~~117
2.12	Permitted Debt Exchanges	~~123~~119

Section 3.	LETTERS OF CREDIT	~~125~~121
3.1	Letters of Credit	~~125~~121
3.2	Procedure for Issuance of Letters of Credit	~~127~~123
3.3	Fees, Commissions and Other Charges	~~128~~124
3.4	Revolving L/C’s Participant’s Acquisition of Revolving L/C Participations in Revolving Letters of Credit	~~129~~125
3.5	Reimbursement by the Borrowers	~~130~~127
3.6	Obligations Absolute	~~131~~127
3.7	L/C Payments	~~132~~128
3.8	Credit Agreement Controls	~~132~~128
3.9	Additional Issuing Lenders	~~132~~128
3.10	Indemnity	~~132~~129
3.11	Term C Loan Collateral Account	~~133~~129

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Section 4.	GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT	~~135~~131
4.1	Interest Rates and Payment Dates	~~135~~131
4.2	Conversion and Continuation Options	~~136~~132
4.3	Minimum Amounts; Maximum Sets	~~137~~133
4.4	Optional and Mandatory Prepayments	~~137~~133
4.5	Commitment Fees; Administrative Agent’s Fees	~~152~~147
4.6	Computation of Interest and Fees	~~152~~148
4.7	Inability to Determine Interest Rate	~~153~~149
4.8	Pro Rata Treatment and Payments	~~156~~152
4.9	Illegality	~~158~~153
4.10	Requirements of Law	~~158~~154
4.11	Taxes	~~161~~156
4.12	Indemnity	~~166~~162
4.13	Certain Rules Relating to the Payment of Additional Amounts	~~167~~163
4.14	Defaulting Lenders	~~170~~165

Section 5.	REPRESENTATIONS AND WARRANTIES`	~~172~~167
5.1	Financial Condition	~~172~~168
5.2	No Change; Solvent	~~172~~168
5.3	Corporate Existence; Compliance with Law	~~173~~168
5.4	Corporate Power; Authorization; Enforceable Obligations	~~173~~169
5.5	No Legal Bar	~~174~~169
5.6	No Material Litigation	~~174~~169
5.7	No Default	~~174~~169
5.8	Ownership of Property; Liens	~~174~~169
5.9	Intellectual Property	~~174~~170
5.10	No Burdensome Restrictions	~~175~~170
5.11	Taxes	~~175~~170
5.12	Federal Regulations	~~175~~170
5.13	ERISA	~~175~~171
5.14	Collateral	~~176~~172
5.15	Investment Company Act; Other Regulations	~~177~~172
5.16	Subsidiaries	~~177~~172
5.17	Purpose of Loans	~~177~~172
5.18	Environmental Matters	~~178~~173
5.19	No Material Misstatements	~~178~~174
5.20	Labor Matters	~~179~~174
5.21	Insurance	~~179~~174
5.22	Anti-Terrorism; Foreign Corrupt Practices	~~179~~175

Section 6.	CONDITIONS PRECEDENT	~~180~~176
6.1	Conditions to Initial Extension of Credit	~~180~~176
6.2	Conditions to Each Other Extension of Credit	~~185~~180

Section 7.	AFFIRMATIVE COVENANTS	~~186~~181
7.1	Financial Statements	~~186~~181
7.2	Certificates; Other Information	~~188~~183
7.3	Payment of Taxes	~~189~~184
7.4	Conduct of Business and Maintenance of Existence	~~189~~184
7.5	Maintenance of Property; Insurance	~~190~~185
7.6	Inspection of Property; Books and Records; Discussions	~~191~~186
7.7	Notices	~~191~~186
7.8	Environmental Laws	~~193~~188
7.9	After-Acquired Real Property and Fixtures and Future Subsidiaries	~~193~~188
7.10	MIRE Events	~~197~~192
7.11	Post-Closing Actions	~~198~~192

Section 8.	NEGATIVE COVENANTS	~~199~~193
8.1	Limitation on Indebtedness	~~199~~193
8.2	Limitation on Liens	~~200~~195
8.3	Limitation on Fundamental Changes	~~205~~200
8.4	Limitation on Sale of Assets	~~208~~202
8.5	Limitation on Restricted Payments	~~211~~205
8.6	Limitation on Transactions with Affiliates	~~215~~209
8.7	[Reserved].	~~216~~210
8.8	Restrictive Agreements	~~216~~211
8.9	Financial Covenants	~~219~~213
8.10	Limitation on Corporate Indebtedness	~~219~~225

Section 9.	EVENTS OF DEFAULT	~~222~~228
9.1	Events of Default.	~~222~~228
9.2	Borrowers’ Right to Cure	~~226~~233

Section 10.	THE AGENTS AND THE OTHER REPRESENTATIVES	~~227~~233
10.1	Appointment	~~227~~233
10.2	Delegation of Duties	~~228~~234
10.3	Exculpatory Provisions	~~228~~234
10.4	Reliance by Agents	~~228~~235
10.5	Notice of Default	~~229~~235
10.6	Acknowledgements and Representations by Lenders	~~229~~235
10.7	Indemnification	~~230~~236
10.8	The Administrative Agent and Other Representatives in Their Individual Capacity	~~230~~237
10.9	Collateral Matters	~~231~~237
10.10	Successor Agent	~~233~~239
10.11	Other Representatives	~~234~~240
10.12	Withholding Tax	~~234~~240
10.13	Application of Proceeds	~~234~~241
10.14	Erroneous Payments	~~236~~242

Section 11.	MISCELLANEOUS	~~238~~243
11.1	Amendments and Waivers	~~238~~243
11.2	Notices	~~245~~251
11.3	No Waiver; Cumulative Remedies	~~248~~253
11.4	Survival of Representations and Warranties	~~248~~253
11.5	Payment of Expenses	~~248~~254
11.6	Successors and Assigns; Participations and Assignments	~~250~~255
11.7	Adjustments; Set-off; Calculations; Computations	~~258~~263
11.8	Judgment	~~259~~263
11.9	Counterparts	~~260~~264
11.10	Severability	~~260~~264
11.11	Integration	~~260~~264
11.12	Governing Law	~~260~~265
11.13	Submission to Jurisdiction; Waivers	~~261~~265
11.14	Acknowledgements	~~261~~265
11.15	Waiver of Jury Trial	~~262~~266
11.16	Confidentiality	~~262~~266
11.17	USA Patriot Act Notice	~~263~~267
11.18	Incremental Indebtedness; Additional Indebtedness	~~263~~267
11.19	Electronic Execution of Assignments and Certain Other Documents	~~263~~268
11.20	Certain ERISA Matters	~~264~~268
11.21	Acknowledgement Regarding Any Supported QFCs	~~265~~269

SCHEDULES

A-1	Term B Loan Commitments and Addresses
A-2	Term C Loan Commitments and Addresses
A-3	Revolving Commitments and Addresses
A-4	Individual Term Letter of Credit Commitments
B	Existing Letters of Credit
C	Unrestricted Subsidiary
1.1(d)	Designated Foreign Currency Centers
5.4	Consents Required
5.6	Litigation
5.8	Real Property
5.9	Intellectual Property Claims
5.16	Subsidiaries
5.18	Environmental Matters
5.21	Insurance
6.1(e)	Lien Searches
7.2	SEC Filings Website Address

EXHIBITS

A-1	Form of Term B Loan Note
A-2	Form of Term C Loan Note
A-3	Form of Revolving Note
A-4	Form of Swing Line Note
B	Form of L/C Request
C-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
C-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
C-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
C-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
D	[Reserved]
E	Form of Closing Certificate
F	Form of Assignment and Acceptance
G	Form of Acceptance and Prepayment Notice
H	Form of Discount Range Prepayment Notice
I	Form of Discount Range Prepayment Offer
J	Form of Guarantee and Collateral Agreement
K	Form of Mortgage
L	Form of Solicited Discounted Prepayment Notice

v

M	Form of Solicited Discounted Prepayment Offer
N	Form of Specified Discount Prepayment Notice
O	Form of Specified Discount Prepayment Response
P	Form of Intercreditor Agreement
Q	Form of Swing Line Loan Participation Certificate
R-1	Form of Increase Supplement
R-2	Form of Lender Joinder Agreement
S	Form of Subsidiary Borrower Joinder
T	Form of Subsidiary Borrower Termination
U	Form of Compliance Certificate

CREDIT AGREEMENT, dated as of June 30, 2021 among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the Subsidiary Borrowers (as hereinafter defined) from time to time party hereto (together with the Parent Borrower, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement as Lenders and Issuing Lenders (as each such term is further defined in Section 1.1) and Barclays Bank PLC (“Barclays”), as administrative agent and collateral agent for the Lenders hereunder (in such capacities, respectively, and as further defined in Section 1.1, the “Administrative Agent” and the “Collateral Agent”). Capitalized terms are used herein as defined in Section 1.1.

RECITALS

WHEREAS, on May 22, 2020, Hertz Global Holdings, Inc. (“HGH”), the Parent Borrower and certain of the Parent Borrower’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), jointly administered under Case No. 20-11218 (MFW) (the “Case”) and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Parent Borrower and certain of the other Debtors are party to that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of October 30, 2020, by and among the Parent Borrower, Barclays, as administrative agent, and the lending institutions from time to time parties thereto (as amended, restated or otherwise modified prior to the date hereof, the “Existing DIP Credit Agreement”);

WHEREAS, Hertz International Ltd. is party to that certain Credit Agreement, dated as of May 19, 2021, by and among Hertz International Ltd., Wilmington Trust, National Association, as administrative agent, and the lenders from time to time parties thereto (the “Existing HIL Credit Agreement”, and, together with the Existing DIP Credit Agreement, the “Existing Credit Agreements”);

WHEREAS, on May 14, 2021, the Debtors filed the First Modified Third Amended Joint Chapter 11 Plan of Reorganization of the Hertz Corporation and its Debtor Affiliates, dated May 14, 2021 (Docket No. 4754) (together with all schedules, documents and exhibits contained therein, as may be further amended, supplemented or modified from time to time, the “Plan of Reorganization”);

WHEREAS, on June 10, 2021, the Bankruptcy Court entered an order confirming the Plan of Reorganization (the “Confirmation Order”);

WHEREAS, the Parent Borrower will obtain the Senior Credit Facility (as defined herein) which, on the Closing Date, shall consist of (i) a revolving credit facility for revolving loans and letters of credit initially up to an aggregate principal or face amount of $1,255,000,000 on a Dollar Equivalent basis, (ii) a term loan “B” facility for term loans initially in an aggregate principal amount of $1,300,000,000 and (iii) a term loan “C” facility to cash collateralize letters of credit initially in an aggregate principal amount of $245,000,000, in each case upon the terms and conditions set forth herein;

WHEREAS, proceeds of the Senior Credit Facility received by the Borrowers on the Closing Date will be used to (i) repay the Existing Credit Agreements and all other third party Indebtedness for borrowed money of the Debtors (other than Indebtedness contemplated by the Plan of Reorganization to survive the consummation of the Transactions (as defined herein)), (ii) pay fees, expenses and costs relating to the consummation of the Plan of Reorganization, (iv) fund distributions required in connection with the consummation of the Plan of Reorganization, (v) fund working capital and general corporate purposes, and (vi) backstop or replace Existing Letters of Credit;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.         DEFINITIONS.

1.1            Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2023 Incremental Term Lenders”: has the meaning specified in the Seventh Amendment.

“2023 Incremental Term Loan Commitments”: has the meaning specified in the Seventh Amendment. The aggregate amount of the 2023 Incremental Term Loan Commitments as of the Seventh Amendment Effective Date is $500,000,000.

“2023 Incremental Term Loans”: has the meaning specified in the Seventh Amendment.

“2023 Incremental Term Loan Maturity Date”: the Initial Term B Loan Maturity Date.

“2025 Extended Revolving Commitments”: has the meaning specified in the Tenth Amendment. The aggregate amount of the 2025 Extending Revolving Lenders’ 2025 Extended Revolving Commitments on the Tenth Amendment Effective Date is $1,665,000,000.

“2025 Extended Revolving Loans”: has the meaning specified in the Tenth Amendment.

“2025 Extended Revolving Maturity Date”: the earliest to occur of:

(a)            March 31, 2028,

(b)            if on the date that is 91 days prior to the “Maturity Date” (or equivalent term and after giving effect to any extension or refinancing thereof) in respect of any Indebtedness (other than any Indebtedness incurred under this Agreement as of the Tenth Amendment Effective Date) of the Parent Borrower or any of its Restricted Subsidiaries, the outstanding amount of such Indebtedness is greater than or equal to $200,000,000, such date,

(c)            the date of consummation of any amendment, supplement, modification or waiver of this Agreement without the consent of all of the 2025 Extending Revolving Lenders that (i) subordinates (or has the effect of subordinating) the 2025 Extended Revolving Commitments and/or the 2025 Extended Revolving Loans in right of payment to any other Indebtedness of any Loan Party or (ii) subordinates (or has the effect of subordinating) the Liens on a material portion of the Collateral securing the Obligations in respect of the 2025 Extended Revolving Commitments and/or the 2025 Extended Revolving Loans to any other Liens on a material portion of the Collateral securing any other Indebtedness of any Loan Party, in each case of clauses (i) and (ii), other than (A) in connection with any Asset Disposition, Investment, disposition, sale/leaseback transaction, Capitalized Lease Obligation, merger, liquidation, dissolution, other Indebtedness or otherwise, in each case, as permitted under this Agreement (as in effect on the Tenth Amendment Effective Date) to be (x) senior in right of payment to the 2025 Extended Revolving Commitments and 2025 Extended Revolving Loans and/or (y) secured by Liens that are senior to the Liens securing the Obligations in respect of the 2025 Extended Revolving Commitments and the 2025 Extended Revolving Loans, and (B) any debtor-in-possession financing in which each 2025 Extending Revolving Lender as of the date of such debtor-in-possession financing has been offered a bona fide opportunity to participate on a pro rata basis (including with respect to (x) any roll-up and (y) economics other than bona fide backstop fees),

(d)            the date on which any provision of Section 8.9 (other than Sections 8.9(d)(v)(B), (C) and (D), the proviso to Section 8.9(d)(vi), Section 8.9(d)(vii) and Section 8.9(d)(viii)) shall have been amended or waived without the consent of 2025 Required Extending Revolving Lenders, and

(e)            the date on which Sections 8.9(d)(v)(B), (C) or (D), the proviso to Section 8.9(d)(vi), Section 8.9(d)(vii) or Section 8.9(d)(viii) shall have been amended or waived without the consent of the 2025 Supermajority Extending Revolving Lenders;

provided, that:

(i)            without limitation of any other provision herein, upon the occurrence of any event or circumstance described in clauses (b) through (e) above, automatically the 2025 Extended Revolving Commitments, if any, shall immediately terminate and the 2025 Extended Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing to any 2025 Extending Revolving Lender (each, in its capacity as Revolving Lender, Revolving Issuing Lender or Swing Line Lender, as applicable) under this Agreement (including all Revolving L/C Obligations owing to such 2025 Extending Revolving Lender, whether or not the beneficiaries of the then outstanding Revolving Letters of Credit issued by such 2025 Extending Revolving Lender, in its capacity as Revolving Issuing Lender, shall have presented the documents required thereunder) shall immediately become due and payable or, in the case of any Revolving Letters of Credit issued by any Revolving Issuing Lender that is a 2025 Extending Revolving Lender with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this proviso, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Revolving Letters of Credit (and each Borrower hereby grants to the Administrative Agent, for the benefit of the applicable 2025 Extending Revolving Lenders, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Revolving Letters of Credit and all other obligations of the Borrowers under the Loan Documents); and

(ii)            capitalized terms used in this definition of “2025 Extended Revolving Maturity Date” shall have the meanings set forth in this Agreement as of the Tenth Amendment Effective Date.

“2025 Extending Revolving Lender”: has the meaning specified in the Tenth Amendment; provided that any Revolving Lender that is not a 2025 Extending Revolving Lender on the Tenth Amendment Effective Date may at any time thereafter agree to become a 2025 Extending Revolving Lender by executing an extension agreement between such Revolving Lender and the Parent Borrower in form and substance reasonably satisfactory to the Administrative Agent, and such Revolving Lender shall thereafter be a 2025 Extending Revolving Lender for all purposes hereunder.

“2025 Required Extending Revolving Lenders”: 2025 Extending Revolving Lenders the Revolving Commitment Percentage of which aggregate to greater than 50.0% (it being understood and agreed that the 2025 Extended Revolving Commitments (or, if the 2025 Extended Revolving Commitments have terminated or expired, all 2025 Extended Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of such percentage).

“2025 Supermajority Extending Revolving Lenders”: 2025 Extending Revolving Lenders the Revolving Commitment Percentage of which aggregate to greater than 66 2/3% (it being understood and agreed that the 2025 Extended Revolving Commitments (or, if the 2025 Extended Revolving Commitments have terminated or expired, all 2025 Extended Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of such percentage).

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) (i) with respect to any Revolving Loan, Term SOFR for an Interest Period of one month commencing on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) plus 1% and (ii) with respect to any Term Loan, Adjusted Term SOFR for an Interest Period of one month commencing on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) plus 1%; provided that, if at any time any rate described in clause (a) or (b) is less than 0.00% then such rate shall be deemed to be 0.00%. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). “Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as the federal funds effective rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. “New York Fed” means the Federal Reserve Bank of New York. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Term SOFR for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the ABR shall be determined without regard to clause (b) or (c) above, as the case may be, of the first sentence hereof until the circumstances giving rise to such inability no longer exist.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“ABS Securities”: as defined in the definition of “Excluded Subsidiary” in this Section 1.1.

“Acceleration”: as defined in Section 9.1(e).

“Acceptable Discount”: as defined in Section 4.4(f)(iv).

“Acceptable Prepayment Amount”: as defined in Section 4.4(f)(iv).

“Acceptance and Prepayment Notice”: an irrevocable written notice from the Parent Borrower accepting a Solicited Discounted Prepayment Offer at the Acceptable Discount specified therein pursuant to Section 4.4(f) substantially in the form of Exhibit G.

“Acceptance Date”: as defined in Section 4.4(f)(iv).

“Accounts”: as defined in the UCC; and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all guarantees or collateral for any of the foregoing and (f) all rights relating to any of the foregoing.

“Acquired Indebtedness”: Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets”: (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Parent Borrower or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Incremental Lender”: as defined in Section 2.9(b).

“Additional Indebtedness”: as defined in any Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, or, if no such Intercreditor Agreement is in effect, any Indebtedness that is secured by a Lien on Collateral and is permitted to be so secured by Section 8.2, and is designated as “Additional Indebtedness” by the Parent Borrower in writing to the Administrative Agent.

“Additional Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (x) secured by the Collateral on a pari passu basis with the Obligations under the Loan Documents, (y) secured by a Lien ranking junior to the Lien securing the Obligations under the Loan Documents or (z) unsecured), including customary bridge financings; provided that (a) the maturity date of such Additional Obligations shall be no earlier than the Initial Term Loan Maturity Date (other than an earlier maturity date for customary bridge financings, which, subject to customary conditions (as determined by the Parent Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the Initial Term Loan Maturity Date), (b) such Additional Obligations shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Obligations under the Loan Documents, or guaranteed by any Subsidiary of the Parent Borrower other than the Subsidiary Guarantors, (c) if secured by Collateral, such Additional Obligations shall be subject to the terms of an Intercreditor Agreement or Other Intercreditor Agreement and (d) to the extent such Additional Obligations are subordinated in right of payment to the Obligations under the Loan Documents, provide for customary payment subordination to the Obligations under the Loan Documents as determined by the Parent Borrower in good faith.

“Additional Obligations Documents”: any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Additional Obligations or Rollover Indebtedness by the Parent Borrower or any Restricted Subsidiary.

“Additional Specified Refinancing Lender”: as defined in Section 2.11(b).

“Adjusted Term CORRA”: means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Adjusted Term SOFR”: means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that that, if Adjusted Term SOFR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Adjustment Date”: for purpose of determining the Applicable Commitment Fee Percentage or the Applicable Margin that corresponds to the level of “Consolidated Total Corporate Leverage Ratio” on the Pricing Grid, each date on or after the last day of the Parent Borrower’s first full fiscal quarter ended after the Closing Date that is the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable, for the most recently completed fiscal period and (b) the related Compliance Certificate required to be delivered pursuant to Section 7.2(a) with respect to such fiscal period.

“Administrative Agent”: as defined in the Preamble hereto and shall include any successor to the Administrative Agent appointed pursuant to Section 10.10.

“Affected Eurocurrency Rate”: as defined in Section 4.7.

“Affected Financial Institution”: means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans”: as defined in Section 4.9.

“Affected Term CORRA”: as defined in Section 4.7.

“Affected Term SOFR”: as defined in Section 4.7.

“Affiliate”: with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction”: as defined in Section 8.6(a).

“Affiliated Lender”: (i) each Plan Sponsor and (ii) any special purpose vehicle established by a Plan Sponsor or managed or controlled by a Plan Sponsor that purchases or acquires Term Loans pursuant to Section 11.6(i); provided, that for purposes of this definition, Apollo shall only constitute a Plan Sponsor to the extent either (x) Apollo is at such time an Affiliate of the Parent Borrower or (y) Apollo at such time holds, directly or indirectly, greater than 10% of the common equity of the Parent Borrower.

“Affiliated Debt Fund”: An Affiliated Lender that is a bona fide diversified debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and whose managers have fiduciary duties to the investors in such fund or investment vehicle independent of, or in addition to, the Plan Sponsors.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Arrangers and/or the Senior Co-Manager.

“Aggregate Outstanding Revolving Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding (including in the case of Revolving Loans then outstanding in any Designated Foreign Currency, the Dollar Equivalent of the aggregate principal amount thereof), (b) such Lender’s Revolving Commitment Percentage of the Revolving L/C Obligations then outstanding and (c) such Lender’s Revolving Commitment Percentage of the Swing Line Loans then outstanding.

“Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Amendment”: as defined in Section 8.8(c).

“Amex GBT Contracts”: any contracts, agreements or arrangements (including any preferred partner agreements) by and between GBT Travel Services UK Limited d/b/a American Express Global Business Travel or any of its affiliates (“Amex GBT”) and the Parent Borrower or any of its Restricted Subsidiaries, pursuant to which Amex GBT, among other things, designates the Parent Borrower and/or any of its Restricted Subsidiaries as a preferred supplier.

“AML/CTF Laws”: as defined in Section 5.22(a).

“Anti-Corruption Laws”: the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all laws, rules and regulations of the European Union and United Kingdom applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anticipated Cure Deadline”: as defined in the definition of “Specified Equity Contribution” in this Section 1.1.

“Applicable Commitment Fee Percentage”: during the period from the Closing Date until the first Adjustment Date, the Applicable Commitment Fee Percentage shall at all times equal 0.50% per annum. The Applicable Commitment Fee Percentage will be adjusted on each Adjustment Date to the applicable rate per annum set forth under clause (a) of the definition of “Pricing Grid”, under the heading “Applicable Commitment Fee Percentage” on the Pricing Grid which corresponds to the Consolidated Total Corporate Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date. If it is subsequently determined before the date on which all Revolving Loans and Swing Line Loans of the applicable Tranche have been repaid and all Revolving Commitments of the applicable Tranche have been terminated that the Consolidated Total Corporate Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Revolving Lenders received interest or fees for any period based on an Applicable Commitment Fee Percentage that is less than that which would have been applicable had the Consolidated Total Corporate Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Commitment Fee Percentage” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Total Corporate Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period as a result of the miscalculation of the Consolidated Total Corporate Leverage Ratio shall be deemed to be (and shall be) due and payable by the Borrowers upon the date that is five Business Days after notice by the Administrative Agent to the Parent Borrower of such miscalculation. During or prior to such five Business Day period and thereafter, if the preceding sentence is complied with, the failure to previously pay such interest and fees at the correct Applicable Commitment Fee Percentage and the delivery of such inaccurate certificate shall not in and of themselves constitute a Default or Event of Default and no amounts shall be payable at the Default Rate in respect of any such interest or fees.

“Applicable Discount”: as defined in Section 4.4(f)(iii).

“Applicable Margin”: in the case of the (a) Initial Revolving Loans and Swing Line Loans, (i) with respect to ABR Loans and Canadian Prime Rate Loans, 2.50% per annum during the period from the Closing Date until the first Adjustment Date and (ii) with respect to Eurocurrency Loans, Term SOFR Loans, SONIA Loans and Term CORRA Loans, 3.50% per annum during the period from the Closing Date until the first Adjustment Date, (b) Initial Term Loans, (i) with respect to ABR Loans, 2.50% per annum during the period from the Closing Date until the first Adjustment Date and (ii) with respect to Term SOFR Loans, 3.50% per annum during the period from the Closing Date until the first Adjustment Date and (c) 2023 Incremental Term Loans, (i) with respect to ABR Loans, 2.75% per annum and (ii) with respect to Term SOFR Loans, 3.75% per annum. The Applicable Margins with respect to the Initial Revolving Loans and Swing Line Loans will be adjusted on each Adjustment Date to the applicable rate per annum set forth under clause (a) of the definition of “Pricing Grid”, as applicable, under the heading “Applicable Margin for ABR Loans and Canadian Prime Rate Loans” or “Applicable Margin for Eurocurrency Loans, Term SOFR Loans, SONIA Loans and Term CORRA Loans” on the Pricing Grid which corresponds to the Consolidated Total Corporate Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date. The Applicable Margins with respect to the Initial Term Loans will be adjusted on each Adjustment Date to the applicable rate per annum set forth under clause (b) of the definition of “Pricing Grid” under the heading “Applicable Margin for ABR Loans” or “Applicable Margin for Term SOFR Loans” which corresponds to the Consolidated Total Corporate Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date.

If it is subsequently determined before, with respect to Revolving Loans and Swing Line Loans, the date on which all Revolving Loans and Swing Line Loans of the applicable Tranche have been repaid and all Revolving Commitments of the applicable Tranche have been terminated, and with respect to Initial Term Loans and the 2023 Incremental Term Loans, the date on which all Initial Term Loans and 2023 Incremental Term Loans of the applicable Tranche have been repaid, that the Consolidated Total Corporate Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Revolving Lenders or Term Loan Lenders, as applicable, received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated Total Corporate Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Total Corporate Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period as a result of the miscalculation of the Consolidated Total Corporate Leverage Ratio shall be deemed to be (and shall be) due and payable by the Borrowers upon the date that is five Business Days after notice by the Administrative Agent to the Parent Borrower of such miscalculation. During or prior to such five Business Day period and thereafter, if the preceding sentence is complied with, the failure to previously pay such interest and fees at the correct Applicable Margin and the delivery of such inaccurate certificate shall not in and of themselves constitute a Default or Event of Default and no amounts shall be payable at the Default Rate in respect of any such interest or fees.

“Apollo”: as defined in the definition of “Plan Sponsor” in this Section 1.1.

“Approved Commercial Bank”: a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund”: as defined in Section 11.6(b).

“Arrangers”: (a) each Lead Arranger, BMO Capital Markets Corp., Mizuho Bank, Ltd., JPMorgan, Crédit Agricole and Natixis, each in its capacity as a joint lead arranger and joint bookrunner of the Initial Term Loan Commitments and the Initial Revolving Commitments hereunder, and (b) each Lead Arranger in its capacity as a joint lead arranger and joint bookrunner of the 2023 Incremental Term Loan Commitments hereunder.

“Asset Disposition”: any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or, in the case of a Foreign Subsidiary, to the extent required by applicable law), property or other assets (each referred to for purposes of this definition as a “disposition”) by the Parent Borrower or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Parent Borrower or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms, as determined by the Parent Borrower in good faith) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Section 8.3, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Parent Borrower or any Restricted Subsidiary, so long as the Parent Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, including pursuant to any Rental Car LKE Program, (x) any financing transaction with respect to property built or acquired by the Parent Borrower or any Restricted Subsidiary, including any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Parent Borrower in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, or of non-core assets acquired in connection with any acquisition of any Person, business or assets or any Investment, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed the greater of $75,000,000 and 12.5% of LTM Consolidated EBITDA, (xvi)  any disposition of all or any part of the Capital Stock or business or assets of (a) Etma, Inc. or any successor in interest thereto or (b) CAR Inc. or any successor in interest thereto, (xvii) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the good faith determination of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole, (xviii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property, (xix) any lease or sublease of real or other property, (xx) any disposition for Fair Market Value to any Franchisee or any Franchise Special Purpose Entity, (xxi) any disposition of securities pursuant to an agreement entered into in connection with any securities lending or other securities financing transaction to the extent such securities were otherwise permitted to be disposed of at the time of entering into the agreement for such securities lending or other securities financing transaction or (xxii) so long as no Event of Default under Section 9.1(a) or 9.1(f) shall have occurred and be continuing (or would result therefrom), any other disposition if on a pro forma basis after giving effect to such disposition (including any application of proceeds therefrom) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.00:1.00.

“Assignee”: as defined in Section 11.6(b).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit F.

“Australian Dollars”: the lawful currency of the Commonwealth of Australia.

“Available Revolving Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) the aggregate amount of such Lender’s Revolving Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Loans made by such Lender (including in the case of Revolving Loans made by such Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof), (ii) an amount equal to such Lender’s Revolving Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans; provided that for purposes of calculating Available Revolving Commitments pursuant to Section 4.5(b) such amount in this clause (b)(ii) shall be zero, and (iii) an amount equal to such Lender’s Revolving Commitment Percentage of the outstanding Revolving L/C Obligations at such time; collectively, as to all the Lenders, the “Available Revolving Commitments.”

“Available Tenor”: means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bank of America”: Bank of America, N.A.

“Bankruptcy Code”: as defined in the Recitals hereto.

“Bankruptcy Court”: as defined in the Recitals hereto.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products Agreement”: any agreement pursuant to which (i) the Administrative Agent, an Arranger, any Lender or an affiliate of the Administrative Agent, an Arranger, or any Lender (at the time such agreement was entered into or, in the case of any such agreements existing on the Closing Date, on the Closing Date) or (ii) any other Person that delivers an accession agreement and becomes a party to the Security Documents specifically designated by the Parent Borrower as a “Bank Products Agreement” agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Parent Borrower or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition).

“Bank Products Obligations”: of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Barclays”: as defined in the Preamble hereto.

“BBSY”: as defined in the definition of “Eurocurrency Base Rate” in this Section 1.1.

“Benchmark”: initially, with respect to any (i) SONIA Loan, Daily Simple SONIA, (ii) Term SOFR Loan (x) that is a Revolving Loan, Term SOFR, and (y) that is a Term Loan, Adjusted Term SOFR, (iii) Eurocurrency Loan, the Eurocurrency Rate, or (iv) Term CORRA Loan, Adjusted Term CORRA; provided that if a replacement of the Benchmark has occurred pursuant to Section 4.7(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement”: for any Available Tenor:

(a)            [reserved]; and

(b)            for purposes of Section 4.7(b)(ii), (I) with respect to (x) Revolving Loans that are Term SOFR Loans and (y) Term Loans that are Term SOFR Loans, in each case, Daily Simple SOFR, and (II) otherwise, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Parent Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided, that if the Benchmark Replacement as determined pursuant to clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary, in consultation with the Borrower, in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (b) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: as defined in Section 11.7(a).

“BMO”: Bank of Montreal.

“BNPP”: BNP Paribas Securities Corp.

“Board”: the Board of Governors of the Federal Reserve System.

“Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Parent Borrower.

“Borrower Materials”: as defined in Section 7.2.

“Borrower Offer of Specified Discount Prepayment”: the offer by the Borrowers to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 4.4(f)(ii).

“Borrower Solicitation of Discount Range Prepayment Offers”: the solicitation by the Borrowers of offers for, and the corresponding acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 4.4(f)(iii).

“Borrower Solicitation of Discounted Prepayment Offers”: the solicitation by the Borrowers of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 4.4(f)(iv).

“Borrower” and “Borrowers”: as defined in the Preamble hereto.

“Borrowing”: the borrowing of one Type of Loan of a single Tranche by any Borrower from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of Eurocurrency Loans, Term SOFR Loans and Term CORRA Loans, the same Interest Period.

“Borrowing Base”: the sum of (1) 95% of the book value of revenue earning equipment of the Parent Borrower and its Subsidiaries, (2) 95% of the book value of Fleet Receivables and VAT Receivables of the Parent Borrower and its Subsidiaries, (3) 95% of the book value of Service Vehicles of the Parent Borrower and its Subsidiaries and (4) Restricted Fleet Cash (in each case, determined as of the end of the most recently ended fiscal month of the Parent Borrower ending immediately prior to such date of determination for which internal consolidated financial statements of the Parent Borrower are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Borrowing Date”: any Business Day specified in a notice pursuant to Sections 2.6, 2.7 or 3.2 as a date on which the Parent Borrower requests the Lenders to make Loans hereunder or an Issuing Lender to issue Letters of Credit hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or, with respect only to Letters of Credit issued by an Issuing Lender not located in the City of New York, the location of such Issuing Lender) are authorized or required by law to close, except that, (a) when used in connection with a Term CORRA Loan, “Business Day” shall exclude any day on which commercial banks in Toronto are authorized or required by law to remain closed, (b) when used in connection with a Eurocurrency Loan denominated in any Designated Foreign Currency or a SONIA Loan, “Business Day” shall mean any day on which dealings in such Designated Foreign Currency between banks may be carried on in London, England, New York, New York and the principal financial center of such Designated Foreign Currency as set forth on Schedule 1.1(d) and (c) when used in connection with a Term SOFR Loan, “Business Day” shall exclude any day that is not a U.S. Government Securities Business Day; provided, however, that, with respect to notices and determinations in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros.

“Canadian Dollars” and “C$”: the lawful currency of Canada.

“Canadian Prime Rate”: the greater of (a) a rate per annum that is equal to the corporate base rate of interest established from time to time by a Schedule I Lender selected by the Administrative Agent from time to time as its “prime” reference rate then in effect on such day for Canadian Dollar-denominated commercial loans made by it in Canada, and (b) the annual rate of interest equal to the sum of (i) the one month Adjusted Term CORRA in effect on such day, plus (ii) 0.75%; provided that, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Canadian Prime Rate Loans”: Loans to which the rate of interest applicable is based upon the Canadian Prime Rate.

“Capital Stock”: of any Person, any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation”: an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary”: any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company (and any Subsidiary thereof).

“Case”: as defined in the Recitals hereto.

“Cash Equivalents”: (1) money and (2)(a) securities issued or fully guaranteed or insured by the United States of America, Canada or a member state of the European Union or any agency or instrumentality of any thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b)(i) or (b)(ii) above, (d) money market instruments, commercial paper or other short term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency), (e) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act, (f) investment funds investing at least 95% of their assets in cash equivalents of the types described in clauses (1) and (2)(a) through (e) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that such Person is permitted to make in accordance with applicable law.

“Central Bank Rate”: for any Loan denominated in Sterling, the greater of (a)(i) the Bank of England’s “Bank Rate” as published by the Bank of England from time to time plus (ii) the Central Bank Rate Adjustment and (b) the Floor set forth in this Agreement with respect to Daily Simple SONIA on the applicable date of determination.

“Central Bank Rate Adjustment”: a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period. For purposes of this definition, the Central Bank Rate shall be determined without giving effect to clause (a)(ii) of the definition thereof.

“Central Bank Rate Loan”: a Loan that bears interest at a rate based on the Central Bank Rate.

“Certares”: as defined in the definition of “Plan Sponsors” in this Section 1.1.

“Change in Law”: as defined in Section 4.11(a).

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent Entity, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Relevant Parent Entity or (b) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent Borrower (or any successor to the Parent Borrower permitted pursuant to Section 8.3). Notwithstanding the foregoing, a Change of Control pursuant to clause (a) shall be deemed to not occur so long as the Permitted Holders shall have the right, directly or indirectly, to appoint directors having more than 50.0% of the aggregate votes of the board of directors of Holdings.

“Change of Control Offer”: (a) an offer by the Borrowers to pay the Term Loans and the Revolving Loans (and to terminate any related Term Letter of Credit Commitment and related Revolving Commitments and cancel, backstop or cash collateralize on terms reasonably satisfactory to each Issuing Lender any Letters of Credit issued by it) and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and (b) payment by the Borrowers in full thereof to (and termination of any related applicable commitment of) each such Lender or the Administrative Agent which has accepted such offer (and to the extent the Outstanding Amount of Revolving Loans and all Revolving L/C Obligations would exceed the remaining Revolving Commitments (such excess amount, the “Overdrawn Amount”), provision to the Administrative Agent for the benefit of the applicable Issuing Lender cash collateral in an amount equal to 101% of such Overdrawn Amount).

“CIBC”: CIBC World Markets Corp.

“Citizens”: Citizens Bank, N.A.

“Class”: when used in reference to any Loan or Borrowing, shall refer to whether such Loan or the Loans comprising such Borrowing, are Revolving Loans, Initial Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans, Specified Refinancing Revolving Loans, Term Loans, Initial Term Loans, Initial Term B Loans, Initial Term C Loans, Incremental Term Loans (including the 2023 Incremental Term Loans), Extended Term Loans, Specified Refinancing Term Loans or Incremental Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Initial Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment, Specified Refinancing Revolving Commitment, Initial Term Loan Commitment, Initial Term B Loan Commitment, Initial Term C Loan Commitment, Incremental Term Loan Commitment (including the 2023 Incremental Term Loan Commitments) or Supplemental Term Loan Commitment.

“Closing Date”: the date on which all the conditions precedent set forth in Section 6.1 shall be satisfied or waived.

“Closing Date ABS Facilities”: one or more new asset backed securitization facilities pursuant to which HVF III will issue notes in an aggregate original principal amount not to exceed $7.0 billion on the initial funding date thereof, issued pursuant to and subject to the terms of, the HVF III Base Indenture.

“Closing Date Preferred Stock”: preferred stock interests in HGH issued on the Closing Date at an initial stated value of $1.5 billion on terms and conditions set forth in the Plan of Reorganization or otherwise in form and substance reasonably satisfactory to the Lead Arrangers.

“Closing Date Refinancing” as defined in Section 6.1(b).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document (excluding, for the avoidance of doubt, Excluded Assets~~)~~  and any assets owned by an Excluded Subsidiary).

“Collateral Agent”: as defined in the Preamble hereto and shall include any successor to the Collateral Agent appointed pursuant to Section 10.10.

“Collateral Reinstatement Date”: as defined in Section 7.9(f).

“Collateral Suspension”: as defined in Section 7.9(f).

“Collateral Suspension Date”: as defined in Section 7.9(f).

“Collateral Suspension Period”: the period of time commencing on the Collateral Suspension Date and ending on the Collateral Reinstatement Date.

“Collateral Suspension Rating Level Condition”: as defined in Section 7.9(f).

“Collection Amounts”: as defined in Section 10.13.

“Commercial L/C”: as defined in Section 3.1(b).

“Commitment”: as to any Lender, such Lender’s Initial Term Loan Commitments, Initial Revolving Commitments, Incremental Term Loan Commitments, Incremental Revolving Commitments, Supplemental Revolving Commitments, Supplemental Term Loan Commitments, Extended Revolving Commitments and Specified Refinancing Revolving Commitments, as the context requires.

“Commitment Letter”: the amended and restated commitment letter, dated May 2, 2021, among the Parent Borrower, Barclays and the other Commitment Parties.

“Commitment Parties” shall mean the “Commitment Parties” as defined in the Commitment Letter.

“Commodities Agreement”: in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which (a) is under “common control” (within the meaning of Section 4001 of ERISA) with the Parent Borrower or (b) is part of a group of entities (whether or not incorporated), which includes the Parent Borrower, which (i) is treated as a “single employer” under Section 414(b) or (c) of the Code or (ii) solely for the purpose of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a “single employer” under Sections 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”: as defined in Section 7.2(a).

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Parent Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including Section 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility or Tranche to any Borrower.

“Confirmation Order” as defined the Recitals hereto.

“Consolidated Cash Interest Expense”: for any period, Consolidated Interest Expense excluding any non-cash interest expense of the Parent Borrower and its Restricted Subsidiaries for such period.

“Consolidated EBITDA”: for any period, the Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (iii)(u) through (iii)(z) thereof and any Special Purpose Financing Fees, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation (excluding Consolidated Vehicle Depreciation), amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs), (iv) all other noncash charges or noncash losses, including, without limitation, any non-cash asset retirement costs, non-cash compensation charges, non-cash translation (gain) loss and non-cash expense relating to the vesting of warrants, (v) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Parent Borrower or its Restricted Subsidiaries), (vi) the amount of loss on any Financing Disposition, (vii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the Parent Borrower or an issuance of Capital Stock of the Parent Borrower (other than Disqualified Stock), (viii) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, (ix) other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions (including acquisitions subject to a letter of intent or purchase agreement), including Investments, dividends, Restricted Payments, Dispositions, refinancings or issuances of debt or equity permitted hereunder or related to any amendment, modification or waiver in respect of the documentation (including the Loan Documents) governing the transactions described in this clause (ix), (x) charges, losses or expenses to the extent paid for, reimbursable, indemnifiable or insurable, or reasonably expected to be paid for, reimbursable, indemnifiable or insured by a third party, (xi)  the amount of any expense or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party, (xii) cash expenses relating to contingent or deferred payments in connection with any Permitted Acquisition or other Investment permitted under this Agreement or any Permitted Acquisition or Investment permitted under this Agreement consummated prior to its effective date (including earn-outs, contingent consideration, non-compete payments, consulting payments and similar obligations), to the extent included in the calculation of Consolidated Net Income in accordance with GAAP as an accounting adjustment for such period to the extent that the actual amount payable or paid in respect of such contingent or deferred payments exceeds the liability booked by the applicable person and (xiii) the Transaction Costs, plus (b) pro forma results for (i) acquisitions (including acquisitions subject to a letter of intent or purchase agreement at such time), (ii) dispositions of business entities or properties or assets constituting a division or line of business of any business entity and (iii) operational changes, operational initiatives, new businesses, new contract value and revenue enhancements (including pricing and volume) (including, to the extent applicable, from the Transactions or any restructuring), including any “run-rate” cost savings, synergies, operating expense reductions and improvements, enhanced revenue and business optimizations determined in good faith by the Parent Borrower to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following any such acquisition, disposition, other transaction, operational change, operational initiative, new business, new contract or revenue enhancement, in each case, reasonably identifiable and factually supportable as determined in good faith by the Parent Borrower), plus (c) the adjustments previously identified in the Financial Model, plus (d) such other adjustments contained in, or of the type contained in, a due diligence quality of earnings report made available to the Administrative Agent prepared by (x) a “big-four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent, plus (e)  the proceeds of any business interruption insurance received or reasonably expected to be received plus (f) adjustments determined on a basis consistent with Article 11 of Regulation S-X.

“Consolidated First Lien Indebtedness”: as of any date of determination, an amount equal to (a) the Consolidated Total Corporate Indebtedness (for purposes of this definition, with respect to clause (2) of the definition thereof, without any deduction in respect of any Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on Customer Receivables or otherwise Incurred in connection with a Financing Disposition of Customer Receivables or (B) otherwise Incurred in connection with a Special Purpose Financing consisting of Customer Receivables) as of such date that is then either (1) secured by Liens on the Collateral securing the Obligations under the Loan Documents or (2) consists of Indebtedness of the type referenced in the parenthetical above (other than in the case of each of the foregoing clauses (1) and (2), (x) Indebtedness secured by a Lien ranking junior to or subordinated to the Lien securing the Obligations under the Loan Documents and (y) property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus (b) Unrestricted Cash minus (c) amounts in the Term C Loan Collateral Accounts.

“Consolidated First Lien Leverage Ratio”: as of any date of determination, the ratio of (x) Consolidated First Lien Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available, provided, that:

(1)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)            if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other related transaction (subject, in each case, to the provisions and limitations set forth in the definition of “Consolidated EBITDA”)) shall be as determined in good faith by the Parent Borrower.

“Consolidated Interest Expense”: for any period, (i) the total interest expense of the Parent Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Parent Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Parent Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Parent Borrower or any Restricted Subsidiary, (d) noncash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Parent Borrower held by Persons other than the Parent Borrower or a Restricted Subsidiary, or in respect of Designated Preferred Stock of the Parent Borrower pursuant to Section 8.5(b)(xiii)(A), minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, (t) Consolidated Vehicle Interest Expense and (u) amortization or write-off of financing costs, (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, (x) any “additional interest” in respect of registration rights arrangements for any securities, (y) any expensing of bridge, commitment and other financing fees and (z) interest with respect to Indebtedness of any Parent appearing upon the balance sheet of the Parent Borrower solely by reason of push-down accounting under GAAP, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP (to the extent applicable, in the case of Consolidated Vehicle Interest Expense); provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Parent Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income”: for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that, without duplication, there shall not be included in such Consolidated Net Income:

(i)             any net income (loss) of any Person if such Person is not the Parent Borrower or a Restricted Subsidiary, except that (A) the Parent Borrower’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by or that (as determined by the Parent Borrower in good faith) could have been distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Parent Borrower’s or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Parent Borrower or any of its Restricted Subsidiaries in such Person,

(ii)            solely for purposes of determining the amount available for Restricted Payments under Section 8.5(b)(vii)(y), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Borrower or Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Parent Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Loan Documents and (z) restrictions in effect on the Closing Date with respect to any Restricted Subsidiary and other restrictions with respect to any Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date as determined by the Parent Borrower in good faith), except that (A) the Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that (as determined by the Parent Borrower in good faith) could have been made by such Restricted Subsidiary during such period to the Parent Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Parent Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

(iii)           (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Parent Borrower) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Parent Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations (but if such operations are classified as discontinued because they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), including in each case any closure of any branch,

(iv)           any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with any acquisition, merger or consolidation after the Closing Date or any accounting change) (other than the accrual of revenue in the ordinary course),

(v)            the cumulative effect of a change in accounting principles,

(vi)          all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii)         any unrealized gains or losses in respect of Hedge Agreements, or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations,

(viii)        any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix)           (x) any noncash compensation charge arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (y) income (loss) attributable to deferred compensation plans or trusts,

(x)            to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary,

(xi)           any noncash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other noncash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP,

(xii)          the amount of any restructuring costs, integration costs, costs of strategic initiatives, business optimization expenses or costs, retention, recruiting, relocation and signing and stay bonuses and expenses, including payments made to employees or producers who are subject to non-compete agreements, closing and consolidation costs, contract termination costs, stock option and other equity-based compensation expenses, severance costs, transaction fees and expenses and consulting and advisory fees, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs and Public Company Costs, and

(xiii)         to the extent covered by insurance and actually reimbursed (or the Parent Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption, provided, further, that the exclusion of any item pursuant to the foregoing clauses (i) through (xiii) shall also exclude the tax impact of any such item, if applicable.

“Consolidated Total Corporate Indebtedness”: as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding funded Indebtedness of the Parent Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit, but excluding, for the avoidance of doubt, undrawn letters of credit); the amount of outstanding Capitalized Lease Obligations in excess of $20,000,000; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Borrower or Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing, in each case to the extent not Incurred to finance or refinance the acquisition of Rental Car Vehicles; provided that such Indebtedness is not recourse to the Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), minus (3) the aggregate principal amount of outstanding Consolidated Vehicle Indebtedness as of such date.

“Consolidated Total Corporate Leverage Ratio”: as of any date of determination, the ratio of (x) Consolidated Total Corporate Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available, provided, that:

(1)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)            if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other related transaction (subject, in each case, to the provisions and limitations set forth in the definition of “Consolidated EBITDA”)) shall be as determined in good faith by the Parent Borrower.

“Consolidated Total Net Corporate Leverage Ratio”: as of any date of determination, the ratio of (x) (i) Consolidated Total Corporate Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) minus (ii) Unrestricted Cash minus (iii) amounts in the Term C Loan Collateral Accounts to (y) the aggregate amount of Consolidated EBITDA for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available, provided, that:

(1)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)            if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other related transaction (subject, in each case, to the provisions and limitations set forth in the definition of “Consolidated EBITDA”)) shall be as determined in good faith by the Parent Borrower.

“Consolidated Total Secured Indebtedness”: as of any date of determination, an amount equal to Consolidated First Lien Indebtedness, without regard to clause (x) of the definition thereof.

“Consolidated Total Secured Leverage Ratio”: as of any date of determination, the ratio of (x) Consolidated Total Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available, provided, that:

(1)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)            if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other related transaction (subject, in each case, to the provisions and limitations set forth in the definition of “Consolidated EBITDA”)) shall be as determined in good faith by the Parent Borrower.

“Consolidated Vehicle Depreciation”: for any period, depreciation on all Rental Car Vehicles (after adjustments thereto), to the extent deducted in calculating Consolidated Net Income for such period.

“Consolidated Vehicle Indebtedness”: Indebtedness of the Parent Borrower and its Restricted Subsidiaries Incurred in connection with the acquisition, sale, leasing, financing or refinancing of, or secured by, Vehicles and/or related rights (including under leases, manufacturer warranties, buy-back programs, insurance policies and Indebtedness under any incentive rebates programs) and/or assets, as determined in good faith by the Parent Borrower. For the avoidance of doubt, any Indebtedness incurred under this Agreement shall not constitute Consolidated Vehicle Indebtedness.

“Consolidated Vehicle Interest Expense”: the aggregate interest expense for such period on any Consolidated Vehicle Indebtedness, as determined in good faith by the Parent Borrower.

“Consolidation”: the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Parent Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness”: Indebtedness of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Cure Amounts, the proceeds from the issuance of Disqualified Stock or contributions by the Parent Borrower or any Restricted Subsidiary) made to the capital of the Parent Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise), in each case, not otherwise applied.

“Controlled Investment Affiliate”: as to any person, any other person which directly or indirectly is in control of, is controlled by, or is under common control with, such person and is organized by such person (or any person controlling such person) primarily for making equity or debt investments in the Parent Borrower or its direct or indirect parent company or other portfolio companies of such person.

“Core Intellectual Property”: any U.S. federal, state or common law trademarks or service marks or other indicia of origin that are comprised of or include any of the words “Hertz,” “Dollar,” or “Thrifty,” in each case, whether alone, as part of a composite mark or logo, or otherwise in combination with any other words, designs or marks, together with any U.S. registrations of or other U.S. applications to register any of the foregoing, in each case, owned by a Loan Party.

“Corporate Indebtedness”: any Indebtedness that does not constitute Consolidated Vehicle Indebtedness.

“CORRA”: means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Party”: as defined in Section 11.21(a).

“Crédit Agricole”: Crédit Agricole Corporate and Investment Bank.

“Credit Facilities”: one or more of (i) the Senior Credit Facility and (ii) any other facilities or arrangements designated by the Parent Borrower, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, fleet, inventory, real estate or other financings (including through the sale of receivables, fleet, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, fleet, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, fleet, inventory, real estate and/ or other assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark or copyright security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing or decreasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Cure Amount” as defined in Section 9.2.

“Currency Agreement”: in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Customer Receivable”: any Receivable relating to rental of Vehicles by the rental car business to customers; provided for the avoidance of doubt that Customer Receivables shall not include Receivables arising from or otherwise relating to fleet leasing services or fleet management services.

“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback, which lookback, in respect of the Term Loans, shall be five days) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA”: for any day (an “SONIA Interest Day”), an interest rate per annum equal to the sum of (a) the greater of (i) SONIA for the day that is five SONIA Business Days (or such other period as determined by the Parent Borrower and the Administrative based on then prevailing market conventions) prior to (x) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day, or (y) if such SONIA Interest Day is not an SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day, in each case, as is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) 0.00% and (b) the SONIA Adjustment; provided, that if by 5:00 pm (London time) on the second SONIA Business Day immediately following any day “i”, Daily Simple SONIA in respect of such day “i” has not been published on the applicable SONIA Administrator’s Website, then the Daily Simple SONIA for such day “i” will be the Daily Simple SONIA as published in respect of the first preceding SONIA Business Day for which Daily Simple SONIA was published on the SONIA Administrator’s Website; provided, further, that (I) Daily Simple SONIA shall not be determined pursuant to this sentence for more than three consecutive SONIA Interest Days and (II) any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change without notice to any Borrower.

“DBNY”: Deutsche Bank AG New York Branch.

“Debtors”: as defined in the Recitals hereto.

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of Section 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.

“Default Notice”: as defined in Section 9.1(e).

“Defaulting Lender”: subject to Section 4.14(g), any Lender or Agent whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account”: any deposit account (as such term is defined in Article 9 of the UCC).

“Depositary Bank”: as defined in Section 3.11(c).

“Designated Foreign Currency”: Euro, Sterling, Australian Dollars, Canadian Dollars or any other freely available currency reasonably requested by the Parent Borrower and reasonably acceptable to the Administrative Agent, any applicable Issuing Lender and each Revolving Lender.

“Designated Foreign Currency LIBO Rate”: as defined clause (d)(i) of the definition of “Eurocurrency Base Rate” in this Section 1.1.

“Designated Noncash Consideration”: the Fair Market Value of non-cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to a certificate signed by a Responsible Officer of the Parent Borrower setting forth the basis of such valuation.

“Designated Preferred Stock”: Preferred Stock of the Parent Borrower (other than Disqualified Stock) or any Parent that is issued after the Closing Date for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to a certificate signed by a Responsible Officer of the Parent Borrower.

“Designation Date”: as defined in Section 2.10(f).

“Discharge”: any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of any Indebtedness or any Designated Preferred Stock of the Parent Borrower that is no longer outstanding on such date of determination. Without limiting the foregoing, the issuance of an irrevocable notice of repayment, repurchase or redemption and deposit of related funds with a trustee, agent or other representative of the applicable creditor shall be deemed a Discharge.

“Discount Prepayment Accepting Lender”: as defined in Section 4.4(f)(ii).

“Discount Range”: as defined in Section 4.4(f)(iii).

“Discount Range Prepayment Amount”: as defined in Section 4.4(f)(iii).

“Discount Range Prepayment Notice”: a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 4.4(f) substantially in the form of Exhibit H.

“Discount Range Prepayment Offer”: the irrevocable written offer by a Lender, substantially in the form of Exhibit I, submitted in response to an invitation to submit offers following the Administrative Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date”: as defined in Section 4.4(f)(iii).

“Discount Range Proration”: as defined in Section 4.4(f)(iii).

“Discounted Prepayment Determination Date”: as defined in Section 4.4(f)(iv).

“Discounted Prepayment Effective Date”: in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, five Business Days following the receipt by each relevant Term Loan Lender of notice from the Administrative Agent in accordance with Section 4.4(f)(ii), Section 4.4(f)(iii) or Section 4.4(f)(iv), as applicable, unless a shorter period is agreed to between the Parent Borrower and the Administrative Agent.

“Discounted Term Loan Prepayment”: as defined in Section 4.4(f).

“Disinterested Directors”: with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Parent Borrower, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Parent Borrower or any Parent or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation in respect of such member’s role as director.

“Disqualified Lender”: (i) those banks, financial institutions or other persons separately identified in writing by the Parent Borrower to the Lead Arrangers on or prior to May 2, 2021, or as the Parent Borrower and the Lead Arrangers shall mutually agree prior to the Closing Date, or to any affiliates of such banks, financial institutions or other persons identified by the Parent Borrower in writing or that are clearly identifiable as affiliates solely on the basis of the similarity of their name, (ii) any competitor of the Parent Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Parent Borrower and its Restricted Subsidiaries or any controlled affiliate of such competitor, in each case designated in writing by the Parent Borrower to the Administrative Agent from time to time or that are clearly identifiable as affiliates solely on the basis of the similarity of their name (other than bona fide fixed income investors or debt funds that purchase commercial loans in the ordinary course of business) and (iii) any Lender that has made an incorrect representation or warranty or deemed representation or warranty with respect to not being a Net Short Lender as provided in Section 11.1(j); provided that (i) no designation of any Person as a “Disqualified Lender” shall (x) apply retroactively to disqualify a Person that has previously acquired an assignment or participation interest in the Loans to the extent such Person (or its Affiliates) was not a Disqualified Lender at the time of the applicable assignment or participation, as the case may be or (y) become effective prior to the date that is three Business Days after being so identified and/or designated, and (ii) “Disqualified Lenders” shall exclude any Person that the Parent Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

“Disqualified Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition), in whole or in part, in each case on or prior to the Initial Term Loan Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Parent Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Distressed Person” as defined in the defined term, “Lender Related Distress Event” in this Section 1.1.

“Dollar Equivalent”: with respect to any amount denominated in Dollars, the amount thereof and, with respect to the principal amount of any Loan made or outstanding in any Designated Foreign Currency or any amount in respect of any Letter of Credit denominated in any Designated Foreign Currency or any other amount denominated in any currency other than Dollars, at any date of determination thereof, an amount in Dollars equivalent to such principal amount or such other amount calculated on the basis of the Spot Rate of Exchange (determined as of the most recent Revaluation Date or other relevant date of determination).

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Restricted Subsidiary of the Parent Borrower which is not a Foreign Subsidiary.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Eighth Amendment”: as defined in Section 8.9(e).~~

~~“Eighth Amendment Effective Date”: has the meaning specified in the Eighth Amendment.~~

“Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”: any and all U.S. or foreign federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“EPCA”: that certain Equity Purchase and Commitment Agreement dated as of May 14, 2021, by and among, inter alios, HGH and the Equity Commitment Parties (as defined therein).

“Equity Offering”: a sale of Capital Stock (x) that is a sale of Capital Stock of the Parent Borrower (other than Disqualified Stock), or (y) proceeds of which are (or are intended to be) contributed to the equity capital of the Parent Borrower or any of its Restricted Subsidiaries.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate”: as defined in clause (b)(i) of the definition of “Eurocurrency Base Rate” in this Section 1.1.

“Eurocurrency Base Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan,

(a)            [reserved];

(b)            in the case of Eurocurrency Loans denominated in Euros,

(i)            the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the European interbank offered rate administered by the Banking Federation of the European Union (such page currently being the EURIBOR01) (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period, or

(ii)           in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period;

provided that if EURIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurocurrency Base Rate will be deemed to be zero;

(c)            in the case of Eurocurrency Loans denominated in Australian Dollars,

(i)            the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent and the Parent Borrower (“BBSY”) (rounded upwards to the nearest 1/100th of 1.00% per annum) for a term equal to or comparable to the term of such Interest Period as published by Reuters (or such other commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time and as consented to by the Parent Borrower) at or about 10:30 A.M. (Sydney, Australia time) two Sydney Business Days before the first day of such Interest Period; or

(ii)           if no such published rate is available, the arithmetic mean of the rates (rounded upwards to the nearest 1/100th of 1.00% per annum) as supplied to the Administrative Agent at its request quoted by three Australian banks two Sydney Business Days before the first day of such Interest Period for bills of exchange denominated in Australian Dollars of a term equal to the term of such Interest Period;

provided, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurocurrency Base Rate will be deemed to be zero; and

(d)            as to any Eurocurrency Rate Loan denominated in a Designated Foreign Currency other than Australian Dollars, Canadian Dollars, Euros or Sterling,

(i)            the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (the “Designated Foreign Currency LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Designated Foreign Currency, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or

(ii)           in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Designated Foreign Currency LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Designated Foreign Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period;

provided that if Designated Foreign Currency LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Designated Foreign Currency LIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurocurrency Rate will be deemed to be zero.

“Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

“Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

; provided that, if the Eurocurrency Rate in clause (b) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System in New York City.

“Euros” and the designation “€”: the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty.

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Proceeds”: as defined in Section 8.4(b)(iii).

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time; provided that for purposes of the definitions of Change of Control and Permitted Holders, “Exchange Act” shall mean the Securities Exchange Act of 1934 as in effect on the date hereof.

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement.

“Excluded Information”: as defined in Section 4.4(f).

“Excluded Properties”: the collective reference to the fee or leasehold interest in real properties owned by the Parent Borrower or any of its Subsidiaries not described in Schedule 5.8.

“Excluded Subsidiary”: (a) (i) Subsidiaries organized in Puerto Rico or any other U.S. Territory and (ii) Foreign Subsidiaries, (b) any Special Purpose Entity (including any formed in connection with a funded letter of credit facility) and securitization entities (including, as of the Closing Date, Hertz Vehicle Financing III LLC, Hertz Vehicles LLC and Hertz General Interest LLC) and each other Subsidiary that issues, or holds collateral supporting, asset backed securities issued pursuant to the HVF III Base Indenture (such Subsidiaries, the “Securitization Subsidiaries” and such securities, the “ABS Securities”), (c) any Immaterial Subsidiary, (d) any Captive Insurance Subsidiary or non-profit Subsidiary, (e) any Unrestricted Subsidiary, (f) Subsidiaries for which guarantees are (x) prohibited by law or require governmental consent, approval, license or authorization that has not already been obtained (provided that there shall be no obligation to seek such consent, approval, license or authorization) or (y) contractually prohibited on the Closing Date or, following the Closing Date, the date of acquisition (provided that such contractual prohibition is not entered into in contemplation of such acquisition), (g) joint ventures or any non-Wholly Owned Subsidiaries, (h) Navigations Solutions, (i) Hertz Vehicle Sales Corporation, (j) any Subsidiary with respect to which the Parent Borrower and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guarantee of the Obligations under the Loan Documents shall outweigh the benefits to be obtained by the Lenders therefrom, (k) any direct or indirect Subsidiary of HGH (f/k/a Hertz Rental Car Company, Inc.) (other than Holdings) that is formed solely for the purpose of (x) becoming an indirect or direct parent of Holdings, or (y) merging with the Parent Borrower in connection with another Subsidiary becoming such a parent entity, in each case, to the extent such entity becomes a parent of Holdings or is merged with the Parent Borrower within 60 days of the formation thereof, (l) any direct or indirect Subsidiary of a Foreign Subsidiary or Foreign Subsidiary Holdco, (n) any broker-dealer Subsidiary, (o) any other Subsidiary of the Parent Borrower with respect to which the Guarantee could reasonably be expected to result in a materially adverse tax consequence to Holdings or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar provision of Law) as reasonably determined by the Parent Borrower in consultation with the Administrative Agent, (p) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or Permitted Investment financed with Indebtedness permitted to be incurred pursuant to this Agreement and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such Indebtedness prohibits such Subsidiary from becoming a Guarantor and (q) any other Subsidiary as mutually agreed between the Parent Borrower and the Administrative Agent. Any Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the Most Recent Four Quarter Period shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the delivery of annual or quarterly financial statements pursuant to Section 7.1 with respect to such Most Recent Four Quarter Period (or the last quarter thereof, as applicable).

“Excluded Taxes”: as defined in Section 4.11.

“Existing Credit Agreements”: as defined in the Recitals hereto.

“Existing DIP Credit Agreement”: as defined in the Recitals hereto.

“Existing HIL Credit Agreement”: as defined in the Recitals hereto.

“Existing Letter of Credit”: each letter of credit issued prior to, and outstanding on, the Closing Date (including each such letter of credit deemed “outstanding” under the Confirmation Order) and listed on Schedule B.

“Existing Loans”: as defined in Section 2.10(a).

“Existing Revolving Commitments”: as defined in Section 2.10(a).

“Existing Revolving Tranche”: as defined in Section 2.10(a).

“Existing Term Loans”: as defined in Section 2.10(a).

“Existing Term Tranche”: as defined in Section 2.10(a).

“Existing Tranche”: as defined in Section 2.10(a).

“Extendable Bridge Loans/Interim Debt” as defined in Section 2.9(d).

“Extended Loans”: as defined in Section 2.10(a).

“Extended Revolving Commitments”: as defined in Section 2.10(a).

“Extended Revolving Loans”: as defined in Section 2.10(a).

“Extended Revolving Tranche”: as defined in Section 2.10(a).

“Extended Term Loans”: as defined in Section 2.10(a).

“Extended Term Commitments”: as defined in Section 2.10(a).

“Extended Term Tranche”: as defined in Section 2.10(a).

“Extended Tranche”: as defined in Section 2.10(a).

“Extending Lender”: as defined in Section 2.10(b).

“Extension Amendment”: as defined in Section 2.10(c).

“Extension Date”: as defined in Section 2.10(d).

“Extension Election”: as defined in Section 2.10(b).

“Extension of Credit”: as to any Lender, the making of an Initial Term Loan (excluding any Supplemental Term Loans being made under any Tranche of Initial Term Loans), a 2023 Incremental Term Loan, a Revolving Loan, a Swing Line Loan or an Incremental Revolving Loan (other than the initial extension of credit thereunder) and, as to any Issuing Lender, the issuance of a Letter of Credit by such Issuing Lender or the reinstatement or increase of the amount of a Letter of Credit.

“Extension Request”: as defined in Section 2.10(a).

“Extension Request Deadline”: as defined in Section 2.10(b).

“Extension Series”: all Extended Loans or Extended Revolving Commitments, as applicable, that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule.

“Facility”: each of (a) the Initial Term B Loan Commitments and the Extensions of Credit made thereunder (the “Initial Term B Loan Facility”), (b) the 2023 Incremental Term Loan Commitments and the Extensions of Credit made thereunder (the “2023 Incremental Term Loan Facility”), (c) the Initial Term C Loan Commitments and the Extensions of Credit made thereunder (the “Initial Term C Loan Facility”), (d) the Initial Revolving Commitments and the Extensions of Credit made thereunder (the “Initial Revolving Facility”), (e) Incremental Term Loans of the same Tranche, (f) Incremental Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, (g) any Extended Term Loans of the same Extension Series, (h) any Extended Revolving Commitments of the same Extension Series and Extensions of Credit made thereunder, (i) any Specified Refinancing Term Loans of the same Tranche and (j) any Specified Refinancing Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, and collectively the “Facilities.”

“Fair Market Value”: with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Parent Borrower.

“FATCA”: Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantially comparable), and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement.

“FCA” as defined in Section 1.5.

“Federal Funds Effective Rate”: as defined in the definition of “ABR” in this Section 1.1.

“Fee Letters”: the fee letters entered into by the Parent Borrower and one or more of the Arrangers and Agents in respect of fees to be paid to such Arrangers and Agents in connection with the Initial Term Loan Facilities and the Initial Revolving Facility.

“Financial Covenant Event of Default”: as defined in Section 9.1(c).

“Financial Maintenance Covenant” as defined in Section 8.9(b).

“Financial Model”: means the financial model delivered to the Lead Arrangers on March 25, 2021 (together with any updates or modifications thereto reasonably agreed between the Parent Borrower and the Lead Arrangers).

“Financing Disposition”: any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Parent Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“first priority”: with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

“Fixed GAAP Date”: December 31, 2020, provided that at any time after the Closing Date, the Parent Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms”: (a) the definitions of the terms “Borrowing Base,” “Capitalized Lease Obligation” (but otherwise subject to Section 1.2(b)), “Consolidated EBITDA,” “Consolidated First Lien Indebtedness,” “Consolidated First Lien Leverage Ratio,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Total Secured Indebtedness”, “Consolidated Total Secured Leverage Ratio”, “Consolidated Total Corporate Indebtedness,” “Consolidated Total Corporate Leverage Ratio,” “Consolidated Total Net Corporate Leverage Ratio,” “Consolidated Vehicle Depreciation,” “Consolidated Vehicle Indebtedness,” “Consolidated Vehicle Interest Expense,” “Fleet Receivable,” “Inventory” and “Receivable,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or any other Loan Document that, at the Parent Borrower’s election, may be specified by the Parent Borrower by written notice to the Administrative Agent from time to time.

“Fleet Receivables”: Receivables of the Parent Borrower and its Subsidiaries consisting of original equipment manufacturer program Receivables, original equipment manufacturer incentive Receivables, Receivables arising from or otherwise relating to fleet leasing services and, at the election of the Parent Borrower, Receivables arising from or otherwise relating to fleet management services.

“Flood Certificate”: shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Insurance Laws”: collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (e) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Program”: shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone”: shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Floor”: means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurocurrency Rate, Term CORRA, Term SOFR or Daily Simple SONIA, as applicable.

“Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Parent Borrower or any of its Restricted Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”: any Restricted Subsidiary of the Parent Borrower that is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Subsidiary of the Parent Borrower that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco”: any direct or indirect Subsidiary substantially all the assets of which directly or indirectly consist of the stock, or the stock and indebtedness (including, for this purpose, any indebtedness or other instrument treated as equity for U.S. federal income tax purposes), of one or more Foreign Subsidiaries or one or more Foreign Subsidiary Holdcos, and cash or Cash Equivalents from distributions and payments on such stock and indebtedness.

“Franchise Financing Disposition”: any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Parent Borrower or any Subsidiary thereof to or in favor of any Franchise Special Purpose Entity, in connection with the Incurrence by a Franchise Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Franchise Lease Obligation”: any Capitalized Lease Obligation, and any other lease, of any Franchisee relating to any property used, occupied or held for use or occupation by any Franchisee in connection with any of its Franchise Vehicle operations.

“Franchise Special Purpose Entity”: any Person (a) that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets and/or (ii) acquiring, selling, leasing, financing or refinancing Franchise Vehicles and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) and (b) is designated as a “Franchise Special Purpose Entity” by the Parent Borrower.

“Franchise Vehicle Indebtedness”: as of any date of determination, (a) Indebtedness of any Franchise Special Purpose Entity directly or indirectly Incurred to acquire, sell, lease, finance or refinance, or secured by, Franchise Vehicles and/or related rights and/or assets, (b) Indebtedness of any Franchisee or any Affiliate thereof that is attributable to the acquisition, sale, leasing, financing or refinancing of, or secured by, Franchise Vehicles and/or related rights and/or assets, as determined in good faith by the Parent Borrower and (c) Indebtedness of any Franchisee.

“Franchise Vehicles”: vehicles owned or operated by, or leased or rented to or by, any Franchisee, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Franchisee”: any Person that is a franchisee or licensee of the Parent Borrower or any of its Subsidiaries (or of any other Franchisee), or any Affiliate of such Person.

“GAAP”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), as set forth in the Financial Accounting Standards Board Accounting Standards Codification and subject to the following: If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Parent Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition.

“General Investment Basket”: as defined in clause (xxii) of the defined term, “Permitted Investment” in this Section 1.1.

“General Restricted Payment Basket”: as defined in Section 8.5(b)(xvi).

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“GS”: Goldman Sachs Bank USA.

“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement delivered to the Collateral Agent as of the date hereof, substantially in the form of Exhibit J, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantors”: the collective reference to Holdings and each Subsidiary of the Parent Borrower (other than any Excluded Subsidiary), which is from time to time party to the Guarantee and Collateral Agreement; individually, a “Guarantor”.

“Hedge Agreements”: collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements.

“Hedging Obligations”: of any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“HGH”: as defined in the Recitals hereto, and any successor in interest thereto.

“Holdings”: Rental Car Intermediate Holdings, LLC, a Delaware limited liability company, and any successor in interest thereto.

“HVF III”: Hertz Vehicle Financing III LLC, a Delaware limited liability company.

“HVF III Base Indenture”: that certain Base Indenture, dated as of June 29, 2021, between HVF III and the HVF III Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements (as defined therein) creating a new Series of Notes (as defined therein).

“HVF III Trustee”: The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee under the HVF III Base Indenture and under each Series Supplement (as defined in the HVF III Base Indenture) and any successor thereto.

“Identified Participating Lenders”: as defined in Section 4.4(f)(iii).

“Identified Qualifying Lenders”: as defined in Section 4.4(f)(iv).

“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary”: any Subsidiary of the Parent Borrower designated by the Parent Borrower to the Administrative Agent in writing that had (a) total consolidated revenues of less than 2.5% of the total consolidated revenues of the Parent Borrower and its Subsidiaries during the Most Recent Four Quarter Period and (b) total consolidated assets of less than 2.5% of the total consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of such period; provided, that at the time of such designation (x) the aggregate total consolidated revenues of all Immaterial Subsidiaries shall not exceed 10.0% of the total consolidated revenue of the Parent Borrower and its Subsidiaries during the Most Recent Four Quarter Period and (y) the aggregate total consolidated assets of all Immaterial Subsidiaries shall not exceed 10.0% of the total consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of such period. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of the Most Recent Four Quarter Period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the delivery of annual or quarterly financial statements pursuant to Section 7.1 with respect to such Most Recent Four Quarter Period (or the last quarter thereof, as applicable).

“Increase Supplement”: as defined in Section 2.9(c).

“Incremental Commitment Amendment”: as defined in Section 2.9(d).

“Incremental Commitments”: as defined in Section 2.9(a).

“Incremental Facility”: as defined in Section 2.9(a).

“Incremental Fixed Dollar Basket” as defined in the defined term, “Maximum Incremental Facilities Amount”.

“Incremental Indebtedness”: Indebtedness incurred by the Borrowers pursuant to and in accordance with Section 2.9.

“Incremental Letter of Credit Commitments”: as defined in Section 2.9(a).

“Incremental Lenders”: as defined in Section 2.9(b).

“Incremental Loans”: as defined in Section 2.9(d).

“Incremental Revolving Commitments”: as defined in Section 2.9(a).

“Incremental Revolving Loans”: any loans drawn under an Incremental Revolving Commitment.

“Incremental Term Loan Commitments”: as defined in Section 2.9(a) and includes, for the avoidance of doubt, the 2023 Incremental Term Loan Commitments.

“Incremental Term Loans”: Term Loans made in respect of Incremental Term Loan Commitments including, for the avoidance of doubt, any 2023 Incremental Term Loans.

“Incur”: issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness”: with respect to any Person on any date of determination (without duplication):

(i)             the principal of indebtedness of such Person for borrowed money,

(ii)            the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)           all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to Trade Payables and such obligations are expected to be satisfied within 30 days of becoming due and payable),

(iv)            all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto (in each case, except (x) Trade Payables and (y) any earn-out obligations until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and if not expected to be paid within 60 days after becoming due and payable),

(v)            all Capitalized Lease Obligations of such Person,

(vi)           the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Parent Borrower other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Parent Borrower),

(vii)         all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

(viii)         all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(ix)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time), provided that Indebtedness shall exclude any Indebtedness of any Person appearing on the balance sheet of the Parent Borrower solely by reason of push-down accounting under GAAP.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities”: as defined in Section 11.5.

“Indemnitee”: as defined in Section 11.5.

“Individual Term Letter of Credit Commitment”: with respect to any Term Issuing Lender, (a) in the case of each Term Issuing Lender that is a Term Issuing Lender on the date hereof, the percentage of the Term Letter of Credit Commitment set forth opposite such Term Issuing Lender’s name on Schedule A-4 as such Term Issuing Lender’s “Individual Term Letter of Credit Commitment” or such other percentage as the Parent Borrower and such Term Issuing Lender may agree in writing from time to time and (b) in the case of any other Term Issuing Lender, 100% of the Term Letter of Credit Commitment or such lower percentage as is specified in the agreement pursuant to which such Person becomes a Term Issuing Lender entered into pursuant to Section 3.9 hereof.

“Initial Agreement”: as defined in Section 8.8(c).

“Initial Revolving Commitment Period”: the period from and including the Closing Date to but not including the Initial Revolving Maturity Date, or such earlier date as the Initial Revolving Commitments shall terminate as provided herein.

“Initial Revolving Commitment”: as to any Lender, its obligation to make Initial Revolving Loans to, and/or make or participate in Swing Line Loans made to, and/or issue or participate in Revolving Letters of Credit issued on behalf of, the Borrowers in an aggregate amount not to exceed at any one time outstanding (x) prior to the Tenth Amendment Effective Date, the amount set forth opposite such Lender’s name in Schedule A-3 under the heading “Initial Revolving Commitment” as in effect prior to the Tenth Amendment Effective Date or (y) after the Tenth Amendment Effective Date, the amount set forth opposite such Lender’s name in Exhibit B to the Tenth Amendment under the headings “2025 Extended Revolving Commitments” and “Non-Extended Revolving Commitments” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Initial Revolving Commitment assigned to such Assignee pursuant to Section 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Lenders, the “Initial Revolving Commitments.” The original amount of the aggregate Initial Revolving Commitments of the Lenders on the Closing Date was $1,255,000,000. The amount of the aggregate Initial Revolving Commitments of the Lenders as of the Seventh Amendment Effective Date was $2,000,000,000. The amount of the aggregate Initial Revolving Commitments of the Lenders as of the Tenth Amendment Effective Date was $2,000,000,000.

“Initial Revolving Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Initial Revolving Loans”: as defined in Section 2.1(c)(i).

“Initial Revolving Maturity Date”: the fifth anniversary of the Closing Date~~.~~; provided, that, solely with respect to the 2025 Extended Revolving Commitments, the Swing Line Commitment, the 2025 Extended Revolving Loans, the Swing Line Loans and Revolving L/C Commitment Amounts held by any 2025 Extending Revolving Lender the “Initial Revolving Maturity Date” shall instead mean the “2025 Extended Revolving Maturity Date” (as such term is defined in this Agreement as of the Tenth Amendment Effective Date).

“Inside Maturity Date” as defined in Section 2.9(d).

“Initial Term B Loan”: as defined in Section 2.1(a)(i).

“Initial Term B Loan Commitment”: the commitment of a Lender to make or otherwise fund an Initial Term B Loan pursuant to Section 2.1(a)(i) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name on Schedule A-1 under the heading “Initial Term B Loan Commitment”; collectively, as to all the Lenders, the “Initial Term B Loan Commitments.” The aggregate amount of the Initial Term B Loan Commitments as of the Closing Date is $1,300,000,000.

“Initial Term B Loan Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Initial Term B Loan Maturity Date”: the seventh anniversary of the Closing Date.

“Initial Term C Loan”: as defined in Section 2.1(b)(i).

“Initial Term C Loan Commitment”: the commitment of a Lender to make or otherwise fund an Initial Term C Loan pursuant to Section 2.1(b)(i) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name on Schedule A-2 under the heading “Initial Term C Loan Commitment”; collectively, as to all the Lenders, the “Initial Term C Loan Commitments.” The aggregate amount of the Initial Term C Loan Commitments as of the Closing Date is $245,000,000.

“Initial Term C Loan Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Initial Term C Loan Maturity Date”: the seventh anniversary of the Closing Date.

“Initial Term L/C Commitment Period”: the period from and including the Closing Date to but not including the Initial Term C Loan Maturity Date.

“Initial Term Loans”: Initial Term B Loans and/or Initial Term C Loans, as the context may require.

“Initial Term Loan Commitment”: an Initial Term B Loan Commitment and/or an Initial Term C Loan Commitment, as the context may require.

“Initial Term Loan Facilities”: the Initial Term B Loan Facility and/or the Initial Term C Loan Facility, as the context may require.

“Initial Term Loan Maturity Date”: the Initial Term B Loan Maturity Date and/or the Initial Term C Loan Maturity Date, as the context may require.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: as defined in Section 5.9.

“Intercreditor Agreement”: an intercreditor agreement substantially in the form of Exhibit P, as amended, supplemented, waived or otherwise modified from time to time.

“Intercreditor Agreement Supplement”: as defined in Section 10.9(a).

“Interest Coverage Ratio”: as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available to (b) Consolidated Cash Interest Expense for the period of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available.

“Interest Payment Date”: (a) as to any ABR Loan or Canadian Prime Rate Loan, the last day of each March, June, September and December to occur on or after June 30, 2021 while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan or Term SOFR Loan having an Interest Period longer than three months, (i) each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any SONIA Loan, each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan and the final maturity date of such Loan.

“Interest Period”: with respect to any Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan:

(a)            initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan and ending (x) in the case of such Eurocurrency Loan or Term SOFR Loan, one, three or six months (or, if agreed by each affected Lender, two weeks, nine months, twelve months or a shorter period) thereafter, and (y) in the case of such Term CORRA Loan, one or three months thereafter, in each case of clauses (x) and (y), as selected by the Parent Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)            thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan or Term SOFR Loan and ending one, three or six months (or, if agreed by each affected Lender, two weeks, nine months, twelve months or a shorter period) thereafter, or such Term CORRA Loan and ending one or three months thereafter, as applicable, as selected by the Parent Borrower by irrevocable notice to the Administrative Agent not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           any Interest Period that would otherwise extend beyond the applicable Maturity Date shall (for all purposes other than Section 4.12) end on such applicable Maturity Date;

(iii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)          the Parent Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan during an Interest Period for such Loan.

“Interest Rate Agreement”: with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Interpolated Rate”:

(a)            [reserved];

(b)            in relation to the EURIBO Rate, the rate which results from interpolating on a linear basis between (i) the applicable EURIBO Rate for the longest period (for which that EURIBO Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable EURIBO Rate for the shortest period (for which that EURIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 A.M. (Brussels, Belgium time) two Business Days prior to the commencement of such Interest Period of that Loan; and

(c)            in relation to the Designated Foreign Currency LIBO Rate, the rate which results from interpolating on a linear basis between (i) the applicable Designated Foreign Currency LIBO Rate for the longest period (for which that Designated Foreign Currency LIBO Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable Designated Foreign Currency LIBO Rate for the shortest period (for which that Designated Foreign Currency LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Inventory”: goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment”: in any Person by any other Person, any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 8.5 only, (i) “Investment” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Parent Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 8.5(b)(vii)(y).

“Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or, in the case of short-term obligations, P-3) (or the equivalent) by Moody’s and BBB- (or, in the case of short-term obligations, A-3) (or the equivalent) by S&P, or any equivalent rating by any other rating agency recognized internationally or in the United States of America.

“Investment Grade Securities”: (i) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“ISDA CDS Definitions” as defined in Section 11.1(j)

“ISP”: the International Standby Practices (1998), International Chamber of Commerce Publication No. 590.

“Issuing Lender”: with respect to any Term Letter of Credit, each Term Issuing Lender, and with respect to any Revolving Letter of Credit, each Revolving Issuing Lender.

“JPMorgan”: JPMorgan Chase Bank, N.A.

“Judgment Conversion Date”: as defined in Section 11.8(a).

“Judgment Currency”: as defined in Section 11.8(a).

“Junior Secured Ratio Incurrence Test” as defined in the definition of “Maximum Incremental Facilities Amount” in this Section 1.1.

“Knighthead” as defined in the definition of “Plan Sponsors” in this Section 1.1.

“Latest Maturity Date”: at any date of determination, the latest Maturity Date applicable to any Tranche of Loans or Commitments hereunder as of such date of determination.

“L/C Fees”: the fees and commissions payable in respect of Letters of Credit pursuant to Sections 3.3 and 4.5(a).

“L/C Obligations”: the Revolving L/C Obligations and/or the Term L/C Obligations, as the context may require.

“L/C Request”: a letter of credit request in the form of Exhibit B attached hereto or, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“LCA Election”: as defined in Section 1.2(i).

“LCA Test Date”: as defined in Section 1.2(i).

“Lead Arrangers”: (a) Barclays, Deutsche Bank Securities Inc., BNPP, RBC and Citizens, each in its capacity as Lead Arranger (under and as defined in the Commitment Letter) of the Initial Term Loan Commitments and the Initial Revolving Commitments hereunder and (b) Barclays, GS, BMO Capital Markets Corp., BNPP, BofA Securities, Inc., Citizens, Crédit Agricole, Deutsche Bank Securities Inc., JPMorgan, Mizuho, Morgan Stanley Senior Funding, Inc., Natixis, RBC and Truist, each in its capacity as Lead Arranger of the 2023 Incremental Term Loan Commitments.

“Lender Default”: (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to fund any portion of the Loans or participations in Revolving Letters of Credit required to be funded by it hereunder, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to the Administrative Agent, Swing Line Lender, Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one business day of the date when due, unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, (d) a Lender (including any Agent in its capacity as Lender) has failed, within 10 Business Days after request by the Parent Borrower or the Administrative Agent, to confirm that it will comply with its funding obligations hereunder (provided that such Lender Default pursuant to this clause (d) shall cease to be a Lender Default upon receipt of such confirmation by the Parent Borrower and the Administrative Agent) or (e) an Agent or a Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event.

“Lender Joinder Agreement”: as defined in Section 2.9(c).

“Lender Presentation”: that certain Term Loan Lender Presentation or that certain Revolving Lender Presentation, as applicable.

“Lender-Related Distress Event”: with respect to any Agent or Lender or any person that directly or indirectly controls such Agent or Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt, or such Distressed Person has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in any Agent or Lender or any person that directly or indirectly controls such Agent or Lender by a Governmental Authority or an instrumentality thereof.

“Lenders”: the several banks and other financial institutions from time to time parties to this Agreement together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Parent Borrower, to make any Loans or Letters of Credit available to the Borrowers, provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to Section 11.1 hereof, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.

“Letter of Credit”: each Term Letter of Credit and/or each Revolving Letter of Credit, as the context may require.

“Lien”: any mortgage, pledge, hypothecation, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing).

“Limited Collateral Release Condition”: as defined in Section 7.9(f).

“Limited Condition Transaction”: (x) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, by one or more of the Parent Borrower and its Restricted Subsidiaries of any assets, business or Person or any other Investment permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or prepayment.

“Liquidity”: at any time, the sum of (i) Unrestricted Cash of the Parent Borrower and its Restricted Subsidiaries at such time, (ii) the amount on deposit in the Term C Loan Collateral Accounts in excess of the sum of the Term L/C Obligations outstanding as of such time and (iii) Available Revolving Commitments at such time.

“Liquidity Covenant”: as defined in Section 8.9(a).

“Lloyds”: Lloyds Bank Corporate Markets PLC.

“Loan”: each Initial Term Loan, Incremental Term Loan, Extended Term Loan, Specified Refinancing Term Loan, Initial Revolving Loan, Incremental Revolving Loan, Extended Revolving Loan, Specified Refinancing Revolving Loan or Swing Line Loan, as the context shall require; collectively, the “Loans”.

“Loan Documents”: this Agreement, any Notes, the L/C Requests, any Intercreditor Agreement (on and after the execution thereof), any Other Intercreditor Agreement (on and after the execution thereof), the Guarantee and Collateral Agreement and any other Security Documents (in the case of the Guarantee and Collateral Agreement and any other Security Document, other than during a Collateral Suspension Period), each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”: Holdings, the Borrowers and each Subsidiary of the Parent Borrower that is a party to a Loan Document; individually, a “Loan Party”. For the avoidance of doubt, no Excluded Subsidiary shall be a Loan Party.

“LTM Consolidated EBITDA”: as of any date of determination, the aggregate amount of Consolidated EBITDA for the Most Recent Four Quarter Period (determined for any fiscal quarter (or portion thereof) ending prior to the Closing Date, on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four quarter period), provided that:

(1)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)            if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)            if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other related transaction (subject, in each case, to the provisions and limitations set forth in the definition of “Consolidated EBITDA”)) shall be as determined in good faith by the Parent Borrower.

“Management Advances”: (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Parent Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding the greater of $65,000,000 and 10.0% of LTM Consolidated EBITDA in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock.

“Management Guarantees”: guarantees (x) of up to an aggregate principal amount outstanding at any time of the greater of $65,000,000 and 10.0% of LTM Consolidated EBITDA of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Parent Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding the greater of $65,000,000 and 10.0% of LTM Consolidated EBITDA in the aggregate outstanding at any time.

“Management Investors”: the officers, directors, employees and other members of the management of any Parent, the Parent Borrower or any of their respective Subsidiaries, or family members or relatives of any thereof (provided that, solely for purposes of the definition of “Permitted Holders”, such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Parent Borrower), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent Borrower or any Parent.

“Management Stock”: Capital Stock of the Parent Borrower or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Mandatory Revolving Loan Borrowing”: as defined in Section 2.7(b).

“Market Capitalization”: an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Parent Borrower or any Parent Entity (including all shares of Capital Stock of such Parent Entity reserved for issuance upon conversion or exchange of Capital Stock of another Parent Entity outstanding on such date) on the date of declaration of the relevant dividend or making of any other Restricted Payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding such date.

“Material Adverse Effect”: any circumstance or condition (excluding any matters publicly disclosed prior to May 2, 2021 (i) in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof or (ii) in the Annual Report on Form 10-K of HGH and/or the Parent Borrower, and/or any quarterly or periodic report of HGH and/or the Parent Borrower, publicly filed thereafter) that would materially adversely affect (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability as to the Loan Parties (taken as a whole) party thereto of this Agreement and the other Loan Documents, (c) the ability of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, to perform their payment obligations under the Facilities, taken as a whole or (d) the material rights or remedies (taken as a whole) of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents.

“Material Restricted Subsidiary”: any Restricted Subsidiary other than one or more Restricted Subsidiaries designated by the Parent Borrower that individually or in the aggregate do not constitute Material Subsidiaries.

“Material Subsidiaries”: Subsidiaries of the Parent Borrower constituting, individually or in the aggregate (as if such Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Material Vehicle Lease Obligation”: any lease by any Special Purpose Subsidiary to the Parent Borrower or any of its Subsidiaries (other than any Special Purpose Subsidiary) of Rental Car Vehicles the aggregate net book value of which exceeds $150,000,000, entered into in connection with any Special Purpose Financing.

“Materials of Environmental Concern”: any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: the Initial Term B Loan Maturity Date, the Initial Term C Loan Maturity Date, the Initial Revolving Maturity Date, for any Extended Tranche, the “Maturity Date” set forth in the applicable Extension Amendment, for the 2023 Incremental Term Loan Commitments, the 2023 Incremental Term Loan Maturity Date, for any other Incremental Commitments the “Maturity Date” set forth in the applicable Incremental Commitment Amendment and for any Specified Refinancing Tranche the “Maturity Date” set forth in the applicable Specified Refinancing Amendment, as the context may require.

“Maximum Incremental Facilities Amount”: the sum of (1) the greater of (x) $635,000,000 and (y) 100% of the LTM Consolidated EBITDA at such date of determination (less any amount Incurred in reliance on the Incremental Fixed Dollar Basket pursuant to Section 8.10(b)((i)) (this clause (1), the “Incremental Fixed Dollar Basket”), plus (2) (w) all voluntary prepayments of the Initial Term Loan Facilities, commitment reductions of the Initial Revolving Facility and any Specified Refinancing Indebtedness or Exchange Notes or other Indebtedness, in each case, secured on a pari passu basis with the Facilities, (x) in the case of any Incremental Facility (or other Indebtedness incurred in reliance on the Maximum Incremental Facilities Amount) secured by Liens on the Collateral that rank pari passu with the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, all voluntary prepayments, redemptions or repurchases of any Incremental Facility incurred pursuant to the Incremental Fixed Dollar Basket or the Voluntary Prepayment Basket (less any amount Incurred in reliance on the Incremental Fixed Dollar Basket pursuant to Section 8.10(b)(i) and except to the extent funded with proceeds of long term Refinancing Indebtedness) and (y) in the case of any Incremental Facility (or other Indebtedness incurred in reliance on the Maximum Incremental Facilities Amount) secured by liens on the Collateral that rank junior to the liens on the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, all voluntary prepayments, redemptions or repurchases of any Incremental Facility incurred pursuant to the Incremental Fixed Dollar Basket or the Voluntary Prepayment Basket (less any amount Incurred in reliance on the Incremental Fixed Dollar Basket pursuant to Section 8.10(b)(i) and except to the extent funded with proceeds of long term Refinancing Indebtedness) (this clause (2), the “Voluntary Prepayment Basket”) plus (3) an unlimited amount so long as, in the case of this clause (3) only, such amount at such time could be incurred without causing (x) in the case of Indebtedness secured by liens on the Collateral that rank pari passu with the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the pro forma Consolidated First Lien Leverage Ratio to exceed (i) 3.00:1.00 or (ii) if incurred in connection with a Permitted Acquisition or Permitted Investment, the Consolidated First Lien Leverage Ratio immediately prior to such transaction (this clause (x), the “Pari Secured Ratio Incurrence Test”) and (y) in the case of Indebtedness secured by liens on the Collateral that rank junior to the liens on the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the pro forma Consolidated Total Secured Leverage Ratio to exceed (i) 4.25:1.00 or (ii) if incurred in connection with a Permitted Acquisition or Permitted Investment, the Consolidated Total Secured Leverage Ratio immediately prior to such transaction (this clause (y), the “Junior Secured Ratio Incurrence Test”), in each case, after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that (i) the full committed amount of any Incremental Revolving Commitments or Supplemental Revolving Commitments, as applicable, then being Incurred shall be treated as outstanding for such purpose and (ii) cash proceeds of any such Incremental Commitments then being incurred shall not be netted from indebtedness for purposes of calculating such Consolidated First Lien Leverage Ratio or Consolidated Total Secured Leverage Ratio, as applicable.

“MFN Adjustment” as defined in Section 2.9.

“MFN Exceptions” as defined in Section 2.9.

“Minimum Exchange Tender Condition”: as defined in Section 2.12(b).

“Minimum Extension Condition”: as defined in Section 2.10(g).

“MIRE Event”: if there are any Mortgaged Properties at such time, any increase, extension of the maturity or renewal of any of the Commitments or Loans, including an Incremental Commitment Amendment or Amendment, but excluding for the avoidance of doubt (a) any continuation or conversion of borrowings or (b) the making of any Loan.

“Mizuho”: Mizuho Bank, Ltd.

“Modifying Lender”: as defined in Section 11.1(h).

“Moody’s”: as defined in the definition of “Cash Equivalents” in this Section 1.1.

“Mortgaged Properties”: the collective reference to the real properties owned in fee by the Loan Parties as of the Closing Date and described on Schedule 5.8, or acquired after the Closing Date and required to be mortgaged as Collateral pursuant to the requirements of Section 7.9, including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party, in each case, unless and until such time as the Mortgage on such real property is released in accordance with the terms and provisions hereof and thereof.

“Mortgages”: each of the mortgages and deeds of trust, if any, executed and delivered by any Loan Party to the Administrative Agent, substantially in the form of Exhibit K, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Most Recent Four Quarter Period”: the four fiscal quarter period of the Parent Borrower ending on the last date of the most recently completed fiscal year or quarter for which financial statements of the Parent Borrower have been (or have been required to be) delivered hereunder; provided that, at the election of the Parent Borrower, for purpose of determining the permissibility of any transaction hereunder by reference to the Most Recent Four Quarter Period, the Parent Borrower may for any four fiscal quarter period ended at the fiscal year end, deliver internal unaudited financial statements of the Parent Borrower for the last quarter of such four fiscal quarter period.

“MS”: Morgan Stanley Bank, N.A.

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Natixis”: Natixis, New York Branch.

“NatWest”: NatWest Markets PLC.

“Navigations Solutions”: Navigation Solutions, LLC, a Delaware limited liability company.

“Net Available Cash”: from an Asset Disposition or Recovery Event, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Recovery Event or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, in each case as a consequence of, or in respect of, such Asset Disposition or Recovery Event (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 8.4), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition or involved in such Recovery Event, in accordance with the terms of any Lien upon such assets, or that must by its terms, or, in the case of any Asset Disposition, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition or Recovery Event, including any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Recovery Event, or to any other Person (other than the Parent Borrower or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition or involved in such Recovery Event, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition or involved in such Recovery Event and retained, indemnified or insured by the Parent Borrower or any Restricted Subsidiary after such Asset Disposition or Recovery Event, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition or Recovery Event, (v) in the case of an Asset Disposition, the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Parent Borrower or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Parent Borrower or any Restricted Subsidiary, in either case in respect of such Asset Disposition and (vi) in the case of any Recovery Event, any amount thereof that constitutes or represents reimbursement or compensation for any amount previously paid or to be paid by the Parent Borrower or any of its Subsidiaries.

“Net Proceeds”: with respect to any issuance or sale of any securities of the Parent Borrower or any Subsidiary by the Parent Borrower or any Subsidiary, or any capital contribution, or any incurrence of Indebtedness, the cash proceeds of such issuance, sale, contribution or incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or incurrence and net of taxes paid or payable as a result, or in respect, thereof.

“Net Short Lender”: as defined in Subsection 11.1(j).

“New York Fed”: as defined in the definition of “ABR” in this Section 1.1.

~~“Ninth Amendment”: that certain Amendment No. 9 to Credit Agreement, dated as of May 10, 2024, by and among Holdings, the Parent Borrower, the Subsidiary Borrowers party thereto, the other Guarantors party thereto and the Administrative Agent.~~

~~“Ninth Amendment Effective Date”: has the meaning specified in the Ninth Amendment.~~

“Non-Consenting Lender”: as defined in Section 11.1(g).

“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: as defined in Section 4.11.

“Non-Extending Lender”: as defined in Section 2.10(e).

“Non-Extended Revolving Commitments”: has the meaning specified in the Tenth Amendment. The aggregate amount of the Non-Extending Revolving Lenders’ Non-Extended Revolving Commitments on the Tenth Amendment Effective Date is $335,000,000.

“Non-Extended Revolving Loans”: has the meaning specified in the Tenth Amendment.

“Non-Extending Revolving Lender”: has the meaning specified in the Tenth Amendment.

“Non-Modifying Lender”: as defined in Section 11.1(h).

“Note”: as defined in Section 2.4(a).

“Obligation Currency”: as defined in Section 11.8(a).

“Obligations”: with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent Borrower or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Parent Borrower or any of its Subsidiaries (other than any Subsidiary that is not a Loan Party) in respect of a purchase of such goods or services.

“OFAC”: as defined in Section 5.22(a).

“Offered Amount”: as defined in Section 4.4(f)(ii).

“Offered Discount”: as defined in Section 4.4(f)(ii).

“OID”: as defined in Section 2.9(d).

“Other Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Parent Borrower and the Collateral Agent.

“Other Parent Entity”: as defined in the definition of “Parent Entity” in this Section 1.1.

“Other Representatives”: (a) the Lead Arrangers, (b) the other Arrangers, (c) the Joint Bookrunners and (d) the Senior Co-Manager.

“Outstanding Amount”: with respect to the Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date.

“Outstanding Revolving Commitments”: as of any date of determination, the aggregate amount of Revolving Commitments at such time.

“Overdrawn Amount” as defined in the definition of “Change of Control” in this Section 1.1.

“Parent”: any of Holdings or any Parent Entity.

“Parent Borrower”: as defined in the Preamble hereto, and any successor in interest thereto.

“Parent Entity”: any of HGH, any Other Parent Entity, and any other Person that becomes a direct or indirect Subsidiary of HGH or any Other Parent Entity after the Closing Date and of which Holdings is a direct or indirect Subsidiary that is designated by Holdings as a “Parent Entity”. As used herein, “Other Parent Entity” means a Person of which the then Relevant Parent Entity becomes a direct or indirect Subsidiary after the Closing Date (it being understood that, without limiting the application of the definition of “Change of Control” to the new Relevant Parent Entity, such existing Relevant Parent Entity so becoming such a Subsidiary shall not constitute a Change of Control).

“Parent Expenses”: (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Parent Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including trademarks, service marks, trade names, trade dress, domain names, social media identifiers and accounts, patents, copyrights and similar rights, including registrations, renewals, and applications for registration or renewal in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data, databases and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Parent Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Parent Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Parent Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness”: Indebtedness secured by a Lien on the Collateral ranking pari passu with the Liens securing the Obligations under the Loan Documents.

“Pari Secured Ratio Incurrence Test” as defined in the definition of “Maximum Incremental Facilities Amount” in this Section 1.1.

“Participant”: as defined in Section 11.6(c).

“Participant Register”: as defined in Section 11.6(c).

“Participating Lender”: as defined in Section 4.4(f)(iii).

“Patriot Act”: as defined in Section 11.17.

“Payment”: as defined in Section 10.14(a).

“Payment Notice”: as defined in Section 10.14(b).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Periodic Term CORRA Determination Day”: has the meaning assigned to such term in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day”: has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition”: as defined in clause (i) of the defined term “Permitted Investment” in this Section 1.1.

“Permitted Cure Securities”: (a) common equity securities of the Parent Borrower or any Parent Entity or (b) other Capital Stock of the Parent Borrower or any Parent Entity that (x) does not constitute Disqualified Stock and (y) does not require scheduled payments in cash in respect of such Capital Stock prior to the Latest Maturity Date.

“Permitted Debt Exchange”: as defined in Section 2.12(a).

“Permitted Debt Exchange Notes”: as defined in Section 2.12(a).

“Permitted Debt Exchange Offer”: as defined in Section 2.12(a).

“Permitted Holders”: (a) any of the Management Investors; (b) the Plan Sponsors; (c) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (a) or (b) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Relevant Parent Entity held by such “group”), and any other Person that is a member of such “group” and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any Subsidiary thereof or any Parent Entity. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which the Parent Borrower makes a payment in full of all of the Loans and terminates the Revolving Commitments or consummates a Change of Control Offer, together with its Affiliates, shall thereafter constitute a Permitted Holder.

“Permitted Investment”: an Investment by the Parent Borrower or any Restricted Subsidiary in, or consisting of, any of the following:

(i)            a Restricted Subsidiary, the Parent Borrower, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary of the Parent Borrower (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary) (such Investment pursuant to this clause (i), a “Permitted Acquisition”);

(ii)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(iii)          Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv)          receivables owing to the Parent Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v)           any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 8.4;

(vi)          securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Parent Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii)         Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date;

(viii)        Hedge Agreements and related Hedging Obligations;

(ix)          pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in, or made in connection with Liens permitted under, Section 8.2;

(x)           (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Parent Borrower, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Parent Borrower;

(xi)          bonds secured by assets leased to and operated by the Parent Borrower or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Parent Borrower or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii)         any Investment to the extent made using Capital Stock of the Parent Borrower (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

(xiii)        Management Advances;

(xiv)        Investments consisting of, or arising out of or related to, Vehicle Rental Concession Rights, including any Investments referred to in the definition of “Vehicle Rental Concession Rights”, and any Investments in Franchisees arising as a result of the Parent Borrower or any Restricted Subsidiary being party to any Vehicle Rental Concession or any related agreement jointly with any Franchisee, or leasing or subleasing any part of a Public Facility or other property to any Franchisee, or guaranteeing any obligation of any Franchisee in respect of any Vehicle Rental Concession or any related agreement;

(xv)         any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 8.6(b) (except transactions described in clauses (i), (v) and (vi) of Section 8.6(b)), including any Investment pursuant to any transaction described in Section 8.6(b)(ii) (whether or not any Person party thereto is at any time an Affiliate of the Parent Borrower);

(xvi)        Investments in Related Businesses in an aggregate amount not to exceed the greater of $225,000,000 and 35.0% of LTM Consolidated EBITDA;

(xvii)       (1) Investments in Franchise Special Purpose Entities directly or indirectly to finance or refinance the acquisition of Franchise Vehicles and/or related rights and/or assets, (2) Investments in Franchisees attributable to the acquisition, sale, leasing, financing or refinancing of Franchise Vehicles and/or related rights and/or assets, as determined in good faith by the Parent Borrower, (3) Investments in Franchisees, (4) Investments in Capital Stock of Franchisees and Franchise Special Purpose Entities (including pursuant to capital contributions), and (5) Investments in Franchisees arising as the result of Guarantees of Franchise Vehicle Indebtedness or Franchise Lease Obligations;

(xviii)      any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Parent Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(xix)        any Investment pursuant to an agreement entered into in connection with any securities lending or other securities financing transaction to the extent such securities lending or other securities financing transaction is otherwise permitted by the provisions of Section 8.4;

(xx)          Investments made as part of an Islamic financing arrangement, including Sukuk, if such arrangement, if structured as Indebtedness, would be permitted hereunder, provided that, the amount that would constitute Indebtedness if such arrangement were structured as Indebtedness, as determined in good faith by the Parent Borrower, shall be treated by the Parent Borrower as Indebtedness (including, to the extent applicable, with respect to the calculation of any amounts of Indebtedness outstanding thereunder);

(xxi)         Investments for bona fide tax (or similar) planning activities; provided that the security interest of the Collateral Agent in the Collateral is not materially impaired thereby, in each case, as determined by the Parent Borrower in good faith;

(xxii)        Investments in an aggregate amount not to exceed the greater of $317,500,000 and 50.0% of LTM Consolidated EBITDA, plus any amounts reallocated (and not otherwise utilized) from the General Restricted Payment Basket (this clause (xxii), the “General Investment Basket”);

(xxiii)       Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA; and

(xxiv)       Investments in joint ventures in an aggregate amount not to exceed the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA.

If any Investment pursuant to Section 8.5(b)(vii) is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not Section 8.5(b)(vii).

“Permitted Lien”: any Lien permitted pursuant to the Loan Documents, including those permitted to exist pursuant to Section 8.2 or described in any of the clauses of such Section 8.2.

“Permitted Payment”: as defined in Section 8.5(b).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization”: as defined in the Recitals hereto.

“Plan Sponsors”: collectively, (i) certain funds and accounts managed or advised by Knighthead Capital Management, LLC or one of its Controlled Investment Affiliates (“Knighthead”) and certain funds and accounts managed or advised by Certares Opportunities LLC or one of its Controlled Investment Affiliates (“Certares”), and CK Amarillo LP, a Delaware limited partnership formed by Certares and Knighthead (“Amarillo LP” and, together with Knighthead and Certares, the “Common Equity Plan Sponsors”), and (ii) each of, and any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case managed, advised or controlled by Apollo Global Management, Inc. and any of their respective Affiliates, and any of their respective successors, but not including any portfolio operating companies (this clause (ii), collectively, “Apollo”).

“Preferred Stock”: as applied to the Capital Stock of any corporation or company, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Capital Stock of any other class of such corporation or company.

“Preferred Stock Restricted Payment”: as defined in Section 8.5(a).

“Prepayment Date”: as defined in Section 4.4(b)(ii).

“Pricing Grid”:

(a) with respect to Initial Revolving Loans, Swing Line Loans and the Commitment Fee:

Consolidated Total Corporate Leverage Ratio	Applicable Margin for ABR Loans and Canadian Prime Rate Loans	Applicable Margin for Eurocurrency Loans, Term SOFR Loans, SONIA Loans and Term CORRA Loans	Applicable Commitment Fee Percentage
Greater than 3.50:1.00	2.50%	3.50%	0.500%
Equal to or less than 3.50:1.00 and greater than 2.50:1.00	2.25%	3.25%	0.375%
Equal to or less than 2.50:1.00	2.00%	3.00%	0.250%

(b)            with respect to Initial Term Loans:

Consolidated Total Corporate Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin For Term SOFR Loans
Greater than 3.50:1.00	2.50%	3.50%
Equal to or less than 3.50:1.00	2.25%	3.25%

“Prime Rate”: as defined in the definition of “ABR” in this Section 1.1.

“Private Side Information”: as defined in Section 7.2.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs”: any costs, fees and expenses associated with, in anticipation of, or in preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs, fees and expenses relating to compliance with the provisions of the Securities Act and the Exchange Act (as applicable to companies with equity or debt securities held by the public), the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursements, charges relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Facility”: (i) any airport; marine port; rail, subway, bus or other transit stop, station or terminal; stadium; convention center; or military camp, fort, post or base; or (ii) any other facility owned or operated by any nation or government or political subdivision thereof, or agency, authority or other instrumentality of any thereof, or other entity exercising regulatory, administrative or other functions of or pertaining to government, or any organization of nations (including the United Nations, the European Union and the North Atlantic Treaty Organization).

“Public Facility Operator”: a Person that grants or has the power to grant a Vehicle Rental Concession.

“Public Lender”: as defined in Section 7.2.

“Public Side Information”: as defined in Section 7.2.

“Purchase”: any Investment in any Person that thereby becomes a Restricted Subsidiary, or any other acquisition of any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or any designation of any Unrestricted Subsidiary as a Restricted Subsidiary.

“Purchase Money Obligations”: any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that for purposes of the definition of “Consolidated Total Corporate Indebtedness”, the term “Purchase Money Obligations” shall not include Indebtedness to the extent Incurred to finance or refinance the direct acquisition of Inventory or Vehicles (not acquired through the acquisition of Capital Stock of any Person owning property or assets, or through the acquisition of property or assets, that include Inventory or Vehicles).

“Qualified IPO”: any transaction or series of transactions after the Closing Date that results in the issuance, sale or listing of common equity interests of the Parent Borrower or any Parent Entity pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone, in connection with an underwritten or secondary public offering or otherwise) including by merger, consolidation or otherwise with and into a special purpose acquisition company or other Person that has consummated (or will consummate) an offering of the common Capital Stock of Holdings or any Parent and such equity interests are listed on a nationally-recognized stock exchange or over-the-counter market in the U.S or any analogous exchange or other recognized securities exchange in Canada, the United Kingdom or any country of the European Union.

“Qualifying Lender”: as defined in Section 4.4(f)(ii).

“RBC”: RBC Capital Markets.

“Receivable”: a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Recipient”: as defined in Section 10.14(a).

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party constituting Collateral giving rise to Net Available Cash to such Loan Party, as the case may be, in excess of $25,000,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Parent Borrower or any other Loan Party in respect of such casualty or condemnation.

“refinance”: refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Agreement”: as defined in Section 8.8(c).

“Refinancing Indebtedness”: Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Parent Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, that (1) the Refinancing Indebtedness has (x) a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Initial Term Loan Maturity Date) and (y) a weighted average life to maturity no earlier than the remaining weighted average life to maturity of the Indebtedness being refinanced (or, if earlier, the Initial Term B Loans or Initial Term C Loans, as applicable, for such type of Indebtedness), in each case, subject to the Inside Maturity Basket, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with this Agreement immediately prior to such refinancing plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Parent Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Refunded Swing Line Loans”: as defined in Section 2.7(b).

“Refunding Capital Stock”: as defined in Section 8.5(b)(i).

“Regions”: Regions Capital Markets, a division of Regions Bank.

“Register”: as defined in Section 11.6(b).

“Regulated Bank”: an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X”: Regulation S-X promulgated by the SEC as in effect on the Closing Date.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reimbursement Amount”: any amount drawn under a Letter of Credit issued hereunder which may be reimbursed by the Borrowers.

“Related Business”: those businesses in which the Parent Borrower or any of its Subsidiaries is engaged on the date of this Agreement, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Party”: as defined in Section 11.5.

“Related Taxes”: (x) any taxes, charges or assessments, including sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by Holdings or any Parent Entity other than to Holdings or another Parent Entity), required to be paid by Holdings or any Parent Entity by virtue of its being incorporated or organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity), or being a holding company parent of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to Holdings or any Parent Entity pursuant to Section 8.5, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof or (y) any other federal, state, foreign, provincial, territorial or local taxes measured by income for which Holdings or any Parent Entity is liable up to an amount not to exceed, with respect to federal, provincial, territorial and foreign taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of federal, provincial, territorial or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Parent Borrower had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the Parent Borrower and its Subsidiaries; provided that payments for such taxes shall be reduced by any portion of such taxes attributable to such income for each period directly paid to the proper Governmental Authority; provided, further, that any payments attributable to the income of Unrestricted Subsidiaries shall be permitted only to the extent that cash payments were made for such purpose by the Unrestricted Subsidiaries to the Parent Borrower or its Restricted Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

“Relevant Governmental Body”: (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any Other Designated Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Parent Entity”: (i) Holdings, so long as Holdings is not a Subsidiary of a Parent Entity and (ii) any Parent Entity, so long as Holdings is a Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity.

“Rental Car LKE Account”: any deposit, trust, investment or similar account maintained by, for the benefit of, or under the control of, the “qualified intermediary” in connection with the Rental Car LKE Program.

“Rental Car LKE Program”: a “like-kind-exchange program” with respect to certain of the Vehicles of the Parent Borrower and its Subsidiaries, under which such Vehicles will be disposed from time to time and proceeds of such dispositions will be held in a Rental Car LKE Account and used to acquire replacement Vehicles and/or repay indebtedness secured by such Vehicles, in a series of transactions intended to qualify as a “like-kind-exchange” within the meaning of the Code (or comparable term pursuant to a substantially similar program under the Code).

“Rental Car Vehicles”: all Vehicles owned by or leased to the Parent Borrower or a Restricted Subsidiary that are or have been offered for lease or rental by any of the Parent Borrower and its Restricted Subsidiaries in their vehicle rental operations, including any such Vehicles being held for sale.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .21, .22, .23, .24, .25, .27, .28 or .33 of PBGC Regulation Section 4043 or any successor regulation thereto.

“Repricing Transaction”: (i) any prepayment or repayment of Initial Term B Loans, Initial Term C Loans or 2023 Incremental Term Loans by the Borrowers with the proceeds of, or any conversion of Initial B Term Loans, Initial Term C Loans or 2023 Incremental Term Loans, as applicable, into, any substantially concurrent issuance of new or replacement tranche of broadly syndicated senior secured first lien term loans under credit facilities the primary purpose of which is to reduce the all-in-yield applicable to the Initial Term B Loans, Initial Term C Loans or 2023 Incremental Term Loans and (ii) any amendment to this Agreement (including any assignment by a Term Loan Lender of its Initial B Term Loans, Initial Term C Loans or 2023 Incremental Term Loans pursuant to Section 11.1(g) as a result of such Term Loan Lender being a Non-Consenting Lender) the primary purpose of which is to reduce the all-in-yield applicable to the Initial Term B Loans, Initial Term C Loans or 2023 Incremental Term Loans (with the all-in-yield, in each case, calculated in a manner consistent with the MFN Adjustment and as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices); provided that notwithstanding anything to the contrary, in no event shall any prepayment, repayment or amendment in connection with a transaction involving a Change of Control, a Qualified IPO, a material Sale or any Transformative Acquisition constitute a Repricing Transaction.

“Required Lenders”: Lenders the Total Credit Percentages of which aggregate to greater than 50.0%; provided that the Revolving Commitments (or, if the Revolving Commitments have terminated or expired, the Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) and Term Loans, in each case held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders”: Lenders the Revolving Commitment Percentage of which aggregate to greater than 50.0%; provided that the Revolving Commitments (or, if the Revolving Commitments have terminated or expired, all Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Standstill Provisions”: as defined in the Guarantee and Collateral Agreement.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer, treasurer or controller of such Person, (c) with respect to Section 7.7 and without limiting the foregoing, the general counsel of such Person, (d) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person and (e) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors of such Person. For all purposes of this Agreement, the term “Responsible Officer” shall mean a Responsible Officer of the Parent Borrower unless the context otherwise requires.

“Restricted Fleet Cash”: cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments of the Parent Borrower and its Subsidiaries that are classified as “restricted” for financial statement purposes to be used for the purchase of revenue earning vehicles and other specified uses under the Parent Borrower’s and its Subsidiaries’ fleet financing facilities, including any Rental Car LKE Program.

“Restricted Payment”: as defined in Section 8.5(a).

“Restricted Payment Transaction”: any Restricted Payment permitted pursuant to Section 8.5, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary”: any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Revaluation Date”: (a) with respect to any Letter of Credit issued in a Designated Foreign Currency, each of the following: (i) each date of issuance, extension or renewal of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Lender under such Letter of Credit, (iv) the first Business Day of each month, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall reasonably require and (b) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in a Designated Foreign Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in a Designated Foreign Currency pursuant to Section 4.2(b), and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Commitment”: as to any Lender, the aggregate of its Initial Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments and Specified Refinancing Revolving Commitments; collectively, as to all Lenders, the “Revolving Commitments.”

“Revolving Commitment Percentage”: as to any Lender, the percentage of the aggregate Revolving Commitments constituted by its Revolving Commitment (or, if the Revolving Commitments have terminated or expired, the percentage which (a) the sum of (i) such Lender’s then outstanding Revolving Loans (including in the case of Revolving Loans made by such Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (ii) such Lender’s interests in the aggregate Revolving L/C Obligations and Swing Line Loans then outstanding then constitutes of (b) the sum of (i) the aggregate Revolving Loans of all the Lenders then outstanding (including in the case of Revolving Loans made by such Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (ii) the aggregate Revolving L/C Obligations and Swing Line Loans then outstanding); provided that (x) for purposes of Sections 4.14(d) and (e), “Revolving Commitment Percentage” shall mean the percentage of the aggregate Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its Swing Line Exposure or Revolving L/C Obligations are reallocated to the Non-Defaulting Lenders) constituted by such Lender’s Revolving Commitment~~.~~ and (y) for purposes of the definitions of “2025 Required Extending Revolving Lenders” and “2025 Supermajority Extending Revolving Lenders”, “Revolving Commitment Percentage” shall mean the percentage of the aggregate 2025 Extended Revolving Commitments (or, if the 2025 Extended Revolving Commitments have terminated or expired, the percentage which (a) the sum of (i) such 2025 Extending Revolving Lender’s then outstanding 2025 Extended Revolving Loans (including in the case of 2025 Extended Revolving Loans made by such 2025 Extending Revolving Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (ii) such 2025 Extending Revolving Lender’s interests in the aggregate Revolving L/C Obligations and Swing Line Loans then outstanding then constitutes of (b) the sum of (i) the aggregate 2025 Extended Revolving Loans of all the 2025 Extending Revolving Lenders then outstanding (including in the case of 2025 Extended Revolving Loans made by such Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (ii) the aggregate Revolving L/C Obligations of all 2025 Extending Revolving Lenders and Swing Line Loans then outstanding).

“Revolving Commitment Period”: the Initial Revolving Commitment Period, the “Revolving Commitment Period” in respect of any Tranche of Extended Revolving Commitments as set forth in the applicable Extension Amendment, the “Revolving Commitment Period” in respect of any Tranche of Incremental Revolving Commitments as set forth in the applicable Incremental Commitment Amendment or the “Revolving Commitment Period” in respect of any Tranche of Specified Refinancing Revolving Facilities as set forth in the applicable Specified Refinancing Amendment, as the context may require.

“Revolving Exposure”: at any time the aggregate principal amount at such time of all outstanding Revolving Loans (including in the case of Revolving Loans denominated in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof). The Revolving Exposure of any Lender at any time shall equal its Revolving Commitment Percentage of the aggregate Revolving Exposure at such time.

“Revolving Issuing Lender”: (a) initially, Barclays, DBNY, BNPP, RBC, Citizens, BMO, Mizuho, JPMorgan, Crédit Agricole, Bank of America and MS, (b) any Revolving Lender, which at the request of the Parent Borrower and with the consent of the Administrative Agent, agrees, in such Revolving Lender’s sole discretion, to become an Issuing Revolving Lender for the purpose of issuing Revolving Letters of Credit and (c) in respect of each Existing Letter of Credit identified on Schedule B hereof as a “Revolving Letter of Credit”, the issuer thereof; provided that any issuer of an Existing Letter of Credit that does not also have a Revolving Commitment under this Agreement shall be a Revolving Issuing Lender with respect to such Existing Letter of Credit only, shall not be a Lender hereunder and shall not be obligated or entitled to issue any other Revolving Letter of Credit under this Agreement.

“Revolving L/C Commitment Amount”: $1,845,000,000.00 as of the Seventh Amendment Effective Date; provided that as of the date hereof, the Revolving L/C Commitment Amount (a) in the case of Barclays is $125,000,000, (b) in the case of DBNY is $125,000,000, (c) in the case of BNPP is $125,000,000, (d) in the case of RBC is $125,000,000, (e) in the case of Citizens is $125,000,000, (f) in the case of BMO is $125,000,000, (g) in the case of Mizuho is $125,000,000, (h) in the case of JPMorgan is $125,000,000, (i) in the case of Crédit Agricole is $125,000,000, (j) in the case of Bank of America is $125,000,000, (k) in the case of MS is $125,000,000, (l) in the case of GS is $125,000,000, (m) in the case of Truist is $125,000,000, (n) in the case of CIBC is $55,000,000, (o) in the case of Lloyds is $55,000,000, (p) in the case of Regions is $55,000,000 and (q) in the case of Citibank, N.A. is $55,000,000; provided further, that, notwithstanding anything to the contrary herein, in the event that any Additional Incremental Lender or any Lender (including each Lender referenced in foregoing clauses (a) through (k) hereof) chooses to provide Supplemental Revolving Commitments pursuant to Section 2.9, such Lender may elect to (i) increase the Revolving L/C Commitment Amount allocable to such Lender in foregoing clauses (a) through (k) in an amount up to the amount of such Supplemental Revolving Commitments or (ii) have all or a portion of its Supplemental Revolving Commitments added to and incorporated in this definition. For the avoidance of doubt, any increases pursuant to clauses (i) and/or (ii) hereof shall relate only to such electing Lender’s Revolving L/C Commitment Amount and shall go into effect without the consent of any other Lender.

“Revolving L/C Fee Payment Date”: with respect to any Revolving Letter of Credit, the last day of each March, June, September and December to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof; provided that if any Revolving L/C Fee Payment Date would otherwise occur on a day that is not a Business Day, such Revolving L/C Fee Payment Date shall be the immediately preceding Business Day.

“Revolving L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Revolving Letters of Credit (including in the case of outstanding Revolving Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the aggregate then undrawn and unexpired amount thereof) and (b) the aggregate amount of drawings under Revolving Letters of Credit which have not then been reimbursed pursuant to Section 3.5 (including in the case of Revolving Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the unreimbursed aggregate amount of drawings thereunder, to the extent that such amount has not been converted into Dollars in accordance with Section 3.5).

“Revolving L/C Participants”: the collective reference to all the Revolving Lenders other than the applicable Revolving Issuing Lender.

“Revolving L/C Participation”: as defined in Section 3.4.

“Revolving Lender”: any Lender having a Revolving Commitment and/or a Revolving Loan outstanding hereunder.

“Revolving Lender Presentation”: that certain Lender Presentation with respect to the Initial Revolving Facility dated May 19, 2021 and furnished to Revolving Lenders in connection with the Initial Revolving Commitments hereunder.

“Revolving Letter of Credit” or “Revolving L/C”: as defined in Section 3.1(a).

“Revolving Loans”: Initial Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans and Specified Refinancing Revolving Loans, as the context shall require.

“Rollover Indebtedness”: Indebtedness of a Borrower or a Guarantor issued to any Lender in lieu of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to Section 4.4(a) or (b)(i), so long as (other than in connection with a refinancing in full of the Term Loans) such Indebtedness would not have a weighted average life to maturity earlier than the remaining weighted average life to maturity of the Tranche of Term Loans being repaid.

“QFC Credit Support” as defined in Section 11.21.

“S&P”: as defined in the definition of “Cash Equivalents” in this Section 1.1.

“Sale”: any disposition of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or any designation of any Restricted Subsidiary as an Unrestricted Subsidiary.

“Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Designated Foreign Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Designated Foreign Currency.

“Sanctioned Country”: as defined in Section 5.22(b).

“Sanctioned Party”: as defined in Section 5.22(b).

“Sanctions”: as defined in Section 5.22(a).

“Schedule I Lender”: a Lender which is a Canadian chartered bank listed on Schedule I of the Bank Act (Canada).

“Section 2.10 Additional Amendment”: as defined in Section 2.10(c).

“SEC”: the Securities and Exchange Commission.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

“Securitization Subsidiaries”: as defined in the definition of “Excluded Subsidiary” in this Section 1.1.

“Security Documents”: except during any Collateral Suspension Period, the collective reference to each Mortgage related to any Mortgaged Property, the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to Section 7.9(b), 7.9(c) or 7.9(f), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Senior Co-Manager”: (a) BofA Securities, Inc., in its capacity as senior co-manager of the Initial Term Loan Commitments and the Initial Revolving Commitments hereunder and (b) CIBC, Citibank, N.A., Lloyds, NatWest and Regions, each in its capacity as senior co-manager of the 2023 Incremental Term Loan Commitments hereunder.

“Senior Credit Facility”: the collective reference to this Agreement, any Loan Documents, any notes and letters of credit (including any Letters of Credit) issued pursuant hereto and any guarantee and collateral agreement, patent, trademark or copyright security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under this Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Credit Facility). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Service Vehicles”: all Vehicles owned by the Parent Borrower or a Subsidiary of Parent Borrower that are classified as “plant, property and equipment” in the consolidated financial statements of the Parent Borrower that are not rented or offered for rental by the Parent Borrower or any of its Subsidiaries, including any such Vehicles being held for sale.

“Set”: the collective reference to Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans of a single Tranche and currency, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans shall originally have been made on the same day).

“Seventh Amendment”: that certain Amendment No. 7 to Credit Agreement, dated as of November 17, 2023, by and among Holdings, the Parent Borrower, the Subsidiary Borrowers party thereto, the other Guarantors party thereto, the 2023 Incremental Term Lenders and the Administrative Agent.

“Seventh Amendment Effective Date”: has the meaning specified in the Seventh Amendment.

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR”: means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solicited Discounted Prepayment Amount”: as defined in Section 4.4(f)(iv).

“Solicited Discounted Prepayment Notice”: an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 4.4(f)(iv) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer”: the irrevocable written offer by each Lender, substantially in the form of Exhibit M, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date”: as defined in Section 4.4(f) (iv).

“Solicited Discount Proration”: as defined in Section 4.4(f)(iv).

“Solvent” and “Solvency”: with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“SONIA”: with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Adjustment”: 0.1193% (11.93 basis points) per annum.

“SONIA Administrator”: the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website”: the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing”: as to any Borrowing, the SONIA Loans comprising such Borrowing.

“SONIA Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required by law to close.

“SONIA Interest Day”: as defined in the definition of “Daily Simple SONIA” in this Section 1.1.

“SONIA Loan”: a Loan that bears interest at a rate based on Daily Simple SONIA.

“Special Purpose Entity”: (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets).

“Special Purpose Financing”: any financing or refinancing of assets consisting of or including Receivables and/or Vehicles of the Parent Borrower or any Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings”: representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Parent Borrower or any of its Restricted Subsidiaries that the Parent Borrower determines in good faith are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Parent Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Parent Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary”: a Subsidiary of the Parent Borrower that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or related rights (including under leases, manufacturer warranties, and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and (y) any business or activities incidental or related to such business and (b) is designated as a “Special Purpose Subsidiary” by the Parent Borrower.

“Specified Discount”: as defined in Section 4.4(f)(ii).

“Specified Discount Prepayment Amount”: as defined in Section 4.4(f)(ii).

“Specified Discount Prepayment Notice”: an irrevocable written notice of the Parent Borrower of Specified Discount Prepayment made pursuant to Section 4.4(f)(ii) substantially in the form of Exhibit N.

“Specified Discount Prepayment Response”: the written response by each Lender, substantially in the form of Exhibit O, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date”: as defined in Section 4.4(f)(ii).

“Specified Discount Proration”: as defined in Section 4.4(f)(ii).

“Specified Equity Contribution”: any cash equity contribution made to the Parent Borrower or any Parent Entity and subsequently contributed or otherwise paid as equity capital to the Parent Borrower in exchange for Permitted Cure Securities; provided that (a) such cash equity contribution is to the Parent Borrower or any Parent Entity and subsequently contributed or otherwise paid as equity capital to the Parent Borrower (x) after the first day of the applicable fiscal quarter and (y) on or prior to the date that is 15 Business Days after the date on which the Compliance Certificate is required to be delivered with respect to such applicable fiscal quarter or fiscal year pursuant to Subsection 7.1(a) or 7.1(b) (the “Anticipated Cure Deadline”), (b) the Parent Borrower identifies such equity contribution as a “Specified Equity Contribution” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent, (c) in each four fiscal quarter period, there shall exist at least two fiscal quarters in respect of which no Specified Equity Contribution shall have been made, (d) no more than five Specified Equity Contributions may be made during the term of this Agreement and (e) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA hereunder shall be limited to the amount required to effect or continue compliance with the Financial Maintenance Covenant, and such amount shall be added to Consolidated EBITDA solely when calculating Consolidated EBITDA for purposes of determining compliance with the Financial Maintenance Covenant.

“Specified Existing Tranche”: as defined in Section 2.10(a).

“Specified Refinancing Amendment”: an amendment to this Agreement effecting the incurrence of Specified Refinancing Facilities in accordance with Section 2.11.

“Specified Refinancing Facilities”: as defined in Section 2.11(a).

“Specified Refinancing Facility Closing Date”: as defined in Section 2.11(a).

“Specified Refinancing Indebtedness”: Indebtedness incurred by the Parent Borrower and its Restricted Subsidiaries pursuant to and in accordance with Section 2.11.

“Specified Refinancing Lenders”: as defined in Section 2.11(b).

“Specified Refinancing Loans”: as defined in Section 2.11(a).

“Specified Refinancing Revolving Commitment”: as to any Lender, its obligation to make Specified Refinancing Revolving Loans to, and/or participate in Swing Line Loans made to, and/or participate in Revolving Letters of Credit issued on behalf of, the Borrowers.

“Specified Refinancing Revolving Facilities”: as defined in Section 2.11(a).

“Specified Refinancing Revolving Loans”: as defined in Section 2.11(a).

“Specified Refinancing Term Loan Facilities”: as defined in Section 2.11(a).

“Specified Refinancing Term Loans”: as defined in Section 2.11(a).

“Specified Refinancing Tranche”: Specified Refinancing Facilities with the same terms and conditions made on the same day and any Supplemental Term Loan or Supplemental Revolving Commitments and Loans in respect thereof, as applicable, added to such Tranche pursuant to Section 2.9.

“Spot Rate of Exchange”: (i) with respect to any Designated Foreign Currency (except as provided in clause (ii) below), at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Designated Foreign Currency on the Reuters System (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London), provided that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent (and reasonably satisfactory to the Parent Borrower) and, if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions or (ii) with respect to any Letters of Credit denominated in any Designated Foreign Currency (x) for the purposes of determining the Dollar Equivalent of L/C Obligations and for the calculation of L/C Fees and related commissions, the spot rate of exchange quoted in the Wall Street Journal on the first Business Day of each month (or, if same does not provide rates, by such other means reasonably satisfactory to the Administrative Agent and the Parent Borrower) and (y) for the purpose of determining the Dollar Equivalent of any Letter of Credit with respect to (A) a demand for payment of any drawing under such Letter of Credit (or any portion thereof) to any Revolving L/C Participants pursuant to Section 3.4(a) or (B) a notice from any Issuing Lender for reimbursement of the Dollar Equivalent of any drawing (or any portion thereof) under such Letter of Credit by the applicable Borrower pursuant to Section 3.5, the market spot rate of exchange quoted by such Issuing Lender in respect of such drawing.

“Standby Letter of Credit”: as defined in Section 3.1(b).

“Stated Amount”: with respect to any Letter of Credit, the maximum available amount available to be drawn under such Letter of Credit (using the Dollar Equivalent thereof for any Letter of Credit denominated in a Designated Foreign Currency).

“Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Sterling” and “₤”: the lawful currency of the United Kingdom.

“Submitted Amount”: as defined in Section 4.4(f)(iii).

“Submitted Discount”: as defined in Section 4.4(f)(iii).

“Subordinated Obligations”: any Indebtedness of the Parent Borrower (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Loans pursuant to a written agreement in an aggregate amount in excess of the greater of $100,000,000 and 15.0% of LTM Consolidated EBITDA.

“Subsidiary”: as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Borrower”: each Restricted Subsidiary that is a Domestic Subsidiary and a Wholly Owned Subsidiary that becomes a Borrower pursuant to a Subsidiary Borrower Joinder, together with their respective successors and assigns, unless and until such time as the respective Subsidiary Borrower ceases to be a Borrower in accordance with the terms and provisions hereof. Upon receipt of a Subsidiary Borrower Joinder, the Administrative Agent shall promptly transmit each such notice to each of the Lenders; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Subsidiary as a Subsidiary Borrower hereunder.

“Subsidiary Borrower Joinder”: a joinder in substantially the form of Exhibit S hereto, to be executed by each Subsidiary Borrower designated as such after the Closing Date.

“Subsidiary Borrower Termination”: a Subsidiary Borrower Termination delivered to the Administrative Agent in accordance with Section 11.1(i), substantially in the form of Exhibit T hereto.

“Subsidiary Guarantor”: each Domestic Subsidiary (other than any Excluded Subsidiary) of the Parent Borrower which executes and delivers a Subsidiary Guaranty, in each case, unless and until such time as the respective Subsidiary Guarantor (a) ceases to constitute a Domestic Subsidiary of the Parent Borrower, (b) becomes an Excluded Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations under the Subsidiary Guaranty in accordance with the terms and provisions thereof.

“Subsidiary Guaranty”: the guaranty of the obligations of the Borrowers under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.

“Successor Company”: as defined in Section 8.3(a).

“Supplemental Revolving Commitments”: as defined in Section 2.9(a).

“Supplemental Term Loan Commitments”: as defined in Section 2.9(a).

“Supplemental Term Loans”: Term Loans made in respect of Supplemental Term Loan Commitments.

“Supported QFC” as defined in Section 11.21.

“Swing Line Commitment”: the Swing Line Lender’s obligation to make Swing Line Loans pursuant to Section 2.7.

“Swing Line Exposure”: at any time the aggregate principal amount at such time of all outstanding Swing Line Loans. The Swing Line Exposure of any Revolving Lender at any time shall equal its Revolving Commitment Percentage of the aggregate Swing Line Exposure at such time.

“Swing Line Lender”: Barclays, in its capacity as provider of the Swing Line Loans.

“Swing Line Loan”: as defined in Section 2.7(a).

“Swing Line Loan Participation Certificate”: a certificate substantially in the form of Exhibit Q.

“Sydney Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in Sydney, Australia are authorized or required by law to close.

“Taxes”: as defined in Section 4.11(a).

“Temporary Cash Investments”: any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America, Canada or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Parent Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A-2” by S&P or “P-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Parent Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act, and (ix) similar investments approved by the Board of Directors in the ordinary course of business. For the avoidance of doubt, for purposes of this definition and the definitions of “Cash Equivalents,” and “Investment Grade Rating,” rating identifiers, watches and outlooks will be disregarded in determining whether any obligations satisfy the rating requirement therein or whether the Applicable Rating Threshold is satisfied, as applicable.

“Tenth Amendment”: that certain Amendment No. 10 to Credit Agreement, dated as of May 6, 2025, by and among Holdings, the Parent Borrower, the Subsidiary Borrowers party thereto, the other Guarantors party thereto, the 2025 Extending Revolving Lenders party thereto, the Consenting Revolving Issuing Banks party thereto, the Swing Line Lender and the Administrative Agent.

“Tenth Amendment Effective Date”: has the meaning specified in the Tenth Amendment.

“Term C Loan Collateral Accounts”: the cash collateral accounts or securities accounts established pursuant to, and subject to the terms of, Section 3.11 for the purpose of cash collateralizing the Term L/C Obligations in respect of Term Letters of Credit.

“Term C Loan Collateral Account Balance”: at any time, with respect to any Term C Loan Collateral Account, the aggregate amount on deposit in such Term C Loan Collateral Account. References herein and in the other Loan Documents to the Term C Loan Collateral Account Balance shall be deemed to refer to the Term C Loan Collateral Account Balance in respect of the applicable Term C Loan Collateral Account or to the Term C Loan Collateral Account Balance in respect of all Term C Loan Collateral Accounts, as the context may require.

“Term CORRA”: for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment”: (a) For any calculation with respect to a Canadian Prime Rate Loan or a Term CORRA Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Canadian Prime Rate Loans:

0.29547%

Term CORRA Loans:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

“Term CORRA Administrator”: Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan”: a Loan made pursuant to Section 2.1 that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate”: the forward-looking term rate based on CORRA.

“Term Credit Percentage”: as to any Lender at any time, the percentage of the aggregate outstanding Term Loans (if any) of the Lenders and aggregate unused Term Loan Commitments of the Lenders (if any) then constituted by such Lender’s outstanding Term Loans (if any) and such Lender’s unused Term Loan Commitments (if any).

“Term L/C Cash Coverage Requirement”: as provided in Section 3.11.

“Term L/C Fee Payment Date”: with respect to any Term Letter of Credit, the last day of each March, June, September and December to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof; provided that if any Term L/C Fee Payment Date would otherwise occur on a day that is not a Business Day, such Term L/C Fee Payment Date shall be the immediately preceding Business Day.

“Term L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Term Letters of Credit (including in the case of outstanding Term Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the aggregate then undrawn and unexpired amount thereof) and (b) the aggregate amount of drawings under Term Letters of Credit which have not then been reimbursed pursuant to Section 3.5 (including in the case of Term Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the unreimbursed aggregate amount of drawings thereunder, to the extent that such amount has not been converted into Dollars in accordance with Section 3.5). For all purposes of this Agreement, if on any date of determination a Term Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Term Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Term L/C Permitted Investments”:

(i)            any Temporary Cash Investments, Investment Grade Securities or Cash Equivalents; and

(ii)           such other securities as agreed to by the Parent Borrower and the applicable Term Issuing Lender from time to time.

“Term Letter of Credit” or “Term L/Cs”: each letter of credit issued pursuant to Section 3.1(a)(ii) (including Existing Letters of Credit deemed issued as Term Letters of Credit pursuant to Section 3.1(a)(ii)).

“Term Letter of Credit Commitment”: $245,000,000, as the same may be reduced from time to time pursuant to Section 2.4(c) or Section 4.4(e).

“Term Issuing Lender”: (a) initially, Barclays, (b) any other Person, which at the request of the Parent Borrower and with the consent of the Administrative Agent, agrees, in such Persons’ sole discretion, to become a Term Issuing Lender for the purpose of issuing Term Letters of Credit and (c) in respect of each Existing Letter of Credit identified on Schedule B hereof as a “Term Letter of Credit”, the issuer thereof; provided that any issuer of an Existing Letter of Credit (other than Barclays) shall be a Term Issuing Lender with respect to such Existing Letter of Credit only, shall not be a Lender hereunder and shall not be obligated or entitled to issue any other Term Letter of Credit under this Agreement; provided, further, that it is understood and agreed that Barclays shall be the only Term Issuing Lender on the Closing Date.

“Term Letter of Credit Outstandings”: at any time, with respect to any Term Issuing Lender, the sum of, without duplication, (a) the aggregate then undrawn and unexpired amount of the then outstanding Term Letters of Credit issued by such Term Issuing Lender (including in the case of outstanding Term Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the aggregate then undrawn and unexpired amount thereof) and (b) the aggregate amount of drawings under Term Letters of Credit issued by such Term Issuing Lender which have not then been reimbursed pursuant to Section 3.5 (including in the case of Term Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the unreimbursed aggregate amount of drawings thereunder, to the extent that such amount has not been converted into Dollars in accordance with Section 3.5).

“Term Loan Commitment”: as to any Lender, the aggregate of its Initial Term B Loan Commitments, Initial Term C Loan Commitments, Incremental Term Loan Commitments and Supplemental Term Loan Commitments; collectively as to all Lenders the “Term Loan Commitments.”

“Term Loan Lender”: any Lender having a Term Loan Commitment hereunder and/or a Term Loan outstanding hereunder; and all such Lenders, collectively, the “Term Loan Lenders”.

“Term Loan Lender Presentation”: that certain Lender Presentation with respect to the Initial Term Loan Facilities dated June 7, 2021 and furnished to Term Loan Lenders in connection with the Initial Term Loan Commitments hereunder.

“Term Loans”: Initial Term Loans, Incremental Term Loans (including the 2023 Incremental Term Loans), Supplemental Term Loans, Extended Term Loans and Specified Refinancing Term Loans, as the context shall require.

“Term Sheet”: as defined in the Commitment Letter.

“Term SOFR”: with respect to Revolving Loans and Term Loans:

(a)            for any calculation with respect to a Revolving Loan or Term Loan that is a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR with respect to such Revolving Loan or Term Loan that is a Term SOFR Loan will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Revolving Loan or Term Loan that is an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR with respect to such Revolving Loan or Term Loan that is an ABR Loan will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that, if Term SOFR in respect of any Revolving Loan that is a Term SOFR Loan shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Adjustment”: (a) For any calculation with respect to an ABR Loan or a Term SOFR Loan (in each case, other than a 2023 Incremental Term Loan), a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

ABR Loans:

0.11448%

Term SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

(b) For any calculation with respect to an ABR Loan or a Term SOFR Loan that is a 2023 Incremental Term Loan, 0.00% per annum.

“Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan”: (x) a Revolving Loan that bears interest at a rate based on Term SOFR or (y) a Term Loan that bears interest at a rate based on Adjusted Term SOFR, as applicable.

“Term SOFR Reference Rate”: the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Third Amendment”: that certain Amendment No. 3 to Credit Agreement, dated as of March 31, 2022, by and among the Parent Borrower, the Subsidiary Borrowers, the several Lenders and Issuing Lenders party thereto, the March 2022 Increasing Revolving Lender (as defined therein), the Administrative Agent and the Collateral Agent.

“Third Amendment Effective Date”: the “Third Amendment Effective Date” as defined in the Third Amendment. The Third Amendment Effective Date occurred on March 31, 2022.

“Total Credit Percentage”: as to any Lender at any time, the percentage which (a) the sum of (i) such Lender’s Revolving Commitment then outstanding (or, if the Revolving Commitments have terminated or expired, the sum of (x) such Lender’s then outstanding Revolving Loans (including, in the case of Revolving Loans made by such Lender in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (y) such Lender’s interests in the aggregate Revolving L/C Obligations and Swing Line Loans then outstanding), and (ii) such Lender’s then outstanding Term Loans (if any) and such Lender’s unused Term Loan Commitments (if any) then outstanding constitutes of (b) the sum of (i) the Revolving Commitments of all Lenders then outstanding (or, if the Revolving Commitments have terminated or expired, the sum of (x) the aggregate Revolving Loans of all the Lenders then outstanding (including, in the case of Revolving Loans denominated in any Designated Foreign Currency, the Dollar Equivalent of the aggregate unpaid principal amount thereof) plus (y) the aggregate Revolving L/C Obligations and Swing Line Loans of all Lenders then outstanding) and (ii) the aggregate outstanding Term Loans (if any) of all Lenders then outstanding and aggregate unused Term Loan Commitments of all Lenders (if any) then outstanding.

“Total Leverage Excess Proceeds”: as defined in Section 8.4(b).

“Trade Payables”: with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Tranche”: (i) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments (as applicable) are (1) Initial Term B Loans or Initial Term B Loan Commitments, (2) Initial Term C Loans or Initial Term C Loan Commitments, (3) 2023 Incremental Term Loans or 2023 Incremental Term Loan Commitments (4) any other Incremental Term Loans or Incremental Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to Section 2.9, (5) Extended Term Loans (of the same Extension Series) or (6) Specified Refinancing Term Loan Facilities with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to Section 2.9; and (ii) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans or commitments are (1) Initial Revolving Commitments or Initial Revolving Loans, (2) Incremental Revolving Commitments or Incremental Revolving Loans with the same terms and conditions made on the same day and any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to Section 2.9, (3) Extended Revolving Loans or Extended Revolving Commitments (of the same Extension Series) or (4) Specified Refinancing Revolving Facilities with the same terms and conditions made on the same day and any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to Section 2.9.

“Transaction Costs”: as defined in Section 5.17.

“Transactions”: the consummation of the Plan of Reorganization, the Closing Date Refinancing, the Incurrence of the Closing Date ABS Facilities and the Facilities hereunder, the issuance of the Closing Date Preferred Stock and the payment of the Transaction Costs.

“Treasury Capital Stock”: as defined in Section 8.5(b)(i).

“Transferee”: any Participant or Assignee.

“Transformative Acquisition”: any acquisition or investment by the Parent Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment, would not provide the Parent Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may, from time to time, be further amended, supplemented or otherwise modified.

“Truist”: Truist Securities, Inc.

“Type”: the type of Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there being multiple Types of Loans hereunder, namely ABR Loans, Term SOFR Loans and Eurocurrency Loans in certain of the Designated Foreign Currencies, Canadian Prime Rate Loans, Term CORRA Loans and SONIA Loans.

“UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan, determined as of such valuation date, allocable to such accrued benefits.

“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“Unpaid Drawing”: as defined in Section 3.5.

“Unrestricted Cash”: as at any date of determination, the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts listed on the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as of the last day of the Parent Borrower’s fiscal month ending immediately prior to such date of determination for which a consolidated balance sheet is available to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely (w) because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to any Intercreditor Agreement or any Other Intercreditor Agreement or (x) because they are subject to a Lien securing the Obligations under the Loan Documents or other Indebtedness that is subject to any Intercreditor Agreement or any Other Intercreditor Agreement or (y) because they are (or will be) used to cash collateralize or otherwise support any funded letter of credit facility or (z) because they are to be used for specified purposes in connection with a Special Purpose Financing relating to, or other financing secured by, Customer Receivables); provided that (i) Unrestricted Cash shall not include any amounts on deposit in or credited to any Term C Loan Collateral Account and (ii) for purposes of any calculation of Consolidated First Lien Leverage Ratio, Consolidated Total Secured Leverage Ratio, Consolidated Total Corporate Leverage Ratio, Consolidated Total Net Corporate Leverage Ratio, or any other financial leverage ratio made to determine whether any Corporate Indebtedness is permitted to be Incurred under Section 8.10 or whether any Liens are permitted to be Incurred under Section 8.2, “Unrestricted Cash” shall not include any proceeds of such Indebtedness borrowed at the time of determination of such ratio.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Parent Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Parent Borrower (including any newly acquired or newly formed Subsidiary of the Parent Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent Borrower or any other Restricted Subsidiary of the Parent Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Closing Date (and any such Subsidiary so designated is set forth on Schedule C hereto), or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 8.5. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, (x) the Parent Borrower shall be in compliance with the financial covenant set forth in Section 8.9 as of the end of the Most Recent Four Quarter Period for which financial statements have been delivered pursuant to Section 7.1 or (y) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that is not recourse to the Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings). Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Parent Borrower’s Board of Directors giving effect to such designation and a certificate signed by a Responsible Officer of the Parent Borrower certifying that such designation complied with the foregoing provisions.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate”: as defined in Section 4.11(b).

“VAT”: (a) any tax imposed in compliance with (but subject to the derogations from) the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and Sixth Council directive of 17 May 1977 on the harmonization of the laws of member states relating to turnover taxes-common system of value added tax: uniform basis of assessment (EC Directive 77/388); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or elsewhere.

“VAT Receivables”: with respect to any Person, the net position of VAT receivables (less VAT payables) such Person is entitled to credit or repayment from the relevant tax authority.

“Vehicle Rental Concession”: any right, whether or not exclusive, to conduct a Vehicle rental business at a Public Facility, or to pick up or discharge persons or otherwise to possess or use all or part of a Public Facility in connection with such a business, and any related rights or interests.

“Vehicle Rental Concession Rights”: all of the following: (a) any Vehicle Rental Concession, (b) any rights of the Parent Borrower, any Subsidiary thereof or any Franchisee under or relating to (i) any law, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding with a Public Facility Operator in connection with which a Vehicle Rental Concession has been or may be granted to the Parent Borrower, any Subsidiary or any Franchisee and (ii) any agreement with, or Investment or other interest or participation in, any Person, property or asset required (x) by any such law, ordinance, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding or (y) by any Public Facility Operator as a condition to obtaining or maintaining a Vehicle Rental Concession and (c) any liabilities or obligations relating to or arising in connection with any of the foregoing.

“Vehicles”: vehicles owned or operated by, or leased or rented to or by, the Parent Borrower or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Voluntary Prepayment Basket” as defined in the definition of “Maximum Incremental Facilities Amount” in this Section 1.1.

“Voting Stock”: in relation to a Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

“Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary (other than director’s qualifying shares, shares held by nominees or such other de minimis portion thereof to the extent required by law).

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Other Definitional Provisions.

(a)            Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto. Any reference to any Person shall be construed to include such Person’s successors and assigns permitted hereunder.

(b)            As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Notwithstanding anything to the contrary contained in the immediately preceding sentence, in the definition of “Capitalized Lease Obligation” or in the definition of “Fixed GAAP Terms,” unless the Parent Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update shall continue to be accounted for as operating leases for purposes of all financial definitions (including the definition of Indebtedness), calculations and deliverables under this Agreement or any other Loan Document (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the Accounting Standards Update or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as capital lease obligations or otherwise accounted for as liabilities in financial statements.

(c)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Any determination made by Holdings, the Parent Borrower or any Subsidiary pursuant to a provision of this Agreement that refers to “as determined by the Parent Borrower in good faith,” “in the good faith determination of the Parent Borrower” and words of similar import shall be conclusive. Unless otherwise expressly provided herein, any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein).

(d)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)            Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(f)            Any references in this Agreement to “cash and/or Cash Equivalents”, “cash, Cash Equivalents, Investment Grade Securities and/or Temporary Cash Investments” or any similar combination of the foregoing shall be construed as not double counting cash or any other applicable amount which would otherwise be duplicated therein.

(g)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given. For the avoidance of doubt, if the Parent Borrower has exercised its option under the first sentence of this clause (g), and any Default, Event of Default or specified Event of Default, as applicable, occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(h)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)            determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Leverage Ratio, the Consolidated Total Secured Leverage Ratio or the Consolidated Total Net Corporate Leverage Ratio; or

(ii)            testing baskets set forth in this Agreement;

in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given, as applicable (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds of such Incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Parent Borrower are available, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Parent Borrower has made an LCA Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Consolidated EBITDA of the Parent Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Parent Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments, Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds of such Incurrence) have been consummated; provided that, with respect to the making of Restricted Payments on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio shall also be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds of such Incurrence) have not been consummated.

(i)            Any reference in this Agreement or any other Loan Document to a merger, consolidation, amalgamation, conveyance, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of or one or more limited liability companies, partnerships or corporations, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation conveyance, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate Person, and any such division shall constitute a separate Person hereunder and under the other Loan Documents (and each division of any limited liability company, corporation or partnership that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(j)            If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth within each negative covenant set forth in Section 8 or any definition used therein, the Parent Borrower may divide, classify and/or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-classify and/or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets within such negative covenant (but not, for the avoidance of doubt, as consummated in reliance on one or more exception, threshold or basket within any other negative covenant) as the Parent Borrower may determine in its sole discretion from time to time, including by re-dividing, re-classifying and/or re-designating any action or transaction originally consummated in reliance on one or more fixed exceptions, thresholds or baskets (“fixed baskets”) as consummated in reliance on any available incurrence-based exception, threshold or basket (“incurrence-based baskets”) within the same negative covenant (but not, for the avoidance of doubt, within any other negative covenant) that is available at the time of such re-division, re-classification and/or re-designation (for the avoidance of doubt, which determination shall be made without duplication of such applicable action or transaction to be re-divided, re-classified and/or re-designated) and if any ratio or financial test set forth in any applicable incurrence-based basket would be satisfied at any time after consummation of such action or transaction, such re-division, re-classification and/or re-designation within such negative covenant (but not, for the avoidance of doubt, within any other negative covenant) shall be deemed to have automatically occurred if not elected by the Borrower (provided that all Indebtedness under this Agreement Incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section 8.10(b)(i)(A) and the Borrower shall not be permitted to reclassify all or any portion of such Indebtedness Incurred pursuant to Section 8.10(b)(i)(A)).

(k)            If any fixed baskets are intended to be utilized together with any incurrence-based baskets in any action or transaction, (i) compliance with or satisfaction of any applicable financial ratios or tests for such action or transaction (or any portion thereof) to be consummated under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets or any substantially concurrent revolving credit loans incurrence, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such action or transaction to be consummated under any fixed baskets or revolving loan incurrence shall be calculated.

(l)            All references to “in the ordinary course of business” of Parent Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of such Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrowers and their Subsidiaries in the United States or any other jurisdiction in which any Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of such Borrower or such Subsidiary, as applicable, or any similarly situated businesses of the United States or any other jurisdiction in which any Parent Borrower or any Subsidiary does business, as applicable.

(m)            All references to “knowledge” of any Loan Party or a Restricted Subsidiary means the actual knowledge of a Responsible Officer of such Loan Party or Restricted Subsidiary.

(n)            For purposes of determining the Consolidated First Lien Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Consolidated Total Corporate Leverage Ratio or the Consolidated Total Net Corporate Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (i) testing the financial covenant set forth in Section 8.9, at the exchange rate as of the last day of the fiscal quarter for which such measurement is being made, and (ii) calculating the Consolidated First Lien Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Consolidated Total Corporate Leverage Ratio or the Consolidated Total Net Corporate Leverage Ratio, at the exchange rate as of the date of determination, and will, in the case of Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period; provided that if the Parent Borrower or any of its Restricted Subsidiaries has entered into any currency Swap Contracts in respect of any borrowings, the Dollar Amount of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.

1.3            Appointment of Borrower Representative. Each Borrower hereby designates the Parent Borrower as its borrower representative. The Parent Borrower will be acting as agent, attorney-in-fact and representative on each of the Borrowers’ behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2 and Section 4 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Parent Borrower hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Parent Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.4            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

1.5            Interest Rates. The interest rate on a Loan denominated in Dollars or a Designated Foreign Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the monitoring, determination or verification of the unavailability or cessation of any applicable Benchmark, the administration, submission of or any other matter related to SONIA, Term CORRA, Adjusted Term CORRA, CORRA, the Applicable Rate, Term SOFR, Adjusted Term SOFR, SOFR, the Eurocurrency Rate or any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate or adjustment thereto (including any then-current Benchmark, or any Benchmark Replacement or any Benchmark Replacement Adjustment), including whether the composition or characteristics of any such alternative, comparable or successor rate or adjustment (including any Benchmark Replacement or any Benchmark Replacement Adjustment) will be similar to, or produce the same value of economic equivalence of, SONIA, the Eurocurrency Rate, Term CORRA, Adjusted Term CORRA, CORRA, ABR, Term SOFR, Adjusted Term SOFR, SOFR or any other Benchmark or any Benchmark convention, including any applicable recommendations made by the Relevant Governmental Body. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any SONIA, Term CORRA, Adjusted Term CORRA, CORRA, the Eurocurrency Rate, Term SOFR, Adjusted Term SOFR, SOFR or any alternative, comparable or successor rate or adjustment (including any Benchmark Replacement or any Benchmark Replacement Adjustment), in each case, in a manner adverse to the Borrowers.

1.6            Cashless Rollover(a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with an Incremental Indebtedness, Refinancing Indebtedness, Indebtedness incurred under Section 8.10(a), or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

1.7            Calculation of Baskets. If (a) any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to LTM Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations or (b) any baskets, is exceeded, any representation or warranty would be untrue or inaccurate, any undertaking would be breached, or any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be exceeded, untrue, inaccurate, breached, exceeded or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.

Section 2.            AMOUNT AND TERMS OF COMMITMENTS.

2.1            Loans.

(a)            Initial Term B Loans.

(i)            Subject to the terms and conditions hereof, each Lender holding an Initial Term B Loan Commitment severally agrees to make, in Dollars, in a single draw on the Closing Date, one or more term loans (each, an “Initial Term B Loan”) to the Borrowers (on a joint and several basis as between the Borrowers) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule A-1 under the heading “Initial Term B Loan Commitment”, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)           The Initial Term B Loans, except as hereinafter provided, shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans.

(iii)          The Initial Term B Loans shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term B Loan Commitment of such Lender.

(iv)          Once repaid, the Initial Term B Loans incurred hereunder may not be reborrowed. On the Closing Date (after giving effect to the incurrence of Initial Term B Loans on such date), the Initial Term B Loan Commitment of each Lender shall terminate.

(b)            Initial Term C Loans.

(i)            Subject to the terms and conditions hereof, each Lender holding an Initial Term C Loan Commitment severally agrees to make, in Dollars, in a single draw on the Closing Date, one or more term loans (each, an “Initial Term C Loan”) to the Borrowers (on a joint and several basis as between the Borrowers) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule A-2 under the heading “Initial Term C Loan Commitment”, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)           The Initial Term C Loans, except as hereinafter provided, shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans.

(iii)          The Initial Term C Loans shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term C Loan Commitment of such Lender.

(iv)          Once repaid, the Initial Term C Loans incurred hereunder may not be reborrowed. On the Closing Date (after giving effect to the incurrence of Initial Term C Loans on such date), the Initial Term C Loan Commitment of each Lender shall terminate.

(c)            2023 Incremental Term Loans.

(i)            Subject to the terms and conditions herein and in Section 3 of the Seventh Amendment, each 2023 Incremental Term Lender holding a 2023 Incremental Term Loan Commitment severally agrees to make, in Dollars, in a single draw on the Seventh Amendment Effective Date, one (1) or more 2023 Incremental Term Loans to the Borrowers (on a joint and several basis as between the Borrowers) in an aggregate principal amount not exceed such 2023 Incremental Term Lender’s 2023 Incremental Term Loan Commitment, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)           The 2023 Incremental Term Loans, except as hereinafter provided, shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans.

(iii)          Once repaid, the 2023 Incremental Term Loans incurred hereunder may not be reborrowed. On the Seventh Amendment Effective Date (after giving effect to the incurrence of 2023 Incremental Term Loans on such date), the 2023 Incremental Term Loan Commitment of each 2023 Incremental Term Lender shall terminate.

(d)            Revolving Commitments.

(i)            Subject to the terms and conditions hereof, each Lender holding a Initial Revolving Commitment severally agrees to make revolving credit loans (together, the “Initial Revolving Loans”) to the Borrowers (on a joint and several basis as between the Borrowers) from time to time in Dollars or, at the request of the Parent Borrower, in any Designated Foreign Currency during the Initial Revolving Commitment Period in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which, when added to such Lender’s Revolving Commitment Percentage of the sum of the Dollar Equivalent of the then outstanding Revolving L/C Obligations and the then outstanding Swing Line Loans, does not exceed the amount of such Lender’s Revolving Commitment then in effect (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) (it being understood and agreed that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Revolving Loans in any Designated Foreign Currency and, to the extent applicable, the then outstanding Revolving L/C Obligations in respect of any Revolving Letters of Credit denominated in any Designated Foreign Currency on the date on which the Parent Borrower has given the Administrative Agent a notice of borrowing with respect to any Revolving Loan for purposes of determining compliance with this Section 2.1(c)). During the Initial Revolving Commitment Period, the Borrowers may use the Initial Revolving Commitments by borrowing, prepaying the Initial Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that the amount of Revolving Loans funded on the Closing Date pursuant to Sections 5.17(iii)(a)(1), (iii)(a)(3) and (iii)(c) (in the case of Section 5.17(iii)(c), other than to the extent used for working capital) shall not exceed an aggregate amount of $50,000,000.

(ii)            Except as hereinafter provided, Revolving Loans shall, at the option of the Parent Borrower, (w) in the case of Revolving Loans denominated in Dollars, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans, (x) in the case of Revolving Loans denominated in Canadian Dollars, be incurred and maintained as, and/or converted into, Canadian Prime Rate Loans or Term CORRA Loans, (y) in the case of Revolving Loans denominated in Sterling, be incurred and maintained as SONIA Loans and (z) in the case of Revolving Loans denominated in any Designated Foreign Currency (other than Canadian Dollars or Sterling), be incurred and maintained as Eurocurrency Loans.

(e)            The respective obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

2.2            Reserved.

2.3            Reserved.

2.4            Notes; Repayment of Loans.

(a)            The Borrowers agree that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date or, in the case of the 2023 Incremental Term Loans, on or prior to the Seventh Amendment Effective Date or, in connection with any assignment pursuant to Section 11.6(b), in order to evidence such Lender’s Loan, the Borrowers will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, A-2, A-3 or A-4 as applicable (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note”), in each case with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Loans made (or acquired by assignment pursuant to Section 11.6(b)) by such Lender to the Borrowers. Each Note in respect of the Initial Revolving Loans and each Note in respect of the Initial Term Loans shall be dated the Closing Date. Each Note in respect of the 2023 Incremental Term Loans shall be dated the Seventh Amendment Effective Date. Each Note shall be payable as provided in Section 2.4(b) (in the case of Initial Term B Loans and the 2023 Incremental Term Loans) and/or be stated to mature on the applicable Maturity Date, and provide for the payment of interest in accordance with Section 4.1.

(b)

(i)            The aggregate Initial Term B Loans of all Lenders shall be payable in consecutive quarterly installments beginning September 30, 2021, up to and including the Initial Term Loan B Maturity Date (subject to increase as provided in Section 2.9(c) and reduction as provided in Section 4.4), equal to 0.25% of the aggregate original principal amount of the Initial Term B Loans on the Closing Date (together with all accrued interest thereon).

(ii)            The aggregate 2023 Incremental Term Loans of all 2023 Incremental Term Lenders shall be payable in consecutive quarterly installments beginning March 31, 2024, up to and including the 2023 Incremental Term Loan Maturity Date (subject to increase as provided in Section 2.9(c) and reduction as provided in Section 4.4), equal to 0.25% of the aggregate original principal amount of the 2023 Incremental Term Loans on the Seventh Amendment Effective Date (together with all accrued interest thereon).

(c)            The Borrowers, jointly and severally, hereby unconditionally promise to pay to the Administrative Agent in the currency in which the applicable Loans are denominated for the account of: (i)  each Lender the then unpaid principal amount of each Initial Term B Loan of such Lender made to the Borrowers, on the Initial Term B Loan Maturity Date (or such earlier date on which the Initial Term B Loans become due and payable pursuant to Section 9), (ii) each Lender the then unpaid principal amount of each Initial Term C Loan of such Lender made to the Borrowers, on the Initial Term C Loan Maturity Date (or such earlier date on which the Initial Term C Loans become due and payable pursuant to Section 9), (iii) each Lender the then unpaid principal amount of each Initial Revolving Loan of such Lender made to the Borrowers, on the Initial Revolving Maturity Date (or such earlier date on which the Initial Revolving Loans become due and payable pursuant to Section 9) (iv) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans made to the Borrowers, on the Initial Revolving Maturity Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9), and (v) each 2023 Incremental Term Lender the then unpaid principal amount of each 2023 Incremental Term Loan of such 2023 Incremental Term Lender made to the Borrowers, on the 2023 Incremental Term Loan Maturity Date (or such earlier date on which the 2023 Incremental Term Loans become due and payable pursuant to Section 9). Upon the repayment of any then outstanding Initial Term C Loans on the Initial Term C Loan Maturity Date, the Term Letter of Credit Commitment shall be terminated in its entirety and the Borrowers shall be permitted to withdraw an amount up to the amount of such prepayment from the Term C Loan Collateral Accounts to complete such repayment as, and to the extent, provided in Section 4.4(e).

2.5            Reserved.

2.6            Procedure for Borrowing.

(a)            The Parent Borrower shall give the Administrative Agent notice specifying the identity of each applicable Borrower (if not the Parent Borrower), the amount of the Initial Term B Loans and Initial Term C Loans to be borrowed on the Closing Date or, in the case of the 2023 Incremental Term Loans, the amount of 2023 Incremental Term Loans to be borrowed on the Seventh Amendment Effective Date, the Type of Initial Term B Loans, Initial Term C Loans and 2023 Incremental Term Loans to be borrowed and, if applicable, the length of the initial Interest Period therefor (which notice must have been received by the Administrative Agent prior to 1:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) at least three (3) Business Days prior to the Closing Date or the Seventh Amendment Effective Date, as applicable, and shall be irrevocable after funding). Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having an Initial Term B Loan Commitment, an Initial Term C Loan Commitment or a 2023 Incremental Term Loan Commitment, as applicable, will make the amount of its pro rata share of the Initial Term B Loan Commitments, Initial Term C Loan Commitments and 2023 Incremental Term Loan Commitments, as applicable, available, in each case for the account of the applicable Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 12:00 P.M., New York City time (or, if the time period for the Parent Borrower’s delivery of notice was extended, such later time as agreed to by the Parent Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice) on the Closing Date or the Seventh Amendment Effective Date, as applicable, in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the applicable Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(b)            The Borrowers may borrow under the Revolving Commitments during the applicable Revolving Commitment Period on any Business Day; provided that the Parent Borrower shall give the Administrative Agent notice (which notice shall be irrevocable if the Borrowing Date is not the Closing Date and must be received by the Administrative Agent prior to (a) (x) in the case of Revolving Loans denominated in a currency other than Australian Dollars or Sterling, 1:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), at least three Business Days prior to the Closing Date and (y) in the case of Revolving Loans denominated in Australian Dollars and Sterling, 12:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), at least five Business Days prior to the Closing Date, in each of clause (x) and (y) if the requested Borrowing Date is the Closing Date, (b) 1:00 P.M., New York City time, at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date (if such Borrowing Date is not the Closing Date), if all or any part of the requested Revolving Loans are to be initially Term SOFR Loans, Eurocurrency Loans, Term CORRA Loans or Canadian Prime Rate Loans, (c) 12:00 P.M., New York City time (or such later time as may be agreed to by the Administration Agent in its reasonable discretion), at least one Business Day prior to the requested Borrowing Date (if such Borrowing Date is not the Closing Date), for ABR Loans or (d) 12:00 P.M., New York City time (or such later time as may be agreed to by the Administration Agent in its reasonable discretion), at least five Business Day prior to the requested Borrowing Date (if such Borrowing Date is not the Closing Date), for Eurocurrency Loans denominated in Australian Dollars and Sterling, in each case specifying (i) the amount to be borrowed, (ii) the identity of each applicable Borrower (if not the Parent Borrower), (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Loan denominated in Dollars, Euro or another Designated Foreign Currency, (v) whether the borrowing is to be of Eurocurrency Loans, Term SOFR Loans, ABR Loans, Term CORRA Loans, Canadian Prime Rate Loans or a combination thereof and (vi) if the borrowing is to be entirely or partly of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. For the avoidance of doubt, Revolving Loans denominated in Dollars may not be requested as a borrowing of Eurocurrency Loans.

(c)            (x) Each borrowing of ABR Loans under the Revolving Commitments shall be in an amount equal to, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Amount or Swing Line Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount), (y) the Dollar Equivalent of the principal amount of each borrowing of Canadian Prime Rate Loans under the Revolving Commitments shall be in an amount equal to, except any Canadian Prime Loan to be used solely to pay a like amount of outstanding Reimbursement Amount, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount) and (z) each borrowing of Term SOFR Loans or Eurocurrency Loans under the Revolving Commitments shall be in an amount equal to (or, in the case of Eurocurrency Loans to be made in any Designated Foreign Currency and SONIA Loans, the Dollar Equivalent of the principal amount thereof shall be in an amount equal to) $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Parent Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Subject to the satisfaction of the conditions precedent specified in Section 6.2 (and, Section 6.1, in the case of an initial Borrowing hereunder on the Closing Date), each Lender shall make the amount of its pro rata share of each borrowing of Revolving Loans available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in Section 11.2 prior to (i) 2:30 P.M. New York City time, in the case of Loans denominated in Dollars, (ii) 3:00 P.M. New York City time, one Business Day prior to the requested Borrowing Date, in the case of Loans denominated in Australian Dollars and Sterling and (iii) 8:00 A.M. New York City time in the case of Loans denominated in Euro or other applicable Designated Foreign Currency (other than Australian Dollars and Sterling) (or 10:00 A.M., New York City time in the case of an initial borrowing hereunder (or, if the time period for the Parent Borrower’s delivery of notice was extended, such later time as agreed to by the Parent Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice)), or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such Lender and the Parent Borrower reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by the Parent Borrower in Dollars or the applicable Designated Foreign Currency and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the account of the applicable Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.7            Swing Line Commitments.

(a)            Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to the Borrowers (on a joint and several basis as between the Borrowers) from time to time during the Initial Revolving Commitment Period in an aggregate principal amount at any one time outstanding not to exceed an amount agreed from time to time between the Parent Borrower and the Swing Line Lender, but in any event not greater than $250,000,000; provided that at no time may the sum of the Dollar Equivalent of the then outstanding Swing Line Loans, Revolving Loans and Revolving L/C Obligations exceed the Revolving Commitments then in effect. Amounts borrowed by the Borrowers under this Section 2.7 may be repaid and, through but excluding the Initial Revolving Maturity Date, reborrowed. All Swing Line Loans made to the Borrowers shall be made in Dollars as ABR Loans and shall not be entitled to be converted into Term SOFR Loans. The Parent Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 P.M., New York City time (or such later time as may be agreed by the Swing Line Lender in its reasonable discretion) on the requested Borrowing Date specifying the identity of each applicable Borrower (if not the Parent Borrower) and the amount of the requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or whole multiples of $500,000 in excess thereof.

(b)            The Swing Line Lender, at any time in its sole and absolute discretion, may, and, at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Parent Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request (provided that such request shall be deemed to have been automatically made upon the occurrence of an Event of Default under Section 9.1(f)) each Revolving Lender, including the Swing Line Lender, to make a Revolving Loan as an ABR Loan in an amount equal to such Lender’s Revolving Commitment Percentage of the principal amount of all Swing Line Loans (a “Mandatory Revolving Loan Borrowing”) in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the principal amount of all of the Swing Line Loans (collectively, the “Refunded Swing Line Loans”) outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the joint and several obligations of the Borrowers to prepay Swing Line Loans in accordance with the provisions of Section 4.4(b)(vi). Unless the Revolving Commitments shall have expired or terminated (in which event the procedures of paragraph (c) of this Section 2.7 shall apply), each Revolving Lender hereby agrees to make the proceeds of its Revolving Loan (including any Term SOFR Loan) available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory Revolving Loan Borrowing may not comply with the minimum amount for Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Revolving Loan Borrowing and (v) the amount of the Revolving Commitment of such, or any other, Lender at such time. The proceeds of such Revolving Loans (including any Term SOFR Loan) shall be immediately applied to repay the Refunded Swing Line Loans.

(c)            If the Revolving Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Revolving Lender shall, at the option of the Swing Line Lender, exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Loan as an ABR Loan (which Revolving Loan shall be deemed a “Revolving Loan” for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Revolving Lender’s Revolving Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Commitments of the aggregate principal amount of such Swing Line Loans; provided that, in the event that any Mandatory Revolving Loan Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to a Borrower), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Revolving Loan Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swing Line Lender such participations in such outstanding Swing Line Loans as shall be necessary to cause such Revolving Lenders to share in such Swing Line Loans ratably based upon their respective Revolving Commitment Percentages; provided, further, that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the Swing Line Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Revolving Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans made as ABR Loans. Each Revolving Lender will make the proceeds of any Revolving Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Commitments expire or terminate and in Dollars. The proceeds of such Revolving Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Revolving Commitments. In the event that the Revolving Lenders purchase undivided participating interests pursuant to the first sentence of this Section 2.7(c), each Revolving Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(d)            Whenever, at any time after the Swing Line Lender has received from any Revolving Lender such Revolving Lender’s participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof (whether directly from a Borrower or otherwise, including proceeds of Collateral applied thereto by the Swing Line Lender), or any payment of interest on account thereof, the Swing Line Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such Revolving Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the Swing Line Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

(e)            Each Revolving Lender’s obligation to make the Revolving Loans and to purchase participating interests with respect to Swing Line Loans in accordance with Sections 2.7(b) and 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender or any Borrower may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Lender, (v) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8            Record of Loans.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)            The Administrative Agent shall maintain the Register pursuant to Section 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, whether such Loan is a Term Loan or a Revolving Loan, the Tranche thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each applicable Lender’s share thereof.

(c)            The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

2.9            Incremental Facility.

(a)            So long as no Event of Default exists or would arise therefrom (or, in the case of an Incremental Facility the proceeds of which will be used to finance a Limited Condition Transaction, only to the extent required by the applicable Incremental Lenders; provided that in any event, no Event of Default under Section 9.1(a) or 9.1(f) exists or would arise therefrom), the Parent Borrower shall have the right, at any time and from time to time after the Closing Date, (i) to request new term loan commitments under one or more new term loan credit facilities (including new term loan “C” letter of credit facilities) to be included in this Agreement (the “Incremental Term Loan Commitments”), (ii) to request new commitments under one or more new revolving facilities to be included in this Agreement (the “Incremental Revolving Commitments”), (iii) to increase any Existing Term Loans by requesting new term loan commitments to be added to an Existing Tranche (including new term loan letter of credit commitments under an Existing Tranche of term “C” loans) of Term Loans (the “Supplemental Term Loan Commitments”), (iv) to increase the Existing Tranche of Revolving Commitments by requesting new Revolving Commitments be added to an Existing Tranche of Revolving Commitments (the “Supplemental Revolving Commitments”), and (v) to request new letter of credit facility commitments under one or more new letter of credit facilities to be included in this Agreement (the “Incremental Letter of Credit Commitments” and, together with the Incremental Term Loan Commitments, the Incremental Revolving Commitments, the Supplemental Term Loan Commitments and the Supplemental Revolving Commitments, the “Incremental Commitments” and an incremental facility established pursuant to any of the foregoing an “Incremental Facility”), provided that, the aggregate amount of Incremental Commitments permitted pursuant to this Section 2.9 shall not exceed, at the time the respective Incremental Commitment becomes effective (and after giving effect to the Incurrence of Indebtedness in connection therewith and the application of proceeds of any such Indebtedness, including to refinance other Indebtedness), the Maximum Incremental Facilities Amount at such time. Any loans made in respect of any such Incremental Commitment (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall be made by creating a new Tranche.

(b)            Each request from the Parent Borrower pursuant to this Section 2.9 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution (any such bank, savings and loan association or other savings institution, insurance company, investment fund or company or other financial institution, an “Additional Incremental Lender,” and the Additional Incremental Lenders together with any existing Lender providing Incremental Commitments, the “Incremental Lenders”) subject, in the case of any Incremental Revolving Commitments and Supplemental Revolving Commitments (if such Additional Incremental Lender is not already a Lender hereunder or any affiliate of a Lender hereunder), to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(c)            Supplemental Term Loan Commitments and Supplemental Revolving Commitments shall become commitments under this Agreement pursuant to a supplement specifying the Tranche of Term Loans or Revolving Commitments to be increased, executed by the Borrowers and each increasing Lender substantially in the form attached hereto as Exhibit R-1 (the “Increase Supplement”) or by each Additional Incremental Lender substantially in the form attached hereto as Exhibit R-2 (the “Lender Joinder Agreement”), as the case may be, which shall (x) in the case of Supplemental Revolving Commitments, (i) specify the amount of Supplemental Revolving Commitments (if any) to be added to such Lenders existing Revolving L/C Commitment Amount or (ii) if such Lender does not maintain a Revolving L/C Commitment Amount, specify the amount of Supplemental Revolving Commitments to be included in the definition of Revolving L/C Commitment Amount and allocable to such Lender and (y) be delivered to the Administrative Agent for recording in the Register. An Increase Supplement or Lender Joinder Agreement may, without the consent of any other Lender, effect such amendments (including to Section 2.4(b) and those contemplated by the foregoing clause(x)) to the Loan Documents as may be necessary or appropriate, in the opinion of the Parent Borrower and the Administrative Agent, to effect the provisions of this Section 2.9. Upon effectiveness of the Lender Joinder Agreement, each Additional Incremental Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or commitments made pursuant to such Supplemental Revolving Commitment shall be Revolving Commitments, as applicable. Upon the effectiveness of the Increase Supplement or the Lender Joinder Agreement, as the case may be, in each case with respect to any Supplemental Revolving Commitments, outstanding Revolving Loans and/or participations in outstanding Swing Line Loans and/or Revolving L/C Obligations of the applicable Existing Tranche, as the case may be, shall be reallocated (and the increasing Lender or joining Additional Incremental Lender, as applicable, shall make appropriate payments representing principal, with the Borrowers making any necessary payments of accrued interest) so that after giving effect thereto the increasing Lender or the joining Additional Incremental Lender, as the case may be, and the other Lenders of the applicable Existing Tranche share ratably in the total Aggregate Outstanding Revolving Credit in accordance with the applicable Commitments (and notwithstanding Section 4.12, no Borrower shall be liable for any amounts under Section 4.12 as a result of such reallocation).

(d)            Incremental Commitments (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall become commitments under this Agreement pursuant to an amendment (an “Incremental Commitment Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers and each applicable Incremental Lender. An Incremental Commitment Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Parent Borrower and the Administrative Agent, to effect the provisions of this Section 2.9, provided, however, that (i) (A) the Incremental Commitments will not be guaranteed by any Subsidiary of the Parent Borrower other than the Subsidiary Guarantors, and will be secured (except during any Collateral Suspension Period, during which the Incremental Commitments and any incremental loans drawn thereunder (the “Incremental Loans”) shall be unsecured) by the same collateral securing the Loans and (B) no Incremental Commitment Amendment may provide for (I) any Incremental Commitment or any Incremental Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans and (II) so long as any Initial Term Loans are outstanding, any mandatory prepayment provisions on a greater than pro rata basis relative to the Initial Term B Loans (or the Initial Term C Loans in the case of Incremental Term Loans in the form of term “C” loans); (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) the maturity date of any Incremental Revolving Commitments shall be no earlier than the Initial Revolving Maturity Date; (iv) the maturity date of any Incremental Term Loan Commitments shall be no earlier than the Initial Term Loan Maturity Date (other than an earlier maturity date for (1) customary bridge financings, escrow or other similar arrangements, which, subject to customary conditions (as determined by the Parent Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the Initial Term Loan Maturity Date (such bridge financings, escrow or other similar arrangements, “Extendable Bridge Loans/Interim Debt”))) and (2) Incremental Term Loans (other than Extendable Bridge Loans/Interim Debt), together with Indebtedness Incurred pursuant to Section 8.10(a) and 8.10(b)(i), Specified Refinancing Facilities, Permitted Debt Exchange Notes and permitted refinancings of Incremental Term Loans and any of the foregoing, in each case Incurred in reliance on the Inside Maturity Basket, in an aggregate principal amount of up to the greater of $635,000,000 and 100% of LTM Consolidated EBITDA (this clause 2, the “Inside Maturity Basket”)); (v) the average weighted life to maturity of any Incremental Term Loans shall be no shorter than the average weighted life to maturity applicable to (i) with respect to Incremental Term Loans in the form of tranche “C” loans, the Initial Term C Loans and (ii) with respect to all other Incremental Term Loans, the Initial Term B Loans (in each case, without giving effect to any prepayments on the outstanding Initial Term C Loans or Initial Term B Loans, as applicable), provided that Extendable Bridge Loans/Interim Debt and Incremental Term Loans, Indebtedness Incurred pursuant to Section 8.10(a) and 8.10(b)(i), Specified Refinancing Facilities, Permitted Debt Exchange Notes and permitted refinancings of Incremental Term Loans and any of the foregoing, in each case, Incurred in reliance on the Inside Maturity Basket may have a weighted average life to maturity that is shorter than the remaining weighted average life of the applicable Initial Term Loans, (vi) the interest rate margins applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Parent Borrower and the applicable Incremental Lenders; provided that (i) in the event that the applicable interest rate margins for any term loans incurred by the Parent Borrower under any Incremental Term Loan Commitment that is pari passu in right of payment and security with the Initial Term Loans are higher than the applicable interest rate margin for the Initial Term Loans by more than 75 basis points, then the Applicable Margin for the Initial Term Loans shall be increased to the extent necessary so that the applicable interest rate margin for the Initial Term Loans is equal to the applicable interest rate margins for such Incremental Term Loan Commitment minus 75 basis points; provided further that, in determining the applicable interest rate margins for the Initial Term Loans and the Incremental Term Loans, (A) original issue discount (“OID”) or upfront fees payable generally to all participating Incremental Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Parent Borrower to the Lenders under the Initial Term Loans or any Incremental Term Loan shall be included (with OID being equated to interest based on assumed four-year life to maturity); (B) customary arrangement, structuring, underwriting, ticking, commitment and other similar fees not payable to all lenders generally in connection therewith or commitment fees payable to any of the arrangers (or their respective affiliates) in connection with the Initial Term Loans or to one or more arrangers (or their respective affiliates) in connection with the Incremental Term Loans (and any fee payable to any Incremental Lender in lieu of any portion of any such fee payable to any such arranger or affiliate thereof) shall be excluded; (C) if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Initial Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Initial Term Loans shall be increased by such amount and (D) if the Incremental Term Loans include an interest rate floor lower than the interest rate floor applicable to the Initial Term Loans or does not include an interest rate floor, the difference between the interest rate floor applicable to the Initial Term Loans and the Incremental Term Loans shall reduce the applicable interest rate margin of such Incremental Term Loans for purposes of determining whether an increase in the Applicable Margin for the Initial Term Loans shall be required (such adjustments to the Applicable Margin for the Initial Term Loans pursuant to this clause (vi), the “MFN Adjustment”); provided that the MFN Adjustment shall not be applicable to any Incremental Term Loan that (1) is incurred more than 18 months after the Closing Date, (2) is in an aggregate amount equal to or less than the greater of $635,000,000 and 100% of LTM Consolidated EBITDA, (3) matures at least one year after the maturity date applicable to the then outstanding Initial Term Loans, (4) is incurred in connection with a Permitted Acquisition or Permitted Investment, or (5) is incurred under the Incremental Fixed Dollar Basket (clause (1) through (5), the “MFN Exceptions”); (vii)  such Incremental Commitment Amendment may (1) provide for the inclusion, as appropriate, of Additional Incremental Lenders in any required vote or action of the Required Lenders, Required Revolving Lenders or of the Lenders of each Tranche hereunder, (2) provide class protection for any additional credit facilities, (3) provide for the amendment of the definitions of “Additional Obligations,” “Disqualified Stock”, and “Refinancing Indebtedness”, in each case only to extend the maturity date from the Initial Term B Loan Maturity Date or Initial Term C Loan Maturity Date, as applicable, to the extended maturity date of such Incremental Term Loans and (4)  (A) amend or otherwise modify Section 6.2 solely with respect to any Extension of Credit under any Facility of Incremental Commitments, (B) waive any representation made or deemed made in connection with any Extension of Credit under any Facility of Incremental Commitments and (C) provide that an amendment, supplement or modification of any of the provisions referred to in clause (A) or (B) above may be effected with the consent only of such Incremental Lenders (or any of them); and (vii) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment Amendment, shall otherwise be reasonably satisfactory to the Parent Borrower.

2.10          Extension Amendments.

(a)            The Parent Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans (including any Extended Term Loans and term letter of credit commitments related to any term “C” loan facility), each existing at the time of such request (each, an “Existing Term Tranche” and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Commitments of one or more Tranches (including any Extended Revolving Commitments) existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche,” and the Revolving Commitments of such Existing Revolving Tranche, the “Existing Revolving Commitments,” and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal or scheduled termination date(s) of any commitments, as applicable, with respect to all or a portion of any principal or committed amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche,” as applicable, and each an “Extended Tranche,” the Loans of such Tranche, the “Extended Loans” and, if the Extension Request relates to any Tranche of Revolving Commitments, the Loans of such Tranche, the “Extended Revolving Loans” and the commitments of such Tranche, the “Extended Revolving Commitments” and, if the Extension Request relates to any Tranche of Term Loans, the Loans of such Tranche, the “Extended Term Loans” and the commitments of such Tranche, the “Extended Term Commitments”) and to provide for other terms consistent with this Section 2.10; provided that any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower. In order to establish any Extended Tranche, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be identical to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”) except (w) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (x) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any change in interest margins contemplated by the preceding clause (A), (y) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment and (z) subject to clause (c) below, amortization with respect to the Extended Term Tranche may be greater or lesser than amortization for the Specified Existing Tranche; provided that, notwithstanding anything to the contrary in this Section 2.10 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Parent Borrower’s discretion, more restrictive assignment and participation provisions than the assignment and participation provisions applicable to Initial Term Loans and Initial Revolving Commitments, as applicable, set forth in Section 11.6. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Term Loans or Revolving Commitments, as applicable, from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b)            The Parent Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. The Parent Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranche or Existing Revolving Tranche are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two Business Days prior to the Extension Request Deadline, at which point the Extension Election becomes irrevocable (unless otherwise agreed by the Parent Borrower). The revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline.

(c)            Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to (i) provisions related to maturity, interest margins, fees or amortization referenced in Section 2.10(a) clauses (w) to (z) and (ii) the definitions of “Additional Obligations,” “Disqualified Stock” and “Refinancing Indebtedness” to amend the maturity date from the applicable Maturity Date then in effect with respect to the applicable Existing Loans to the extended maturity date of such Extended Tranche, and which in each case, except to the extent expressly contemplated by the penultimate sentence of this Section 2.10(c) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 11.1 to any Section 2.10 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.10 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.10 Additional Amendments do not become effective prior to the time that such Section 2.10 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, the Borrowers and other parties (if any) as may be required in order for such Section 2.10 Additional Amendments to become effective in accordance with Section 11.1; provided, further, that no Extension Amendment may provide for (a) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Specified Existing Tranche and (b) so long as any Existing Term Tranches are outstanding, any mandatory prepayment provisions that do not also apply to (i) with respect to any Extended Tranche in the form of a term “C” loan facility, the Existing Term Tranches in the form of term “C” loan facilities on a pro rata basis and (ii) with respect to all other Extended Term Loans, the Existing Term Tranches (other than Existing Tranches in the form of term “C” loan facilities) on a pro rata basis, in each case, after the occurrence of an acceleration of the Loans. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.10 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.10 Additional Amendment. In connection with any Extension Amendment, at the request of the Administrative Agent or the Extending Lenders, the Parent Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d)            Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date), provided that any Extended Tranche or Extended Loans may, to the extent provided in the applicable Extension Amendment, be designated as part of any Tranche of Term Loans established on or prior to the date of such Extension Amendment and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Tranches, such Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date.

(e)            If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Parent Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all or any part of its rights and obligations under this Agreement with respect to Existing Term Loans and/or Existing Revolving Commitments and Revolving Loans thereunder, in each case as applicable, to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans and/or a commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Parent Borrower’s option, the Borrowers) to such Non-Extending Lender concurrently with such Assignment and Acceptance or (B) prepay the Existing Loans and, at the Parent Borrower’s option, if applicable, terminate the commitments of such Non-Extending Lender, in whole or in part, subject to Section 4.12, without premium or penalty. In connection with any such replacement under this Section 2.10, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Parent Borrower’s option, the Borrowers) to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(f)            Following any Extension Date, with the written consent of the Parent Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans or commitments, as applicable, deemed to be an Extended Loan or commitment, as applicable, under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Parent Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion). Following a Designation Date, the Existing Loans or commitments, as applicable, held by such Lender so elected to be extended will be deemed to be Extended Loans or commitments, as applicable, of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

(g)            With respect to all Extension Requests consummated by the Borrowers pursuant to this Section 2.10, (i) such extensions shall not constitute optional or mandatory payments or prepayments for purposes of Section 4.4 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.10 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 4.4 and 4.8) or any other Loan Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.10.

2.11          Specified Refinancing Facilities.

(a)            The Borrowers may, from time to time, add one or more new term loan facilities (including new term loan “C” letter of credit facilities, the “Specified Refinancing Term Loan Facilities”) and new revolving credit facilities (the “Specified Refinancing Revolving Facilities,” and, together with the Specified Refinancing Term Loan Facilities, the “Specified Refinancing Facilities”) to the Facilities to refinance (i) all or any portion of any Tranche of Term Loans then outstanding under this Agreement or (ii) all or any portion of any Tranche of Revolving Loans (or unused Revolving Commitments) under this Agreement; provided that (i) the Specified Refinancing Facilities will not be guaranteed by any Subsidiary of the Parent Borrower other than the Subsidiary Guarantors, and will be secured (except during any Collateral Suspension Period, during which the Specified Refinancing Facilities and any Specified Refinancing Loans (as defined below) shall be unsecured) on a pari passu or (at the Parent Borrower’s option) junior basis by the same Collateral securing the Initial Term Loans, (ii) the Specified Refinancing Term Loan Facilities and any term loans drawn thereunder (the “Specified Refinancing Term Loans”) and Specified Refinancing Revolving Facilities and revolving loans drawn thereunder (the “Specified Refinancing Revolving Loans” and, together with the Specified Refinancing Term Loans, the “Specified Refinancing Loans”) shall rank pari passu in right of payment with or (at the Parent Borrower’s option) junior to the Loans, (iii) no Specified Refinancing Amendment may provide for any Specified Refinancing Facility or any Specified Refinancing Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans, (iv) Specified Refinancing Facilities that are secured shall be subject to the Intercreditor Agreement or Other Intercreditor Agreement, (v) the terms and conditions of such Specified Refinancing Facilities (excluding pricing (as to which no “most favored nation” clause shall apply), fees and optional prepayment or redemption terms and other immaterial terms which shall be agreed by the Parent Borrower and the applicable Lenders thereof) shall either, at the option of the Parent Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Parent Borrower) or (y) if not consistent with the terms of the corresponding Tranche of Loans being refinanced, not be materially more restrictive to the Parent Borrower and its Restricted Subsidiaries, when taken as a whole, than the terms of the applicable Tranche of Loans being refinanced or replaced unless (1) the Lenders under the corresponding Tranche of Loans being refinanced or replaced also receive the benefit of such more restrictive terms or (2) any such provisions apply only after the Latest Maturity Date (as of the date such Specified Refinancing Facility is added (the “Specified Refinancing Facility Closing Date”), (vi) Lenders providing Specified Refinancing Revolving Facilities, shall be included as additional Revolving L/C Participants and have Swing Line Exposure under the Specified Refinancing Amendment, subject to the consent of each Swing Line Lender and each Issuing Revolving Lender, and on the Specified Refinancing Facility Closing Date all Swing Line Loans and Revolving Letters of Credit shall be participated on a pro rata basis in accordance with their respective Revolving Commitment Percentage existing after giving effect to such Specified Refinancing Amendment, (3) the permanent repayment of Revolving Loans with respect to, and termination of, commitments in respect of Specified Refinancing Revolving Facilities after the date of obtaining any Specified Refinancing Revolving Facilities shall be made on a pro rata basis with all other Revolving Commitments, except that the Parent Borrower shall be permitted to permanently repay and terminate commitments of any such Tranche on a better than a pro rata basis as compared to any other Tranche with a later maturity date than such Tranche, (vii) the maturity date of any Specified Revolving Refinancing Facility shall be no earlier than, and no scheduled mandatory commitment reduction in respect thereof shall be required prior to, the Maturity Date of the Tranche being refinanced (other than Extendable Bridge Loans/Interim Debt); (viii) Specified Refinancing Term Loan Facilities (other than Extendable Bridge Loans/Interim Debt, and subject to the Inside Maturity Basket, as reduced by Indebtedness Incurred pursuant to Section 8.10(a) and 8.10(b)(i), Incremental Term Loans, Permitted Debt Exchange Notes and permitted refinancings of any of the foregoing, in each case Incurred in reliance on the Inside Maturity Basket) shall not have a weighted average life to maturity shorter than the weighted average weighted life to maturity applicable to the tranche being refinanced (without giving effect to any prepayments on the applicable outstanding tranches of Term Loans) or a maturity date that is earlier than the maturity date of, the tranche being refinanced and (ix) except to the extent otherwise permitted under this Agreement (including utilization of any other available baskets or incurrence-based amounts), the aggregate principal amount of any Specified Refinancing Facility shall not be greater than the aggregate principal amount of the applicable Tranche of Loans being refinanced or replaced, plus any fees, premiums, original issue discount and accrued interest associated therewith and costs and expenses related thereto, plus unused commitments.

(b)            Each request from the Parent Borrower pursuant to this Section 2.11 shall set forth the requested amount and proposed terms of the relevant Specified Refinancing Facility. The Specified Refinancing Facilities (or any portion thereof) may be made by any existing Lender or by any other bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution (any such bank, savings and loan association or other savings institution, insurance company, investment fund or company or other financial institution, an “Additional Specified Refinancing Lender”, and the Additional Specified Refinancing Lenders together with any existing Lender providing Specified Refinancing Facilities, the “Specified Refinancing Lenders”); provided that if such Additional Specified Refinancing Lender is not already a Lender hereunder or an Affiliate of a Lender hereunder, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required.

(c)            Specified Refinancing Facilities shall become facilities under this Agreement pursuant to a Specified Refinancing Amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers and each applicable Specified Refinancing Lender. Any Specified Refinancing Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Parent Borrower and the Administrative Agent, to effect the provisions of this Section 2.11, in each case on terms consistent with this Section 2.11.

(d)            Any loans made in respect of any such Specified Refinancing Facility shall be made by creating a new Tranche. Any Specified Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Parent Borrower or any Restricted Subsidiary, or the provision to the Borrowers of Swing Line Loans, pursuant to any Specified Refinancing Revolving Facility (or in the case of Term Letters of Credit, pursuant to a Specified Refinancing Term Loan Facility in the form of a term loan “C” facility) established thereby; provided that no Issuing Lender or Swing Line Lender shall be obligated to provide any such Letters of Credit or Swing Line Loans unless it has consented (in its sole discretion) to the applicable Specified Refinancing Amendment.

(e)            The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Specified Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Specified Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or appropriate to reflect the existence and terms of the Specified Refinancing Facilities incurred pursuant thereto (including the addition of such Specified Refinancing Facilities as separate “Facilities” and “Tranches” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Specified Refinancing Amendment may, without the consent of any Person other than the Parent Borrower, the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) and the Lenders providing such Specified Refinancing Facilities, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.11. In addition, if so provided in the relevant Specified Refinancing Amendment and with the consent of each Revolving Issuing Lender (not to be unreasonably withheld, delayed or conditioned), participations in Revolving Letters of Credit expiring on or after the scheduled Maturity Date in respect of the respective Tranche of Revolving Loans or commitments shall be reallocated from Lenders holding Revolving Commitments to Lenders holding commitments under Specified Refinancing Revolving Facilities in accordance with the terms of such Specified Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding commitments under such Specified Refinancing Revolving Facilities, be deemed to be participation interests in respect of such commitments under such Specified Refinancing Revolving Facilities and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

2.12          Permitted Debt Exchanges.

(a)            Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Parent Borrower to all Lenders (other than any Lender that, if requested by the Parent Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans of a particular Tranche, as selected by the Parent Borrower, the Borrowers may from time to time following the Closing Date consummate one or more exchanges of Term Loans of such Tranche for Additional Obligations in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall be equal to or more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Parent Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (iv) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Parent Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) based on their respective aggregate principal amounts of outstanding Term Loans of the applicable Tranche, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent, (vi) any applicable Minimum Exchange Tender Condition shall be satisfied and (vii) the provisions in clauses (i), (ii), (iii), (iv), (v) and (viii), of the proviso in Section 2.11(a) with respect to Specified Refinancing Facilities shall apply to any Permitted Debt Exchange Offer. Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans exchanged pursuant to any Permitted Debt Exchange Offer.

(b)            The Parent Borrower may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Parent Borrower’s discretion) of Term Loans be tendered.

(c)            In connection with each Permitted Debt Exchange, the Parent Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Parent Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.12 and without conflict with Section 2.12(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion).

(d)            The Parent Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Parent Borrower’s compliance with such laws in connection with any Permitted Debt Exchange (other than the Parent Borrower’s reliance on any certificate delivered by a Lender pursuant to Section 2.12(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Section 3.          LETTERS OF CREDIT.

3.1            Letters of Credit.

(a)            Revolving Letters of Credit and Term Letters of Credit.

(i)            On the Closing Date, the Existing Letters of Credit identified on Schedule B hereof as a “Revolving Letter of Credit” will automatically, without any action on the part of any Person, be deemed to be Revolving Letters of Credit issued hereunder for the account of the Parent Borrower by the applicable Revolving Issuing Lender, whether or not such Existing Letters of Credit satisfy the requirements to be issued as a Revolving Letter of Credit hereunder. Subject to and upon the terms and conditions hereof, the Parent Borrower may request that the applicable Revolving Issuing Lender issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3.1(a)(i), the “Revolving Letters of Credit” or “Revolving L/Cs”) for the account of the Parent Borrower or any of its Subsidiaries (so long as a Borrower is a co-applicant and jointly and severally liable thereunder) on any Business Day during the Initial Revolving Commitment Period but in no event later than the 30th day prior to the Initial Revolving Maturity Date in such form as may be approved from time to time by such Revolving Issuing Lender; provided that (x) no Revolving Letter of Credit shall be issued if, after giving effect to such issuance, (1) the aggregate Revolving L/C Obligations in respect of Revolving Letters of Credit issued by it would exceed its Revolving L/C Commitment Amount or (2) the Aggregate Outstanding Revolving Credit of all the Revolving Lenders would exceed the Revolving Commitments of all the Revolving Lenders then in effect (it being understood and agreed that the Administrative Agent shall, to the extent reasonably requested by a Revolving Issuing Lender, reasonably assist such Revolving Issuing Lender in calculating the aggregate Revolving L/C Obligations in respect of Revolving Letters of Credit issued by such Revolving Issuing Lender and the Aggregate Outstanding Revolving Credit of such Revolving Issuing Lender for purposes of determining compliance with clauses (1) and (2) of this clause (x)) and (y) no Revolving Letter of Credit shall be issued if, after giving effect to such issuance, the Revolving L/C Obligations in respect of Revolving Letters of Credit issued by such Revolving Issuing Lender would exceed such Issuing Lender’s Revolving L/C Commitment Amount after giving effect to the issuance of such Revolving Letter of Credit (it being understood and agreed that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Revolving Loans in any Designated Foreign Currency and the then outstanding Revolving L/C Obligations in respect of any Revolving Letters of Credit denominated in any Designated Foreign Currency on the date on which the Parent Borrower has given the Administrative Agent a L/C Request with respect to any Revolving Letter of Credit for purposes of determining compliance with this Section 3.1).

(ii)            On the Closing Date, the Existing Letters of Credit identified on Schedule B hereof as a “Term Letter of Credit” will automatically, without any action on the part of any Person, be deemed to be Term Letters of Credit issued hereunder for the account of the Parent Borrower by the applicable Term Issuing Lender, whether or not such Existing Letters of Credit satisfy the requirements to be issued as a Term Letter of Credit hereunder. Subject to and upon the terms and conditions hereof, the Parent Borrower may request that the applicable Term Issuing Lender issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3.1(a)(ii), the “Term Letters of Credit” or “Term L/Cs”) for the account of the Parent Borrower or any of its Subsidiaries (so long as a Borrower is a co-applicant and jointly and severally liable thereunder) on any Business Day during the Initial Term L/C Commitment Period, but in no event later than the 30th day prior to the Initial Term C Loan Maturity Date in such form as may be approved from time to time by such Term Issuing Lender; provided that (A) no Term Letter of Credit shall be issued, the Stated Amount of which, when added to the Term L/C Obligations in respect of all Term Letters of Credit at such time, would exceed the lesser of (x) the Term Letter of Credit Commitment then in effect and (y) the Term C Loan Collateral Account Balance for all Term C Loan Collateral Accounts and (B) subject to the provisions of Section 3.11, no Term Letter of Credit shall be issued (or deemed issued) by any Term Issuing Lender the Stated Amount of which, when added to the Term Letter of Credit Outstandings with respect to such Term Issuing Lender, would exceed (x) the individual Term Letter of Credit Commitment of such Term Issuing Lender then in effect, or (y) the Term C Loan Collateral Account Balance of such Term Issuing Lender; provided, however, that the Stated Amount of any Term Letter of Credit with respect to which another Term Letter of Credit is to be (or has been) issued to replace such Term Letter of Credit shall be excluded in calculating the Term L/C Obligations and the Term Letter of Credit Outstandings in connection with any determination of compliance with clause (A)(x) or (B)(x) above, so long as (and only so long as) the Term L/C Cash Coverage Requirement shall, at all times prior to the termination and cancellation of the Term Letter of Credit that is being (or has been) replaced (as notified to the Administrative Agent and the Parent Borrower by the Term Issuing Lender thereof), be satisfied (including with respect to the Term Letter of Credit that is being (or has been) replaced and the related replacement Term Letter of Credit).

(b)            Each Letter of Credit shall (i) be denominated in Dollars or any Designated Foreign Currency requested by the Parent Borrower and shall be either (A) a standby letter of credit issued to support obligations of the Parent Borrower or any of its Subsidiaries, contingent or otherwise (a “Standby Letter of Credit”) or (B) a commercial letter of credit in respect of the purchase of goods or services by the Parent Borrower or any of its Subsidiaries (a “Commercial L/C”) and (ii) unless cash collateralized or otherwise backstopped to the satisfaction of the applicable Issuing Lender (including, for the avoidance of doubt in the case of Term Letters of Credit, by amounts in the Term C Loan Collateral Account), expire no later than the earlier of (A) in the case of Standby Letters of Credit (subject to, if requested by the Parent Borrower and agreed to by the applicable Issuing Lender, automatic renewals for successive periods not exceeding one year ending prior to the 15th day prior to (x) in the case of Revolving Letters of Credit, the Initial Revolving Maturity Date and (y) in the case of Term Letters of Credit, the Initial Term C Loan Maturity Date, as applicable), one year after its date of issuance and the 5th day prior to (x) in the case of Revolving Letters of Credit, the Initial Revolving Maturity Date and (y) in the case of Term Letters of Credit, the Initial Term C Loan Maturity Date, or (B) in the case of Commercial L/Cs, one year after its date of issuance and the 30th day prior to (x) in the case of Revolving Letters of Credit, the Initial Revolving Maturity Date and (y) in the case of Term Letters of Credit, the Initial Term C Loan Maturity Date. All Letters of Credit issued shall be denominated in Dollars or in any Designated Foreign Currency and shall be issued for the account of the Parent Borrower or any of its Subsidiaries (so long as a Borrower is a co-applicant and jointly and severally liable thereunder). Notwithstanding anything to the contrary herein, (i) Barclays, MS, DBNY, Lloyds Bank Corporate Markets plc and Goldman Sachs Bank USA shall only be required to issue Standby Letters of Credit hereunder and (ii) Term Letters of Credit issued by Barclays hereunder shall only be denominated in Dollars (or any Designated Foreign Currency requested by the Parent Borrower and agreed to by Barclays in its sole discretion).

(c)            Unless otherwise agreed by the applicable Issuing Lender and the Parent Borrower, each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and to the extent not prohibited by such laws, the ISP shall apply to each Standby Letter of Credit, and the Uniform Customs shall apply to each Commercial L/C. The ISP shall not in any event apply to this Agreement. All Letters of Credit shall be issued on a sight basis only.

(d)            No Issuing Lender shall at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or, in the case of any Revolving Letter of Credit, any Revolving L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or internal policy of such Issuing Lender.

3.2            Procedure for Issuance of Letters of Credit.

(a)            The Parent Borrower may from time to time request, during (x) in the case of Revolving Letters of Credit, the Initial Revolving Commitment Period, but in no event later than the 30th day prior to the Initial Revolving Maturity Date and (y) in the case of Term Letters of Credit, the Initial Term L/C Commitment Period, but in no event later than the 30th day prior to the Initial Term C Loan Maturity Date, that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent, at their respective addresses for notices specified herein, an L/C Request therefor in the form of Exhibit B hereto (completed to the reasonable satisfaction of such Issuing Lender), and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request (which L/C Request must have been received by such Issuing Lender and the Administrative Agent prior to 12:00 P.M., New York City time, at least three Business Days (or five Business days for Letter of Credit transactions in a Designated Foreign Currency) prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender in its reasonable discretion)). Each L/C Request shall specify the applicable Borrower and that the requested Letter of Credit is to be denominated in Dollars or any Designated Foreign Currency. Upon receipt of any L/C Request, such Issuing Lender will process such L/C Request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required, unless otherwise agreed to by such Issuing Lender, to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Parent Borrower. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Parent Borrower promptly following the issuance thereof. No Issuing Lender shall amend, cancel or waive presentation of any Letter of Credit, or replace any lost, mutilated or destroyed Letter of Credit, without the prior written consent of the Parent Borrower. Promptly after the issuance or amendment of any Standby Letter of Credit, the applicable Issuing Lender shall notify the Parent Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify the Lenders, in writing, of such issuance or amendment, and if so requested by a Lender, the Administrative Agent shall provide to such Lender copies of such issuance or amendment. With regards to Commercial L/Cs, each Issuing Lender shall on the first Business Day of each week provide the Administrative Agent, by facsimile, with a report detailing the aggregate daily outstanding Commercial L/Cs during the previous week.

(b)            The making of each request for a Letter of Credit by the Parent Borrower shall be deemed to be a representation and warranty by the Parent Borrower that such Letter of Credit may be issued in accordance with, and will not violate the applicable requirements of, Section 3.1. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6.2 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.1, then such Issuing Lender may issue the requested Letter of Credit for the account of the applicable Borrower in accordance with such Issuing Lender’s usual and customary practices.

3.3            Fees, Commissions and Other Charges.

(a)            Each Borrower shall pay to the relevant Revolving Issuing Lender with respect to each Revolving Letter of Credit a fronting fee equal to 0.125% per annum calculated on the basis of a 360-day year (but in no event less than $500 per annum for each Revolving Letter of Credit issued on its behalf) of the aggregate amount available to be drawn under such Revolving Letter of Credit, payable quarterly in arrears on each Revolving L/C Fee Payment Date with respect to such Revolving Letter of Credit and on the Initial Revolving Maturity Date or such other date as the Revolving Commitments shall terminate. Such fees shall be nonrefundable. Such fees shall be payable in Dollars, notwithstanding that a Revolving Letter of Credit may be denominated in any Designated Foreign Currency. In respect of a Revolving Letter of Credit denominated in any Designated Foreign Currency, such fees shall be converted into Dollars at the Spot Rate of Exchange.

(b)            Each Borrower shall pay to the relevant Term Issuing Lender with respect to each Term Letter of Credit a fronting fee equal to 0.125% per annum calculated on the basis of a 360-day year (but in no event less than $500 per annum for each Term Letter of Credit issued on its behalf) of the aggregate amount available to be drawn under such Term Letter of Credit, payable quarterly in arrears on each Term L/C Fee Payment Date with respect to such Term Letter of Credit and on the date of the termination of the Term Letter of Credit Commitments. Such fees shall be nonrefundable. Such fees shall be payable in Dollars, notwithstanding that a Term Letter of Credit may be denominated in any Designated Foreign Currency. In respect of a Term Letter of Credit denominated in any Designated Foreign Currency, such fees shall be converted into Dollars at the Spot Rate of Exchange.

(c)            In addition to the foregoing fees, each Borrower agrees to pay amounts necessary to reimburse the applicable Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by an Issuing Lender.

3.4            Revolving L/C’s Participant’s Acquisition of Revolving L/C Participations in Revolving Letters of Credit.

(a)            On the Closing Date, without any further action on the part of the Revolving Issuing Lenders or the Lenders, the Revolving Issuing Lenders hereby grant to each Revolving L/C Participant, and each such Revolving L/C Participant shall be deemed irrevocably and unconditionally to have acquired and received from each Revolving Issuing Lender that has issued or may issue or is deemed to have issued any Revolving Letter of Credit, without recourse or warranty, an undivided interest and participation (each, a “Revolving L/C Participation”), in each Revolving Letter of Credit that may be issued pursuant to Section 3.1 (including each Existing Letter of Credit that is deemed issued hereunder as a Revolving Letter of Credit) equal to such Revolving L/C Participant’s Revolving Commitment Percentage (determined on the date of issuance or deemed issuance of the relevant Revolving Letter of Credit) of the aggregate amount available to be drawn under each such Revolving Letter of Credit and the Revolving L/C Participation interests in respect thereof. Each Revolving L/C Participant hereby absolutely and unconditionally agrees that if a Revolving Issuing Lender makes a disbursement in respect of any Revolving Letter of Credit issued by such Revolving Issuing Lender which is not reimbursed by the applicable Borrower on the date due pursuant to Section 3.5, or is required to refund any reimbursement payment in respect of any Revolving Letter of Credit issued or deemed issued by such Revolving Issuing Lender to the applicable Borrower for any reason, such Revolving L/C Participant shall pay to the Administrative Agent for the account of the Revolving Issuing Lender upon demand (which demand, in the case of any demand made in respect of any draft under a Revolving Letter of Credit denominated in any Designated Foreign Currency, shall not be made prior to the date that the amount of such draft shall be converted into Dollars in accordance with Section 3.5) at the Administrative Agent’s address for notices specified herein an amount equal to such Revolving L/C Participant’s Revolving Commitment Percentage (with the Administrative Agent having the responsibility to determine and keep record of the Revolving Commitment Percentage of the Revolving L/C Participants for this purpose and all other purposes hereunder) of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)            If any amount required to be paid by any Revolving L/C Participant to the Administrative Agent for the account of a Revolving Issuing Lender on demand by such Revolving Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Revolving Issuing Lender under any Revolving Letter of Credit is paid to the Administrative Agent for the account of such Revolving Issuing Lender within three Business Days after the date such demand is made, such Revolving L/C Participant shall pay to the Administrative Agent for the account of such Revolving Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent for the account of such Revolving Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving L/C Participant pursuant to Section 3.4(a) is not in fact made available to the Administrative Agent for the account of such Revolving Issuing Lender by such Revolving L/C Participant within three Business Days after the date such payment is due, such Revolving Issuing Lender shall be entitled to recover from such Revolving L/C Participant, on demand, such amount with interest thereon (with interest based on the Dollar Equivalent of any amounts denominated in Designated Foreign Currencies) calculated from such due date at the rate per annum applicable to Revolving Loans maintained as ABR Loans hereunder. A certificate of a Revolving Issuing Lender submitted to any Revolving L/C Participant with respect to any amounts owing under this subsection (which shall include calculations of any such amounts in reasonable detail) shall be conclusive in the absence of manifest error.

(c)            Whenever, at any time after a Revolving Issuing Lender has made payment under any Revolving Letter of Credit and has received through the Administrative Agent from any Revolving L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Revolving Issuing Lender receives through the Administrative Agent any payment related to such Revolving Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of Collateral applied thereto by the Administrative Agent or by such Revolving Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such Revolving L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by a Revolving Issuing Lender through the Administrative Agent shall be required to be returned by such Revolving Issuing Lender, such Revolving L/C Participant shall return to such Revolving Issuing Lender through the Administrative Agent the portion thereof previously distributed by the Administrative Agent to it.

(d)            (i) On the Initial Revolving Maturity Date with respect to the Non-Extending Revolving Lenders, the participations in the outstanding Letters of Credit of the Non-Extending Revolving Lenders shall be reallocated to the 2025 Extending Revolving Lenders ratably in accordance with their Revolving Commitment Percentage but in any case, only to the extent that (x) the sum of the participations in the outstanding Letters of Credit of the Non-Extending Lenders and 2025 Extending Revolving Lenders does not exceed the Revolving L/C Commitment Amount at such time and (y) the sum of the participations in the outstanding Letters of Credit plus the aggregate outstanding Revolving Loans and Swing Line Loans does not exceed the 2025 Extended Revolving Commitments at such time and (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected as a result of the limitations set forth herein (in each case after giving effect to any repayment of Revolving Loans), the Parent Borrower shall, on the Initial Revolving Maturity Date with respect to the Non-Extending Revolving Lenders, cash collateralize any such Letters of Credit in an amount equal to 100% of the Revolving L/C Obligations that are not so reallocated.

3.5            Reimbursement by the Borrowers.

(a)            Each Issuing Lender shall promptly notify the Parent Borrower of any presentation of a draft under any Letter of Credit. With respect to Letters of Credit, each Borrower hereby agrees to reimburse the applicable Issuing Lender, upon receipt by the Parent Borrower of notice from such Issuing Lender of the date and amount of a draft presented under any Letter of Credit issued on its behalf and paid by such Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment (each such amount so paid until reimbursed, an “Unpaid Drawing”). Each such payment, if any, made by the applicable Borrower with respect to any Letters of Credit shall be made to the applicable Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in any Designated Foreign Currency, in the event that such payment is not made to such Issuing Lender within three Business Days of the date of receipt by the Parent Borrower of such notice, upon notice by such Issuing Lender to the Parent Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the Spot Rate of Exchange) and in immediately available funds, on the date on which the Parent Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. Any conversion by an Issuing Lender of any payment to be made in respect of any Letter of Credit denominated in any Designated Foreign Currency into Dollars in accordance with this Section 3.5 shall be conclusive and binding upon the Borrowers and the Lenders in the absence of manifest error; provided that upon the request of the Parent Borrower or any Lender, such Issuing Lender shall provide to the Parent Borrower or Lender a certificate including reasonably detailed information as to the calculation of such conversion.

(b)            In the case of any Unpaid Drawing under any Term Letter of Credit, unless the Parent Borrower shall have notified the Administrative Agent and the relevant Term Issuing Lender prior to 10:00 A.M. on the date on which the Parent Borrower receives notice of an Unpaid Drawing with respect to a Term Letter of Credit if such notice is received prior to such time, and otherwise prior to 10:00 A.M. on the next succeeding Business Day, that the Parent Borrower intends to reimburse the relevant Term Issuing Lender for the amount of such Unpaid Drawing with its own funds, the Collateral Agent shall instruct the applicable Depositary Bank to cause the amounts on deposit in the applicable Term C Loan Collateral Account to be disbursed to the applicable Term Issuing Lender for application to repay in full the amount of such Unpaid Drawing.

3.6            Obligations Absolute.

(a)            Each Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Parent Borrower may have or have had against an Issuing Lender, any Revolving L/C Participant or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve any Issuing Lender or Revolving L/C Participant of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender or Revolving L/C Participant, or otherwise affect any defense or other right that the Parent Borrower may have as a result of any such gross negligence or willful misconduct.

(b)            Each Borrower and each Lender also agree with each Issuing Lender that such Issuing Lender and the Revolving L/C Participants shall not be responsible for, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the applicable Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the applicable Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve any Issuing Lender or Revolving L/C Participant of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender or Revolving L/C Participant, or otherwise affect any defense or other right that the Borrowers may have as a result of any such gross negligence or willful misconduct.

(c)            Neither any Issuing Lender nor any Revolving L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person’s gross negligence or willful misconduct.

(d)            Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender or Revolving L/C Participant to such Borrower.

3.7            L/C Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Parent Borrower of the date and amount thereof. The responsibility of an Issuing Lender to the applicable Borrower in respect of any Letter of Credit in connection with any draft presented for payment under such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve any Issuing Lender of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender, or otherwise affect any defense or other right that the Borrowers may have as a result of any such gross negligence or willful misconduct.

3.8            Credit Agreement Controls. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any L/C Request or other application or agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

3.9            Additional Issuing Lenders. The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as a “Revolving Issuing Lender” or “Term Issuing Lender” under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this Section 3.9 shall be deemed to be a “Revolving Issuing Lender” or a “Term Issuing Lender,” as applicable (in addition to being a Lender) in respect of Revolving Letters of Credit or Term Letters of Credit, as applicable, issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other applicable Issuing Lenders and such Lender.

3.10          Indemnity. The Revolving L/C Participants agree to indemnify each Revolving Issuing Lender (or any Affiliate thereof) (to the extent not reimbursed by the Parent Borrower or any other Loan Party and without limiting the obligation of the Parent Borrower to do so as and to the extent provided herein), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this Section 3.10, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Revolving Issuing Lenders (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Revolving Issuing Lender (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Revolving L/C Participant shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from the gross negligence or willful misconduct of such Revolving Issuing Lender (or any Affiliate thereof). The obligations to indemnify each Revolving Issuing Lender (or any Affiliate thereof) shall be ratable among the applicable Revolving L/C Participants in accordance with their Revolving Commitment Percentages. The agreements in this Section 3.10 shall survive the termination of the Revolving Commitments.

3.11            Term C Loan Collateral Account

(a)            On the Closing Date, the Parent Borrower established a Term C Loan Collateral Account for the benefit of each Term Issuing Lender on the Closing Date for the purpose of cash collateralizing the Borrowers’ obligations (including Term L/C Obligations) to such Term Issuing Lender in respect of the Term Letters of Credit issued or to be issued by such Term Issuing Lender. On the Closing Date, the proceeds of the Initial Term C Loans, together with other funds (if any) provided by the Parent Borrower, were deposited into the applicable Term C Loan Collateral Accounts such that the Term C Loan Collateral Account Balance of the Term C Loan Collateral Account established for the benefit of each Term Issuing Lender equaled at least the Term Letter of Credit Outstandings of such Term Issuing Lender. After the Closing Date, the Borrowers may establish additional Term C Loan Collateral Accounts for the benefit of any existing or additional Term Issuing Lender for the purpose of cash collateralizing the Borrowers’ obligations to the Term Issuing Lenders in respect of the Term Letters of Credit issued or to be issued by the Term Issuing Lenders, and may transfer all or any portion of the funds in any Term C Loan Collateral Account to any other Term C Loan Collateral Account, subject to the satisfaction (or waiver) of the conditions set forth in this Section 3.11 (and each Term Issuing Lender and the Collateral Agent agrees to instruct the applicable Depositary Bank to transfer such funds at the discretion of the Parent Borrower within one Business Day after the Parent Borrower has provided notice to make such transfer); provided that each Term Issuing Lender may require that the Depositary Bank for the Term Loan C Collateral Account corresponding to its Term L/C Obligations is such Term Issuing Lender or an Affiliate thereof. The Borrowers agree that at all times, and shall immediately cause additional funds to be deposited and held in the Term C Loan Collateral Accounts from time to time in order that (A) the Term C Loan Collateral Account Balance for all Term C Loan Collateral Accounts shall at least equal the Term L/C Obligations with respect to all then outstanding Term Letters of Credit and (B) the Term C Loan Collateral Account Balance of each Term C Loan Collateral Account established for the benefit of a Term Issuing Lender shall equal at least the Term Letters of Credit Outstanding of such Term Issuing Lender (the “Term L/C Cash Coverage Requirement”); provided, that in the case of clause (B), such requirement shall be deemed to have been met at such time if the Parent Borrower shall have instructed that funds held in one Term C Loan Collateral Account be transferred to the Term C Loan Collateral Account established for the benefit of another Term Issuing Lender so long as after giving effect to such transfer, the Term L/C Cash Coverage Requirement shall have been met.

(b)            The Parent Borrower hereby grants to the Collateral Agent, for the benefit of all Term Issuing Lenders, a security interest in the Term C Loan Collateral Accounts and all cash and balances therein and all proceeds of the foregoing, as security for the Term L/C Obligations (and, in addition, grants a security interest therein, for the benefit of the Secured Parties as collateral security for the other Obligations hereunder); provided that amounts on deposit in the Term C Loan Collateral Accounts shall be applied as provided in Section 10.13.

(c)            Except as expressly provided herein or in any other Loan Document, no Person shall have the right to make any withdrawal from any Term C Loan Collateral Account or to exercise any right or power with respect thereto; provided that at any time the Parent Borrower shall fail to reimburse any Term Issuing Lender for any Unpaid Drawing in accordance with Section 3.5, the Parent Borrower hereby absolutely, unconditionally and irrevocably agrees that the Collateral Agent shall be entitled to instruct the applicable depositary bank (each, a “Depositary Bank”) of the applicable Term C Loan Collateral Account to withdraw therefrom and pay to such Term Issuing Lender amounts equal to such Unpaid Drawings (in the case of amounts owing under a Term Letter of Credit denominated a Designated Foreign Currency, taking the Dollar Equivalent thereof). Amounts in any Term C Loan Collateral Account shall be invested by the applicable Depositary Bank in Term L/C Permitted Investments (and as reasonably agreed by the applicable Depositary Bank under the applicable depositary agreement) in the manner instructed by the Parent Borrower (and agreed to by such Depositary Bank) (and returns shall accrue for the benefit of the Parent Borrower); provided, however, that the applicable Depositary Bank shall determine such investments in Term L/C Permitted Investments during the existence of any Event of Default as long as made in Term L/C Permitted Investments, it being understood and agreed that neither the Parent Borrower nor the applicable Depositary Bank nor any other Person may direct the investment of funds in any Term C Loan Collateral Account in any assets other than Term L/C Permitted Investments. The Parent Borrower shall bear the risk of loss of principal with respect to any investment in any Term C Loan Collateral Account. So long as no Event of Default shall have occurred and be continuing and subject to the satisfaction of the Term L/C Cash Coverage Requirement for each Term Issuing Lender after giving effect to any such release, upon at least three Business Days’ prior written notice to the Collateral Agent and the Administrative Agent, the Parent Borrower may, at any time and from time to time, request release of and payment to the Parent Borrower of (and the Collateral Agent hereby agrees to instruct the applicable Depositary Bank to release and pay to the Parent Borrower) any amounts on deposit in the Term C Loan Collateral Accounts (as reduced by the aggregate amounts, if any, withdrawn by the Term Issuing Lenders and not subsequently deposited by the Parent Borrower) in excess of the Term Letter of Credit Commitment at such time (provided that the Collateral Agent shall have received prior confirmation of the amount of such excess from the Administrative Agent). In addition, the Collateral Agent hereby agrees to instruct the Depositary Bank to release and pay to the Parent Borrower amounts (if any) remaining on deposit in the Term C Loan Collateral Accounts after the termination or cancellation of all Term Letters of Credit, the termination of the Term Letter of Credit Commitment and the repayment in full of all outstanding Initial Term C Loans and Term L/C Obligations.

Section 4.          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.

4.1            Interest Rates and Payment Dates.

(a)            (x) Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Adjusted Term SOFR determined for such day plus the Applicable Margin in effect for such day and (y) each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.

(b)            Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

(c)            Each Term CORRA Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Adjusted Term CORRA in effect for such day plus the Applicable Margin in effect for such day.

(d)            Each Canadian Prime Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.

(e)            Each SONIA Loan shall bear interest for each day that it is outstanding at a rate per annum equal to Daily Simple SONIA determined for such day plus the Applicable Margin in effect for such day.

(f)            If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this Section 4.1 plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Loan pursuant to the relevant foregoing provisions of this Section 4.1 (other than clause (x) above) plus 2.00% and (z) in the case of fees or other amounts, the rate described in paragraph (b) of this Section 4.1 for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment); provided that (1) no amount shall be payable pursuant to this Section 4.1(f) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) no amounts shall accrue pursuant to this Section 4.1(f) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(g)            Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (f) of this Section 4.1 shall be payable from time to time on demand.

(h)            It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

4.2            Conversion and Continuation Options.

(a)            The Parent Borrower may elect from time to time (x) (I) to convert outstanding Revolving Loans of a given Tranche from Term SOFR Loans to ABR Loans or (II) to convert outstanding Term Loans of a given Tranche from Term SOFR Loans to ABR Loans or (y) to convert outstanding Loans of a given Tranche from Term CORRA Loans to Canadian Prime Rate Loans, in each case by giving the Administrative Agent at least two Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior irrevocable notice of such election, provided that any such conversion of Term SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Parent Borrower may elect from time to time (x) (I) to convert outstanding Revolving Loans of a given Tranche from ABR Loans to Term SOFR Loans or (II) to convert outstanding Term Loans of a given Tranche from ABR Loans to Term SOFR Loans or (y) to convert outstanding Loans of a given Tranche from Canadian Prime Rate Loans to Term CORRA Loans, in each case by giving the Administrative Agent at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior irrevocable notice of such election. Any such notice of conversion to Term CORRA Loans or to Term SOFR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of (x) outstanding Term SOFR Loans and ABR Loans or (y) outstanding Term CORRA Loans or Canadian Prime Rate Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Term SOFR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Parent Borrower that no such conversions may be made and (ii) no Loan may be converted into a Term SOFR Loan or Term CORRA Loan after the date that is one month prior to the applicable Maturity Date. Notwithstanding anything to the contrary set forth herein, the Parent Borrower shall not be permitted to convert any Revolving Loans denominated in Dollars from ABR Loans or Term SOFR Loans to Eurocurrency Loans.

(b)           Any Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Parent Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, provided that no Term SOFR Loan or Term CORRA Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Parent Borrower that no such continuations may be made or (ii) after the date that is one month prior to the applicable Maturity Date, and provided, further, that (x) in the case of Term SOFR Loans or Term CORRA Loans, if the Parent Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Term SOFR Loans, shall be automatically converted to ABR Loans or such Term CORRA Loans shall be automatically converted to Canadian Prime Rate Loans, as applicable, on the last day of such then expiring Interest Period and (y) if the Parent Borrower shall fail to give any required notice as described above in this paragraph with respect to Loans denominated in any Designated Foreign Currency (other than Canadian Dollars or Sterling) such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans with an Interest Period of one month. Upon receipt of any such notice of continuation pursuant to this Section 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

4.3           Minimum Amounts; Maximum Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Term SOFR Loans comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and the Dollar Equivalent of the aggregate principal amount of the Revolving Loans that are Term CORRA Loans, SONIA Loans or Eurocurrency Loans outstanding in any Designated Foreign Currency comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (provided that, notwithstanding the foregoing, any Loan may be converted or continued in its entirety), and so that there shall not be more than 30 Sets at any one time outstanding.

4.4           Optional and Mandatory Prepayments.

(a)           (i)            Optional Prepayment of the Term Loans. The Borrowers may at any time and from time to time prepay the Term Loans made to them in whole or in part, subject to Section 4.12, without premium or penalty, upon notice by the Parent Borrower to the Administrative Agent prior to 1:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurocurrency Loans and Term SOFR Loans), or prior to 1:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) on the date of prepayment (in the case of ABR Loans). Such notice shall specify the date and amount of prepayment, whether the prepayment is of Eurocurrency Loans, Term SOFR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the principal amount allocable to each, the applicable Tranche being repaid and if a combination thereof the principal amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. If any such notice is given and is not revoked, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan or Term SOFR Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 4.12 and accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans pursuant to this Section 4.4(a)(i) shall be applied to the respective installments of principal of such Term Loans in such order as the Parent Borrower may direct. Partial prepayments pursuant to this Section 4.4(a)(i) shall be in multiples of $1,000,000; provided that, notwithstanding the foregoing, any Tranche of Term Loans may be prepaid in its entirety.

(ii)          Optional Prepayment of the Revolving Loans. The Borrowers may at any time and from time to time prepay the Loans made to them and, in accordance with Section 3.5, the Reimbursement Amounts in respect of Revolving Letters of Credit issued for their account, in whole or in part, subject to Section 4.12, without premium or penalty, upon (A) at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice by the Parent Borrower to the Administrative Agent (in the case of (x) Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans outstanding and (y) Reimbursement Amounts outstanding in any Designated Foreign Currency), (B) at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice by the Parent Borrower to the Administrative Agent (in the case of SONIA Loans) or (C) at least one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice by the Parent Borrower to the Administrative Agent (in the case of (x) ABR Loans or Canadian Prime Rate Loans and (y) Reimbursement Amounts outstanding in Dollars). Such notice shall specify, in the case of any prepayment of Loans, the Tranche being prepaid (which, at the discretion of the Parent Borrower, may be the Initial Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans, Specified Refinancing Revolving Loans, Swing Line Loans, any Incremental Loans or any Extended Tranche and/or a combination thereof), and if a combination thereof, the principal amount allocable to each, the date and amount of prepayment, the currency of the Loans to be prepaid and whether the prepayment is of Eurocurrency Loans, Term SOFR Loans, SONIA Loans, ABR Loans, Term CORRA Loans, Canadian Prime Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Reimbursement Amounts in respect of Revolving Letters of Credit, the date and amount of prepayment, the identity of the applicable Revolving Letter of Credit or Revolving Letters of Credit and the amount allocable to each of such Reimbursement Amounts. Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given and is not revoked, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 4.12 and accrued interest to such date on the amount prepaid. Partial prepayments of (1) the Revolving Loans pursuant to this Section 4.4(a) shall be applied, first to payment of the Swing Line Loans then outstanding, and thereafter to payment of Revolving Loans then outstanding or in each case as otherwise directed by the Parent Borrower and (2) the Reimbursement Amounts pursuant to this Section 4.4(a) shall be applied to cash collateralize any outstanding Revolving L/C Obligation, as applicable, on terms reasonably satisfactory to the applicable Revolving Issuing Lender. Partial prepayments pursuant to this Section 4.4(a)(ii) shall be in multiples of $1,000,000 (or, in the case of Revolving Loans outstanding in any Designated Foreign Currency, an aggregate principal amount the Dollar Equivalent of which is at least approximately $1,000,000); provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.

(b)           Mandatory Prepayment of Loans.

(i)          (A) The Parent Borrower shall, in accordance with Section 4.4(b)(iii) and subject to Section 4.12, prepay the Term Loans to the extent required by Section 8.4(b) (subject to Section 8.4(c)) and (B) if on or after the Closing Date the Parent Borrower or any of its Restricted Subsidiaries shall incur (x) Specified Refinancing Term Loans or (y) Indebtedness for borrowed money (excluding Indebtedness permitted to be Incurred hereunder), then the Parent Borrower shall, in accordance with Section 4.4(b)(iii) and subject to Section 4.12, prepay the Term Loans (or, in the case of the Incurrence of Specified Refinancing Term Loans, the Tranche of Term Loans being refinanced in an amount equal to 100.0% of the Net Proceeds thereof minus in the case of clauses (A) and (B)(y), the portion of such Net Proceeds applied (to the extent the Parent Borrower or any of its Subsidiaries is required by the terms thereof) to prepay, repay or purchase Pari Passu Indebtedness on a no more than pro rata basis with the Term Loans (excluding for purposes of such pro rata calculation, the Initial Term C Loans and other Term Loans in the form term “C” loans, unless no other Term Loans are outstanding hereunder), in each case, with such prepayment to be made on or before the fifth Business Day following the date of receipt of any such Net Proceeds. Nothing in this Section 4.4(b)(i) shall limit the rights of the Agents and the Lenders set forth in Section 9.

(ii)          The Parent Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans pursuant to Section 4.4(b)(i) (and in any event within five Business Days) upon becoming obligated to make such prepayment. Such notice shall state that the Parent Borrower is offering to make or will make such mandatory prepayment (i) in the case of mandatory prepayments pursuant to Section 4.4(b)(i)(A), on or before the date specified in Section 8.4(b) and (ii) in the case of mandatory prepayments pursuant to Section 4.4(b)(i)(B), on or before the date specified in Section 4.4(b)(i)(B) (each, a “Prepayment Date”). Subject to the following sentence, once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in the last sentence of this Section 4.4(b)(ii)). Any such notice of prepayment pursuant to Section 4.4(b)(i) may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent, on or prior to the specified effective date) if such condition is not satisfied. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment and the Prepayment Date. The Parent Borrower (in its sole discretion) may give each Lender the option (in its sole discretion) to elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 A.M., New York City time, on the date that is three Business Days prior to the Prepayment Date. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Parent Borrower of such election. Any amount so declined by any Lender may, at the option of the Parent Borrower, be applied to pay or prepay Indebtedness, or otherwise be retained by the Parent Borrower and its Subsidiaries or applied by the Parent Borrower or any of its Subsidiaries in any manner not inconsistent with this Agreement.

(iii)          Subject to the last sentence of Section 4.4(b)(ii), (i) prepayments of Term Loans pursuant to Section 4.4(b)(i)(A) shall be applied (x) first, to Term Loans (other than Initial Term C Loans and other Term Loans in the form of term “C” loans) on a pro rata basis among such Tranches of Term Loans (and ratably within each applicable Tranche of Term Loans) and (y) after application pursuant to clause (x), to Initial Term C Loans and other Term Loans in the form of term “C” loans on a pro rata basis among such Tranches of Term Loans (and ratably within each such Tranche of Term Loans), (ii) prepayments of Term Loans pursuant to Section 4.4(b)(i)(B)(x), to the applicable Tranche of Term Loans being refinanced with Specified Refinancing Term Loans (and ratably within such Tranche of Term Loans) and (iii) prepayments of Term Loans of a given tranche pursuant to Section 4.4(b)(i)(B)(y), to each Tranche of Term Loans on a ratable basis among such Tranches of Term Loans (and ratably within each such Tranche of Term Loans). Subject to the last sentence of Section 4.4(b)(ii) and Section 4.4(h), prepayments of the Term Loans pursuant to Section 4.4(b)(i)(A) and Section 4.4(b)(i)(B)(y) shall be applied pro rata to the respective installments of principal thereof, provided that notwithstanding the foregoing, any such partial prepayment may, at the option of the Parent Borrower, be first allocated to such Term Loans pro rata based upon the aggregate amount of the installments thereof due in the next twelve months and then the remainder of such partial prepayment shall be allocated and applied as set forth above. Subject to the last sentence of Section 4.4(b)(ii) and Section 4.4(h), prepayments of the Term Loans pursuant to Section 4.4(b)(i)(B)(x) shall be applied within each applicable Tranche of Term Loans pro rata to the respective installments of principal thereof in the manner directed by the Parent Borrower (or, if no such direction is given, in direct order of maturity). Notwithstanding any other provision of this Section 4.4, a Lender may, at its option, and if agreed by the Parent Borrower, in connection with any prepayment of Term Loans pursuant to Section 4.4(a)(i) or (b)(i)(A) or (B), exchange such Lender’s portion of the Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).

(iv)          Amounts prepaid on account of Term Loans pursuant to Section 4.4(a)(i) or 4.4(b)(i) may not be reborrowed.

(v)          In the event that on any date the Administrative Agent calculates that (i) the Aggregate Outstanding Revolving Credit with respect to all of the Lenders (including the Swing Line Lender) exceeds the aggregate Revolving Commitments then in effect (other than any such excess occurring by reason of any change in exchange rates) or (ii) the Aggregate Outstanding Revolving Credit with respect to all of the Lenders (including the Swing Line Lender) exceeds 105% of the aggregate Revolving Commitments then in effect by reason of any change in exchange rates (it being understood and agreed that no Default or Event of Default shall arise hereunder or under any Loan Document merely as a result of the occurrence of any such excess described in clauses (i) or (ii) by reason of any change in exchange rates), in each case under clause (i) or (ii), the Administrative Agent will give notice to such effect to the Parent Borrower and the Lenders. Following receipt of any such notice, the Borrowers will, as soon as practicable but in any event within five Business Days of receipt of such notice, first, make such repayments or prepayments of Revolving Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Amounts with respect to Revolving Letter of Credit then outstanding and, third, cash collateralize any outstanding Revolving L/C Obligations on terms reasonably satisfactory to the applicable Revolving Issuing Lender as shall be necessary to cause the Aggregate Outstanding Revolving Credit with respect to all of the Lenders (including the Swing Line Lender) to no longer exceed the aggregate Revolving Commitments then in effect; provided that in the case of clauses (i) and (ii) above, the Dollar Equivalent of any such excess shall be calculated as of the date of such notice and the amount of any such repayment, prepayment, payment or cash collateralization shall be calculated after giving effect to any other repayment, prepayment, payment or cash collateralization required to be made on such day pursuant to this Section 4.4(b)(v)). If any such repayment or prepayment of a Eurocurrency Loan, Term SOFR Loan or Term CORRA Loan pursuant to this Section 4.4(b)(v) occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to the Lenders such amounts, if any, as may be required pursuant to Section 4.12.

(vi)          The Borrowers shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Loans. Upon the incurrence by the Parent Borrower or any Restricted Subsidiary of any Specified Refinancing Revolving Loans, the Borrowers shall prepay an aggregate principal amount of the Tranche of Revolving Loans being refinanced in an amount equal to 100% of all Net Proceeds received therefrom promptly (and in any event within five Business Days) following receipt thereof by the Parent Borrower or such Restricted Subsidiary.

(c)           Termination or Reduction of Revolving Commitments. The Parent Borrower shall have the right, upon not less than three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Initial Revolving Commitments, Incremental Revolving Commitments of any Tranche, the Extended Revolving Commitments of any Tranche or the Specified Refinancing Revolving Commitments of any Tranche or, from time to time, to reduce the amount of Initial Revolving Commitments, Incremental Revolving Commitments of any Tranche, Extended Revolving Commitments of any Tranche or Specified Refinancing Revolving Commitments of any Tranche; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swing Line Loans made on the effective date thereof, the Dollar Equivalent of the aggregate principal amount of the Revolving Loans and Swing Line Loans then outstanding, when added to the sum of the then outstanding Revolving L/C Obligations, would exceed the Revolving Commitments then in effect and provided, further, that notwithstanding anything to the contrary in this Agreement, the Parent Borrower may condition such notice upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Revolving Commitments then in effect.

(d)           Cash Collateralization in Lieu of Prepayment. Notwithstanding the foregoing provisions of this Section 4.4, if at any time any prepayment of the Loans pursuant to Section 4.4(a) or 4.4(b) would result, after giving effect to the procedures set forth in this Agreement, in the Borrowers incurring breakage costs under Section 4.12 as a result of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, in their sole discretion, (i) initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans not immediately prepaid), to be held as security for the obligations of the Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans (or such earlier date or dates as shall be requested by the Parent Borrower) or (ii) make a prepayment of Loans in accordance with Section 4.4(a)(i) or 4.4(a)(ii) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans not immediately prepaid); provided that, in the case of either clause (i) or (ii) above, such unpaid Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans shall continue to bear interest in accordance with Section 4.1 until such unpaid Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans or the related portion of such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans, as the case may be, have or has been prepaid.

(e)           Termination or Reduction of Term Letter of Credit Commitment. (i) Upon at least one Business Day’s prior revocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Term Issuing Lenders (which notice the Administrative Agent shall promptly transmit to each of the Lenders holding Initial Term C Loans), the Parent Borrower shall have the right, without premium or penalty (except as provided in Section 4.4(g)), on any day, to permanently to terminate or reduce the Term Letter of Credit Commitment in whole or in part; provided that, immediately upon any such termination or reduction, (i) the Parent Borrower shall prepay the Initial Term C Loans in an aggregate principal amount equal to the aggregate amount of the Term Letter of Credit Commitment so terminated or reduced in accordance with the requirements of Sections 4.4(a)(i) (and shall be permitted to withdraw an amount from the Term C Loan Collateral Accounts to make such prepayment) (ii) the Individual Term Letter of Credit Commitment of each Term Issuing Lender shall be reduced ratably in connection therewith (or on such other basis as may be agreed by the Parent Borrower and the Term Issuing Lenders), (iii) after giving effect to such reduction of the Term Letter of Credit Commitment, the Term Letter of Credit Outstandings with respect to each Term Issuing Lender with a Term Letter of Credit Commitment shall not exceed the Individual Term Letter of Credit Commitment of such Term Issuing Lender and (iv) after giving effect to such reduction and any such prepayment, the Term L/C Cash Coverage Requirement shall be satisfied.

(ii)          The Term Letter of Credit Commitment shall be reduced by the amount of any prepayment or repayment of principal of Initial Term C Loans pursuant to Section 2.4(c)(ii) or this Section 4.4 (with a corresponding reduction to the Individual Term Letter of Credit Commitment of each Term Issuing Lender (on a ratable basis or on such other basis as may be agreed by the Parent Borrower and the Term Issuing Lenders)) and the Parent Borrower shall be permitted to withdraw an amount up to the amount of such prepayment or repayment from the Term C Loan Collateral Accounts to complete such prepayment or repayment; provided that after giving effect to such withdrawal, the Term L/C Cash Coverage Requirement shall be satisfied.

(f)           Discounted Term Loan Prepayments. Notwithstanding anything in any Loan Document to the contrary, the Borrowers may prepay the outstanding Term Loans on the following basis:

(i)          Right to Prepay. The Borrowers shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, a Borrower Solicitation of Discount Range Prepayment Offers, or a Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 4.4(f); provided that at the time of such Discounted Term Loan Prepayment, after giving effect thereto, Liquidity is equal to or greater than $500,000,000. Each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrowers then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, the Parent Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, the Parent Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Parent Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Discounted Term Loan Prepayment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders. Any Term Loans prepaid pursuant to this Section 4.4(f) shall be immediately and automatically cancelled.

(ii)          Borrower Offer of Specified Discount Prepayment.

(1)          The Borrowers may from time to time offer to make a Discounted Term Loan Prepayment by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Parent Borrower, to each Term Loan Lender and/or to each Lender of one or more Term Loans on a Tranche by Tranche basis, (II) any such offer shall specify the aggregate Outstanding Amount offered to be prepaid (the “Specified Discount Prepayment Amount”), the Tranches of Term Loans subject to such offer and the specific percentage discount to par value (the “Specified Discount”) of the Outstanding Amount of such Loans to be prepaid, and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Administrative Agent will promptly provide each relevant Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Administrative Agent (or its delegate) by no later than the time and date designated by the Administrative Agent and approved by the Parent Borrower (the “Specified Discount Prepayment Response Date”).

(2)          Each relevant Lender receiving such offer shall notify the Administrative Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Outstanding Amount and Tranches of Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Administrative Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept such Borrower Offer of Specified Discount Prepayment.

(3)          If there is at least one Discount Prepayment Accepting Lender, the Borrowers will make prepayment of outstanding Term Loans pursuant to this Section 4.4(f)(ii) to each Discount Prepayment Accepting Lender in accordance with the respective Outstanding Amount and Tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to the foregoing clause (2); provided that, if the aggregate Outstanding Amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective Outstanding Amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Administrative Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the Parent Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate Outstanding Amount and the Tranches of all Term Loans to be prepaid at the Specified Discount on such date, and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the Outstanding Amount, Tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Parent Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with paragraph (vi) below (subject to paragraph (x) below).

(iii)          Borrower Solicitation of Discount Range Prepayment Offers.

(1)          The Borrowers may from time to time solicit Discount Range Prepayment Offers by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Parent Borrower, to each Term Loan Lender and/or to each Lender of one or more Term Loans on a Tranche by Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the relevant Term Loans that the Borrowers are willing to prepay at a discount (the “Discount Range Prepayment Amount”), the Tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the Outstanding Amount of such Term Loans willing to be prepaid by the Borrowers, and (III) each such solicitation by the Borrowers shall remain outstanding through the Discount Range Prepayment Response Date. The Administrative Agent will promptly provide each relevant Term Loan Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Loan Lender to the Administrative Agent (or its delegate) by no later than the time and date designated by the Administrative Agent and approved by the Parent Borrower (the “Discount Range Prepayment Response Date”). Each relevant Term Loan Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans such Lender is willing to have prepaid at the Submitted Discount (the “Submitted Amount”). Any Term Loan Lender whose Discount Range Prepayment Offer is not received by the Administrative Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)          The Administrative Agent shall review all Discount Range Prepayment Offers received by it by the Discount Range Prepayment Response Date and will determine (in consultation with the Parent Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 4.4(f)(iii). The Borrowers agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Administrative Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate Outstanding Amount equal to the lesser of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)          If there is at least one Participating Lender, the Borrowers will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate Outstanding Amount and of the Tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the Outstanding Amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Administrative Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Discount Range Prepayment Response Date, notify (w) the Parent Borrower of the respective Term Loan Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Term Loan Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount and Tranches of all Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate Outstanding Amount and Tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Parent Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with Section 4.4(f)(vi) below (subject to Section 4.4(f)(x) below).

(iv)          Borrower Solicitation of Discounted Prepayment Offers.

(1)          The Borrowers may from time to time solicit Solicited Discounted Prepayment Offers by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Parent Borrower, to each Term Loan Lender and/or to each Lender of one or more Term Loans on a Tranche by Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the Term Loans and the Tranches of Term Loans the Borrowers are willing to prepay at a discount (the “Solicited Discounted Prepayment Amount”) and (III) each such solicitation by the Borrowers shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Administrative Agent will promptly provide each relevant Term Loan Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Loan Lender to the Administrative Agent (or its delegate) by no later than the time and date designated by the Administrative Agent and approved by the Parent Borrower (the “Solicited Discounted Prepayment Response Date”). Each Term Loan Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Loan Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Loan Lender whose Solicited Discounted Prepayment Offer is not received by the Administrative Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount to their par value.

(2)          The Administrative Agent shall promptly provide the Parent Borrower with a copy of all Solicited Discounted Prepayment Offers received by it by the Solicited Discounted Prepayment Response Date. The Parent Borrower shall review all such Solicited Discounted Prepayment Offers and select, at its sole discretion, the smallest of the Offered Discounts specified by the relevant responding Term Loan Lenders in the Solicited Discounted Prepayment Offers that the Borrowers are willing to accept (the “Acceptable Discount”), if any. If the Borrowers elect to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Parent Borrower from the Administrative Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Parent Borrower shall submit an Acceptance and Prepayment Notice to the Administrative Agent setting forth the Acceptable Discount. If the Administrative Agent shall fail to receive an Acceptance and Prepayment Notice from the Parent Borrower by the Acceptance Date, the Borrowers shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)          Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Administrative Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Administrative Agent will determine (in consultation with the Parent Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the aggregate Outstanding Amount and the Tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrowers at the Acceptable Discount in accordance with this Section 4.4(f)(iv). If the Borrowers elect to accept any Acceptable Discount, then the Borrowers agree to accept all Solicited Discounted Prepayment Offers received by the Administrative Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer to accept prepayment at an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required proration pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrowers will prepay outstanding Term Loans pursuant to this Section 4.4(f)(iv)(3) to each Qualifying Lender in the aggregate Outstanding Amount and of the Tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the Outstanding Amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Administrative Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Administrative Agent shall promptly notify (w) the Parent Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Term Loan Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Tranches to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate Outstanding Amount and the Tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Parent Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Parent Borrower shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with Section 4.4(f)(vi) below (subject to Section 4.4(f)(x) below).

(v)          Expenses. In connection with any Discounted Term Loan Prepayment, the Borrowers and the Lenders acknowledge and agree that the Administrative Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrowers in connection therewith.

(vi)          Payment. If any Term Loan is prepaid in accordance with Sections 4.4(f)(ii) through (iv) above, the Borrowers shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrowers shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in the applicable currency and in immediately available funds not later than 2:00 P.M. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the Term Loans on a pro rata basis. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 4.4(f) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate Outstanding Amount of the Tranches of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate Outstanding Amount of the Tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. The Lenders hereby agree that, in connection with a prepayment of Term Loans pursuant to this Section 4.4(f) and notwithstanding anything to the contrary contained in this Agreement, (i) interest in respect of the Term Loans may be made on a non-pro rata basis among the Lenders holding such Loans to reflect the payment of accrued interest to certain Lenders as provided in this Section 4.4(f)(vi) and (ii) all subsequent prepayments and repayments of the Term Loans (except as otherwise contemplated by this Agreement) shall be made on a pro rata basis among the respective Lenders based upon the then outstanding principal amounts of the Term Loans then held by the respective Lenders after giving effect to any prepayment pursuant to this Section 4.4(f) as if made at par. It is also understood and agreed that prepayments pursuant to this Section 4.4(f) shall not be subject to Section 4.4(a), or, for the avoidance of doubt, Section 11.7(a) or the pro rata allocation requirements of Section 4.8(a).

(vii)          Other Procedures. To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 4.4(f), established by the Administrative Agent acting in its reasonable discretion and as reasonably agreed by the Parent Borrower.

(viii)          Notice. Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 4.4(f), each notice or other communication required to be delivered or otherwise provided to the Administrative Agent (or its delegate) shall be deemed to have been given upon the Administrative Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix)          Actions of Administrative Agent. Each of the Borrowers and the Lenders acknowledges and agrees that Administrative Agent may perform any and all of its duties under this Section 4.4(f) by itself or through any Affiliate of the Administrative Agent and expressly consents to any such delegation of duties by the Administrative Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions in this Agreement shall apply to each Affiliate of the Administrative Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 4.4(f) as well as to activities of the Administrative Agent in connection with any Discounted Term Loan Prepayment provided for in this Section 4.4(f).

(x)          Revocation. The Parent Borrower shall have the right, by written notice to the Administrative Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is so revoked, any failure by the Borrowers to make any prepayment to a Lender pursuant to this Section 4.4(f) shall not constitute a Default or Event of Default under Section 9.1(a) or otherwise).

(xi)          No Obligation. This Section 4.4(f) shall not (i) require the Borrowers to undertake any prepayment pursuant to this Section 4.4(f) or (ii) limit or restrict the Borrowers from making voluntary prepayments of the Term Loans in accordance with the other provisions of this Agreement.

(g)          Repricing Transactions. If on or prior to the six-month anniversary of the Seventh Amendment Effective Date the Parent Borrower (x) makes an optional prepayment of the 2023 Incremental Term Loans pursuant to a Repricing Transaction, (y) makes a mandatory prepayment of the 2023 Incremental Term Loans under Section 4.4(b)(i)(B) pursuant to a Repricing Transaction or (z) effects any amendment of this Agreement (including in connection with any refinancing transaction permitted under Section 11.6(h) to replace the Loans or Commitments under any Facility or Tranche) that results in a Repricing Transaction, the Parent Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (I) in the case of clauses (x) and (y) above a prepayment premium of 1.0% of the aggregate principal amount of 2023 Incremental Term Loans being prepaid and (II) in the case of clause (z) above, a prepayment premium of 1.0% of the aggregate principal amount of 2023 Incremental Term Loans outstanding immediately prior to such amendment. If on or prior to the six-month anniversary of the Seventh Amendment Effective Date any Lender is replaced pursuant to Section 11.1(g) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under Section 11.6(h) to replace the Loans or Commitments under any Facility or Tranche) that results in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to Section 11.1(g)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium described in the preceding sentence.

(h)          Notwithstanding anything to the contrary herein, this Section 4.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of Term Loans added pursuant to Sections 2.9, 2.10 and 2.11, as applicable, or pursuant to any other credit or letter of credit facility added pursuant to Section 2.9 or 11.1(e).

4.5          Commitment Fees; Administrative Agent’s Fees.

(a)          The Borrowers agree to pay quarterly in arrears to the Administrative Agent for the account of each applicable Revolving Lender (other than a Defaulting Lender) that is a Revolving L/C Participant, a letter of credit commission with respect to each Revolving Letter of Credit issued by such Revolving Issuing Lender on its behalf, computed for the period from and including the date of issuance of such Revolving Letter of Credit through to the expiration date of such Revolving Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Term SOFR Loans (or, in the case of Revolving Letters of Credit denominated in Designated Foreign Currencies, Eurocurrency Loans) that are Revolving Loans calculated on the basis of a 360 day year for the actual days elapsed, of the maximum amount available to be drawn under such Revolving Letter of Credit, payable on each Revolving L/C Fee Payment Date with respect to such Revolving Letter of Credit and on the Initial Revolving Maturity Date or such earlier date as the Revolving Commitments shall terminate as provided herein. Such commission shall be payable to the Administrative Agent for the account of the Lenders to be shared ratably among them in accordance with their respective Revolving Commitment Percentages. Such commission shall be nonrefundable and shall be payable in Dollars, notwithstanding that a Revolving Letter of Credit may be denominated in any Designated Foreign Currency. In respect of a Revolving Letter of Credit denominated in any Designated Foreign Currency, such commission shall be converted into Dollars at the Spot Rate of Exchange.

(b)          The Borrowers agree to pay to the Administrative Agent, for the account of each applicable Revolving Lender (other than a Defaulting Lender), a commitment fee for the period from and including the first day of the applicable Revolving Commitment Period to the applicable Maturity Date, computed at the Applicable Commitment Fee Percentage on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December, and on the applicable Maturity Date, or such earlier date as the Revolving Commitments shall terminate as provided herein, commencing on September 30, 2021.

(c)          The Borrowers agree to pay to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing pursuant to the Fee Letters by the Parent Borrower, the Other Representatives and the Administrative Agent in connection with this Agreement.

4.6          Computation of Interest and Fees.

(a)          Interest (other than interest based on the Prime Rate, the Canadian Prime Rate or Term CORRA or for SONIA Loans) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate, the Canadian Prime Rate or Term CORRA and for SONIA Loans shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of each determination of a Eurocurrency Rate and Term SOFR. Any change in the interest rate on a Loan resulting from a change in Term SOFR, SOFR, the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)          Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Parent Borrower or any Lender, deliver to the Parent Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to Section 4.1, excluding any Eurocurrency Base Rate which is based upon the Reuters Screen and any ABR Loan which is based upon the Prime Rate.

4.7          Inability to Determine Interest Rate.

(a)          If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Term SOFR or Adjusted Term SOFR with respect to any Term SOFR Loan (the “Affected Term SOFR”), SONIA with respect to any SONIA Loan (the “Affected SONIA”), the Eurocurrency Rate with respect to any Eurocurrency Loan (the “Affected Eurocurrency Rate”) or Term CORRA with respect to any Term CORRA Loan (the “Affected Term CORRA”), in each case for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Term SOFR Loans the rate of interest applicable to which is based on the Affected Term SOFR requested to be made on the first day of such Interest Period shall be made as ABR Loans, (b) any SONIA Loans the rate of interest applicable to which is based on the Affected SONIA requested to be made on the first day of such Interest Period shall be ineffective, (c) any Term CORRA Loans the rate of interest applicable to which is based on the Affected Term CORRA requested to be made on the first day of such Interest Period shall be made as Canadian Prime Rate Loans, (d) any Eurocurrency Loans to be made in a Designated Foreign Currency the rate of interest applicable to which is based on the Affected Eurocurrency Rate requested to be made on the first day of such Interest Period shall not be required to be made hereunder in such Designated Foreign Currency and, upon receipt of such notice, the Parent Borrower may at its option revoke the pending request for such Eurocurrency Loans or convert such request into a request for ABR Loans to be made in Dollars or Canadian Prime Rate Loans to be made in Canadian Dollars, (e) any Loans that were to have been converted on the first day of such Interest Period to or continued as Term SOFR Loans the rate of interest applicable to which is based upon the Affected Term SOFR shall be converted to or continued as ABR Loans, (f) any Loans that were to have been continued as SONIA Loans the rate of interest applicable to which is based upon the Affected SONIA shall be deemed to have been converted into Loans that bear interest at the Central Bank Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, then such Loans shall be prepaid in full immediately, (g) Loans that were to have been converted on the first day of such Interest Period to or continued as Term CORRA Loans the rate of interest applicable to which is based upon the Affected Term CORRA shall be converted to or continued as Canadian Prime Rate Loans and (h) any Eurocurrency Loans denominated in Euro that were to have been continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate shall (at the option of the Parent Borrower) remain outstanding, and shall bear interest at an alternate rate which reflects, as to each Lender, such Lender’s cost of funding such Eurocurrency Loans, as reasonably determined by the Administrative Agent, plus the Applicable Margin hereunder.

(b)           US Dollar Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, with respect to any Loan or Borrowing denominated in US Dollars:

(i)          [Reserved].

(ii)          Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Parent Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Parent Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Parent Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans denominated in Dollars. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(iii)          Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(v)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(c)           Designated Foreign Currency Benchmark Replacement Setting. If at any time there ceases to exist SONIA, Term CORRA or other interbank rate applicable to any Designated Foreign Currency in the relevant market for Sterling, Euros, Australian Dollars, Canadian Dollars or other applicable Designated Foreign Currency, as applicable, or any of the foregoing cease to be administered by the relevant authority that oversees such interbank rates as of the Closing Date for interest periods greater than one Business Day, or the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or the circumstances in clause (a) above have not arisen but the supervisor for the administrator of the relevant interbank rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interbank offered rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Parent Borrower shall endeavor to establish an alternate rate of interest in lieu of such interbank offered rate that gives due consideration to the then prevailing market convention for determining a rate of interest for fixed periods for syndicated loans applicable jurisdiction of the applicable Designated Foreign Currency at such time (it being agreed that such rate shall not result in a higher cost of funding than ABR Loans, if applicable to such Designated Foreign Currency), and shall enter into an amendment to the Loan Documents to reflect such alternate rate of interest and such other related changes as may be applicable which are agreed by the Parent Borrower and the Administrative Agent at such time; provided, that any such amendment will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(d)           The parties hereto agree that the parties will jointly use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance so that any replacement of the Eurocurrency Rate will not be treated as a deemed “exchange” under Section 1001 of the Code or “modification” under Section 1.1001-3 of the Treasury Regulations (including, but not limited to, substituting the Eurocurrency Rate for a “qualified rate,” as defined in Proposed Section 1.1001-6 of the Treasury Regulations).

4.8          Pro Rata Treatment and Payments.

(a)          Except as expressly otherwise provided herein, each borrowing of Revolving Loans (other than Swing Line Loans) by the Borrowers from the Lenders hereunder shall be made, each payment (except as provided in Section 4.14(a)) by the Borrowers on account of any commitment fee in respect of the Revolving Commitments hereunder and any reduction (except as provided in Section 2.9, 2.10, 2.11, 4.13(d), 11.1(g) or 11.1(h)) of the Revolving Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the respective Revolving Commitment Percentages of the Lenders (other than payments in respect of any difference in the Applicable Commitment Fee Percentages in respect of any Tranche); provided that at the request of the Parent Borrower, in lieu of such application on a pro rata basis among all Revolving Commitments, such reduction may be applied to any Revolving Commitments so long as the Maturity Date of such Revolving Commitments precedes the Maturity Date of each other Tranche of Revolving Commitments then outstanding or, in the event more than one Tranche of Revolving Commitments shall have an identical Maturity Date that precedes the Maturity Date of each other Tranche of Revolving Commitments then outstanding, to such Tranches on a pro rata basis. Each payment (including each prepayment, but excluding payments made pursuant to Sections 2.9, 2.10, 2.11, 2.12, 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.14, 11.1(g), 11.1(h) or 11.6) by the Borrowers on account of principal of and interest on any Tranche of Loans (other than (v) payments in respect of any difference in the Applicable Margin, Eurocurrency Rate, Term SOFR, Daily Simple SONIA or ABR in respect of any Tranche, (w) any payment pursuant to Section 4.4(b)(i), to the extent declined by any Lender as provided in Section 4.4(b)(ii), (x) any payments pursuant to Section 4.4(f), which shall be allocated as set forth in Section 4.4(f); (y) any prepayments pursuant to Section 11.6(i) and (z) any payment accompanying a termination of Revolving Commitments pursuant to the proviso to the first sentence of this Section 4.8(a) which shall be applied to the Revolving Loans outstanding under the Tranches under which Revolving Commitments are being terminated) shall be allocated by the Administrative Agent (1) pro rata according to the respective outstanding principal amounts of such Loans of such Tranche then held by the respective Lenders (or as otherwise provided in the applicable Incremental Commitment Amendment, Extension Amendment or Specified Refinancing Amendment, if applicable) and (2) with respect to Extended Revolving Loans, pro rata with all other outstanding Revolving Loans; provided that a Lender may, at its option, and if agreed by the Parent Borrower, exchange such Lender’s portion of a Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment, pursuant to the last sentence of Section 4.4(b)(iii). All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees, Reimbursement Amounts or otherwise, shall be made without set-off or counterclaim and shall be made prior to (x) 2:00 P.M., New York City time on the due date thereof in the case of payments denominated in Dollars or Canadian Dollars or any other Designated Foreign Currency not specified in clause (y) or (z), (y) 8:00 A.M., New York City time on the due date thereof in the case of payments denominated in Euro and Sterling and (z) 3:00 P.M., New York City time on the date that is one Business Day prior to the due date thereof in the case of payments denominated in Australian Dollars, to the Administrative Agent, for the account of the Lenders holding the relevant Loan or the applicable Revolving L/C Participants, as the case may be, at the Administrative Agent’s office specified in Section 11.2, in Dollars or, in the case of Loans outstanding in any Designated Foreign Currency and L/C Obligations denominated in any Designated Foreign Currency, such Designated Foreign Currency and, whether in Dollars or any Designated Foreign Currency, in immediately available funds. Any pro rata calculations required to be made pursuant to this Section 4.8(a) in respect of any Revolving Loan denominated in a Designated Foreign Currency shall be made on a Dollar Equivalent basis. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders or Revolving L/C Participants, as the case may be, if any such payment is received prior to 2:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurocurrency Loans or Term CORRA Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan or a Term CORRA Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. This Section 4.8(a) may be amended in accordance with Section 11.1(d) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Tranches added pursuant to Sections 2.9, 2.10, 2.11 and 11.1(h), as applicable.

(b)          Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to such Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to (i) for amounts denominated in Dollars, the daily average Federal Funds Effective Rate as quoted by the Administrative Agent and (ii) for amounts denominated in a Designated Foreign Currency, the rate customary in such Designated Foreign Currency for settlement of similar interbank obligations, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.8(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Parent Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such borrowing hereunder on demand, from the Borrowers and (y) then the Borrowers may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available.

4.9          Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Term SOFR Loan, Eurocurrency Loans, SONIA Loan or Term CORRA Loan as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Parent Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan or Canadian Prime Rate Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan or Canadian Prime Rate Loan, as applicable, when an Affected Loan is requested, (c) such Lender’s Term SOFR Loans, SONIA Loans or Term CORRA Loans then outstanding, in each case, as Affected Loans, if any, shall be converted automatically to ABR Loans (in the case of Term SOFR Loans), Central Bank Rate Loans (in the case of SONIA Loans) or Canadian Prime Rate Loans (in the case of Term CORRA Loans) on the respective last days of the then current Interest Periods with respect to such Affected Loans or within such earlier period as required by law and (d) such Lender’s Loans then outstanding as Affected Loans, if any, not converted to ABR Loans, Central Bank Rate Loans or Canadian Prime Rate Loans, as applicable, pursuant to Section 4.9(c) (including, for the avoidance of doubt, such Lender’s Eurocurrency Loans then outstanding) shall, upon notice to the Parent Borrower, be prepaid with accrued interest thereon on the last day of the then current Interest Period with respect thereto (or such earlier date as may be required by any such Requirement of Law). If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.12.

4.10          Requirements of Law.

(a)          If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(i)          shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any L/C Request, any Eurocurrency Loans, SONIA Loans or any Term CORRA Loans made or maintained by it or its obligation to make or maintain Eurocurrency Loans, SONIA Loans or Term CORRA Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case except for Non-Excluded Taxes and Excluded Taxes (other than Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof);

(ii)          shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate, SONIA or Term CORRA, as applicable, hereunder; or

(iii)          shall impose on such Lender any other condition (excluding any Tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, SONIA Loans or Term CORRA Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, SONIA Loans, Term CORRA Loans or Letters of Credit, provided that, in any such case, the Parent Borrower may elect to convert the Eurocurrency Loans or Term CORRA Loans made by such Lender hereunder to ABR Loans or Canadian Prime Rate Loans, as applicable by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Section 4.10(a) and such amounts, if any, as may be required pursuant to Section 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.10, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 4.10(a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 4.10 submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This Section 4.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary in this Section 4.10(a), no Borrower shall be required to compensate a Lender pursuant to this Section 4.10(a) for any amounts incurred more than six months prior to the date that such Lender notifies the Parent Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(b)          If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after submission by such Lender to the Parent Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this Section 4.10(b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this Section 4.10 submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 4.10(b), no Borrower shall be required to compensate a Lender pursuant to this Section 4.10(b) for any amounts incurred more than six months prior to the date that such Lender notifies the Parent Borrower of such Lender’s intention to claim compensation therefor.

(c)          Subject to the last sentence of this paragraph, no Borrower shall be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or “pillar” (including Pillar 2 (“Supervisory Review Process”)), of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise. In addition, no Borrower shall be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above unless such Lender delivers a certificate from a senior officer of such Lender certifying to the Parent Borrower that the request therefor is being made, and the method of calculation of the amount so requested is being applied, consistently with such Lender’s treatment of a majority of its customers in connection with similar transactions affected by the relevant adoption or change in a Requirement of Law. Notwithstanding anything to the contrary in this Section 4.10, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be an adoption of or change in any Requirement of Law, regardless of the date enacted, adopted or issued.

4.11          Taxes.

(a)          Except as provided below in this Section 4.11 or as required by law, all payments made by the Borrowers and the Administrative Agent and any Issuing Lender under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, or other taxes, levies, imposts, duties, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”). For purposes of this Agreement, “Non-Excluded Taxes” shall mean any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document other than (1) Taxes measured by or imposed upon the overall net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch profits Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes; (2) Taxes attributable to an Agent or Lender failing to comply with the requirements of paragraphs (b), (c), (d) or (e) of this Section 4.11; (3) Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Taxes are imposed as a result of a change in treaty, law or regulation that occurred after the date such Agent becomes an Agent hereunder or such Lender becomes a Lender hereunder, acquires its interest in the Loan, or changes its lending office (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (such change, at such time, and with respect to any Agent or Lender (or, if applicable, its relevant beneficiary or member), a “Change in Law”); (4) with respect to any Taxes imposed by the United States or any state or political subdivision thereof, unless such Taxes are imposed as a result of a Change in Law; (5) with respect to any Taxes arising under FATCA; and (6) any backup withholding Taxes (any Taxes that are not Non-Excluded Taxes shall be referred to as “Excluded Taxes”). If any Non-Excluded Taxes are required to be withheld from any amounts payable by the Borrowers or any Agent to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable by the Borrowers shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement such that no withholding had been made; provided, however, that notwithstanding anything to the contrary in this Agreement, the Borrowers and the Administrative Agent shall be entitled to deduct and withhold, and shall not be required to indemnify for, any Excluded Taxes. Whenever any Non-Excluded Taxes are payable by the any Borrower, as promptly as possible thereafter the Parent Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Parent Borrower or such Borrower shall indemnify the Administrative Agent and the Lenders for such Non-Excluded Taxes and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(b)          Each Agent and each Lender, in each case that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so:

(W)          (i)   on or before the date of any payment by any Borrower under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Parent Borrower and the Administrative Agent (A) two duly completed and accurate signed copies of Internal Revenue Service Form W-8BEN-E (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8EXP or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, (B) in the case of the Administrative Agent, also deliver two duly completed and accurate signed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments), with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States and (C) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(ii)          further deliver to the Parent Borrower and the Administrative Agent two accurate and complete copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Parent Borrower; and

(iii)          obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Parent Borrower or the Administrative Agent; or

(X)          in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption”,

(i)          represent to the Borrowers and the Administrative Agent that it is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code that is related to any Borrower;

(ii)          deliver to the Parent Borrower on or before the date of any payment by any Borrower, with a copy to the Administrative Agent, (A) two certificates substantially in the form of Exhibit C-1 or Exhibit C-2 (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete signed copies of Internal Revenue Service Form W-8BEN-E, or successor applicable form certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and shall also further deliver to the Parent Borrower and the Administrative Agent two accurate and complete copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms or certificates); and

(iii)          deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrowers) which would be imposed on such Lender of complying with such request; or

(Y)          in the case of any such Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,

(i)          on or before the date of any payment by any Borrower under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Parent Borrower and the Administrative Agent two accurate and complete signed copies of Internal Revenue Service Form W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers and the Administrative Agent that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates substantially in the form of Exhibit C-3 or Exhibit C-4 certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. Withholding tax under the provisions of Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and

(A)          with respect to each beneficiary or member of such Lender that is not claiming the so-called “portfolio interest exemption”, also deliver to the Parent Borrower and the Administrative Agent (I) two duly completed and accurate signed copies of United States Internal Revenue Service Form W-8BEN-E (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI, Form W-8EXP or Form W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

(B)          with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers and the Administrative Agent that such beneficiary or member is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates on behalf of each beneficiary or member substantially in the form of Exhibit C-3 or Exhibit C-4 and two accurate and complete signed copies of Internal Revenue Service Form W-8BEN-E, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

(ii)          further deliver to the Parent Borrower and the Administrative Agent two accurate and complete copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and

(iii)          deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes; provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrowers) which would be imposed on such Lender (or beneficiary or member) of complying with such request; or

(Z)          unless otherwise furnished pursuant to clauses (W) or (Y), in the case of any such Lender that is an Issuing Lender or Revolving L/C Participant,

(i)          on or before the date of any payment by any Borrower under this Agreement or any Notes to, or for the account of, such Issuing Lender or Revolving L/C Participant, deliver to the Parent Borrower and the Administrative Agent (A) two accurate and complete signed copies of Internal Revenue Service W8BEN-E (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8EXP or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes or (B) in the case of an Issuing Lender or Revolving L/C Participant that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (with withholding statement), or successor applicable form, and, with respect to each beneficiary or member of such Issuing Lender or Revolving L/C Participant, two accurate and complete signed copies of one of the forms described in the preceding clause (A) or of Internal Revenue Service Form W-9, or successor form, certifying that such beneficiary or member is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and that such beneficiary or member is entitled to a complete exemption from United States backup withholding tax;

(ii)          further deliver to the Parent Borrower and the Administrative Agent two accurate and complete copies of any such forms or statements referred to above on or before the date any such form or statement expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form or statement, and obtain such extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms and statements; and

(iii)          deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms, certificates or certifications as may be reasonably required in order to establish the legal entitlement of such Issuing Lender or Revolving L/C Participant (or beneficiary or member thereof) to an exemption from withholding with respect to payments under this Agreement and any Notes; provided, that in determining the reasonableness of a request under this clause (iii) such Issuing Lender or Revolving L/C Participant shall be entitled to consider the cost (to the extent unreimbursed by the Borrowers) which would be imposed on such Issuing Lender or Revolving L/C Participant (or beneficiary or member) of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in clause (Y) or (Z) above, if later) which renders all such forms or statements inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form or statement with respect to it and such Lender so advises the Parent Borrower and the Administrative Agent.

(c)          Each Lender and each Agent, in each case that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, shall on or before the date of any payment by any Borrower under this Agreement or any Notes to such Lender or Agent, deliver to the Parent Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-9, or successor form, certifying that such Lender or Agent is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and that such Lender or Agent is entitled to a complete exemption from United States backup withholding tax.

(d)          If a payment made to a Lender or Agent hereunder may be subject to U.S. federal withholding tax under FATCA, such Lender or Agent shall deliver to the Parent Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(e)          Notwithstanding the foregoing, each Lender and Agent agrees that if any form or certification it previously delivered under Section 4.11(b), (c) or (d) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification as soon as reasonably practicable or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)          Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.12          Indemnity. Without duplication of any amounts payable in Section 4.11, the Borrowers agree, jointly and severally, to indemnify each Lender in respect of Extensions of Credit made, or requested to be made, to the Borrowers, and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment) as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans after the Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment or conversion of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans after the Parent Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans or the conversion of Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans, Term SOFR Loans or Term CORRA Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Section 4.12, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Section 4.12 submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This Section 4.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. This Section shall not apply with respect to Taxes other than any Taxes (other than Excluded Taxes) that represent losses, claims, damages, etc. arising from any non-Tax claim.

4.13          Certain Rules Relating to the Payment of Additional Amounts.

(a)          Upon the request, and at the expense of the Parent Borrower, each Lender to which any Borrower is required to pay any additional amount pursuant to Section 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford any Borrower the opportunity to contest, and reasonably cooperate with such Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford any Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrowers shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with any Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford any Borrower the opportunity to contest, or cooperate with any Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender, in its reasonable discretion after good faith consultation with Parent Borrower, determines that to do so would have a material adverse effect with respect to the Taxes of Lender that is not reimbursed by Parent Borrower.

(b)          If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause any Borrower to become obligated to pay any additional amount under Section 4.10 or 4.11, such Borrower shall not be obligated to pay such additional amount, except to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable to such Lender immediately before it changed its lending office.

(c)          If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by any Borrower pursuant to Section 4.10 or 4.11 or result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans, Canadian Prime Rate Loans or Loans bearing an alternate rate of interest or commitments to make ABR Loans, Canadian Prime Rate Loans or Loans bearing an alternate rate of interest, as the case may be, pursuant to Section 4.9, such Lender shall promptly notify the Parent Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans and Commitments held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrowers agree to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d)          If any Borrower shall become obligated to pay additional amounts pursuant to Section 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 4.10 or 4.11 or if Affected Loans or commitments to make Affected Loans are automatically converted to ABR Loans, Canadian Prime Rate Loans or Loans bearing an alternate rate of interest or commitments to make ABR Loans, Canadian Prime Rate Loans or Loans bearing an alternate rate of interest, as the case may be, under Section 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for such conversion under Section 4.9, the Parent Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Parent Borrower to purchase the affected Loan or Commitment or Revolving L/C Participation, as the case may be, in whole or in part, at in the case of Loans and Commitments an aggregate price no less than such Loan’s or Commitment’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) upon notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to Section 4.12, without premium or penalty and terminate the Revolving Commitments of such Lender. In the case of the substitution of a Lender, the Parent Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver a duly completed Assignment and Acceptance pursuant to Section 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by Section 11.6(b) in connection with such assignment shall be paid by a Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrowers shall first pay the affected Lender any additional amounts owing under Sections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this Section 4.13) prior to such substitution or prepayment. In the case of the substitution of a Lender, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to such replaced Lender relating to the Loans and Revolving L/C Participations so assigned shall be paid in full by the assignee Lender to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.

(e)          If any Agent or any Lender receives a refund directly attributable to taxes for which any Borrower has made additional payments pursuant to Section 4.10(a) or 4.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable, documented out-of-pocket cost incurred in connection therewith) to such Borrower; provided, however, that such Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f)          The obligations of any Agent, Lender or Participant under this Section 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

(g)          Failure or delay on the part of any Lender to demand compensation pursuant to Section 4.10 or 4.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to Section 4.10 or 4.11 for any increased costs incurred or reductions suffered or Taxes more than 270 days prior to the date that such Lender, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions or Taxes, and of such Lender’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions or Taxes is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effective thereof)

4.14          Defaulting Lenders. Notwithstanding anything contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          no commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender;

(b)          in determining the Required Lenders or Required Revolving Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Commitments of such Defaulting Lender) shall be excluded and disregarded;

(c)          the Parent Borrower shall have the right (A)(x) if such Lender is a Revolving Lender, to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Revolving Lender and assume all or part of the Commitment of any Defaulting Lender, and in such event, the Parent Borrower, the Administrative Agent and any such substitute Revolving Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Acceptance to effect such substitution and (y) if such Lender is a Term Loan Lender, to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Lender and purchase all or part of the Loans and Commitments of such Defaulting Lender and, in such event, the Parent Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Acceptance to effect such substitution or (B) upon notice to the Administrative Agent, to prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty;

(d)          if any Swing Line Exposure exists or any Revolving L/C Obligations exist at the time a Revolving Lender becomes a Defaulting Lender then:

(i)          all or any part of such Swing Line Exposure and Revolving L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swing Line Exposure and Revolving L/C Obligations does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swing Line Exposure and (y) second, cash collateralize such Defaulting Lender’s Revolving L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) on terms reasonably satisfactory to the applicable Revolving Issuing Lender for so long as such Revolving L/C Obligations are outstanding; or

(iii)          if any portion of such Defaulting Lender’s Revolving L/C Obligations is cash collateralized pursuant to clause (ii) above, the Parent Borrower shall not be required to pay the commitment fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Revolving L/C Obligations) or the letter of credit commission payable with respect to such Defaulting Lender’s Revolving L/C Obligations;

(iv)          if any portion of such Defaulting Lender’s Revolving L/C Obligations is reallocated to the Non-Defaulting Lenders pursuant to clause (i) above, then the letter of credit commission with respect to such portion shall be allocated among the Non-Defaulting Lenders in accordance with their Revolving Commitment Percentages;

(e)          the Swing Line Lender shall not be required to fund any Swing Line Loan and a Revolving Issuing Lender shall not be required to issue, amend, extend or increase any Revolving Letter of Credit, unless the related exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the applicable Revolving Issuing Lender, and participations in any such newly issued or increased Revolving Letter of Credit or newly made Swing Line Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (and Defaulting Lenders shall not participate therein);

(f)          any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.7) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the applicable Revolving Issuing Lender or Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swing Line Loan or Revolving Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Parent Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Amounts in respect of letter of credit disbursements in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Amounts owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Amounts owed to, any Defaulting Lender; and

(g)          in the event that the Administrative Agent, the Parent Borrower, each applicable Revolving Issuing Lender or the Swing Line Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and Revolving L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Commitment Percentage. The rights and remedies against a Defaulting Lender under this Section 4.14 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Revolving Issuing Lenders, the Swing Line Lender and the Non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 4.14 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

Section 5.         REPRESENTATIONS AND WARRANTIES`. To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Borrowing Date thereafter, the Parent Borrower hereby represents and warrants, on the Closing Date, and on every Borrowing Date thereafter to the Administrative Agent and each Lender that:

5.1          Financial Condition.

(a)          The audited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as of December 31, 2018, December 31, 2019 and December 31, 2020 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers LLP, in the case of 2018, and Ernst & Young LLP, in the case of 2019 and 2020, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of the Parent Borrower and its consolidated Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of the Parent Borrower, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

5.2          No Change; Solvent. Since May 2, 2021, (a) there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to (i) the making of the Extensions of Credit to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby, (ii) the consummation of the Transactions on the Closing Date and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the transactions contemplated hereby) and (b) except as otherwise permitted by this Agreement and each other Loan Document, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Parent Borrower, and none of the Capital Stock of the Parent Borrower been redeemed, retired, purchased or otherwise acquired for value by the Parent Borrower or any of its Subsidiaries. As of the Closing Date, after giving effect to the consummation of the transactions described in preceding clauses (i) through (iii) in clause (a) above, the Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

5.3          Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Parent Borrower), to the extent that the failure to be organized, existing and (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation, partnership or limited liability company and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and (to the extent applicable) in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4          Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, any Notes and the L/C Requests. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents (other than during any Collateral Suspension Period), (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Parent Borrower and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5          No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

5.6          No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against Holdings, the Parent Borrower or any Restricted Subsidiary or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7          No Default. Neither the Parent Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8          Ownership of Property; Liens. Each of the Parent Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property located in the United States of America, and good title to, or a valid leasehold interest in, all its other material property located in the United States of America, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except for Permitted Liens. Except for the Excluded Properties, the Mortgaged Properties described on Schedule 5.8 together constitute all the material real properties owned in fee by the Loan Parties as of the Third Amendment Effective Date.

5.9          Intellectual Property. The Parent Borrower and each of its Restricted Subsidiaries owns, or has the legal right to use, all United States and foreign patents, patent applications, trademarks, service marks, trade names, copyrights, and trade secrets necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person against the Parent Borrower or any of its Restricted Subsidiaries challenging or questioning the use of any such Intellectual Property, or the validity of any such Intellectual Property, nor does the Parent Borrower know of any such claim, and, to the knowledge of the Parent Borrower, the use of such Intellectual Property by the Parent Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.10          No Burdensome Restrictions. Neither the Parent Borrower nor any of its Subsidiaries is in violation of any Requirement of Law applicable to the Parent Borrower or any of its Restricted Subsidiaries that would be reasonably expected to have a Material Adverse Effect.

5.11          Taxes. Except to the extent such Taxes are excused or prohibited by the Bankruptcy Code or not otherwise authorized by the Bankruptcy Court with respect to periods prior to the Closing Date, to the knowledge of the Parent Borrower, each of Holdings, the Parent Borrower and its Restricted Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received written notice made against it or any of its property (including the Mortgaged Properties) and all other Taxes imposed on it or any of its property by any Governmental Authority (other than, for purposes of this Section 5.11, any (i) Taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Parent Borrower or its Restricted Subsidiaries, as the case may be).

5.12          Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Parent Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

5.13          ERISA.

(a)          During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi) or (viii) of this Section 5.13(a), as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event; (ii) any failure to satisfy minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA); (iii) any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan; (vi) any Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Parent Borrower or any Commonly Controlled Entity; (viii) any liability of the Parent Borrower or any Commonly Controlled Entity under ERISA if the Parent Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Insolvency of any Multiemployer Plan; or (x) any transactions that resulted or could reasonably be expected to result in any liability to the Parent Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA; provided that the representation made in clauses (ii) and (ix) of this Section 5.13(a) with respect to a Multiemployer Plan is based on knowledge of the Parent Borrower.

(b)          With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Parent Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) with respect to the assets of any Foreign Plan (other than individual claims for the payment of benefits) (A) any facts that, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and (B) any pending or threatened disputes that, to the knowledge of the Parent Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Restricted Subsidiaries; and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

5.14          Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) constituting Collateral a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, (c) all Electronic Chattel Paper and Pledged Stock (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required by the Security Documents to be perfected by “control” (as described in the UCC) are under the “control” of the Collateral Agent or the Administrative Agent, as agent for the Collateral Agent and as directed by the Collateral Agent and (d) the Mortgages have been duly recorded and any other formal requirements of state or local law applicable to the recording of real property mortgages in the applicable jurisdiction generally have been complied with, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents) all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this Section 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document. Notwithstanding any other provision of this Agreement or of any other Loan Document, the Parent Borrower does not and shall not make any representation or warranty under this Section 5.14 during, or relating to, any Collateral Suspension Period.

5.15          Investment Company Act; Other Regulations. None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. None of the Borrowers is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

5.16          Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of Holdings at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of Holdings therein.

5.17          Purpose of Loans. The proceeds of the Loans shall not be used by the Borrowers other than (i) in the case of the Initial Term B Loans, together with cash on hand of the Parent Borrower and its Subsidiaries and cash equity proceeds received pursuant to the Plan of Reorganization, (a) to pay fees, expenses and costs relating to the consummation of the Plan of Reorganization and funding the transactions contemplated by the Plan of Reorganization (such fees, expenses and costs, the “Transaction Costs”), (b) to fund the Closing Date Refinancing, (c) to fund distributions required in connection with the consummation of the Plan of Reorganization and (d) for working capital and general corporate purposes, (ii) in the case of the Initial Term C Loans, to fund the Term C Loan Collateral Accounts on the Closing Date, (iii) in the case of all other Term Loans (including the 2023 Incremental Term Loans), for working capital and general corporate purposes and any other purpose not prohibited by this Agreement and, in the case of the 2023 Incremental Term Loans, to pay fees, expenses and costs relating to the consummation of the Seventh Amendment and the 2023 Incremental Term Loans contemplated thereby and to repay certain outstanding Revolving Loans and (iv) in the case of the Revolving Loans, (a) on the Closing Date to fund (1) a portion of the Transaction Costs, (2) any OID or upfront fees required to be funded in connection with the “market flex” provisions of any Fee Letter and (3) the transactions contemplated by the Plan of Reorganization, (b) on and after the Closing Date, to backstop or replace Existing Letters of Credit, to cash collateralize outstanding letters of credit or to fund claims or reimbursement obligations in respect of Existing Letters of Credit that were drawn and (c) on or after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, Investments, Restricted Payments and other transactions not prohibited by the Loan Documents) and any other purpose not prohibited by this Agreement.

5.18          Environmental Matters. Other than as disclosed on Schedule 5.18 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a)          The Parent Borrower and its Restricted Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereof.

(b)          Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Parent Borrower’s planned or continued operations, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Restricted Subsidiaries that is part of the Collateral.

(c)          There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Restricted Subsidiaries is, or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, threatened.

(d)          Neither the Parent Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

(e)          Neither the Parent Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

5.19          No Material Misstatements.

(a)          The written information (including the Lender Presentations), reports, financial statements, exhibits and schedules concerning the Loan Parties furnished by or on behalf of the Parent Borrower to the Administrative Agent, the Other Representatives and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state, as of the Closing Date, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Parent Borrower and its Restricted Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about Parent Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Parent Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

(b)          As of the Closing Date, to the best knowledge of each Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender or the Administrative Agent in connection with this Agreement is true and correct in all respects.

5.20          Labor Matters. There are no strikes pending or, to the knowledge of the Parent Borrower, reasonably expected to be commenced against the Parent Borrower or any of its Restricted Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent Borrower and each of its Restricted Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

5.21          Insurance. Schedule 5.21 sets forth a complete and correct listing of all insurance that is (a) maintained by the Loan Parties and (b) material to the business and operations of the Parent Borrower and its Restricted Subsidiaries taken as a whole maintained by Restricted Subsidiaries other than Loan Parties, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

5.22          Anti-Terrorism; Foreign Corrupt Practices.

(a)          To the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, the Parent Borrower and each Restricted Subsidiary is, and to the knowledge of the Parent Borrower, its directors are, in compliance with (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Money Laundering Control Act of 1986 and any other laws or regulations prohibiting money laundering or terrorist financing (collectively, “AML/CTF Laws”), (ii) any U.S. sanctions administered by the United States, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and any other enabling legislation, regulation, or executive order relating thereto as well as sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof or the United Kingdom (collectively, “Sanctions”) and (iii) Anti-Corruption Laws.

(b)          None of the Borrowers or any Restricted Subsidiary or, to the knowledge of the Parent Borrower, any director or officer of the Parent Borrower or any Restricted Subsidiary, is the target of any Sanctions (a “Sanctioned Party”). None of the Borrowers or any Restricted Subsidiary is organized or resident in a country or territory that is the target of a comprehensive embargo under Sanctions (including as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine—each a “Sanctioned Country”). None of the Borrowers or any Restricted Subsidiary will knowingly (directly or indirectly) use the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of Anti-Corruption Laws; (ii) for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is a Sanctioned Party or organized or resident in a Sanctioned Country, except as otherwise permitted by applicable law, regulation or license; or (iii) in violation of AML/CTF Laws.

(c)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 5.22 shall not apply in relevant part to Restricted Subsidiaries that are organized under the laws of any member state of the European Union solely to the extent this Section 5.22 would violate the provisions of the “Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom” or any other applicable anti-boycott statute.

Section 6.         CONDITIONS PRECEDENT.

6.1          Conditions to Initial Extension of Credit. This Agreement, including the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a)          Loan Documents. The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:

(i)          this Agreement, executed and delivered by a duly authorized officer of each Borrower; and

(ii)          the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, each Borrower and each Domestic Subsidiary (other than any Excluded Subsidiary) and an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party (other than any Excluded Subsidiary).

(b)          Outstanding Indebtedness. All principal accrued and unpaid interest, and other amounts then due and owing under (i) the Existing DIP Credit Agreement, (ii) the Existing HIL Credit Agreement and (iii) all other third party Indebtedness for borrowed money of the Debtors (other than indebtedness contemplated by the Plan of Reorganization to survive the consummation of the Transactions) shall have been or shall substantially contemporaneously be, paid in full and all commitments thereunder shall have been, or shall substantially contemporaneously be, terminated, and any Liens on the Collateral granted by any Loan Party to secure such obligations shall have been, or shall substantially contemporaneously be, terminated and released (collectively, the “Closing Date Refinancing”).

(c)          Closing Date ABS Facilities. The closing and initial funding under the Closing Date ABS Facilities shall have occurred and the Parent Borrower (or the applicable Special Purpose Subsidiary thereof) shall have obtained the proceeds thereof.

(d)          Closing Date Preferred Stock. The Closing Date Preferred Stock shall have been issued substantially concurrently therewith.

(e)          Financial Information. The Administrative Agent shall have received (i) audited financial statements of the Parent Borrower and its subsidiaries as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 and (ii) the unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of the Parent Borrower and its subsidiaries as of March 31, 2021 and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Parent Borrower’s fiscal year) ended at least 60 days before the Closing Date.

(f)          Pro Forma Financial Information. The Administrative Agent shall have received an unaudited pro forma consolidated capitalization table of the Parent Borrower and its Subsidiaries as of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 60 days (or 90 days if such four-fiscal quarter period is the end of the Parent Borrower’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for fresh start accounting or purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R).

(g)          Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which have been filed with respect to personal property of Holdings, the Parent Borrower and their respective Subsidiaries in any of the jurisdictions set forth in Schedule 6.1(e), and the results of such search shall not reveal any liens other than Liens permitted by Section 8.2.

(h)          Legal Opinions. The Administrative Agent shall have received the following executed legal opinions in form and substance reasonably satisfactory to the Administrative Agent:

(i)          the executed legal opinion of White & Case LLP, special New York counsel to each of Holdings, the Parent Borrower and the other Loan Parties;

(ii)          the executed legal opinion of Richards, Layton and Finger PA, special Delaware counsel to each of Holdings, the Parent Borrower and certain other Loan Parties; and

(iii)          the executed legal opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special Oklahoma counsel to certain Loan Parties;

(i)          Closing Certificate. The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments.

(j)          Perfected Liens. Subject to Section 7.11, the Collateral Agent shall have obtained a valid security interest in the Collateral (with the priority contemplated in the applicable Security Documents); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered, in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the Collateral Agent, and none of such collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens.

(k)          Pledged Stock; Stock Powers; Pledged Notes; Endorsements; Initial Transaction Statements. The Collateral Agent shall have received, or substantially contemporaneously shall receive:

(i)          the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

(ii)          the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.

(l)          Fees. The Agents and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrowers to them on or prior to the Closing Date, including the fees referred to in Section 4.5.

(m)          Entry of Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Lead Arrangers with respect to any terms thereof that impact the rights and interests of the Lenders (taken as a whole), the Commitment Parties and their respective Affiliates, in their capacities as such, which Confirmation Order shall be in full force and effect and not be subject to any stay or appeal, except for any of the following, which shall be permissible appeals the pendency of which shall not prevent the occurrence of the Closing Date: (i) any appeal with respect to or relating to the distributions (or the allocation of such distributions) between and among creditors under the Plan of Reorganization or (ii) any other appeal, the result of which would not have a materially adverse effect on the rights and interests of the Lenders (taken as a whole), the Commitment Parties and their respective Affiliates, in their capacities as such.

(n)          Authorization by Confirmation Order. The Confirmation Order shall authorize (i) the Debtors’ entry into this Agreement and the establishment of the Facilities and all definitive documentation necessary in connection therewith on terms consistent in all material respects with the Term Sheet, without giving effect to any amendments, supplements or modifications that are, in the aggregate, materially adverse to the rights and interests of the Lenders (taken as a whole), the Commitment Parties and their respective affiliates, in their capacities as such, unless consented to in writing by the Lead Arrangers (such consent not to be unreasonably withheld, delayed, conditioned or denied) and (ii) all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors in connection with the Facilities and all Liens and other security interests to be granted by the Debtors in connection with the Facilities.

(o)          No Amendment to Plan of Reorganization or Confirmation Order. Neither the Plan of Reorganization nor the Confirmation Order shall have been amended, supplemented or otherwise modified in any respect that is, in the aggregate, materially adverse to the rights and interests of the Lenders (taken as a whole), the Lead Arrangers and their respective affiliates, in their capacities as such, unless consented to in writing by the Lead Arrangers (such consent not to be unreasonably withheld, delayed, conditioned or denied). The Plan of Reorganization shall be substantially consummated, as set forth in section 1101 of the Bankruptcy Code, and effective concurrently with the initial funding of the Facilities in accordance with the Plan of Reorganization. The Debtors shall be in compliance in all material respects with the Confirmation Order.

(p)          No Material Adverse Effect. Since the date of the EPCA, there shall not have occurred, and there shall not exist any event, development, occurrence, circumstance, effect, condition, result, state of facts or change that constitutes a Material Adverse Effect (as defined in the EPCA).

(q)          Plan of Reorganization. Any of the documents executed in connection with the implementation of the Plan of Reorganization (including the Plan Supplement) and/or the Restructuring Transactions (as defined in the Plan of Reorganization), to the extent they contain provisions differing in any material respect from, or not described in, the Term Sheet or the Plan of Reorganization shall be in form and substance reasonably satisfactory to the Lead Arrangers.

(r)          Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date, (ii) the Extensions of Credit to such Loan Party (if any) contemplated hereunder and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(s)          Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by an authorized officer and the Secretary or any Assistant Secretary of such Loan Party.

(t)          Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

(u)          Insurance. The Parent Borrower shall have used reasonable best efforts to ensure that the Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.5 of this Agreement shall have been satisfied. The Parent Borrower shall have used reasonable best efforts to cause the Administrative Agent and the other Secured Parties to have been named as additional insured with respect to liability policies and the Collateral Agent to have been named as loss payee with respect to the property insurance maintained by the Borrowers and the Subsidiary Guarantors.

(v)          Representations and Warranties; Absence of Defaults.

(i)          Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date); and

(ii)          no Default or Event of Default shall have occurred and be continuing.

(w)          Solvency. The Administrative Agent shall have received a certificate of the chief financial officer or, if none, the treasurer, controller, vice president (finance) or other responsible financial officer of the Parent Borrower certifying the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis in customary form (as per the applicable jurisdiction of the Parent Borrower) after giving effect to the Transactions.

(x)          Patriot Act; KYC. No later than three Business Days prior to the Closing Date, the Lenders, to the extent reasonably requested by such Lenders, and the Administrative Agent shall have received (i) all documentation and other information about the Borrowers and the Guarantors that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, that the Administrative Agent or any such Lender, as applicable, has reasonably requested in writing at least 10 Business Days prior to the Closing Date.

(y)          Minimum Liquidity. The Parent Borrower shall have Liquidity of at least $800,000,000 on the Closing Date after giving effect to the initial Extensions of Credit by the Lenders hereunder.

(z)          Borrowing Notice or L/C Request. The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.6 (or such notice shall have been deemed given in accordance with Section 2.6). With respect to the issuance of any Letter of Credit on the Closing Date, each applicable Issuing Lender shall have received an L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

(aa)        Existing Letters of Credit. Each Existing Letter of Credit shall have been cash collateralized or deemed issued hereunder, as applicable.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

6.2          Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

(a)          Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)          No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date; and

(c)          Borrowing Notice or L/C Request. With respect to any Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.6 or 2.7, as applicable (or such notice shall have been deemed given in accordance with Section 2.6 or 2.7, as applicable). With respect to the issuance of any Letter of Credit, each applicable Issuing Lender shall have received an L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

Each borrowing of Loans by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by the Parent Borrower as of the date of such borrowing or such issuance that the conditions contained in this Section 6.2 have been satisfied (including with respect to the initial Extension of Credit hereunder).

Section 7.        AFFIRMATIVE COVENANTS. The Parent Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Amounts and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to each applicable Issuing Lender), the Parent Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

7.1          Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)          not later than the fifth Business Day after the 105th day following the end of each fiscal year of the Parent Borrower (or Holdings’ or any Parent Entity’s fiscal year, as applicable) (or such longer period as may be permitted by the SEC for the filing of annual reports on Form 10-K) ending on or after December 31, 2021, a copy of the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in each case, in unaudited pro forma comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of the Parent Borrower’s or any Parent’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Parent Borrower’s obligation under this Section 7.1(a) with respect to such year including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception) (except to the extent such qualification results solely from (i) the impending maturity of any Indebtedness, or (ii) any potential or actual inability to satisfy any financial maintenance covenant (it being understood, for the avoidance of doubt, that any “emphasis of matter” or explanatory paragraph shall not constitute a breach of this Section 7.1(a));

(b)          not later than the fifth Business Day after the 50th day following the end of each of the first three quarterly periods of each fiscal year of the Parent Borrower (or Holdings’ or any Parent Entity’s fiscal year) (or such longer period as may be permitted by the SEC for the filing of quarterly reports on Form 10-Q), the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as provided in Section 7.1(c) (it being agreed that the furnishing of the Parent Borrower’s or any Parent’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Parent Borrower’s obligations under this Section 7.1(b) with respect to such quarter);

(c)          all such financial statements delivered pursuant to Section 7.1(a) or (b) to (and, in the case of any financial statements delivered pursuant to Section 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower in the relevant Compliance Certificate to) fairly present in all material respects the financial condition of the Parent Borrower and its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Section 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower in the relevant Compliance Certificate as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to Section 7.1(b), for the absence of certain notes); and

(d)          anything to the contrary notwithstanding, the obligations in clauses (a) and (b) of this Section 7.1 may be satisfied with respect to financial information of the Parent Borrower and its consolidated Subsidiaries by furnishing (1) the applicable financial statements of a Parent or (2) such Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of the foregoing clauses (a) and (b), to the extent such information relates to a Parent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Parent Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand (it being understood and agreed that if, in compliance with this paragraph, (x) the Parent Borrower provides audited financial statements of such Parent and related report of accountants with respect thereto in lieu of information required to be provided under Section 7.1(a), no such audited financial information or report shall be required with respect to the Parent Borrower and its consolidated Subsidiaries, (y) the Parent Borrower provides unaudited financial statements of such Parent in lieu of information required to be provided under Section 7.1(b), no such unaudited financial information shall be required with respect to the Parent Borrower and its consolidated Subsidiaries).

7.2          Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)          concurrently with the delivery of the financial statements and reports referred to in Sections 7.1(a) and 7.1(b), a certificate signed by a Responsible Officer of the Parent Borrower in substantially the form of Exhibit U or such other form as may be agreed between the Parent Borrower and the Administrative Agent (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, each of Holdings, the Parent Borrower and the Parent Borrower’s Restricted Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and (ii) a certification setting forth a reasonably detailed calculation of Consolidated First Lien Leverage Ratio for the Most Recent Four Quarter Period;

(b)          within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holdings or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

(c)          within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holdings or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority; and

(d)          subject to the last sentence of Section 7.6, promptly, such additional financial and other information regarding the Loan Parties as the Administrative Agent may from time to time reasonably request.

(e)          [Reserved].

(f)          concurrently with the delivery of each Compliance Certificate pursuant to Section 7.2(a), any change in the information provided in the Beneficial Ownership Certification provided to any Lender that would result in a change to the list of beneficial owners identified in such certification since the later of the date of such Beneficial Ownership Certification or the most recent list provided.

Notwithstanding anything to the contrary in this Section 7.2, none of the Parent Borrower or any of its Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Documents required to be delivered pursuant to Section 7.1 or 7.2 may at the Parent Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive information consisting exclusively of information and documentation that is ~~publically~~publicly available or not material with respect to Holdings and its subsidiaries or their respective securities for purposes of United States federal and state securities laws (all such information and documentation being “Public Side Information” and with any information and documentation that is not Public Side Information being referred to herein as “Private Side Information”). The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking the Borrower Materials as “PUBLIC”, the Parent Borrower shall be deemed to have authorized the Administrative Agent, Arrangers, Lenders and Issuing Lenders to treat such Borrower Materials as not containing any Private Side Information (it being understood that the Parent Borrower shall not be under any obligation to mark the Borrower Information “PUBLIC”). You agree that, unless expressly identified as “PUBLIC”, each document to be disseminated by the Administrative Agent and the Arrangers (or any other agent) to any Lender in connection with the Senior Credit Facility will be deemed to contain Private Side Information.

7.3          Payment of Taxes. Except to the extent such Taxes are excused or prohibited by the Bankruptcy Code or not otherwise authorized by the Bankruptcy Court with respect to periods prior to the Closing Date, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes, except where (x) the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Parent Borrower or any Restricted Subsidiary, as the case may be, or (y) failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.4          Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Parent Borrower and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate or other organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Section 8.3, provided that any such Restricted Subsidiary shall not be required to preserve, renew, or keep in full force and effect its corporate or other organizational existence, and the Parent Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5          Maintenance of Property; Insurance. (a)  Keep all property useful and necessary in the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; use commercially reasonable efforts to maintain with financially sound and reputable insurance companies (or any Captive Insurance Subsidiary) insurance on, or self-insure, all property material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, all as determined in good faith by the Parent Borrower or such Restricted Subsidiary; furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that, subject to any Intercreditor Agreement or any Other Intercreditor Agreement, at all times the Administrative Agent for the benefit of the other Secured Parties shall be named as an additional insured with respect to liability policies maintained by any Borrower and any Subsidiary Guarantor and the Collateral Agent, for the benefit of the other Secured Parties, shall be named as loss payee with respect to the property insurance maintained by any Borrower and any Subsidiary Guarantor; provided that, (A) unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall turn over to the Parent Borrower any amounts received by it as an additional insured or loss payee under any such property insurance maintained by the Parent Borrower or its Subsidiaries (and, for the avoidance of doubt any other proceeds from a Recovery Event), the disposition of such amounts to be subject to the provisions of Section 4.4(b) to the extent applicable, and (B) unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees that the Parent Borrower and/or the applicable other Borrower or Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.

(b)          With respect to each property of any Loan Party subject to a Mortgage:

(i)          If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, such Loan Party shall maintain or cause to be maintained, flood insurance to the extent required by law or as otherwise required by the Lenders.

(ii)          The applicable Loan Party promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Borrower shall not use or permit the use of such property in any manner which would reasonably be expected to result in the cancellation of any insurance policy or would reasonably be expected to void coverage required to be maintained with respect to such property pursuant to clause (a) of this Section 7.5.

(iii)          Other than during a Collateral Suspension Period, if any Borrower is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which would reasonably be expected to have a Material Adverse Effect, then the Administrative Agent, at its option upon 10 days’ written notice to the Parent Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which such Loan Party had insured such property, and pay the premium or premiums therefor, and the Parent Borrower shall pay or cause to be paid to the Administrative Agent on demand such premium or premiums so paid by the Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%.

7.6          Inspection of Property; Books and Records; Discussions. In the case of the Parent Borrower, keep proper books of records in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the material assets and business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole; and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records (other than (a) all data and information used to calculate any “measurement month average” or (b) any “market value average” or any similar amount, however designated, under or in connection with any financing of Vehicles and/or other property or assets) and to discuss the business, operations, properties and financial and other condition of the Parent Borrower and its Restricted Subsidiaries with officers of the Parent Borrower and its Restricted Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired; provided that representatives of the Parent Borrower may be present during any such visits, discussions and inspections. Notwithstanding anything to the contrary in Section 7.2(e) or in this Section 7.6, none of the Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

7.7          Notices. Promptly give notice to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver copies thereof):

(a)          as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, the occurrence of any Default or Event of Default;

(b)          as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any (i) default or event of default under any Contractual Obligation (including with respect to lease obligations in connection with Special Purpose Financings) of the Parent Borrower or any of its Restricted Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between the Parent Borrower or any of its Restricted Subsidiaries and any Governmental Authority that would reasonably be expected to be adversely determined, in the case of either clause (i) or (ii) that would reasonably be expected to have a Material Adverse Effect;

(c)          as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any litigation or proceeding affecting Holdings or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(d)          the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Parent Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination, Insolvency of, any Multiemployer Plan or Foreign Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Parent Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which would reasonably be expected to result in the withdrawal from, or the termination, Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; or (iii) the first occurrence after the Closing Date of an Underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date; provided, however, that no such notice will be required under clause (i), (ii), or (iii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i), (ii) or (iii) above, would be reasonably expected to result in a Material Adverse Effect;

(e)          as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, (i) any release or discharge by the Parent Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the Parent Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or Restricted Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Restricted Subsidiary) proposes to take with respect thereto.

7.8          Environmental Laws.

(a)          (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Restricted Subsidiaries. For purposes of this Section 7.8(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Restricted Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b)          Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply would not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest would not reasonably be expected to have a Material Adverse Effect.

7.9          After-Acquired Real Property and Fixtures and Future Subsidiaries.

(a)          With respect to any owned real property (including fixtures thereon located in the United States of America), in each case with a purchase price or a Fair Market Value at the time of acquisition of at least $10,000,000 or in the case of owned real property located in a Flood Zone, $15,000,000, in which any Loan Party acquires ownership rights at any time after the Closing Date (or owned by any Subsidiary that becomes a Loan Party after the Closing Date), except during any Collateral Suspension Period, promptly grant to the Collateral Agent for the benefit of the Secured Parties, a Lien of record on all such owned real property and fixtures pursuant to a Mortgage or otherwise upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that (i) nothing in this Section 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Parent Borrower, any of its Restricted Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Section 7.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed or refinanced, in whole or in part through the incurrence of Purchase Money Obligations or Capitalized Lease Obligations, until such Purchase Money Obligations or Capitalized Lease Obligations are repaid in full (and not refinanced) or, as the case may be, the Parent Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this Section 7.9, the Parent Borrower or such other Loan Party shall deliver or cause to be delivered to the Collateral Agent any surveys, title insurance policies, environmental reports, Flood Certificates and evidence of applicable flood insurance and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports, Flood Certificates and evidence of applicable flood insurance and other documents and whether the delivery of such surveys, title insurance policies, environmental reports, Flood Certificates and evidence of applicable flood insurance and other documents would be customary in connection with such grant of such Lien in similar circumstances).

(b)          With respect to (i) any Domestic Subsidiary created or acquired (including by reason of any Foreign Subsidiary Holdco ceasing to constitute same) subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), (ii) any Unrestricted Subsidiary being designated as a Restricted Subsidiary, (iii) any Immaterial Subsidiary that ceases to be such as provided in the definition thereof and (iv) any entity that becomes a Domestic Subsidiary as a result of a transaction pursuant to, and permitted by, Section 8.3 (in each case in clauses (i) through (iv), other than an Excluded Subsidiary; provided that the provisions of clauses (i) and (ii) below with respect to the grant of a perfected security interest in, and the delivery of certificates and powers, if applicable, with respect to, the Capital Stock of each newly created or acquired Domestic Subsidiary shall, subject to the applicable Required Standstill Provisions, apply to the Capital Stock of each Securitization Subsidiary directly owned by any Loan Party), promptly notify the Administrative Agent of such occurrence and, if the Administrative Agent or the Required Lenders so request, except during any Collateral Suspension Period, promptly (i) execute and deliver to the Collateral Agent for the benefit of the Secured Parties such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary that is directly owned by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), (ii) deliver to the Collateral Agent or to such agent therefor as may be provided by any Intercreditor Agreement or any Other Intercreditor Agreement the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent corporation of such new Domestic Subsidiary and (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) at the Parent Borrower’s option, and subject to the Administrative Agent receiving all documentation and other information about such Domestic Subsidiary that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act no later than five Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to such Domestic Subsidiary becoming a party to this Agreement, to become a party to this Agreement as a Borrower hereunder by executing a Subsidiary Borrower Joinder and (C) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.

(c)          With respect to any Foreign Subsidiary (other than an Excluded Subsidiary (without giving effect to clause (a)(ii) thereof) provided that the provisions of clauses (i) and (ii) below with respect to the grant of a perfected security interest in, and the delivery of certificates and powers, if applicable, with respect to, the Capital Stock of each newly created or acquired Foreign Subsidiary shall, subject to the Required Standstill Provisions, apply to the Capital Stock of each Securitization Subsidiary) created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), the Capital Stock of which is owned directly by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, subject to clause (e) below, except during any Collateral Suspension Period, promptly (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is directly owned by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary) (provided that in no event shall more than 65% of the Voting Stock of any Foreign Subsidiary be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Parent Borrower or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the Collateral Agent, deliver to the Collateral Agent or to any agent therefor as provided by any Intercreditor Agreement or any Other Intercreditor Agreement the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent’s security interest therein.

(d)          Except during any Collateral Suspension Period, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents in each case in accordance with, and to the extent required by, the Guarantee and Collateral Agreement.

(e)           Notwithstanding anything to contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of any Intercreditor Agreement or any Other Intercreditor Agreement and, in the event of any conflict with such terms, the terms of such Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, shall control; (B) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of Holdings, the Parent Borrower or any of its Subsidiaries in, and “Collateral” shall not include, any Excluded Asset and, in the case of the pledge of Capital Stock of any Securitization Subsidiary, shall be subject to the Required Standstill Provisions; (C) no Loan Party or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); (D) to the extent not automatically perfected by filings under the Uniform Commercial Code of each applicable jurisdiction, no Loan Party shall be required to take any actions in order to perfect any security interests granted with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts and securities accounts, but excluding the Term C Loan Collateral Accounts), but excluding Capital Stock required to be delivered pursuant to Section 7.9(b) and (c) above); and (E) nothing in this Section 7.9 shall require that any Loan Party grant a Lien with respect to any property or assets in which such Subsidiary acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable or that that the costs or other consequences to Holdings or any of its Subsidiaries of the granting of such a Lien is excessive in view of the benefits that would be obtained by the Secured Parties.

(f)           Each of the Lenders hereby irrevocably authorizes and directs the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (the “Collateral Suspension” and the date such Collateral Suspension commences, the “Collateral Suspension Date”) at the request of the Parent Borrower if and for so long as (A) the corporate credit rating or corporate family rating, as applicable, of the Parent Borrower shall have an Investment Grade Rating (without a negative outlook) from both Moody’s and S&P (the condition under this clause (A), the “Collateral Suspension Rating Level Condition”), (B) the Parent Borrower and its Restricted Subsidiaries shall not have outstanding any Indebtedness for borrowed money that is secured by the same Collateral securing the Loans (other than any such Lien being released) (the condition under this clause (B), the “Limited Collateral Release Condition”) and (C) no Event of Default shall have occurred and be continuing; provided that, if on any date following the Collateral Suspension (1) the Limited Collateral Release Condition is no longer satisfied, (2) the Collateral Suspension Rating Level Condition is no longer satisfied or (3) the Parent Borrower notifies the Collateral Agent in writing that it has elected to terminate the Collateral Suspension, the Loan Parties shall take all actions, execute all documents, deliver any documents and make any filings, in each case as reasonably requested by the Collateral Agent, to cause any Liens released under this Section 7.9(f) to be reinstated to secure the Obligations under this Agreement within 30 days after such date (or 60 days for any actions, documents or filings in respect of Mortgaged Properties) (or such longer period as may be agreed by the Collateral Agent in its reasonable discretion) (the first such date on which a new Security Document is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”) on substantially identical terms with the security provided immediately prior to the Collateral Suspension or otherwise in form and substance reasonably satisfactory to the Collateral Agent; provided that if any Borrower shall consensually grant and/or perfect any Lien on any Collateral to secure any Indebtedness for borrowed money, such Lien shall also be granted to (and perfected in favor of) the Collateral Agent for the benefit of the Secured Parties simultaneously with the grant in favor thereof, and such Borrower shall cause the lienholder for any such Indebtedness to enter into an Intercreditor Agreement or Other Intercreditor Agreement.

(g)          Notwithstanding the foregoing, the Collateral Agent shall not enter into and no Loan Party shall be required to provide any Mortgage in respect of any improved real property acquired by any Loan Party after the Closing Date or to be mortgaged in connection with a MIRE Event unless Collateral Agent has provided to Lenders (i) if such Mortgaged Property relates to an improved real property not located in a Flood Zone, a completed Flood Certificate with respect to such improved real property from a third-party vendor at least ten Business Days prior to entering into such Mortgage or (ii) if such Mortgaged Property relates to an improved real property located in a Flood Zone, confirmation from all Lenders that flood insurance due diligence and flood insurance compliance has been completed and the following documents with respect to such improved real property at least 45 days prior to entering into such Mortgage: (i) a completed Flood Certificate from a third party vendor; (ii) if such improved real property is located in a Flood Zone, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance; provided that Collateral Agent may enter into any such Mortgage prior to the notice period specified above if Collateral Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction and provided further that the applicable Loan Party’s obligation to promptly grant a Mortgage under Section 7.9(a) of this Agreement shall be extended for so long as is required for the Lenders to complete their flood insurance diligence and related compliance.

7.10         MIRE Events. Prior to the occurrence of a MIRE Event, the Parent Borrower shall provide (and shall use commercially reasonable efforts to provide as promptly as reasonably possible prior to such MIRE Event) to Collateral Agent the following documents in respect of any Mortgaged Property: (a) a Flood Certificate; (b) if such improved real property is located in a Flood Zone, if required by Flood Insurance Laws, evidence of required flood insurance and (c) any other customary documentation that may be reasonably requested by Collateral Agent. For the avoidance of doubt, flood insurance due diligence and flood insurance compliance is subject to being deemed reasonably satisfactory to all Lenders.

7.11         Post-Closing Actions. Notwithstanding anything to the contrary set forth herein, to the extent not previously delivered to the Collateral Agent on or prior to the Closing Date, the Parent Borrower shall deliver (or cause to be delivered) to the Collateral Agent within 120 days after the Closing Date (or such later date as agreed by the Collateral Agent in its reasonable discretion): (i) a title policy (or policies) or an unconditional binding commitment from the title company to issue for such insurance to be replaced by a final title policy in the form of a pro forma policy or marked up commitment, which policy shall (a) be in an amount reasonably approved by Collateral Agent, (ii) insure that the Mortgage created thereby creates a valid first Lien on the Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Sections 8.2 and such as may be approved by the Collateral Agent; (c) name the Collateral Agent for the benefit of the Lenders as the insured thereunder; (d) be in the form of an ALTA Loan Policy; (e) contain such endorsements, coinsurance, reinsurance, and affirmative coverage as reasonably agreed to by the Collateral Agent and the Parent Borrower; and (f) be issued by First American Title Insurance Company or any other title companies reasonably satisfactory to the Collateral Agent (with any other reasonably satisfactory title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent); (ii) an American Land Title Association survey (or survey update) in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the survey related endorsements and (iii) legal opinions of local counsel in the states where the Mortgaged Properties are located relating to the Mortgages, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, Collateral Agent shall not enter into and the Parent Borrower shall not be required to deliver (or cause to be delivered) any Mortgage under this Section 7.12 until (i) Collateral Agent has delivered the documents and other information required under paragraphs (i), (ii) and (iii) of Section 7.9(g) to each Lender expressly requesting such documents and other information and (ii) the earlier of (a) receipt by the Collateral Agent of written confirmation from each such Lender that flood insurance diligence and related compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed) and all other deliverables required by this Section 7.12 and (b) 120 days after the Closing Date (or such later date as agreed by the Collateral Agent in its reasonable discretion).

Section 8.         NEGATIVE COVENANTS. The Parent Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Amounts and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to each applicable Issuing Lender):

8.1          Limitation on Indebtedness. (a) The Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Consolidated Vehicle Indebtedness.

(b)          Notwithstanding the foregoing Section 8.1(a), the Parent Borrower and its Restricted Subsidiaries may Incur the following Consolidated Vehicle Indebtedness:

(i)          Indebtedness in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to the sum of (A) an amount equal to the Borrowing Base, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(ii)          Indebtedness (A) of any Restricted Subsidiary to the Parent Borrower or (B) of the Parent Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Parent Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii)         Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries; and

(iv)         (A) Guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Parent Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 8.1), or (B) without limiting Section 8.2, Indebtedness of the Parent Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Parent Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 8.1).

(c)          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 8.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 8.1) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 8.1(b) above, the Parent Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of Section 8.1(b) above (including in part under one such clause and in part under another such clause); and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)          For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar Equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit or deferred draw Indebtedness, provided that (x) the Dollar Equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Parent Borrower’s option, (i) the Closing Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities hereunder or thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

8.2          Limitation on Liens. The Parent Borrower shall not, and shall not permit any Restricted Subsidiary to create or permit to exist any Lien on any Collateral, whether now owned or hereafter acquired, securing any Indebtedness, except for the following Liens:

(a)          Liens for taxes, assessments or other governmental charges (i) not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Parent Borrower and its Restricted Subsidiaries taken as a whole, (ii) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Parent Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP or (iii) that are excused or prohibited by the Bankruptcy Code or not otherwise authorized by the Bankruptcy Court with respect to periods prior to the Closing Date;

(b)          Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not known to be overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c)          pledges, deposits or Liens in connection with workers’ compensation, professional liability, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d)          pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e)          easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries, taken as a whole;

(f)          Liens existing on, or provided for under written arrangements existing on, the Closing Date, or (in the case of any such Liens securing Indebtedness of the Parent Borrower or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(g)          (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Parent Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h)          Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations entered into for bona fide hedging purposes, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations;

(i)          Liens arising out of judgments, decrees, orders or awards in respect of which the Parent Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j)          leases, subleases, licenses or sublicenses to or from third parties;

(k)          Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of

(1)          Indebtedness Incurred under this Agreement and the other Loan Documents and any Refinancing Indebtedness in respect thereof,

(2)          Indebtedness consisting of (w) Indebtedness supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit, (x) accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries, (y) Guarantees in connection with the construction or improvement of all or any portion of a Public Facility to be used by the Parent Borrower or any Restricted Subsidiary or (z) any Guarantee in respect of any Franchise Vehicle Indebtedness or Franchise Lease Obligation,

(3)          Indebtedness of the Parent Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds in the ordinary course of business, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person,

(4)          Indebtedness of the Parent Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C)  Management Guarantees, or (D) the financing of insurance premiums in the ordinary course of business, or (E) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (F) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Parent Borrower or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement,

(5)          any other Indebtedness, provided that any such Liens on Collateral securing Indebtedness pursuant to this clause (5) are junior in priority to the Liens securing the Indebtedness hereunder, which priority may be effected pursuant to any Intercreditor Agreement or any Other Intercreditor Agreement or otherwise,

(6)          Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (x) such Indebtedness is non-recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings) and (y) such Indebtedness does not constitute Consolidated Vehicle Indebtedness,

(7)          Indebtedness or other obligations in respect of Management Advances or Management Guarantees,

(8)          Indebtedness of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding the greater of $317,500,000 and 50% of LTM Consolidated EBITDA; and

(9)          Contribution Indebtedness and any Refinancing Indebtedness thereof.

in each case under the foregoing clauses (1) through (9) including Liens securing any Guarantee of any thereof (in the case of clause (5), subject to the proviso thereto);

(l)           Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Parent Borrower (or at the time the Parent Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Parent Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further, that for purposes of this clause (l), if a Person other than the Parent Borrower is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Parent Borrower, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(m)          Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(n)          Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Parent Borrower or any Subsidiary (other than Liens on property or assets of any Borrower or any Subsidiary Guarantor in favor of any Subsidiary that is not a Borrower or Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or goods and proceeds securing the obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements on assets that are the subject of such repurchase agreements, (12) in favor of any Special Purpose Entity in connection with any Financing Disposition, (13) in favor of any Franchise Special Purpose Entity in connection with any Franchise Financing Disposition, or (14) evidenced by the filing of Uniform Commercial Code (or equivalent) financing statements solely as a precautionary measure in connection with leases or consignment of goods;

(o)          Liens (other than any Liens securing Consolidated Vehicle Indebtedness) on or under, or arising out of or relating to, any Vehicle Rental Concession Rights;

(p)          Liens securing Indebtedness (including Liens securing any Obligations in respect thereof), provided that after giving effect to the Incurrence of the amount of such Indebtedness (or on the date of the initial commitment to lend such additional amount after giving pro forma effect to the Incurrence of the entire committed amount of such amount), (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Pari Secured Ratio Incurrence Test and (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Junior Secured Ratio Incurrence Test (it being understood that if pro forma effect is given to the entire committed amount of any such additional amount on the date of initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, such committed amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause (p)).

For purposes of determining compliance with this Section 8.2, (i) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (ii) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, and (iii) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a Dollar-denominated restriction, the Dollar Equivalent principal amount of such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit or deferred draw Indebtedness, provided that (x) the Dollar Equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed (A) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced, plus (B) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Parent Borrower’s option, (A) the Closing Date, (B) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities hereunder or thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (C) the date of such Incurrence.

8.3          Limitation on Fundamental Changes. (a) The Parent Borrower will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)          the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Parent Borrower) will expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which it is a party by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments;

(ii)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii)         immediately after giving effect to such transaction, the Parent Borrower shall be in compliance with the financial covenant set forth in Section 8.9 as of the end of the Most Recent Four Quarter Period for which financial statements have been delivered pursuant to Section 7.1;

(iv)         each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a joinder or one or more other document or instrument confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction) and its obligations under the Loan Documents; and

(v)          the Parent Borrower will have delivered to the Administrative Agent a certificate signed by a Responsible Officer and a legal opinion each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 8.3(a)(v), provided that (x) in giving such opinion such counsel may rely on such certificate of such Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) of this Section 8.3(a) and as to any matters of fact, and (y) no such legal opinion will be required for a consolidation, merger or transfer described in clause (d) of this Section 8.3.

(b)          No Subsidiary Borrower will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)          the Successor Company will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Parent Borrower or a Subsidiary Borrower) will expressly assume all the obligations of such Subsidiary Borrower under this Agreement and the other Loan Documents to which it is a party by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments;

(ii)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; and

(iii)         each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a joinder or one or more other document or instrument confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction) and its obligations under the Loan Documents.

(c)          Any Indebtedness that becomes an obligation of the Parent Borrower or any Subsidiary Borrower, as applicable (or, if applicable, any Successor Company with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 8.3, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 8.1.

(d)          Upon any transaction involving the Parent Borrower or any Subsidiary Borrower, as applicable, in accordance with Section 8.3(a) or Section 8.3(b), as applicable, in which the Parent Borrower or a Subsidiary Borrower, as applicable, is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Parent Borrower or such Subsidiary Borrower, as applicable, under the Loan Documents, and shall become the “Parent Borrower” or a “Subsidiary Borrower”, as applicable, for all purposes of the Loan Documents, and thereafter the predecessor Parent Borrower or predecessor Subsidiary Borrower, as applicable, shall be relieved of all obligations and covenants under the Loan Documents, and shall cease to constitute the “Parent Borrower” or a “Subsidiary Borrower”, as applicable, for all purposes of the Loan Documents, except that the predecessor Parent Borrower or predecessor Subsidiary Borrower, as applicable, in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Loans and Reimbursement Amounts.

(e)          Clauses (ii) and (iii) of Section 8.3(a) and clause (ii) of Section 8.3(b) will not apply to any transaction in which the Parent Borrower consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Parent Borrower or such Subsidiary Borrower, as applicable, in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Parent Borrower so long as all assets of the Parent Borrower and its Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Section 8.3(a) and Section 8.3(b) will not apply to (i) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Parent Borrower or any Subsidiary Borrower or (ii) any transaction in which the Parent Borrower or any Subsidiary Borrower consolidates with, merges into or transfers all or part of its assets to any Subsidiary Borrower.

8.4          Limitation on Sale of Assets.

(a)          The Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)          the Parent Borrower or its Restricted Subsidiaries receive consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value (as of the date a legally binding commitment for such Asset Disposition was entered into) shall be determined (including as to the value of all non-cash consideration) in good faith by the Parent Borrower,

(ii)          in the case of any Asset Disposition (or series of related Asset Dispositions) having a Fair Market Value (as of the date a legally binding commitment for such Asset Disposition was entered into) in excess of the greater of $65,000,000 and 10% of LTM Consolidated EBITDA, at least 75% of the consideration (excluding, in the case of each Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for such Asset Disposition, together with all other Asset Dispositions since the Closing Date (on a cumulative basis), received by the Parent Borrower or such Restricted Subsidiary is in the form of cash, and

(iii)          to the extent required by Section 8.4(b), an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent Borrower (or any Restricted Subsidiary, as the case may be) as provided in such Section.

(b)            In the event that on or after the Closing Date, the Parent Borrower or any Restricted Subsidiary shall make an Asset Disposition or a Recovery Event in respect of Collateral shall occur, an amount equal to 100% of the Net Available Cash from such Asset Disposition or Recovery Event shall be applied by the Parent Borrower (or any Restricted Subsidiary, as the case may be) as follows:

(i)             first, (x) to the extent the Parent Borrower or such Restricted Subsidiary elects, to reinvest or commit to reinvest in the business of the Parent Borrower and its Subsidiaries (including any investment in Additional Assets by the Parent Borrower or any Restricted Subsidiary) within 18 months from the later of the date of such Asset Disposition or Recovery Event and the date of receipt of such Net Available Cash (or if later, 6 months following the date on which a reinvestment commitment or letter of intent is entered into (so long as such reinvestment commitment or letter of intent was entered into during such 18-month period)) or (y) in the case of any Asset Disposition by or Recovery Event with respect to any Restricted Subsidiary of the Parent Borrower that is not a Subsidiary Borrower or Subsidiary Guarantor, to the extent that the Parent Borrower or any Restricted Subsidiary elects, or is required by the terms of any Indebtedness of any Restricted Subsidiary of the Parent Borrower that is not a Subsidiary Borrower or Subsidiary Guarantor, to prepay, repay or purchase any such Indebtedness or Obligations in respect thereof or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness or Obligations in respect thereof (in each case other than Indebtedness owed to the Parent Borrower or a Restricted Subsidiary) within 18 months from the later of the date of such Asset Disposition or Recovery Event and the date of receipt of such Net Available Cash (or if later, 6 months following the date on which a reinvestment commitment or letter of intent is entered into (so long as such reinvestment commitment or letter of intent was entered into during such 18-month period));

(ii)            second, to the extent of the balance of such Net Available Cash or equivalent amount after application in accordance with clause first above, within the longest of (1) 10 Business Days of determination of such balance, (2) the time required under any other Indebtedness prepaid, repaid or purchased pursuant to this clause (ii), and (3) the time required by applicable law, toward the prepayment of the Term Loans and (to the extent the Parent Borrower or any Restricted Subsidiary elects or is required by the terms thereof (including as set forth in any Incremental Commitment Amendment) to prepay, repay or purchase any other Additional Indebtedness on a pro rata basis with the Term Loans (excluding for purposes of such pro rata calculation, the Initial Term C Loans and other Term Loans in the form term “C” loans, unless no other Term Loans are outstanding hereunder), in each case in accordance with Section 4.4(b) (subject to clause (ii) thereof) or the agreements or instruments governing such other Indebtedness or Additional Indebtedness; and

(iii)           third, to the extent of the balance of such Net Available Cash or equivalent amount after application in accordance with clauses first and second above (the amount of such balance, “Excess Proceeds”), to fund any general corporate purposes (including the making of Restricted Payments permitted hereunder), provided, that (1) the Parent Borrower (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Net Available Cash attributable to any given Asset Disposition (provided that, such investment shall be made no earlier than the earliest of notice of the relevant Asset Disposition to the Administrative Agent, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with Section 8.4(b)(i) above with respect to such Asset Disposition; and (2) the foregoing percentage in this clause (b) shall be reduced to (x) 50% if, on a pro forma basis after giving effect to such Asset Disposition and the use of proceeds therefrom, the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 3.50:1.00 and (y) 0% if, on a pro forma basis after giving effect to such Asset Disposition and the use of proceeds therefrom, the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 2.50:1.00; (any Net Available Cash in respect of Asset Dispositions not required to be applied in accordance with this clause (b) as a result of the application of one or more of the stepdowns in this clause (2) of this proviso shall collectively constitute “Total Leverage Excess Proceeds”).

(c)            Notwithstanding the foregoing provisions of this Section 8.4, the Parent Borrower and its Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Section 8.4 (i) except to the extent that the aggregate Net Available Cash from all Asset Dispositions and Recovery Events or equivalent amount that is not applied in accordance with this Section 8.4 (excluding all Total Leverage Excess Proceeds) exceeds (x) the greater of $75,000,000 and 12.5% of LTM Consolidated EBITDA, individually, and (y) the greater of $150,000,000 and 25.0% of LTM Consolidated EBITDA, in the aggregate on an annual basis, and (ii) in the case of any Asset Disposition by, or Recovery Event relating to any asset of, any Restricted Subsidiary that is not a Subsidiary Guarantor or a Subsidiary Borrower, to the extent that (x) any Net Available Cash from such Asset Disposition or Recovery Event is subject to any restriction on the transfer of all or any portion thereof directly or indirectly to any Borrower, including by reason of applicable law or agreement (other than any agreement entered into primarily for the purpose of imposing such a restriction) or (y) in the good faith determination of the Parent Borrower the transfer of all or any portion of any Net Available Cash from such Asset Disposition directly or indirectly to any Borrower could reasonably be expected to give rise to or result in (A) any violation of applicable law, (B) any liability (criminal, civil, administrative or other) for any of the officers, directors or shareholders of the Parent Borrower, any Restricted Subsidiary or any Parent, (C) any violation of the provisions of any joint venture or other material agreement governing or binding upon the Parent Borrower or any Restricted Subsidiary, (D) any material risk of any such violation or liability referred to in any of the preceding clauses (A), (B) and (C), (E) any material adverse tax consequence for the Parent Borrower or any Restricted Subsidiary, or (F) any cost, expense, liability or obligation (including any Tax) other than routine and immaterial out-of-pocket expenses.

(d)           For the purposes of Section 8.4(a)(ii) above, the following are deemed to be cash: (1) Cash Equivalents and Temporary Cash Investments, (2) the assumption of Indebtedness of the Parent Borrower (other than Disqualified Stock of the Parent Borrower) or any Restricted Subsidiary and the release of the Parent Borrower or such Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) securities received by the Parent Borrower or any of its Subsidiaries from the transferee that are converted by the Parent Borrower or such Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Parent Borrower or any Restricted Subsidiary, (5) Additional Assets, (6) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Parent Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition and (7) any Designated Noncash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed when received an aggregate amount equal to the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA (with the Fair Market Value of each item of Designated Noncash Consideration being measured as of the date a legally binding commitment for such Asset Disposition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value).

(e)            Notwithstanding the foregoing provisions of Section 8.4 or the definition of “Asset Disposition”, the Parent Borrower shall not, and shall not permit any Restricted Subsidiary directly or indirectly to, sell, lease, transfer or otherwise dispose of Core Intellectual Property; provided that this clause (e) shall not prohibit (i) any license, sublicense or other grant of rights in or to, or covenant not to sue with respect to, any Core Intellectual Property (x) in the ordinary course of business or (y) in connection with any franchise, joint venture or other similar arrangement or (ii) the abandonment, lapse or other disposition of any trademark, service mark or other intellectual property (x) in the ordinary course of business or (y) that are, in the good faith determination of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole.

8.5            Limitation on Restricted Payments. (a)  The Parent Borrower shall not, and shall not permit any Restricted Subsidiary, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Parent Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Parent Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent Borrower held by Persons other than the Parent Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than Subordinated Obligations owed to a Restricted Subsidiary and other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), (iv) make any cash dividend or cash redemption payments to or in respect of the Closing Date Preferred Stock (any such cash dividend or cash redemption payment described in this clause (iv), a “Preferred Stock Restricted Payment”) or (v) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”).

(b)           The provisions of Section 8.5(a) will not prohibit any of the following (each, a “Permitted Payment”):

(i)             (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Parent Borrower or any Parent (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Parent Borrower or any Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Parent Borrower or any Parent and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to clause (xii) of this Section 8.5(b), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii)            any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Parent Borrower or any Restricted Subsidiary or Refinancing Indebtedness Incurred in compliance with Section 8.1, (x) from Net Available Cash or any equivalent amount to the extent permitted by Section 8.4 or from declined amounts as contemplated by Section 4.4(b)(ii), (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Parent Borrower shall have made payment in full of all of the Loans and terminated the Revolving Commitments, or made a Change of Control Offer or (z) constituting Acquired Indebtedness;

(iii)           any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice, such dividend or redemption would have complied with this Section 8.5;

(iv)           Preferred Stock Restricted Payments; provided that at the time of such Preferred Stock Restricted Payment and after giving effect thereto on a pro forma basis (A) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.00:1.00 as of the last day of the Most Recent Four Quarter Period and (B) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom);

(v)            loans, advances, dividends or distributions by the Parent Borrower to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Parent Borrower to repurchase or otherwise acquire Capital Stock of any Parent or the Parent Borrower (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Parent Borrower or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances and net of any amount thereof repurchased or otherwise acquired due to death, termination, retirement, or disability or stockholder incentive plan) equal to (x) the greater of $65,000,000 and 10.0% of LTM Consolidated EBITDA per fiscal year (with any unused amounts being permitted to be carried forward to succeeding fiscal years), plus (y) the Net Proceeds received by the Parent Borrower since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), plus (z) the cash proceeds of key man life insurance policies received by the Parent Borrower or any Restricted Subsidiary (or by any Parent and contributed to the Parent Borrower) since the Closing Date;

(vi)           Restricted Payments following a Qualified IPO in an amount not to exceed in any fiscal year of the Parent Borrower the sum of (x) 7.0% of the aggregate gross proceeds received by the Parent Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such Qualified IPO and (y) 7.0% of Market Capitalization;

(vii)          Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the sum of (x) the greater of $500,000,000 and 80.0% of LTM Consolidated EBITDA plus (y) 50% of the Consolidated Net Income (which shall not be less than zero) accrued during the period (treated as one accounting period) beginning on July 1, 2021, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Parent Borrower are available; provided that (A) any Restricted Payments of the type described in Section 8.5(a)(i) and Section 8.5(a)(iii) shall only be permitted under this subsection (vii) if after giving effect thereto on a pro forma basis, no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (B) Preferred Stock Restricted Payments shall be permitted under clause (y) of this subsection (vii) so long as after giving effect thereto on a pro forma basis, no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom);

(viii)         [Reserved];

(ix)           payments by the Parent Borrower, or loans, advances, dividends or distributions by the Parent Borrower to any Parent to make payments, to holders of Capital Stock of the Parent Borrower or any Parent in lieu of issuance of fractional shares of such Capital Stock;

(x)            dividends or other distributions of, or other Restricted Payments or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xi)           Restricted Payments in respect of seller notes and other deferred purchase price obligations in an aggregate amount not to exceed the greater of $317,500,000 and 50.0% of LTM Consolidated EBITDA;

(xii)          the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 8.1;

(xiii)         (A) dividends on any Designated Preferred Stock of the Parent Borrower issued after the Closing Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, (x) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (y) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 3.00:1.00 for the Most Recent Four Quarter Period, (B) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Closing Date if the net proceeds of the issuance of such Designated Preferred Stock have been contributed to the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount of all loans, advances, dividends or distributions paid pursuant to this clause (B) shall not exceed the net proceeds of such issuance of Designated Preferred Stock received by or contributed to the Parent Borrower or any of its Restricted Subsidiaries or (C) any dividend on Refunding Capital Stock that is Preferred Stock; provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Parent Borrower shall be in compliance with the financial covenant set forth in Section 8.9 as of the end of the Most Recent Four Quarter Period for which financial statements have been delivered pursuant to Section 7.1;

(xiv)         (A) any Restricted Payment that is (x) a dividend or distribution on or in respect of, or a purchase, redemption, retirement or other acquisition for value of, Capital Stock of the Parent Borrower or (y) a voluntary purchase, repurchase, redemption, defeasance or other voluntary acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, provided that at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, (1) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (2) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.00:1.00 for the Most Recent Four Quarter Period, and (B) any Restricted Payment that is an Investment, provided that at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, (1) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (2) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.50:1.00 for the Most Recent Four Quarter Period;

(xv)          provided no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom), Restricted Payments in an aggregate amount outstanding at any time not to exceed an amount equal to Excess Proceeds; and

(xvi)         Restricted Payments in an aggregate amount not to exceed the greater of $225,000,000 and 35.0% of LTM Consolidated EBITDA (less any amounts reallocated to the General Investment Basket) (this clause (xvi), the “General Restricted Payment Basket”);

provided, that (A) in the case of clauses (iii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) Preferred Stock Restricted Payments shall only be permitted as expressly provided in Section 8.5(b)(iv) and (vii) above.

8.6           Limitation on Transactions with Affiliates. (a) The Parent Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $50,000,000 unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $50,000,000, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this Section 8.6, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 8.6 if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b)           The provisions of Section 8.6(a) will not apply to:

(i)             any Restricted Payment Transaction,

(ii)            (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer or director or consultant of or to the Parent Borrower, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Parent Borrower or any of its Subsidiaries or any Parent (as determined in good faith by the Parent Borrower, such Subsidiary or such Parent, in each case), (4) any transaction with an officer or director of the Parent Borrower or any of its Subsidiaries or any Parent in the ordinary course of business (x) not involving more than $1,000,000 in any one case or (y) approved by a majority of the Board of Directors, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

(iii)           any transaction between or among any of the Parent Borrower, one or more Restricted Subsidiaries or one or more Special Purpose Entities,

(iv)           any transaction arising out of agreements or instruments in existence on the Closing Date, and any payments made pursuant thereto,

(v)            any transaction in the ordinary course of business on terms that are fair to the Parent Borrower and its Restricted Subsidiaries as determined in good faith by the Parent Borrower, or are not materially less favorable to the Parent Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Parent Borrower,

(vi)           any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Parent Borrower or any Restricted Subsidiary and any Affiliate of the Parent Borrower controlled by the Parent Borrower that is a Franchisee, a Franchise Special Purpose Entity, a joint venture or similar entity,

(vii)          [Reserved],

(viii)         any issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent Borrower or any Parent or capital contribution to the Parent Borrower or any Restricted Subsidiary, and

(ix)           transactions between the Parent Borrower and its Restricted Subsidiaries, on the one hand, and the Plan Sponsors, on the other hand, with respect to the Amex GBT Contracts.

8.7            [Reserved].

8.8            Restrictive Agreements. The Parent Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into with any Person any agreement that restricts the ability of the Parent Borrower or any of its Restricted Subsidiaries (other than any Foreign Subsidiaries or any Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired, other than:

(a)            this Agreement, the other Loan Documents and any related documents, any Credit Facility, any Intercreditor Agreement, any Other Intercreditor Agreement, the Closing Date ABS Facilities, any Permitted Debt Exchange Notes (and any related documents), any Additional Obligations Documents and any agreement in effect or entered into on the Closing Date;

(b)            any agreement of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, or which agreement is assumed by the Parent Borrower or any Restricted Subsidiary in connection with an acquisition from or other transaction with such Person, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this clause (b), if a Person other than any Borrower is the Successor Company with respect thereto, any Subsidiary thereof or agreement of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(c)            any agreement (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement referred to in clause (a) or (b) above or this clause (c) (an “Initial Agreement”), or that is, or is contained in, any amendment, supplement or other modification to any Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Parent Borrower);

(d)            any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by Section 8.2;

(e)            any agreement governing or relating to (x) Indebtedness of or a Franchise Financing Disposition by or to or in favor of any Franchisee or Franchise Special Purpose Entity or to any Franchise Lease Obligation, (y) Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity or (z) sale of receivables by or Indebtedness of a Foreign Subsidiary;

(f)            any agreement relating to any Indebtedness Incurred after the Closing Date as permitted by Section 8.1, or otherwise entered into after the Closing Date, if the restrictions thereunder taken as a whole are consistent with prevailing market practice for similar Indebtedness or other agreements, or are not materially less favorable to the Lenders than those under the Initial Agreements, or do not materially impair the ability of the Loan Parties to create and maintain the Liens on the Collateral securing the Obligations pursuant to the Security Documents as and to the extent contemplated thereby and by Section 7.9, in each case as determined in good faith by the Parent Borrower;

(g)           any agreement governing or relating to Indebtedness and/or other obligations and liabilities secured by a Lien permitted by Section 8.2 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may be otherwise permitted under this Section 8.8);

(h)            any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition;

(i)            (i) any agreement that restricts in a customary manner (as determined in good faith by the Parent Borrower) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any restriction by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii)  mortgages, pledges or other security agreements to the extent restricting the transfer of the property or assets subject thereto, (iv) any reciprocal easement agreements containing customary provisions (as determined in good faith by the Parent Borrower) restricting dispositions of real property interests, (v) Purchase Money Obligations that impose restrictions with respect to the property or assets so acquired, (vi) agreements with customers or suppliers entered into in the ordinary course of business that impose restrictions with respect to cash or other deposits, net worth or inventory, (vii) customary provisions (as determined in good faith by the Parent Borrower) contained in agreements and instruments entered into in the ordinary course of business (including leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (viii) restrictions that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or such Restricted Subsidiary, (ix) Hedging Obligations, (x) any agreement or restriction in connection with or relating to any Vehicle Rental Concession Right or (xi) Bank Products Obligations;

(j)            restrictions by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Parent Borrower or any of its Subsidiaries or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Subsidiary’s status (or the status of any Subsidiary of such Subsidiary) as a Captive Insurance Subsidiary; and

(k)            any agreement evidencing any replacement, renewal, extension or refinancing of any of the foregoing (or of any agreement described in this clause (l)).

It is understood that a limitation on the amount of Indebtedness or other obligations or liabilities that may be incurred, outstanding, guaranteed or secured under this Agreement or any other Loan Document (in excess of the amount thereof that may be incurred, outstanding, guaranteed and secured under this Agreement or any other Loan Document as in effect on the Closing Date) does not constitute a limitation that is restricted by this Section 8.8.

8.9            Financial Covenants.

(a)            Liquidity Covenant. ~~The~~Solely for the benefit of the 2025 Extending Revolving Lenders (as the same may be amended or waived with the consent of the 2025 Required Extending Revolving Lenders), the Parent Borrower and its Restricted Subsidiaries shall maintain minimum Specified Relief Period Liquidity (as defined below) of at least (i) $400,000,000 for each calendar month falling within each fiscal quarter ending on June ~~30, 2024~~30th or September ~~30, 2024~~30th of each fiscal year, calculated in accordance with Section 8.9(d)(i), and (ii) $500,000,000 for each calendar month falling within each fiscal quarter ending on December ~~31, 2024~~31st or March ~~31, 2025~~31st of each fiscal year, calculated in accordance with Section 8.9(d)(i), in each case ending during the Relief Period (the “Liquidity Covenant”).

(b)            Financial Maintenance Covenant. ~~Commencing~~Solely for the benefit of the 2025 Extending Revolving Lenders (as the same may be amended or waived with the consent of the 2025 Required Extending Revolving Lenders), commencing with the fiscal quarter ending December 31, 2021, the Parent Borrower and its Restricted Subsidiaries shall not permit the Consolidated First Lien Leverage Ratio as at the last day of the Most Recent Four Quarter Period ending during any period set forth below to exceed the ratio set forth below opposite such period below (the “Financial Maintenance Covenant”):

Fiscal Quarter Ending	Consolidated First Lien Leverage Ratio
December 31, 2021	3.00:1.00
March 31, 2022	3.00:1.00
June 30, 2022	3.50:1.00
September 30, 2022	3.50:1.00
December 31, 2022	3.00:1.00
March 31, 2023	3.00:1.00
June 30, 2023	3.50:1.00
September 30, 2023	3.50:1.00
December 31, 2023	3.00:1.00
March 31, 2024	3.00:1.00
June 30, 2024	5.00:1.00
September 30, 2024	5.00:1.00
December 31, 2024	4.75:1.00
March 31, 2025	4.75:1.00
June 30, 2025	3.50:1.00
September 30, 2025	3.50:1.00
December 31, 2025	3.00:1.00
March 31, 2026	3.00:1.00
June 30, 2026	3.50:1.00
September 30, 2026	3.50:1.00
December 31, 2026	3.00:1.00
March 31, 2027	3.00:1.00
June 30, 2027	3.50:1.00
September 30, 2027	3.50:1.00
December 31, 2027	3.00:1.00
March 31, 2028	3.00:1.00

provided, that any Second-Out Indebtedness shall be excluded from the calculation of Consolidated First Lien Leverage Ratio for purposes of this Section 8.9(b).

(c)            Liquidity Covenant Cure Right. Notwithstanding anything to the contrary otherwise contained in this Agreement:

(i)             In the event of any Financial Covenant Event of Default in respect of the Liquidity Covenant and upon the receipt of a Specified Liquidity Covenant Equity Contribution within the time period specified below, and subject to the satisfaction of the other conditions with respect to Specified Liquidity Covenant Equity Contributions set forth in the definition thereof, Specified Relief Period Liquidity shall be increased with respect to such applicable calendar month by the amount of such Specified Liquidity Covenant Equity Contribution (the “Liquidity Cure Amount”), for the purpose of measuring compliance with the Liquidity Covenant. If, after giving effect to the foregoing pro forma adjustment, with respect to such calendar month only, the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the Liquidity Covenant, they shall be deemed to have been in compliance therewith as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default hereunder that had occurred shall be deemed cured for the purposes of this Agreement.

(ii)            The parties hereby acknowledge that notwithstanding any other provision in this Agreement to the contrary, (x) none of the proceeds of any Specified Equity Contribution shall be included in any Liquidity Cure Amount, (y) none of the proceeds of any Specified Liquidity Covenant Equity Contribution shall be included in any Cure Amount, and (z) the Liquidity Cure Amount received pursuant to the occurrence of any Specified Liquidity Covenant Equity Contribution shall be disregarded for purposes of calculating Consolidated EBITDA in any determination of any financial ratio-based conditions, pricing or basket in this Agreement (including the Financial Maintenance Covenant).

(iii)           (x) No Default or Event of Default shall be deemed to exist from the end of the applicable calendar month until the Anticipated Liquidity Covenant Cure Deadline, (y) the Lenders shall not be permitted to accelerate Loans held by them, to terminate or accelerate the Maturity Date of the Revolving Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 8.9(a), unless such failure is not cured pursuant to the exercise of the cure right on or prior to the Anticipated Liquidity Covenant Cure Deadline, and (z) no Revolving Lender or Revolving Issuing Lender shall be required to make any Extension of Credit hereunder until such Liquidity Cure Amount has been received by the Parent Borrower in an amount and on other terms sufficient to cure the Financial Covenant Event of Default referred to this Section 8.9 in respect of the Liquidity Covenant.

(d)            Additional Covenants. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary (but in each case solely for the benefit of the 2025 Extending Revolving Lenders (as the same may be amended or waived with the consent of the 2025 Required Extending Revolving Lenders)):

(i)             within fifteen (15) days after the end of each calendar month ending during the Relief Period~~, commencing with the first full calendar month after the Eighth Amendment Effective Date~~  (each such calendar month being a “Test Month”), the Parent Borrower shall furnish to the Administrative Agent for delivery to each 2025 Extending Revolving Lender (and the Administrative Agent agrees to make and so deliver such copies) a certificate signed by a Responsible Officer of the Parent Borrower demonstrating compliance with the Liquidity Covenant for the relevant Test Month tested on the last day of the calendar month (such certificate a “Liquidity Certificate”); provided that, the Parent Borrower may (in its sole discretion) elect to calculate the Specified Relief Period Liquidity for any Test Month as of a date that is up to three (3) Business Days after the last day of the calendar month for such Test Month;

~~(ii) the Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Investment in any Unrestricted Subsidiary pursuant to clauses (xvi), (xxii), (xxiii) or (xxiv) of the definition of “Permitted Investments” during the Relief Period;~~

(ii)            (A)        the Parent Borrower will not, and will not permit any Restricted Subsidiary to create any new Liens securing Indebtedness of the Parent Borrower (I) on the Capital Stock or any assets of (x) HVF III, (y) Hertz Vehicles LLC, a Delaware limited liability company or (z) Hertz General Interest LLC, a Delaware limited liability company, (II) on the Capital Stock of any first-tier Foreign Subsidiary and (III) on the Capital Stock or assets of any Subsidiary of any first-tier Foreign Subsidiary, in each case, other than (x) Permitted Liens, (y) Liens securing Consolidated Vehicle Indebtedness as defined as of the Tenth Amendment Effective Date and incurred in connection with a bona fide business purpose and (z) solely in the case of clause (A)(III) above, Liens incurred in the ordinary course of business and consistent with past practice, and

(B)            during the Relief Period, the Parent Borrower will not, and will not permit any Restricted Subsidiary to create or permit to exist any Lien on any Collateral, whether now owned or hereafter acquired, securing any Indebtedness, pursuant to Section 8.2(k)(8), other than (I) Liens securing (x) Indebtedness that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the 2025 Extended Revolving Commitments and (y) Second-Out Indebtedness, in each case, that is permitted to be incurred pursuant to Section 8.9(d)(vi) and (II) Liens ranking junior to the Lien securing the Obligations under the Loan Documents;

(iii)            during the Relief Period, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment (A) pursuant to Sections 8.5(b)(iv), (vi), (vii), (xiii) and (xiv) ~~during the Relief Period; and~~or (B) pursuant to Section 8.5(b)(xvi) in excess of $10,000,000, in the case of this clause (iii)(B), other than any Restricted Payments made pursuant to Section 8.5(b)(xvi) the proceeds of which are used for the payment of Parent Expenses and Related Taxes;

(iv)            during the Relief Period, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value any Indebtedness of the Parent Borrower or a Restricted Subsidiary (whether outstanding on the Tenth Amendment Effective Date or thereafter Incurred) (x) pursuant to Sections 8.5(b)(xi) or (xvi) or (y) that is (A) expressly subordinated in right of payment to the Loans pursuant to a written agreement, (B) secured by a Lien ranking junior to the Lien securing the Obligations under the Loan Documents or (C) unsecured, in each case of this clause (iv)(x), other than:

(I)             with any Cash-on-Hand (as defined below) (or proceeds thereof) not in excess of $50,000,000 (for the avoidance of doubt, such amount may be used to voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value the 2026 Senior Unsecured Notes in addition to the amounts permitted under clause (III) below),

(II)            other than with respect to the 2026 Senior Unsecured Notes (as defined below), of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, and

(III)            with respect to the 2026 Senior Unsecured Notes, (x) with any Cash-on-Hand (or proceeds thereof) not in excess of $100,000,000 (for the avoidance of doubt, such amount shall be in addition to the amount permitted to be used for such purposes under clause (I) above), (y) in an unlimited amount, so long as, on the date of, and after giving pro forma effect to, such voluntary purchase, repurchase, redemption, defeasance or other voluntary acquisition or retirement, Specified Relief Period Liquidity shall be no less than $1,000,000,000 and/or (z) pursuant to the definition of “Maximum Incremental Facilities Amount” (as such term is modified pursuant to Section 8.9(d)(vi)(A));

(v)            ~~(iv) During~~during the Relief Period, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any ~~Restricted Payment pursuant to Section 8.5(b)(xvi), (x) directly or indirectly to holders of HGH Capital Stock or holders of Subordinated Obligations, (y) to make any~~ Investment in any Unrestricted Subsidiary or ~~(z) for such purposes described in Sections 8.5(b)(iv), (vi), (vii), (xiii), or (xiv) consistent with the terms of clause (iii) hereof; provided, however, that any Restricted Payments made pursuant to Section 8.5(b)(xvi) the proceeds of which that are used for the payment of Parent Expenses shall be permitted pursuant to the terms hereof.~~any Restricted Subsidiary that is not a Loan Party, in each case, pursuant to clauses (xvi), (xxii), (xxiii) or (xxiv) of the definition of “Permitted Investment”; provided, that, in addition to the foregoing,

(A)            regardless of whether the Relief Period is in effect, no Subsidiary of the Parent Borrower (including any newly acquired or newly formed Subsidiary of the Parent Borrower) may be designated to be an Unrestricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary” if after giving effect thereto a Default under Section 9.1(a) or an Event of Default shall have occurred and be continuing or would result therefrom,

(B)            regardless of whether the Relief Period is in effect, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Investment in any Unrestricted Subsidiary other than pursuant to clause (xxiii) of the definition of “Permitted Investment”,

(C)            regardless of whether the Relief Period is in effect, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Investment in any Restricted Subsidiary that is not a Loan Party other than pursuant to clause (xxii) of the definition of “Permitted Investment” (without giving effect to any reallocation to such basket from the General Restricted Payments Basket) (other than any Investment (x) that constitutes an intercompany loan, (y) pursuant to any asset securitization permitted under this Agreement as in effect on the Tenth Amendment Effective Date or (z) made in the ordinary course of business),

(D)            regardless of whether the Relief Period is in effect, no amounts or other basket capacity (whether from another Permitted Investment or Restricted Payment basket or otherwise) may be reallocated into the basket set forth in clauses (xxii) or (xxiii) of the definition of “Permitted Investment”, and

(E)            during the Relief Period, amounts used pursuant to clauses (xxii) or (xxiii)  of the definition of “Permitted Investment” may not be reused or replenished in any manner (including as a result of any return on any Investment made in reliance on clauses (xxii) or (xxiii), as applicable. of the definition of “Permitted Investment” or otherwise);

(vi)            during the Relief Period, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness:

(A)            pursuant to clause (1) of the definition of “Maximum Incremental Facilities Amount” in excess of the lesser of (x) the amount available to be incurred pursuant to clause (1) of the definition of “Maximum Incremental Facilities Amount” as of the Tenth Amendment Effective Date (as defined below) and (y) $500,000,000; provided, that, any Indebtedness permitted to incurred pursuant to this clause (A) that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the 2025 Extended Revolving Commitments shall be Second-Out Indebtedness until the Pari Debt Requirement Trigger Date (as defined below); provided, further, that prior to the Pari Debt Requirement Trigger Date, any such Indebtedness that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the 2025 Extended Revolving Commitments shall not be required to be Second-Out Indebtedness to the extent the 2025 Extended Revolving Commitments have been permanently reduced by an amount equal to 50% of the aggregate principal amount of such Indebtedness (the “RCF Commitment Reduction Exception”),

(B)            pursuant to clause (3)(x) of the definition of “Maximum Incremental Facilities Amount”,

(C)            pursuant to the Inside Maturity Basket in excess of $555,000,000; provided, that, until the Pari Debt Requirement Trigger Date, any Indebtedness permitted to be incurred pursuant to this clause (C) that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the 2025 Extended Revolving Commitments shall be Second-Out Indebtedness other than Indebtedness incurred pursuant to the RCF Commitment Reduction Exception, or

(D)            pursuant to clause (x) of the proviso to Section 8.10(a);

provided, that, in addition to the foregoing, regardless of whether the Relief Period is in effect, the Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party other than any such Indebtedness that is unsecured;

(vii)            the Parent Borrower will not, and will not permit any Restricted Subsidiary to, (A) make any Restricted Payment, consummate any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or, in the case of a Foreign Subsidiary, to the extent required by applicable law), property or other assets, or consummate any transaction pursuant to Section 8.3, in each case, which would result in the transfer of Material Intellectual Property (as defined below) (or an exclusive license thereof) to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party or (B) designate any Subsidiary of the Parent Borrower (including any newly acquired or newly formed Subsidiary of the Parent Borrower) to be an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Material Intellectual Property (or holds an exclusive license thereof);

(viii)            if any Subsidiary Guarantor becomes an Excluded Subsidiary as a result of such Subsidiary Guarantor ceasing to constitute a Wholly Owned Subsidiary of the Parent Borrower or a Subsidiary Guarantor, such Subsidiary Guarantor shall not be released from its obligations under the Guarantee and Collateral Agreement unless:

(A)            such Subsidiary Guarantor is no longer a direct or indirect subsidiary of the Parent Borrower or any Subsidiary Guarantor (other than a transaction that is a bona fide joint venture with a third party),

(B)            such Subsidiary Guarantor becomes an Excluded Subsidiary pursuant to an arm’s length transaction with a third party that is not an Affiliate of the Parent Borrower for a bona fide business purpose and for reasons other than evading the requirement for such Subsidiary Guarantor to Guarantee the Obligations, and

(C)            after giving pro forma effect to such release and the consummation of the relevant transaction, the Parent Borrower is deemed to have made a new Investment in such Subsidiary Guarantor that becomes an Excluded Subsidiary (as if such Person were then newly acquired) and such new Investment is permitted under Section 8.5 (as modified pursuant to Sections 8.9(d)(iii) and (v));

(ix)            the Parent Borrower shall:

(A)            use reasonable best efforts to consummate an amendment to this Agreement and the Guarantee and Collateral Agreement within forty-five (45) days (or such later date as agreed by the Collateral Agent in its reasonable discretion) after the Tenth Amendment Effective Date in order to permit the Parent Borrower and each Loan Party to grant to the Collateral Agent, for the benefit of the Secured Parties, a fully perfected first-priority Lien on each Material Account of the Parent Borrower and each Loan Party at all times until full payment of the Obligations (the date of the effectiveness of such amendment, the “Control Agreement Amendment Effective Date”),

(B)            enter into and shall cause each other Loan Party to enter into a control agreement or other arrangements reasonably satisfactory to the Collateral Agreement, in each case, in respect of such Material Accounts existing on the Control Agreement Amendment Effective Date, within forty-five (45) days (or such later date as agreed by the Collateral Agent in its reasonable discretion) of such Control Agreement Amendment Effective Date,

(C)            promptly notify the Administrative Agent of any new Material Account after the opening thereof and shall, and

(D)            enter into and shall cause each other Loan Party to enter into a control agreement or other arrangements reasonably satisfactory to the Collateral Agent, in each case, in respect of such Material Accounts within sixty (60) days (or such later date as agreed by the Collateral Agent in its reasonable discretion) after the opening thereof;

(x)            in the event that the Relief Period Suspension Date or the Pari Debt Requirement Trigger Date, in each case, shall be deemed not to have occurred pursuant to the proviso set forth in the definition thereof, a default under this Agreement shall, on the date such condition is no longer satisfied, be deemed to have occurred to the extent the Parent Borrower or any Restricted Subsidiary has consummated any transaction or taken any other action that (A) would not have been permitted during the Relief Period or prior to a Pari Debt Requirement Trigger Date, as applicable, and (B) was consummated prior to a Relief Period Suspension Date or a Pari Debt Requirement Trigger Date, as applicable, that was not deemed to not have occurred;

(xi)            the Parent Borrower will not amend the definition of “2025 Extended Revolving Maturity Date” (or any component definition thereof) or this Section 8.9(d)(xi) without the consent of all of the 2025 Extending Revolving Lenders; and

(xii)            notwithstanding anything to the contrary set forth in Section 11.6(b)(i)(A), but without limitation of any other requirement of Section 11.6, (A) the consent of the Parent Borrower to any assignment of 2025 Extended Revolving Loans or 2025 Extended Revolving Commitments shall not be unreasonably withheld, conditioned or delayed and (B) the Parent Borrower shall be deemed to have consented to any assignment of 2025 Extended Revolving Loans or 2025 Extended Revolving Commitment unless it shall have objected by written notice (including via email) to the Administrative Agent within ten Business Days after acknowledging receipt of written notice thereof in writing (including via email) to the Administrative Agent (such acknowledgment not to be unreasonably withheld, conditioned or delayed).

(e)            Definitions. As used in this Section 8.9, the following terms have the following meanings

~~“Eighth Amendment”: that certain Amendment No. 8 to Credit Agreement, dated as of April 16, 2024, by and among Holdings, the Parent Borrower, the Subsidiary Borrowers party thereto, the other Guarantors party thereto, the Revolving Lenders party thereto and the Administrative Agent.~~

“2025 Extended Revolving Commitments”: has the meaning specified in the Tenth Amendment. The aggregate amount of the 2025 Extending Revolving Lenders’ 2025 Extended Revolving Commitments on the Tenth Amendment Effective Date is $1,665,000,000.

“2025 Extended Revolving Loans”: has the meaning specified in the Tenth Amendment.

“2025 Extended Revolving Maturity Date”: the earliest to occur of:

(a)            March 31, 2028,

(b)            if on the date that is 91 days prior to the “Maturity Date” (or equivalent term and after giving effect to any extension or refinancing thereof) in respect of any Indebtedness (other than any Indebtedness incurred under this Agreement as of the Tenth Amendment Effective Date) of the Parent Borrower or any of its Restricted Subsidiaries, the outstanding amount of such Indebtedness is greater than or equal to $200,000,000, such date,

(c)            the date of consummation of any amendment, supplement, modification or waiver of this Agreement without the consent of all of the 2025 Extending Revolving Lenders that (i) subordinates (or has the effect of subordinating) the 2025 Extended Revolving Commitments and/or the 2025 Extended Revolving Loans in right of payment to any other Indebtedness of any Loan Party or (ii) subordinates (or has the effect of subordinating) the Liens on a material portion of the Collateral securing the Obligations in respect of the 2025 Extended Revolving Commitments and/or the 2025 Extended Revolving Loans to any other Liens on a material portion of the Collateral securing any other Indebtedness of any Loan Party, in each case of clauses (i) and (ii), other than (A) in connection with any Asset Disposition, Investment, disposition, sale/leaseback transaction, Capitalized Lease Obligation, merger, liquidation, dissolution, other Indebtedness or otherwise, in each case, as permitted under this Agreement (as in effect on the Tenth Amendment Effective Date) to be (x) senior in right of payment to the 2025 Extended Revolving Commitments and 2025 Extended Revolving Loans and/or (y) secured by Liens that are senior to the Liens securing the Obligations in respect of the 2025 Extended Revolving Commitments and the 2025 Extended Revolving Loans, and (B) any debtor-in-possession financing in which each 2025 Extending Revolving Lender as of the date of such debtor-in-possession financing has been offered a bona fide opportunity to participate on a pro rata basis (including with respect to (x) any roll-up and (y) economics other than bona fide backstop fees),

(d)            the date on which any provision of Section 8.9 (other than Sections 8.9(d)(v)(B), (C) and (D), the proviso to Section 8.9(d)(vi), Section 8.9(d)(vii) and Section 8.9(d)(viii)) shall have been amended or waived without the consent of 2025 Required Extending Revolving Lenders, and

(e)            the date on which Sections 8.9(d)(v)(B), (C) or (D), the proviso to Section 8.9(d)(vi), Section 8.9(d)(vii) or Section 8.9(d)(viii) shall have been amended or waived without the consent of the 2025 Supermajority Extending Revolving Lenders;

provided, that:

(i)            without limitation of any other provision herein, upon the occurrence of any event or circumstance described in clauses (b) through (e) above, automatically the 2025 Extended Revolving Commitments, if any, shall immediately terminate and the 2025 Extended Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing to any 2025 Extending Revolving Lender (each, in its capacity as Revolving Lender, Revolving Issuing Lender or Swing Line Lender, as applicable) under this Agreement (including all Revolving L/C Obligations owing to such 2025 Extending Revolving Lender, whether or not the beneficiaries of the then outstanding Revolving Letters of Credit issued by such 2025 Extending Revolving Lender, in its capacity as Revolving Issuing Lender, shall have presented the documents required thereunder) shall immediately become due and payable or, in the case of any Revolving Letters of Credit issued by any Revolving Issuing Lender that is a 2025 Extending Revolving Lender with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this proviso, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Revolving Letters of Credit (and each Borrower hereby grants to the Administrative Agent, for the benefit of the applicable 2025 Extending Revolving Lenders, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Revolving Letters of Credit and all other obligations of the Borrowers under the Loan Documents); and

(ii)            capitalized terms used in this definition of “2025 Extended Revolving Maturity Date” shall have the meanings set forth in this Agreement as of the Tenth Amendment Effective Date.

“2025 Extending Revolving Lender”: has the meaning specified in the Tenth Amendment; provided that any Revolving Lender that is not a 2025 Extending Revolving Lender on the Tenth Amendment Effective Date may at any time thereafter agree to become a 2025 Extending Revolving Lender by executing an extension agreement between such Revolving Lender and the Parent Borrower in form and substance reasonably satisfactory to the Administrative Agent, and such Revolving Lender shall thereafter be a 2025 Extending Revolving Lender for all purposes hereunder.

“2025 Required Extending Revolving Lenders”: 2025 Extending Revolving Lenders the Revolving Commitment Percentage of which aggregate to greater than 50.0% (it being understood and agreed that the 2025 Extended Revolving Commitments (or, if the 2025 Extended Revolving Commitments have terminated or expired, all 2025 Extended Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of such percentage).

“2025 Supermajority Extending Revolving Lenders”: 2025 Extending Revolving Lenders the Revolving Commitment Percentage of which aggregate to greater than 66 2/3% (it being understood and agreed that the 2025 Extended Revolving Commitments (or, if the 2025 Extended Revolving Commitments have terminated or expired, all 2025 Extended Revolving Loans and interests in Revolving L/C Obligations and Swing Line Loans) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of such percentage).

“2026 Senior Unsecured Notes”: the Parent Borrower’s 4.625% Senior Notes due 2026, issued pursuant to that certain indenture, dated as of November 23, 2021 (as supplemented or otherwise modified from time to time), among the Parent Borrower, as the issuer, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture, dated as of November 23, 2021, (as supplemented or otherwise modified from time to time), among the Parent Borrower, as the issuer, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee.

“Annualized Adjusted Corporate EBITDA”: the sum of the two most recent consecutive closed quarters of quarterly Adjusted Corporate EBITDA (calculated in a manner consistent with the Parent Borrower’s non-GAAP reporting for the fiscal year ending December 31, 2024) of the Parent Borrower and its subsidiaries, as reported in SEC filings of the Parent Borrower (including in an earnings press release or “flash”), multiplied by two.

“Cash-on-Hand”: at any time, the aggregate amount of Unrestricted Cash of the Parent Borrower and its Restricted Subsidiaries at such time.

“~~Eighth~~Control Agreement Amendment Effective Date”: has the meaning specified in ~~the Eighth Amendment~~Section 8.9(d)(ix).

“Financial Officer”: the chief financial officer or, if none, the treasurer, controller, vice president (finance) or other responsible financial officer of the Parent Borrower.

“Liquidity Certificate”: has the meaning specified in Section 8.9(d)(i).

“Material Account”: the Parent Borrower’s concentration account maintained with JPMorgan and two money market accounts accessed via the FIS short-term cash management portal, in each case, identified to the Administrative Agent prior to the Tenth Amendment Effective Date, and each other Deposit Account and Securities Account (each as defined in the UCC) (other than such accounts that sweep all amounts on deposit therein on a daily basis to an account that is subject to a control agreement or other arrangements reasonably satisfactory to the Collateral Agent) of the Parent Borrower or any other Loan Party with an average daily balance for any calendar month in excess of $10,000,000 for three (3) consecutive calendar months.

“Material Intellectual Property”: any Intellectual Property owned by the Parent Borrower or any Restricted Subsidiary that is material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, as of the Tenth Amendment Effective Date or as of the date of the applicable transaction, including, without limitation, Core Intellectual Property.

“Non-Extended Revolving Commitments”: has the meaning specified in the Tenth Amendment. The aggregate amount of the Non-Extending Revolving Lenders’ Non-Extended Revolving Commitments on the Tenth Amendment Effective Date is $335,000,000.

“Non-Extended Revolving Loans”: has the meaning specified in the Tenth Amendment.

“Non-Extending Revolving Lender”: has the meaning specified in the Tenth Amendment.

“Pari Debt Requirement Trigger Date”: the date on which the Pari Debt Requirement Trigger Date Condition shall have been satisfied; provided, that, if the Parent Borrower has elected to satisfy the Pari Debt Requirement Trigger Date Condition pursuant to clause (b) of the definition thereof, and Annualized Adjusted Corporate EBITDA (as defined below) or TTM Adjusted Corporate EBITDA (as defined below), as applicable, as subsequently reported in the Parent Borrower’s next quarterly or annual, as applicable, SEC filings is less than $850,000,000, the Pari Debt Requirement Trigger Date shall be deemed not to have occurred.

“Pari Debt Requirement Trigger Date Condition”: at the election of the Parent Borrower, either (a) the date on which the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that the greater of (x) Annualized Adjusted Corporate EBITDA and (y) TTM Adjusted Corporate EBITDA, in each case, as reported in the Parent Borrower’s quarterly or annual, as applicable, SEC filings, is not less than $850,000,000 or (b) if earlier, the date on which the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that the greater of (x) Annualized Adjusted Corporate EBITDA and (y) TTM Adjusted Corporate EBITDA, in each case, as reported in SEC filings of the Parent Borrower in an earnings press release or “flash”, is not less than $850,000,000.

“RCF Commitment Reduction Exception”: has the meaning specified in Section 8.9(d)(vi)(A).

“Relief Period”: the period commencing on the ~~Eighth~~Tenth Amendment Effective Date and ending on ~~the first day of the fiscal quarter of the Parent Borrower~~a Relief Period Suspension Date; provided, that if a Relief Period Suspension Date shall be deemed to have not occurred pursuant to the proviso set forth in the definition thereof, the Relief Period shall thereafter be reinstated as if the Relief Period Suspension Date had never occurred and the Relief Period had never ended ~~June 30, 2025~~.

“Relief Period Suspension Condition”: at the election of the Parent Borrower, either (a) the date on which the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that TTM Adjusted Corporate EBITDA, as reported in the Parent Borrower’s quarterly or annual, as applicable, SEC filings, is not less than $850,000,000 or (b) if earlier, the date on which the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that TTM Adjusted Corporate EBITDA, as reported in SEC filings of the Parent Borrower in an earnings press release or “flash”, is not less than $850,000,000.

“Relief Period Suspension Date”: the date on which the Relief Period Suspension Condition shall have been satisfied; provided, that, if the Parent Borrower has elected to satisfy the Relief Period Suspension Condition pursuant to clause (b) of the definition thereof, and TTM Adjusted Corporate EBITDA as subsequently reported in the Parent Borrower’s next quarterly or annual, as applicable, SEC filings is less than $850,000,000, the Relief Period Suspension Date shall be deemed not to have occurred.

“Second-Out Indebtedness” means Indebtedness that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the 2025 Extended Revolving Commitments, but which Liens are subordinated in lien priority on a second-out basis to the Liens on the Collateral securing the 2025 Extended Revolving Commitments.

“Specified Liquidity Covenant Equity Contribution”: any cash equity contribution made to the Parent Borrower or any Parent Entity and subsequently contributed or otherwise paid as equity capital to the Parent Borrower in exchange for Permitted Cure Securities; provided that (a) such cash equity contribution is made to the Parent Borrower or any Parent Entity and subsequently contributed or otherwise paid as equity capital to the Parent Borrower (x) after the first day of the applicable calendar month and (y) on or prior to the date that is five (5) Business Days after the date on which the Liquidity Certificate is required to be delivered with respect to such applicable calendar month pursuant to ~~Subsection~~Section 8.9(c)(i) (the “Anticipated Liquidity Covenant Cure Deadline”), (b) the Parent Borrower identifies such equity contribution as a “Specified Liquidity Covenant Equity Contribution” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent and (c) no more than three (3) Specified Liquidity Covenant Equity Contributions may be made during the Relief Period.

~~“~~Specified Relief Period Liquidity”: at any time, the sum of (i) Unrestricted Cash of the Parent Borrower and its Restricted Subsidiaries at such time, (ii) the amount on deposit in the Term C Loan Collateral Accounts in excess of the sum of the Term L/C Obligations outstanding as of such time and (iii) Available Revolving Commitments at such time.

“Tenth Amendment”: that certain Amendment No. 10 to Credit Agreement, dated as of May 6, 2025, by and among Holdings, the Parent Borrower, the Subsidiary Borrowers party thereto, the other Guarantors party thereto, the 2025 Extending Revolving Lenders party thereto, the Consenting Issuing Lenders party thereto, the Swing Line Lender and the Administrative Agent.

“Tenth Amendment Effective Date”: has the meaning specified in the Tenth Amendment.

“TTM Adjusted Corporate EBITDA”: the Adjusted Corporate EBITDA (calculated in a manner consistent with the Parent Borrower’s non-GAAP reporting for the fiscal year ending December 31, 2024) of the Parent Borrower and its subsidiaries for the twelve-month period most recently ended.

8.10          Limitation on Corporate Indebtedness.

(a)            The Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Corporate Indebtedness; provided, however, that the Parent Borrower or any Restricted Subsidiary may Incur Corporate Indebtedness if on the date of the Incurrence of such Corporate Indebtedness, after giving effect to the Incurrence thereof, (x) in the case of Corporate Indebtedness secured by Liens on the Collateral that rank pari passu with the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Pari Secured Ratio Incurrence Test; (y) in the case of Corporate Indebtedness secured by Liens on the Collateral that rank junior to the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Junior Secured Ratio Incurrence Test and (z) in the case of unsecured Corporate Indebtedness or Corporate Indebtedness secured by Liens on the assets of the Parent Borrower or its Restricted Subsidiaries which are not Collateral, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with (i) a Consolidated Total Net Corporate Leverage Ratio that is equal to or less than 5.25:1.00 or if Incurred to finance a Permitted Acquisition or Permitted Investment, the Consolidated Total Net Corporate Leverage Ratio immediately prior to such transaction or (ii) an Interest Coverage Ratio greater than or equal to 2.00:1.00 or if Incurred to finance a Permitted Acquisition or Permitted Investment, the Interest Coverage Ratio immediately prior to such transaction;

(b)            Notwithstanding the foregoing Section 8.10(a), the Parent Borrower and its Restricted Subsidiaries may Incur the following Corporate Indebtedness:

(i)             Indebtedness Incurred pursuant to the Loan Documents or any other Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in each case under this clause (i) in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $2,800,000,000, plus (B) the Maximum Incremental Facilities Amount at such time (to the extent not otherwise utilized), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided, that (x) any Indebtedness Incurred under this clause (i) shall be subject to the provisions of clauses (i), (iii), (iv) and (v) of Section 2.9(d) and (y) any Indebtedness Incurred under this clause (i) in the form of term loans secured by the Collateral on a pari passu basis with the Facilities, shall be subject to the provisions of clause (vi) of Section 2.9(d);

(ii)            Indebtedness (A) of any Restricted Subsidiary to the Parent Borrower or (B) of the Parent Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Parent Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii)           any Indebtedness (other than the Indebtedness described in clause (i) or clause (ii) above) outstanding on the Closing Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or Section 8.10(a);

(iv)           (A) Capitalized Lease Obligations in an aggregate principal amount at any time outstanding not exceeding the greater of $50,000,000 and 10.0% of LTM Consolidated EBITDA and (B) Purchase Money Obligations, and in each case any Refinancing Indebtedness with respect thereto;

(v)            Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries;

(vi)           (A) Guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Parent Borrower or any Restricted Subsidiary (other than any Corporate Indebtedness Incurred by the Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 8.10), or (B) without limiting Section 8.2, Indebtedness of the Parent Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Parent Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 8.10);

(vii)          Indebtedness of the Parent Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii)         Indebtedness of the Parent Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Parent Borrower or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (H) Bank Products Obligations;

(ix)            Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Section 8.10(a), and any Refinancing Indebtedness with respect thereto;

(x)            Indebtedness of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding the greater of $317,500,000 and 50.0% of LTM Consolidated EBITDA;

(xi)            Indebtedness of Restricted Subsidiaries that are not Loan Parties and of joint ventures in an aggregate principal amount at any time outstanding not exceeding the greater of $317,500,000 and 50.0% of LTM Consolidated EBITDA;

(xii)           Acquired Indebtedness and any Refinancing Indebtedness with respect thereto; and

(xiii)          Contribution Indebtedness and any Refinancing Indebtedness with respect thereto.

Section 9.            EVENTS OF DEFAULT.

9.1           Events of Default.

If any of the following events shall occur and be continuing:

(a)            any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any Borrower shall fail to pay any interest on any Loan, or any Reimbursement Amount, or any other amount payable hereunder, within five Business Days after any such interest, Reimbursement Amount or other amount becomes due in accordance with the terms hereof; or

(b)            any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation, if capable of alteration, are not altered so as to make such representation or warranty correct in all material respects by the date falling 30 days after the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; provided for the avoidance of doubt that if any representation or warranty made or deemed made pursuant to the second sentence of Section 5.7 shall prove to have been incorrect in any material respect, such failure to be correct shall be deemed cured if the Default or Event of Default giving rise to, or otherwise underlying, such failure to be correct, shall have been cured; or

(c)            any Loan Party shall default in the observance or performance of any agreement contained in Section 7.7(a) or Section 8 of this Agreement; provided that in the case of any Event of Default under Section 8.9 (a “Financial Covenant Event of Default”), such default shall not constitute a default with respect to any Term Loans unless and until the Revolving Loans have been declared due and payable and the Revolving Commitments have been terminated by the Required Revolving Lenders pursuant to this Section 9; provided, however that if (i) Required Revolving Lenders irrevocably rescind such acceleration and termination in a writing delivered to the Administrative Agent and (ii) Required Lenders (including the Term Loan Lenders) have not accelerated the Loans, the Financial Covenant Event of Default shall automatically cease to constitute an Event of Default with respect to the Term Loans from and after such date; or

(d)            any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days after the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; or

(e)            Holdings, the Parent Borrower or any of its Material Restricted Subsidiaries shall (A) (i) default in any payment of principal of or interest on any Indebtedness (excluding any Material Vehicle Lease Obligation, the Loans, the Reimbursement Amounts and any other Indebtedness under this Agreement) in excess of the greater of $100,000,000 and 15.0% of LTM Consolidated EBITDA beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness referred to in clause (i) above (excluding any Material Vehicle Lease Obligation, the Loans, the Reimbursement Amounts and any other Indebtedness under this Agreement) contained in any instrument or agreement evidencing, securing or relating thereto (other than the failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”), and (x) such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given, (y) such default shall not have been remedied or waived by or on behalf of such holder or holders, and (z) in the case of any such Indebtedness of any Foreign Subsidiary, such Indebtedness shall have been Accelerated and such Acceleration shall not have been rescinded; (provided that clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder)or (B) default in the observance or performance of any agreement or condition relating to any Material Vehicle Lease Obligation beyond the period of grace, and the lessor thereunder or its permitted assignee shall have terminated such Material Vehicle Lease Obligation, and such termination shall have caused an “amortization event” (or similar event however denominated) under all Special Purpose Financings to which such Material Vehicle Lease Obligation relates, and neither the Parent Borrower nor any of its Subsidiaries shall have entered into a replacement Special Purpose Financing with respect to such terminated Material Vehicle Lease Obligation within a period of 60 days after the date of the termination of such Material Vehicle Lease Obligation; or

(f)            If (i)  the Parent Borrower or any of its Material Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the reorganization, winding-up, liquidation or dissolution of any Subsidiary of the Parent Borrower that is not a Loan Party), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent Borrower or any of its Material Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent Borrower or any of its Material Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of, in the case of any Material Restricted Subsidiaries that are Foreign Subsidiaries, 90 days, and otherwise, 60 days; or (iii) there shall be commenced against the Parent Borrower or any of its Material Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within, in the case of any Material Restricted Subsidiaries that are Foreign Subsidiaries, 90 days, and otherwise, 60 days from the entry thereof; or (iv) the Parent Borrower or any of its Material Restricted Subsidiaries shall take any corporate or other organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent Borrower or any of its Material Restricted Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due (other than in connection with any reorganization, winding-up, liquidation, dissolution of any Subsidiary of the Parent Borrower that is not a Loan Party referred to in the parenthetical exclusion contained in clause (i)(A) above); or

(g)            (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) (A) any failure to satisfy minimum funding standards (as defined in Section 302 or 303 of ERISA or Section 412 or 430 of the Code), whether or not waived, shall exist with respect to any Plan or (B) any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) either of the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i)  through (vi) of this Section 9(g), such event or condition, either individually or together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or

(h)           One or more judgments or decrees shall be entered against the Parent Borrower or any of its Material Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of the greater of $100,000,000 and 15.0% of LTM Consolidated EBITDA, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)             Except during any Collateral Suspension Period, (i) the Guarantee and Collateral Agreement shall, or any other Security Document covering a significant portion of the Collateral shall (at any time after its execution, delivery and effectiveness), cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any such Security Document shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

(j)             Subject to the Borrowers’ option to make a payment in full of all of the Loans and to terminate the Revolving Commitments, or to make a Change of Control Offer, a Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, subject to Section 9.2, at the request of, or with the consent of the Required Revolving Lenders only, and without limiting Section 9(c), only with respect to the Revolving Loans, Revolving Commitments, Swing Line Commitments, Swing Line Loans, any Revolving Letter of Credit and Revolving L/C Obligations), the Administrative Agent may, or upon the request of the Required Lenders or the Required Revolving Lenders, as the case may be, the Administrative Agent shall, by notice to the Parent Borrower, declare (i) the Commitments to be terminated forthwith, whereupon the Commitments, if any, shall immediately terminate; and (ii) the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

In the case of all Revolving Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Revolving Letters of Credit (and each Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Revolving Letters of Credit and all other obligations of the Borrowers under the Loan Documents). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Revolving Letters of Credit, the applicable Borrowers, shall, forthwith upon demand by the Administrative Agent pay to the Administrative Agent as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account with respect to Revolving Letters of Credit shall be applied by the Administrative Agent to the payment of drafts drawn under such Revolving Letters of Credit, and the unused portion thereof after all such Revolving Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Revolving Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Amounts shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Lender in its capacity as a Secured Party or as beneficiary of any security granted pursuant to the Security Documents shall have any right to exercise remedies in respect of such security without the prior written consent of the Required Lenders.

Except as expressly provided above in this Section 9, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Notwithstanding anything to the contrary in this Agreement, (x) no Default or Event of Default shall be deemed to be “continuing” or “existing” if the events, act or condition that gave rise to such Default or Event of Default have been remedied or cured or have ceased to exist and (y) any Default or Event of Default that occurs due to (I) the failure by the Parent Borrower to deliver notice pursuant to Section 7.7(a) or (II) the making or deemed making of any representation or warranty by any Loan Party, in each case, shall be deemed to be no longer continuing automatically upon and simultaneously with the underlying Default or Event of Default that would have been subject to such notice or representation or warranty ceasing to be continuing; provided that (A) the foregoing clauses (x) and (y)(I) shall not be applicable if the Borrowers had knowledge of such underlying Default or Event of Default, as applicable, prior to cessation and failed to give timely notice to the Administrative Agent and the Lenders as required and (B) the foregoing clause (y)(II) shall not be applicable if the Borrowers had knowledge of such underlying Default or Event of Default at the time such representation or warrant was made or deemed made.

9.2            Borrowers’ Right to Cure.

(a)            Notwithstanding anything to the contrary otherwise contained in this Section 9, in the event of any Financial Covenant Event of Default in respect of the Financial Maintenance Covenant and upon the receipt of a Specified Equity Contribution within the time period specified, and subject to the satisfaction of the other conditions with respect to Specified Equity Contribution set forth in the definition thereof, Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter by the amount of such Specified Equity Contribution (the “Cure Amount”), solely for the purpose of measuring compliance with the Financial Maintenance Covenant. If, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only, the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the Financial Maintenance Covenant, they shall be deemed to have been in compliance therewith as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default hereunder that had occurred shall be deemed cured for the purposes of this Agreement.

(b)            The parties hereby acknowledge that notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to the occurrence of any Specified Equity Contribution shall be disregarded for purposes of calculating Consolidated EBITDA in any determination of any financial ratio-based conditions, pricing or basket in this Agreement (other than as applicable to the Financial Maintenance Covenant).

(c)            no Default or Event of Default shall be deemed to exist from the end of the applicable fiscal quarter until the Anticipated Cure Deadline, (i) the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Revolving Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenants set forth in Section 8.9(b), unless such failure is not cured pursuant to the exercise of the cure right on or prior to the Anticipated Cure Deadline and (ii) no Revolving Lender or Revolving Issuing Lender shall be required to make any Extension of Credit hereunder until such Cure Amount has been received by the Parent Borrower in an amount and on other terms sufficient to cure the Financial Covenant Event of Default referred to in this Section 9.2 in respect of the Financial Maintenance Covenant.

Section 10.          THE AGENTS AND THE OTHER REPRESENTATIVES.

10.1           Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each agent in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent, the Collateral Agent and each Issuing Lender, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Other Representatives. Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates). Notwithstanding the foregoing, the Administrative Agent agrees to act as the U.S. federal withholding Tax agent in respect of all amounts payable by it under the Loan Documents.

10.2          Delegation of Duties. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

10.3          Exculpatory Provisions. None of the Agents or any Other Representative nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by Holdings, the Parent Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or any Other Representative under or in connection with, this Agreement or any other Loan Document, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) for any failure of Holdings, the Parent Borrower or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 6, or (vi) the existence or possible existence of any Default or Event of Default. Neither the Agents nor any Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings, the Parent Borrower or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder or given to the Agents for the account of or with copies for the Lenders, the Agents and the Other Representatives shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holdings, any Borrower or any other Loan Party which may come into the possession of the Agents and the Other Representatives or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.4          Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message or other electronic transmission, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers or Holdings), independent accountants and other experts selected by each Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 11.6 and all actions required by such Section in connection with such transfer shall have been taken. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to Section 11.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to Section 11.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5          Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either of the Parent Borrower or Holdings referring to this Agreement, describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to Section 11.1(a); provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6          Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Agents or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or any Other Representative hereafter taken, including any review of the affairs of the Parent Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Other Representative to any Lender. Each Lender represents to the Agents, the Other Representatives and each of the Loan Parties that, independently and without reliance upon any Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and the Parent Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of Section 11.6 applicable to the Lenders hereunder.

10.7          Indemnification.

(a)            The Lenders agree to indemnify each Agent (or any Affiliate thereof) (to the extent not reimbursed by the Parent Borrower or any other Loan Party and without limiting the obligation of the Parent Borrower to do so), ratably according to their respective Term Credit Percentages or Revolving Commitment Percentages, as the case may be, in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with their respective Term Credit Percentages or Revolving Commitment Percentages, as the case may be, immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from (a) such Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision or (b) claims made or legal proceedings commenced against such Agent by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The obligations to indemnify each Revolving Issuing Lender shall be ratable among the Revolving L/C Participants in accordance with their Revolving Commitment Percentage. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

(b)            Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c)            The agreements in this Section 10.7 shall survive the payment of all Borrower Obligations and Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement).

10.8          The Administrative Agent and Other Representatives in Their Individual Capacity. The Administrative Agent, the Other Representatives and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent Borrower or any other Loan Party as though the Administrative Agent and the Other Representatives were not the Administrative Agent or the Other Representatives hereunder and under the other Loan Documents. With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, the Administrative Agent and the Other Representatives shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not the Administrative Agent or an Other Representative, and the terms “Lender” and “Lenders” shall include the Administrative Agent and the Other Representatives in their individual capacities.

10.9         Collateral Matters.

(a)            Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into (x) the Security Documents, any Intercreditor Agreement and any Other Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y)  any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents, any Intercreditor Agreement and any Other Intercreditor Agreement or enter into a separate intercreditor agreement in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any Incremental Commitment Amendment as provided in Section 2.9, any Increase Supplement as provided in Section 2.9, any Lender Joinder Agreement as provided in Section 2.9, any Extension Amendment as provided in Section 2.10, any Specified Refinancing Amendment as provided in Section 2.11 and any agreement required in connection with a Permitted Debt Exchange Offer pursuant to Section 2.12). Each Lender hereby agrees, and each holder of any Note or participant in Revolving Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any Intercreditor Agreement, any Other Intercreditor Agreement (both as amended by any Intercreditor Agreement Supplement), any Incremental Commitment Amendment, any Increase Supplement, any Lender Joinder Agreement, any Extension Amendment, any Specified Refinancing Amendment or any agreement required in connection with a Permitted Debt Exchange Offer and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent and the Collateral Agent are hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

(b)            The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, (A) to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby that are then due and unpaid, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with Section 8.4, (iii) owned by any Restricted Subsidiary of the Parent Borrower which becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary of the Parent Borrower or constituting Capital Stock or other equity interests of an Excluded Subsidiary, (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by Section 11.1), or (v) as otherwise may be expressly provided herein or in the relevant Security Documents (including in connection with any Collateral Suspension); (B) at the written request of the Parent Borrower to subordinate any Lien on any Excluded Assets (as defined in the Guarantee and Collateral Agreement) (or to confirm in writing the absence of any Lien thereon) or any other property granted to or held by such Agent, as the case may be under any Loan Document to the holder of any Permitted Lien; (C) to release any Restricted Subsidiary of the Parent Borrower from its Obligations under any Loan Documents to which it is a party (including its Subsidiary Guaranty) if such Person ceases to be a Restricted Subsidiary of the Parent Borrower or becomes an Excluded Subsidiary and (D) enter into any intercreditor agreement (including any Intercreditor Agreement and any Other Intercreditor Agreement) on behalf of, and binding with respect to, the Lenders and their interest in designated assets, to give effect to any Special Purpose Financing, including to clarify the respective rights of all parties in and to designated assets. Upon request by the Administrative Agent or the Collateral Agent, at any time, the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.9.

(c)            The Lenders hereby authorize the Administrative Agent and the Collateral Agent as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by Section 11.1. Upon request by the Administrative Agent, at any time, the Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority under this Section 10.9(c).

(d)            No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by Holdings or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this Section 10.9 or in any of the Security Documents, it being understood and agreed by the Lenders that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

(e)            Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with Section 11.1 or Section 11.18 with the written consent of the Agent party thereto and the Loan Party party thereto.

(f)             The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the Collateral as such Agents may from time to time agree.

10.10         Successor Agent. Subject to the appointment of a successor as set forth herein, the Administrative Agent or the Collateral Agent may each resign upon 10 days’ notice to the Lenders and the Parent Borrower and if the Administrative Agent or the Collateral Agent becomes a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Parent Borrower may, upon 10 days’ notice to the Administrative Agent or the Collateral Agent as applicable, remove such Agent. If the Administrative Agent or Collateral Agent shall resign or be removed as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders (in the case of the Administrative Agent) shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Parent Borrower (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000) so long as no Event of Default shall have occurred and be continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval and such successor agent’s acceptance of such appointment, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit; provided, that a retiring Collateral Agent shall continue to hold the Collateral for the benefit of the Secured Parties until such time as a successor of such Collateral Agent is appointed and has accepted such appointment. Each Joint Bookrunner and the Senior Co-Manager, may resign as an Agent hereunder upon 10 days’ notice to the Administrative Agent, Lenders and the Parent Borrower, or if any such Agent has admitted in writing that it is insolvent or becomes a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Parent Borrower may, upon 10 days’ notice to such Agent, remove such Agent. If the Collateral Agent, any Joint Bookrunner or any Senior Co-Manager shall resign or be removed as Collateral Agent, Joint Bookrunner, or Senior Co-Manager hereunder, as applicable, the duties, rights, obligations and responsibilities of such Agent hereunder, if any, shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Agent or any Lender. After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Additionally, after such retiring Agent’s resignation or removal as such Agent, the provisions of this Section 10.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents. After the resignation or removal of any Administrative Agent pursuant to the preceding provisions of this Section 10.10, such resigning or removed Administrative Agent shall not be required to act as Issuing Lender for any Letters of Credit to be issued after the date of such resignation or removal, although the resigning or removed Administrative Agent shall retain all rights hereunder as Issuing Lender with respect to all Letters of Credit issued by it prior to the effectiveness of its resignation or removal as Administrative Agent hereunder.

10.11        Other Representatives. None of the Joint Bookrunners or any Senior Co-Manager nor any of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of “Other Representative” contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.

10.12        Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

10.13        Application of Proceeds. The Lenders, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows: subject to the immediately succeeding paragraph and the terms of any Intercreditor Agreement, any Other Intercreditor Agreement and any Intercreditor Agreement Supplement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender on account of amounts then due and outstanding under any of the Loan Documents (the “Collection Amounts”) shall, except as otherwise expressly provided herein, be distributed and applied in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and subject to any application of any such amounts otherwise required pursuant to Section 4.4(b), or otherwise required by any Intercreditor Agreement, any Other Intercreditor Agreement and any Intercreditor Agreement Supplement): (1) first, to pay (on a ratable basis) all reasonable fees and out-of-pocket costs and expenses (including attorneys’ fees to the extent provided herein) due and owing to the Administrative Agent and the Collateral Agent under the Loan Documents, including in connection with enforcing the rights of the Agents, the Lenders and the Issuing Lenders under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral); (2) second, to pay (on a ratable basis) all reasonable fees and out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing to each of the Lenders and each of the Issuing Lenders under the Loan Documents, including in connection with enforcing such Lender’s or such Issuing Lender’s rights under the Loan Documents; (3) third, to pay (on a ratable basis) to the applicable Revolving Issuing Lender with respect to a Revolving Letter of Credit, any Revolving L/C Participant’s Revolving Commitment Percentage of any unreimbursed payment made by such Revolving Issuing Lender under a Revolving Letter of Credit that has not been paid by the applicable Borrower, provided that the Collateral Agent on behalf of the Secured Parties shall be subrogated to the rights of such Revolving Issuing Lender against such Revolving L/C Participant with respect to any amount paid pursuant to this clause “third”; (4) fourth, to pay (on a ratable basis) accrued and unpaid interest on Loans then outstanding; (5) fifth, to pay (on a ratable basis) principal of Loans then outstanding, obligations under Hedge Agreements and Bank Products Agreements secured by the Security Documents, and any Reimbursement Amounts then outstanding and not reimbursed pursuant to clause “third” above (or in the case of Term Letters of Credit, the immediately succeeding paragraph), and to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent (in the case of Term L/C Obligations, to the extent not cash collateralized as provided in the immediately succeeding paragraph); (6) sixth, to pay (on a ratable basis) all other outstanding amounts due and payable to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lenders; and (7) seventh, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent that any amounts available for distribution pursuant to clause “fifth” above are attributable to the issued but undrawn amount of outstanding Letters of Credit which are then not yet required to be reimbursed hereunder, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in such clause “fifth”. To the extent any amounts available for distribution pursuant to clause “fifth” are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Persons entitled to payment of such obligations based on the relative amounts of such obligations.

Notwithstanding the foregoing, with respect to any Term C Loan Collateral Account (and all amounts deposited therein or credited thereto), any Collection Amounts so received in respect thereof shall be applied as follows:

(i)             First, on a pro rata basis, to the payment of all amounts due to the relevant Term Issuing Lenders in an amount equal to all unreimbursed payments made by Term Issuing Lenders in respect of Term Letters of Credit that have not been paid by the applicable Borrowers;

(ii)           Second, on a pro rata basis, to the payment of all other amounts due to the Term Issuing Lenders under any of the Loan Documents, in their capacity as such;

(iii)           Third, on a pro rata basis, to cash collateralize any remaining outstanding Term L/C Obligations on terms reasonably satisfactory to the applicable Term Issuing Lenders;

(iv)          Fourth, on a pro rata basis, to the payment of all other Obligations in respect of the Term C Loans (in the order specified in clauses (2), (4) and (5) above with respect to all other Collection Amounts);

(v)           Last, the balance, if any, after all of the relevant Term L/C Obligations and Obligations in respect of Term C Loans have been indefeasibly paid in full in cash, as set forth above with respect to all other Collection Amounts.

This Section 10.13 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Sections 2.9, 2.10 and 2.11, as applicable. Notwithstanding the foregoing, Excluded Obligations (as defined in the Guarantee and Collateral Agreement) with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets and such Excluded Obligations shall be disregarded in any application of Collection Amounts pursuant to the preceding paragraph.

10.14       Erroneous Payments.

(a)            Each Lender and each Issuing Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Lender (any of the foregoing, a “Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b)           Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)            Any Payment required to be returned by a Recipient under this Section shall be made in Same Day Funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)            The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrowers or any other Loan Party.

(e)            Notwithstanding anything to the contrary herein or in any other Loan Document (but without limitation of the agreements set forth in the immediately preceding clause (d)), none of Holdings or any of its Subsidiaries has acquired or incurred (or will acquire or incur) any additional rights or obligations under this Section 10.14.

Section 11.          MISCELLANEOUS.

11.1         Amendments and Waivers.

(a)            Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to Sections 11.1(a)(i) through (v), (x) and (xi), (d), (f) and (h) may be effected without the consent of the Required Lenders; provided, further, that no waiver and no amendment, supplement or modification shall:

(i)             reduce or forgive the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Amount or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or change the currency in which any Loan or Reimbursement Amount is payable, in each case without the consent of each Lender directly and adversely affected thereby, subject to Sections 11.1(e) and 11.1(g) (it being understood that (x) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitment of all Lenders shall not constitute an increase of the Commitment of any Lender, and (y) an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(ii)            waive, amend or modify the provisions of Sections 4.8(a) or 10.13 in a manner that would by its terms alter the sharing of payments or application of proceeds required thereby without the consent of each Lender directly and adversely affected thereby (except in connection with Sections 2.9, 2.10, 2.11 and 11.6(i));

(iii)           amend, modify or waive any provision of this Section 11.1(a) or reduce the percentage specified in the definition of “Required Lenders”, or consent to the assignment or transfer by Holdings or the Parent Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to Section 8.3 or 11.6(a)), in each case without the written consent of all the Lenders;

(iv)           release Guarantors accounting for substantially all of the value of the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, or all or substantially all of the Collateral, in each case without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (including in connection with any Collateral Suspension);

(v)            require any Lender to make Loans having an Interest Period shorter than one month or of 12 months, without the consent of such Lender;

(vi)           amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent and of any Other Representative directly and adversely affected thereby;

(vii)          (x) amend, modify or waive the provisions of any Revolving Letter of Credit or any Revolving L/C Obligations without the written consent of the applicable Revolving Issuing Lender and each directly and adversely affected Revolving L/C Participant or (y) amend, modify or waive the provisions of any Term Letter of Credit or any Term L/C Obligations without the written consent of the applicable Term Issuing Lender;

(viii)         amend, modify or waive any provision of the Swing Line Note (if any) or Section 2.7 without the written consent of the Swing Line Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan pursuant to Section 2.7(d);

(ix)            amend, modify or waive any provision of Sections 3 or 10.13 in a manner that adversely affects the rights and duties of any Issuing Lender without the written consent of such Issuing Lender;

(x)            (A) amend or otherwise modify Section 8.9, (B) waive or consent to any Default or Event of Default resulting from a breach of Section 8.9, (C) amend or otherwise modify Section 6.2 solely with respect to any Extension of Credit in respect of Revolving Loans, Swing Line Loans or the issuance of Revolving Letters of Credit, (D) waive any representation made or deemed made in connection with any Extension of Credit in respect of Revolving Loans, Swing Line Loans or the issuance of Revolving Letters of Credit or (E) waive or consent to any Default or Event of Default relating solely to the Revolving Loans and Revolving Commitments (including Defaults and Events of Default relating to the foregoing clauses (A) through (D)), in each case without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (x) shall not require the consent of any Lenders other than the Required Revolving Lenders; or

(xi)           reduce the percentage specified in the definition of “Required Revolving Lenders” without the written consent of all Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (xi) shall not require the consent of any Lenders other than the Required Revolving Lenders;

provided further that, notwithstanding the foregoing and in addition to Liens on the Collateral that the Collateral Agent is authorized to release pursuant to Section 10.9(b), the Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $10,000,000 in any fiscal year without the consent of any Lender.

(b)            Any waiver and any amendment, supplement or modification pursuant to this Section 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c)            Notwithstanding any provision herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents, except to the extent the consent of such Lender would be required under clause (i) in the further proviso to the second sentence of Section 11.1(a), (y) no Disqualified Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents and (z) no Net Short Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents and instead shall be deemed to have voted its interest as a Lender as provided in Subsection 11.1(j) below (for the avoidance of doubt, other than a Net Short Lender that is also a Disqualified Party, which shall be subject to the preceding clause (y)).

(d)            Notwithstanding any provision herein to the contrary, (v) this Agreement and the other Loan Documents may be amended in accordance with Section 2.9 to incorporate the terms of any Incremental Commitments (including to add a new revolving facility or synthetic or other letter of credit facility under this Agreement with respect to any Incremental Revolving Commitment or Incremental Letter of Credit Commitment) with the written consent of the Borrowers and the Lenders providing such Incremental Commitments, provided that if such amendment includes an Incremental Commitment of a bank or other financial institution that is not at such time a Lender or an affiliate of a Lender, the inclusion of such bank or other financial institution as an Additional Incremental Lender shall be subject to the Administrative Agent’s consent (not to be unreasonably withheld or delayed) at the time of such amendment, (w) the scheduled date of maturity of any Loan owed to any Lender or any Commitment of any Lender may be extended, and this Agreement and the other Loan Documents may be amended to effect such extension in accordance with Section 2.10, with the written consent of the Borrowers and the Extending Lenders, as contemplated by Section 2.10 or otherwise, (x) this Agreement and the other Loan Documents may be amended in accordance with Section 2.11 to incorporate the terms of any Specified Refinancing Facilities with the written consent of the Parent Borrower and the Specified Refinancing Lenders, (y) with the written consent of the Parent Borrower and the Administrative Agent (in each case such consent not to be unreasonably withheld or delayed), in the event any mandatory prepayment or redemption provision in respect of the Net Proceeds from Asset Dispositions or Recovery Events included or to be included in any Incremental Commitment Amendment or any Indebtedness constituting Additional Obligations or that would constitute Additional Obligations would result in Incremental Term Loans or Additional Obligations, as applicable, being prepaid or redeemed on a more than ratable basis with the Term Loans in respect of the Net Proceeds from any such Asset Disposition or Recovery Event to the extent such Net Proceeds are required to be applied to repay Term Loans hereunder pursuant to subsection 4.4(b)(i)(A), to provide for mandatory prepayments of the Term Loans (or, if applicable, Term Loans other than Initial Term C Loans and other Term Loans in the form of term “C” loans) such that, after giving effect thereto, the prepayments made in respect of such Incremental Term Loans or Additional Obligations, as applicable, are not on more than a ratable basis and (z) the Borrowers and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of any Lender to cure any ambiguity, mistake, omission, defect or inconsistency, in each case without the consent of any other Person. Without limiting the generality of the foregoing, any provision of this Agreement and the other Loan Documents, including Section 4.4(a), 4.8(a) or 11.7 hereof, may be amended as set forth in the immediately preceding sentence pursuant to any Incremental Commitment Amendment, any Extension Amendment or Specified Refinancing Amendment, as the case may be, to provide for non-pro rata borrowings and payments of any amounts hereunder as between any Tranches, including the Term Loans, Revolving Commitments, Revolving Loans, any Incremental Commitments or Incremental Loans, any Extended Tranche and any Specified Refinancing Tranche, or to provide for the inclusion, as appropriate, of the Lenders of any Incremental Commitments or Incremental Loans, any Extended Tranche or any Specified Refinancing Tranche in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder. The Administrative Agent hereby agrees (if requested by the Parent Borrower) to execute any amendment referred to in this clause (d) or an acknowledgement thereof.

(e)            Notwithstanding any provision herein to the contrary, this Agreement may be amended (or deemed amended) or amended and restated with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facility and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility or Tranche hereunder and (z) to provide class protection for any additional credit facilities.

(f)            Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to or to protect any security interest for the benefit of the Secured Parties in any property so that the security interests comply with applicable law, or as contemplated by Section 11.18, in each case with the written consent of the Agent party thereto and the Loan Party party thereto.

(g)            If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Section 11.1(a), the consent of each Lender, each Revolving Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders or Required Revolving Lenders, as applicable, at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”) then the Parent Borrower may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender (or, at their option, by the Borrowers) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) prepay the Loans and, if applicable, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to Section 4.12, without premium or penalty. In connection with any such replacement under this Section 11.1(g), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.

(h)            Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Parent Borrower may make one or more loan modification offers to all the Lenders of any Tranche that would, if and to the extent accepted by any such Lender, (a) change the Applicable Margin, premium and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered), (b) add any additional or different financial or other covenants or other provisions that are agreed between the Borrowers, the Administrative Agent and the accepting Lenders; provided that such covenants and provisions are applicable only during periods after the Initial Revolving Maturity Date and (c) treat the Loans and Commitments so modified as a new “Facility” and a new “Tranche” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Swing Line Lender or any Issuing Lender, without its prior written consent. In connection with any such loan modification, the Borrowers and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer) (each such accepting Lender, a “Modifying Lender”)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” or a “Tranche” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion (each such non-accepting Lender, a “Non-Modifying Lender”). The Parent Borrower shall have the right, at its sole expense and effort (A) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Lender and assume all or part of the Commitment of any Non-Modifying Lender and the Parent Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Non-Modifying Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Acceptance to effect such substitution or (B)  upon notice to the Administrative Agent, and, at the Parent Borrower’s option, to prepay the Loans and/or terminate the Commitments of such Non-Modifying Lender, in whole or in part, without premium or penalty. If the Parent Borrower elects to terminate the Commitments of such Non-Modifying Lender pursuant to clause (B) above, participations in outstanding Swing Line Loans and/or Revolving L/C Obligations shall be reallocated so that after giving effect thereto the Modifying Lenders share ratably in the Swing Line Loans and/or Revolving L/C Obligations of the applicable Tranche in accordance with their applicable Commitments (and notwithstanding Section 4.12, no Borrower shall be liable for any amounts under Section 4.12 as a result of such reallocation), and the Borrowers shall repay any Swing Line Loans and/or cash collateralize Revolving L/C Obligations, and make any payments of accrued interest and any accrued letter of credit commission, in each case to the extent necessary as reasonably determined by the Administrative Agent to effect such reallocation.

(i)             Upon the execution by the Parent Borrower and delivery to the Administrative Agent of a Subsidiary Borrower Termination with respect to any Subsidiary Borrower, such Subsidiary Borrower shall cease to be a Borrower; provided that the Subsidiary Borrower Termination shall not be effective (other than to terminate its right to borrow additional Revolving Loans under this Agreement) unless (x) another Borrower shall remain liable for the principal of or interest on any Loan to such Subsidiary Borrower outstanding hereunder or (y) the obligations of such Subsidiary Borrower shall have been assumed by another Borrower, in each case on terms and conditions reasonably satisfactory to the Administrative Agent. In the event that a Subsidiary Borrower shall cease to be a Subsidiary of the Parent Borrower, the Parent Borrower shall promptly execute and deliver to the Administrative Agent a Subsidiary Borrower Termination terminating its status as a Borrower, subject to the proviso in the immediately preceding sentence.

(j)             Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender as of the Closing Date) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Parent Borrower). For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrowers or other Loan Parties or any instrument issued or guaranteed by any of the Borrowers or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and other Loan Parties and any instrument issued or guaranteed by any of the Borrowers or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrowers or other Loan Parties (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrowers or other Loan Parties (or any of their successors) other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and other Loan Parties and any instrument issued or guaranteed by any of the Borrowers or other Loan Parties, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrowers and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrowers and the Administrative Agent shall be entitled to rely on each such representation and deemed representation); provided, however, that it is understood and agreed that the Administrative Agent shall not be responsible for monitoring or enforcing the provisions set forth in this Section 11.1(j) or any other term of this Agreement related to Net Short Lenders, nor shall the Administrative Agent have any liability in respect thereof.

(k)            Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, from time to time if the Parent Borrower and the Administrative Agent reasonably determine in good faith that (i) a comparable successor rate to SONIA (or a successor to such successor rate) becomes available and/or (ii) a forward-looking “term rate” based on SONIA or such successor rate becomes available, then the Parent Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without the consent of any Lender to (x) replace SONIA or any successor rate with the applicable successor rate to it and/or (y) add any such forward-looking “term rate” as an interest rate option, in each case, pursuant to generally accepted then prevailing market convention as determined by the Parent Borrower in good faith and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, including any necessary spread adjustment that is generally accepted as the then prevailing market convention determined by the Parent Borrower in good faith. In addition, from time to time, if the Parent Borrower and the Required Lenders (or the Required Revolving Lenders of any Class of Loans denominated in Pound Sterling) determine that the circumstances described in clause (i) and/or (ii) above have occurred, then, the Parent Borrower and the Required Lenders (or Required Revolving Lenders, as applicable) may enter into amendment to this Agreement to implement the changes described in clause (x) and/or (y) above and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, in each case, so long as such rate is reasonably practicable for the Administrative Agent to administer.

11.2          Notices.

(a)            All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic mail, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Parent Borrower, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A-1 and A-2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Parent Borrower:	The Hertz Corporation 8501 Williams Road Estero, Florida 33928
Attention: Treasurer & General Counsel
Facsimile: [*]
Telephone: [*]

with copies to (that will not constitute notice):	White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Andrew Zatz; David Turetsky
azatz@whitecase.com
david.turetsky@whitecase.com

CK Amarillo LP
c/o Certares Management LLC
350 Madison Avenue, 8th Floor
New York, NY 10017
Attention: Thomas LaMacchia, Managing Director and General Counsel
Email: [*]

and

CK Amarillo LP
c/o Knighthead Capital Management, LLC
280 Park Avenue, 22nd Floor
New York, NY 10017
Attention: Laura L. Torrado, General Counsel Email: [*]

The Administrative Agent:	For Notices (other than requests for Extensions of Credit): Barclays Bank PLC Loan Operations 400 Jefferson Park Whippany, New Jersey Attention: Mandy DelaRosa Telephone: [*] Email: [*] [*]

For payments and requests for Extensions of Credit: Barclays Bank PLC Loan Operations 400 Jefferson Park Whippany, New Jersey Attention: Mandy DelaRosa Telephone: [*] Email: [*] [*]

The Collateral Agent:	Barclays Bank PLC Bank Debt Management Group 745 Seventh Avenue – 8th Floor New York, NY 10019 Attention: Paul Casaccio Telephone: [*] Email: [*]

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

(b)            Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or such Issuing Lender in good faith to be from a Responsible Officer.

(c)            Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d)            Electronic Communications. Notices and other communications to the Lenders and any Issuing Lender hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites); provided that the foregoing shall not apply to notices to any Lender or an Issuing Lender pursuant to Section 2 if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that the approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes (with the Parent Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of a written acknowledgement from the intended recipient (such as by “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

11.3          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4          Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5          Payment of Expenses and Taxes. The Borrowers agree, jointly and severally, (a) to pay or reimburse the Agents for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Initial Term Loans, the Initial Revolving Commitments and the 2023 Incremental Term Loan Commitments) contemplated hereby and thereby and (iii) efforts in accordance with the terms of the Loan Documents to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) the reasonable and documented fees and disbursements of one firm of counsel (which shall exclude allocated costs of in-house counsel), solely in its capacity as counsel to the Administrative Agent, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower, (b) to pay or reimburse each Lender, each Lead Arranger and the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents (limited to one firm of counsel for the Agents and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for the Agents and which, in each case, shall exclude allocated costs of in-house counsel), (c) to pay, indemnify, or reimburse each Lender, each Lead Arranger and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Lead Arranger, each Agent and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to one firm of counsel for all Indemnitees taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent Borrower of such conflict and thereafter, after receipt of the Parent Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnitee which, in each case, shall exclude allocated costs of in-house counsel)) arising out of or relating to any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, brought by a third party or by any Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent Borrower or any of its Restricted Subsidiaries or any of the property of the Parent Borrower or any of its Restricted Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrowers shall not have any obligation hereunder to the Administrative Agent, any other Agent, any Lead Arranger or any Lender (or any Related Party of any Agent, Lead Arranger or Lender) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) of such Agent, Lead Arranger or Lender (or any Related Party thereof), (ii) a material breach of any Loan Document (as determined by a court of competent jurisdiction in a final non-appealable decision) by such Agent, Lead Arranger or Lender (or any Related Party thereof), (iii) claims of any Indemnitee (or any Related Party thereof) solely against one or more Indemnitees (or any Related Party thereof) or disputes between or among Indemnitees (or any Related Party thereof) in each case except to the extent such claim is determined to have been caused by an act or omission by the Parent Borrower or any of its Subsidiaries (provided that this clause (iii) shall not apply to indemnification of an Agent or Lead Arranger for a claim against it in its capacity as such), (iv) claims made or legal proceedings commenced against such Agent, Lead Arranger or Lender (or any Related Party thereof) by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (v) Indemnified Liabilities arising in such Indemnitee’s capacity as a financial advisor of the Parent Borrower or its Subsidiaries in connection with the Transactions, (vi) Indemnified Liabilities in such Indemnitee’s capacity as a co-investor in any potential acquisition of the Parent Borrower or its Subsidiaries or (vi) for any settlement effected without the Parent Borrower’s prior written consent, but if settled with Parent Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment against an Indemnitee in any such proceeding, the Parent Borrower will indemnify and hold harmless such Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this section. Neither any Borrower nor any Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities; provided that nothing contained in this sentence shall limit the Borrowers’ indemnification obligations above to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder. All amounts due under this Section 11.5 shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this Section 11.5 shall be submitted to the address of the Parent Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, the Borrowers shall have no obligation under this Section 11.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. As used herein, “Related Party” means, with respect to any Person, or any of its affiliates, or any of the officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of any thereof, any of such Person, its affiliates and the officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of any thereof (other than, in each case, Holdings and its Subsidiaries and any of its controlling shareholders).

11.6          Successors and Assigns; Participations and Assignments.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the applicable Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with Section 8.3, the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 2.10(e), 2.12, 4.13(d), 4.14(c), 11.1(g), 11.1(h) or this Section 11.6.

(b)            (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to a Disqualified Lender (so long as the Parent Borrower has made the list of Disqualified Lenders available to the Administrative Agent, who may make it available to all Lenders) or any natural person) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including any Tranche of Commitments and/or Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F) with the prior written consent of:

(A)            the Parent Borrower, provided that no consent of the Parent Borrower shall be required (x) for an assignment of Term Loans to a Lender, an affiliate of a Lender, an Approved Fund (as defined below), (y) if an Event of Default under Section 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing or (z) for an assignment of Revolving Loans or Revolving Commitments to an Affiliate of such assigning Revolving Lender or another Revolving Lender; provided, further, that if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Parent Borrower’s prior written consent shall be required for such assignment;

(B)            the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an affiliate of a Lender or an Approved Fund (as defined below);

(C)            in the case of assignments of Revolving L/C Participations, each Revolving Issuing Lender (such consent not to be unreasonably withheld or delayed); and

(D)            in the case of assignments of Revolving Commitments, each Revolving Issuing Lender and Swing Line Lender (in each case, such consent not to be unreasonably withheld or delayed).

(ii)            Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans (or, in the case of Revolving Loans denominated in a Designated Foreign Currency, the Dollar Equivalent of the amount of such Loans) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (in the case of Term Loans) and $5,000,000 (in the case of Revolving Loans and Revolving Commitments), in each case unless the Parent Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under Section 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that (x) for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments and (y) such assignment fee shall not be required to be paid in respect of assignments by any Arranger, Joint Bookrunner or Senior Co-Manager in connection with the syndication of the Term Loan Facilities;

(C)            the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(D)            in the case of assignments of Revolving L/C Participations, the assignee shall have delivered to the Parent Borrower and the Administrative Agent the documents required pursuant to Section 4.11(b), (c), (d) or (e); and

(E)             Initial Term B Loans and Initial Term C Loans shall not be permitted to be assigned separately and Lenders shall be required to assign the same proportion of Initial Term B Loans and Initial Term C Loans (with the minimum amount specified in clause (A) above being calculated based on the aggregate amount of Initial Term B Loans and Initial Term C Loans so assigned).

For the purposes of this Section 11.6, the term “Approved Fund” has the following meaning: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Lender (so long as the Parent Borrower has made the list of Disqualified Lenders available to the Administrative Agent, who may make it available to all Lenders).

(iii)           Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) Sections 4.10, 4.11, 4.12, 4.13 and 11.5, and bound by its continuing obligations under Section 11.16). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Sections 2.10(e), 2.12, 4.13(d), 4.14(c), 11.1(g), 11.1(h) or this Section 11.6 shall, to the extent it would comply with Section 11.6(c) be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 11.6.

(iv)           The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 11.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register. The parties hereto agree and intend that the Obligations shall be treated as being in “registered form” for the purposes of the Code (including Sections 163(f), 165(j), 871(h)(2), 881(c)(2) and 4701 of the Code), and the Register shall be maintained in accordance with such intention.

(v)            Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender (unless such assignment is made in accordance with Sections 2.10(e), 4.13(d), 4.14(c), 11.1(g) or 11.1(h), in which case the effectiveness of such Assignment and Acceptance shall not require execution by the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.6 and any written consent to such assignment required by paragraph (b) of this Section 11.6, the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Parent Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)           On or prior to the effective date of any assignment pursuant to this Section 11.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Parent Borrower marked “cancelled”.

Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 11.6(b) would be entitled to receive any greater payment under Section 4.10, 4.11 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such sections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default under Section 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing or the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c)            Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Parent Borrower or the Administrative Agent, sell participations (other than to any Disqualified Lender (so long as the Parent Borrower has made the list of Disqualified Lenders available to the Administrative Agent, who may make it available to all Lenders) or a natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Initial Term Loan Commitments, Incremental Commitments, Extended Revolving Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (D) the Borrowers, the Administrative Agent, the applicable Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that, to the extent of such participation such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 11.1(a) and (2) directly and adversely affects such Participant. Subject to paragraph (d) of this Section 11.6, the Borrowers agree that each Participant shall be entitled to the benefits of (and shall have the related obligations under) Sections 4.10, 4.11, 4.12, 4.13 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.6 (it being understood that any such Participant shall be subject to the requirements under Section 4.11(b), (c), (d) and (e), and shall deliver such documentation described therein to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender provided that such Participant shall be subject to Section 11.7(a) as though it were a Lender. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Lender (so long as the Parent Borrower has made the list of Disqualified Lenders available to the Administrative Agent, who may make it available to all Lenders). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Facilities or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Facility or its other obligations under any Loan Document) except to the extent that such disclosure is necessary (x) to establish that such Facility or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (y) for any Borrower to enforce its rights hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. No sale of a participation shall be effective for purposes of this Agreement unless it has been recorded in the Participant Register as provided in this paragraph.

(d)            No Loan Party shall be obligated to make any greater payment under Section 4.10, 4.11 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant shall not be entitled to the benefits of Section 4.11 unless such Participant complies with Section 4.11(b), (c), (d) and (e), as applicable, and provides the forms and certificates referenced therein to the Lender that granted such participation.

(e)            Any Lender, without the consent of the Parent Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(f)            No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require any Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(g)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from any Borrower pursuant to this Section 11.6(g) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this Section 11.6(g), in the event that the indemnifying Lender fails timely to compensate each such Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(h)            If the Parent Borrower wishes to replace the Loans or Commitments under any Facility or Tranche in whole or in part with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) advance notice to the Lenders under such Facility or Tranche, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility or Tranche to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 11.1. Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility or Tranche in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 4.12. By receiving such purchase price, the Lenders under such Facility or Tranche shall automatically be deemed to have assigned the Loans or Commitments under such Facility or Tranche pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit F, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)             Notwithstanding anything to the contrary contained herein, (x) any Term Loan Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans or Term Loan Commitments to any Parent, any Borrower or any Subsidiary of the Parent Borrower or an Affiliated Lender and (y) any Parent, any Borrower and any Subsidiary of the Parent Borrower may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Term Loan Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Parent Borrower and the Administrative Agent (or other applicable agent managing such auction); provided that (A) any such Dutch auction by the Parent Borrower or its Subsidiaries shall be made in accordance with Section 4.4(f) and (B) any such Dutch auction by any Parent shall be made on terms substantially similar to Section 4.4(f) or on other terms to be agreed between such Parent and the Administrative Agent (or other applicable agent managing such auction) or (2) open market purchases; provided further that:

(i)             (x) any such Term Loans acquired by Holdings, any Borrower or a Restricted Subsidiary shall be retired or cancelled promptly upon the acquisition thereof and (y) in the case of an assignment to Holdings, any Borrower or a Restricted Subsidiary, no Event of Default under Section 9.1(a) or 9.1(f) shall have occurred and be continuing (or would result therefrom);

(ii)            No assignment of Term Loans to Holdings, the Parent Borrower or a Restricted Subsidiary may be purchased with the proceeds of any Revolving Loans;

(iii)           in connection with an assignment pursuant to this Section 11.6(i), no Affiliated Lender purchasing any Lender’s Term Loans shall be required to make a representation that it is not in possession of MNPI with respect to the Parent Borrower and its Subsidiaries or their respective securities, and all parties to such transaction shall (i) waive any potential claims arising from the Parent Borrower or the applicable Affiliated Lender being in possession of undisclosed information that may be material to a Lender’s decision to participate in such transaction and (ii) render customary “big boy” letters to each other (or to the auction agent, if applicable);

(iv)           no Affiliated Lender shall have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Parent Borrower are not then present or invited thereto, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Parent Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (z) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

(v)            in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Parent Borrower or any Guarantor, each Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the loans and commitments owned by it shall be not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, except, in each case, to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders; provided, further, that an Affiliated Debt Fund will not be subject to the foregoing insolvency proceeding voting limitations;

(vi)           except with respect to any amendment, modification, waiver, consent or other action (a) that pursuant to Section 11.1 requires the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (b) that alters the applicable Affiliated Lender’s pro rata share of any payments given to all Lenders, or (c) affects the applicable Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by the applicable Affiliated Lender (other than an Affiliated Debt Fund) shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of the applicable Affiliated Lender’s Term Loans had voted in favor of any matter for which a consent fee or similar payment is offered);

(vii)          no such acquisition by an Affiliated Lender (other than an Affiliated Debt Fund) shall be permitted if, after giving effect to such acquisition, the aggregate principal amount of Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) would exceed 25% of the aggregate principal amount of all Term Loans outstanding after giving effect to such purchase; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of the applicable Loans held by Affiliated Lenders (other than Affiliated Debt Funds) exceeding such 25% threshold at the time of such purchase, the purchase of such excess amount will be void ab initio;

(viii)          in connection with any purchases by Affiliated Lenders such Affiliated Lender shall clearly identify itself as an Affiliated Lender in any Assignment and Acceptance executed in connection with such purchases or sales but no requirement to make representation as to the absence of any material nonpublic information; and

(ix)            Affiliated Debt Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders.

(j)             Notwithstanding the foregoing provisions of this Section 11.6, nothing in this Section 11.6 is intended to or should be construed to limit the Borrowers’ right to prepay the Loans as provided hereunder, including under Section 4.4.

(k)            The Administrative Agent and the Collateral Agent (each in its capacity as such) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent (each in its capacity as such) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or Net Short Lender.

11.7          Adjustments; Set-off; Calculations; Computations.

(a)            If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans or the Reimbursement Amounts owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise (except pursuant to Section 2.9, 2.10, 2.11, 2.12, 3.1(b), 4.4, 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.14, 11.1(g), 11.1(h) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or the Reimbursement Amounts, as the case may be, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Loans or the Reimbursement Amounts, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)            In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent Borrower, any such notice being expressly waived by the Parent Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default to set-off as appropriate and apply against any amount then due and payable by any Borrower any and all deposits (general or special, time or demand, provisional or final) other than escrow, payroll, petty cash, trust and tax withholding accounts, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8          Judgment. (a)  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.8 being hereinafter in this Section 11.8 referred to as the “Judgment Conversion Date”).

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this Section 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)           The term “rate of exchange” in this Section 11.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

11.9         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.10       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11       Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12        Governing Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.13        Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Section 11.2 or at such other address of which the Administrative Agent, any such Lender and the Parent Borrower shall have been notified pursuant thereto;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.13 any consequential or punitive damages.

11.14       Acknowledgements. Each party hereto hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           neither the Administrative Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor;

(c)            no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Borrowers and the Lenders; and

(d)            neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lenders or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

11.15        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.16        Confidentiality. (a)  Each Agent, Arranger, Other Representative and Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holdings, the Parent Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Agent, Arranger, Other Representative or Lender based on a review of the books and records of Holdings, the Parent Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Agent, Arranger, Other Representative or Lender from disclosing any such information (i) to any Agent, Arranger, any Other Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations that agrees to comply with the provisions of this Section 11.16 pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), which Person has been approved by the Parent Borrower (such approval not be unreasonably withheld), in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system)) for the benefit of the Borrowers (it being understood that each relevant Agent, Arranger, Other Representative or Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants, credit insurance providers and other professional advisors of it and its affiliates, provided that such Agent, Arranger, Other Representative or Lender shall inform each such Person of the agreement under this Section 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this Agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Agent, Arranger, Other Representative or Lender or its respective affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Agent, Arranger, Other Representative or Lender shall, unless prohibited by any Requirement of Law, notify the Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Agent, Arranger, Other Representative or Lender or its respective affiliates (to the extent applicable), (viii) in connection with any litigation to which such Agent, Arranger, Other Representative or Lender may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s, an Arranger’s, an Other Representative’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to Holdings or the Borrowers (or any of their respective Affiliates) being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 11.16 shall survive with respect to each Agent, Other Representative and Lender until the second anniversary of such Agent, Other Representative or Lender ceasing to be an Agent, Other Representative or a Lender, respectively.

(b)            Each Lender acknowledges that any such information referred to in Section 11.16(a), and any information (including requests for waivers and amendments) furnished by the Borrowers or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Borrowers, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

11.17        USA Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act, and the Parent Borrower agrees to provide such information (including any information with respect to any Subsidiary Borrower and any Guarantor) from time to time to any Lender.

11.18        Incremental Indebtedness; Additional Indebtedness. In connection with the incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness, Specified Refinancing Indebtedness or Additional Indebtedness, each of the Administrative Agent and the Collateral Agent agrees to execute and deliver any Intercreditor Agreement, Other Intercreditor Agreement or Intercreditor Agreement Supplement and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Parent Borrower to be necessary or reasonably desirable for any Lien on the property or assets of any Loan Party permitted to secure such Additional Indebtedness, Specified Refinancing Indebtedness or Incremental Indebtedness to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

11.19        Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.20        Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(v)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

11.21       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Exhibit B

2025 Extended Revolving Commitments

2025 Extending Revolving Lender	2025 Extended Revolving Commitment
Barclays Bank PLC	$125,000,000.00
Deutsche Bank AG New York Branch	$125,000,000.00
BNP Paribas	$125,000,000.00
Royal Bank of Canada	$125,000,000.00
Citizens Bank, N.A.	$125,000,000.00
Bank of Montreal	$125,000,000.00
JPMorgan Chase Bank, N.A.	$125,000,000.00
Crédit Agricole Corporate and Investment Bank	$125,000,000.00
Bank of America, N.A.	$125,000,000.00
Morgan Stanley Bank, N.A.	$125,000,000.00
Goldman Sachs Bank USA	$125,000,000.00
Truist Bank	$125,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$55,000,000.00
Regions Bank	$55,000,000.00
Citibank, N.A.	$55,000,000.00
Total	$1,665,000,000.00

Non-Extended Revolving Commitments

Non-Extending Revolving Lender	Non-Extended Revolving Commitment
Mizuho Bank, Ltd.	$125,000,000.00
Natixis, New York Branch	$100,000,000.00
Lloyds Bank Corporate Markets plc	$55,000,000.00
National Westminster Bank plc	$55,000,000.00
Total	$335,000,000.00